                    ASCEND COMMUNICATIONS, INC. PROSPECTUS

                WHITETREE, INC. CONSENT SOLICITATION STATEMENT

  Ascend Communications, Inc., a Delaware corporation ("Ascend"), has filed a Registration Statement on Form S-4 (together with the attachments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 1,350,000 shares of its Common Stock, par value $0.001 per share ("Ascend Common Stock"), to be issued in connection with the proposed merger (the "Merger") of Ascend Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of Ascend ("Sub"), with and into Whitetree, Inc., a California corporation ("Whitetree"), pursuant to the Agreement and Plan of Merger entered into by and among Ascend, Sub and Whitetree dated as of February 14, 1997 (the "Merger Agreement").

  Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), Whitetree will become a wholly-owned subsidiary of Ascend, and all outstanding shares of Whitetree Capital Stock (as defined below) will be converted into the right to receive shares of Ascend Common Stock. As used herein, "Whitetree Capital Stock" means all issued and outstanding shares of Common Stock of Whitetree, par value $.001 per share ("Whitetree Common Stock") and all issued and outstanding shares of Series A Convertible Preferred Stock of Whitetree, par value $.001 per share ("Series A Preferred Stock"), Series B Convertible Preferred Stock of Whitetree, par value $.001 per share ("Series B Preferred Stock"), Series C Convertible Preferred Stock of Whitetree, par value $.001 per share ("Series C Preferred Stock"), and Series D Convertible Preferred Stock of Whitetree, par value $.001 per share ("Series D Preferred Stock" and together with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, "Whitetree Preferred Stock" and together with the Whitetree Common Stock "Whitetree Capital Stock"). The Merger Agreement provides that Ascend will issue a total of between 970,000 and 1,350,000 shares of Ascend Common Stock in exchange for all Whitetree Capital Stock, warrants and options. The exact number of shares of Ascend Common Stock to be issued in the Merger will depend on the average last sale price of Ascend Common Stock during the five (5) consecutive trading days immediately preceding the date (the "Closing Date") on which the Merger closes (the "Ascend Average Stock Price"). For each share of Series D Preferred Stock, holders will receive $7.68 worth of Ascend Common Stock (based on the Ascend Average Stock Price). For each share of Whitetree Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, holders will receive between 0.0647 and 0.0878 of a share of Ascend Common Stock. See "The Merger Agreement--Conversion of Securities." If the average Ascend Average Stock Price is equal to $56.00 (the last sale price of Ascend Common Stock on March 11, 1997) and if all outstanding warrants to purchase Whitetree Preferred Stock are exercised for cash, except Whitetree warrants to purchase Series D Preferred Stock, and there have been no other changes in Whitetree capital structure since February 14, 1997, each share of Whitetree Common Stock, and Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be converted into the right to receive
0.0767 of a share of Ascend Common Stock and each share of Series D Preferred Stock will be converted into the right to receive 0.1371 of a share of Ascend Common Stock.

  In connection with the Merger, five percent (5%) of the shares of Ascend Common Stock otherwise issuable to holders of Whitetree Capital Stock and options (the "Escrow Shares") will be placed into escrow and held as security for losses incurred by Ascend and certain related parties in the event of any breach of Whitetree's representations, warranties, covenants or agreements in the Merger Agreement.

  This Prospectus/Consent Solicitation Statement ("Prospectus/Consent Solicitation Statement") constitutes (a) the Prospectus of Ascend filed as part of the Registration Statement, and (b) the Consent Solicitation Statement of Whitetree relating to the solicitation of consents of the shareholders of Whitetree (the "Consents"). All information herein with respect to Whitetree has been furnished by Whitetree, and all information herein with respect to Ascend and Sub has been furnished by Ascend. All unaudited pro forma combined financial information herein has been prepared by Ascend using historical financial information regarding Ascend and Whitetree, which in turn was furnished by Ascend and Whitetree, respectively. This Prospectus/Consent Solicitation Statement is first being mailed to the shareholders of Whitetree on or about March 12, 1997.

  SEE "RISK FACTORS" COMMENCING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY WHITETREE SHAREHOLDERS IN EVALUATING THE PROPOSALS TO BE VOTED ON IN THE CONSENTS AND THE ACQUISITION OF THE SECURITIES OFFERED HEREBY.

NEITHER THIS TRANSACTION NOR THE SECURITIES OF ASCEND OFFERED HEREBY HAVE BEEN
 APPROVED  OR  DISAPPROVED  BY  THE SECURITIES AND EXCHANGE COMMISSION OR ANY
   STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
    OR ADEQUACY OF THIS PROSPECTUS/CONSENT  SOLICITATION STATEMENT.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The date of this Prospectus/Consent Solicitation Statement is March 12, 1997.

                             AVAILABLE INFORMATION

  Ascend is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Ascend with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for inspection at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website (the "Commission Website") that contains reports, proxy and information statements and other information regarding Ascend. The address of the Commission Website is http://www.sec.gov. Ascend Common Stock is quoted on The Nasdaq National Market. Reports and other information concerning Ascend also can be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

  Ascend has filed with the Commission the Registration Statement with respect to the shares of Ascend Common Stock to be issued pursuant to the Merger Agreement. This Prospectus/Consent Solicitation Statement does not contain all of the information set forth in the Registration Statement. A copy of the Registration Statement may be obtained from the Commission's principal office in Washington, D.C. or on the Commission Website. Statements contained in this Prospectus/Consent Solicitation Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IN CONNECTION WITH THE SOLICITATION OF THE CONSENTS OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ASCEND, WHITETREE OR ANY OTHER PERSON. THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A CONSENT, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ASCEND OR WHITETREE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

  Ascend, Multiband, Multiband RPM, Pipeline and RubberBandwidth are registered trademarks of Ascend, and Multiband Bandwidth on Demand, Multiband Plus, Multiband VSX, MAX, Pipeline Remote LAN Access Router, GRF, Ascend Accelerated, MultiDSL, Multilink Protocol Plus (MP+) Pipeline 25, Pipeline 50 and Pipeline 400 are trademarks of Ascend. Whitetree is a registered trademark of Whitetree, and LANES, Whitetree (and Design), WM1000 and WS3000 are trademarks of Whitetree. This Prospectus/Consent Solicitation Statement also may include other trademarks and trade names which are the property of their respective owners.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   2
SUMMARY...................................................................   6
  The Companies...........................................................   6
  Purpose of Solicitation of Consents.....................................   7
  Record Date.............................................................   7
  Vote Required...........................................................   7
  Effects of the Merger...................................................   7
  Escrow and Indemnification..............................................  10
  Recommendation of the Whitetree Board of Directors......................  10
  Opinion of Whitetree's Financial Advisor................................  10
  Interests of Certain Persons in the Merger..............................  11
  Voting Agreements.......................................................  11
  Effective Time of the Merger............................................  12
  Conditions to the Merger................................................  12
  Regulatory Requirements.................................................  12
  Termination.............................................................  12
  Surrender of Whitetree Stock Certificates...............................  13
  Certain Federal Income Tax Consequences.................................  13
  Accounting Treatment....................................................  13
  Comparison of Stockholder Rights........................................  13
  Dissenters' Rights......................................................  13
SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA................  14
COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA.............  17
MARKET PRICE INFORMATION..................................................  18
RISK FACTORS..............................................................  19
  Risks Relating to the Merger............................................  19
  Risks Relating to Ascend................................................  19
CONSENT OF SHAREHOLDERS OF WHITETREE......................................  25
  General.................................................................  25
  Record Date and Outstanding Shares......................................  25
  Consent Required........................................................  25
THE MERGER................................................................  26
  Background of the Merger................................................  26
  Reasons for the Merger; Recommendation of the Whitetree Board of
   Directors..............................................................  27
  Opinion of Whitetree's Financial Advisor................................  29
  Interests of Certain Persons in the Merger..............................  30
  Voting Agreements.......................................................  31
  Accounting Treatment....................................................  31
  Certain Federal Income Tax Consequences.................................  32
  Regulatory Requirements.................................................  33
  Federal Securities Law Consequences.....................................  34
  Nasdaq National Market Quotation........................................  34
  Dissenters' Rights......................................................  34

                                                                           PAGE
                                                                           ----
THE MERGER AGREEMENT......................................................  36
  The Merger..............................................................  36
  Conversion of Securities................................................  36
  Escrow and Indemnification..............................................  38
  Representations and Warranties..........................................  38
  Certain Covenants and Agreements........................................  39
  Conditions to Closing...................................................  41
  Related Matters After the Merger........................................  42
  Termination.............................................................  42
  Amendment and Waiver....................................................  43
  Expenses................................................................  43
INFORMATION CONCERNING ASCEND.............................................  44
  Business................................................................  44
  Applications............................................................  44
  The Ascend Solution.....................................................  45
  Ascend Strategy.........................................................  45
  Current Products........................................................  47
  Technology..............................................................  50
  Marketing and Sales.....................................................  51
  Technical Assistance and Support........................................  52
  Research and Development................................................  53
  Competition.............................................................  54
  Manufacturing and Quality...............................................  54
  Proprietary Rights......................................................  55
  Employees...............................................................  55
  Properties..............................................................  56
  Management..............................................................  56
  Selected Consolidated Financial Data....................................  59
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations..........................................................  59
  Security Ownership of Certain Beneficial Owners and Management..........  63
  Executive Compensation and Other Matters................................  64
INFORMATION CONCERNING WHITETREE..........................................  67
  Business................................................................  67
  Industry Background.....................................................  67
  The Whitetree Solution..................................................  68
  Whitetree Stand-Alone Strategy..........................................  68
  Current Products........................................................  69
  Development Efforts.....................................................  70
  Manufacturing, Sales and Distribution...................................  71
  Competition.............................................................  71
  Technology Alliances and Partnerships...................................  71
  Employees...............................................................  71
  Properties..............................................................  72
  Management..............................................................  72
  Selected Consolidated Financial Data....................................  74
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations..........................................................  74
  Security Ownership of Certain Beneficial Owners and Management..........  77
  Executive Compensation..................................................  78

                                                                           PAGE
                                                                           ----
UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS.............   80
COMPARISON OF RIGHTS OF HOLDERS OF WHITETREE CAPITAL STOCK AND HOLDERS OF
 ASCEND CAPITAL STOCK....................................................   86
DESCRIPTION OF ASCEND CAPITAL STOCK......................................   91
  Common Stock...........................................................   91
  Certain Charter Provisions.............................................   91
  Preferred Stock........................................................   91
LEGAL MATTERS............................................................   91
EXPERTS..................................................................   92
INDEX TO ASCEND COMMUNICATIONS, INC. AND WHITETREE, INC. FINANCIAL
 STATEMENTS..............................................................  F-1
ANNEX A--AGREEMENT AND PLAN OF MERGER....................................  A-1
ANNEX B--OPINION OF DEUTSCHE MORGAN GRENFELL INC.  ......................  B-1
ANNEX C--CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW............  C-1
ANNEX D--WHITETREE, INC. AMENDED AND RESTATED ARTICLES OF INCORPORATION
 (AS AMENDED)............................................................  D-1
ANNEX E--WHITETREE, INC. BYLAWS.  .......................................  E-1

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Prospectus/Consent Solicitation Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Prospectus/Consent Solicitation Statement and the Annexes hereto. Whitetree shareholders are urged to read this Prospectus/Consent Solicitation Statement and the Annexes hereto in their entirety. This Prospectus/Consent Solicitation Statement contains a number of forward-looking statements which reflect the current views of Ascend and/or Whitetree with respect to future events that will have an effect on their future financial performance. These forward-looking statements are subject to various risks and uncertainties, including those set forth under "Risk Factors" and elsewhere herein, that could cause actual results to differ materially from historical results or those currently anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. All share and per share data of Ascend in this Prospectus/Consent Solicitation Statement reflect all stock splits of Ascend Common Stock effected prior to the date hereof.

THE COMPANIES

  Ascend. Ascend develops, manufactures, markets, sells and supports a broad range of high-speed integrated remote networking products that enable its customers to build: (i) Internet access systems consisting of point-of-presence ("POP") termination equipment for Internet service providers ("ISPs") and remote site Internet access equipment for Internet subscribers; (ii) high speed Internet Protocol ("IP") switches for application in telecommunications carriers and ISP backbone networks; (iii) extensions and enhancements to corporate backbone networks that facilitate access to these networks by remote offices, telecommuters and mobile computer users; and (iv) videoconferencing and multimedia access facilities. These products support existing digital and analog networks.

  Ascend has four product families, each of which is focused on a major application segment: MAX products for wide area network ("WAN") access to corporate backbone networks, Internet access in POPs and multimedia access facilities; GRF products for high performance IP switching in Internet and carrier backbone networks; Pipeline and NetWarp products for telecommuting, remote office access and Internet access by individual sites or users; and Multiband products for videoconferencing and multimedia networks. Ascend's products offer integrated security and network management functionality. These products support a wide variety of application interfaces, switched digital services, digital modem services and digital and analog access line types. This wide range of connectivity and interoperability options significantly increases the number of telecommunication carrier, ISP POP, corporate and individual sites that can benefit from Ascend's products. Ascend's products are distributed and serviced globally and Ascend maintains marketing and sales relationships with ISPs, including UUNET, PSI, BBN, MCI, Demon Internet (UK) and IIJ (Japan), with major telecommunications carriers, including AT&T, Sprint, MCI, GTE, Pacific Bell, Southwestern Bell, British Telecom, France Telecom, Deutsche Telecom and NTT in Japan, with video equipment providers, including Compression Labs, PictureTel and VTEL, and with value-added resellers and distributors throughout the world.

  Ascend was incorporated in California in 1989 and reincorporated in Delaware in 1994. Ascend's principal offices are located at One Ascend Plaza, 1701 Harbor Bay Parkway, Alameda, California 94502, and its telephone number at that location is (510) 769-6001.

  Whitetree. Whitetree develops and markets networking products that are designed to enable next generation local area networks ("LANs") and WANs. Whitetree also has established expertise in Asynchronous Transfer Mode ("ATM") technology, and is building upon its technical expertise in both LAN and WAN to develop next generation packet and/or cell gigabit-speed connection-oriented switching products. Whitetree's products permit differing protocol-based LAN/WAN equipment to co-exist on the same network, eliminating the need for "forklift" upgrades. Whitetree's solutions are intended to position it to benefit from the growth in the LAN/WAN switching markets, including the upgrade to higher speed networks (e.g., Gigabit Ethernet).

  Whitetree was incorporated in California in 1993. Whitetree's principal offices are located at 1371 Shorebird Way, Mountain View, California 94043, and its telephone number at that location is (415) 855-0855.

  Sub. Sub was incorporated in Delaware in 1997 for the purpose of effecting the acquisition of Whitetree via the Merger. Sub has no material assets and has not engaged in any activities except in connection with the proposed acquisition of Whitetree. Sub's principal offices are located at One Ascend Plaza, 1701 Harbor Bay Parkway, Alameda, California 94502, and its telephone number at that location is (510) 769-6001.

PURPOSE OF SOLICITATION OF CONSENTS

  The purpose of the solicitation of the Consents from the shareholders of Whitetree is to request approval of (i) the Merger Agreement, pursuant to which Sub will be merged with and into Whitetree, resulting in Whitetree becoming a wholly-owned subsidiary of Ascend, (ii) the related Agreement of Merger to be filed with the California Secretary of State in order to effect the Merger ("Agreement of Merger"), (iii) the establishment of an escrow fund against which claims for indemnification may be made by Ascend and certain related parties following consummation of the Merger (the "Escrow Fund"), (iv) the appointment of Geoffrey Yang as the shareholder agent for the Escrow Fund (the "Shareholder Agent"), and (v) certain related matters. Approval of the foregoing matters shall constitute approval of all of the matters related to the Merger described herein. See "Consent of Shareholders of Whitetree" and "The Merger Agreement--Escrow and Indemnification."

RECORD DATE

  Only holders of record at the close of business on February 14, 1997 (the "Record Date") of issued and outstanding shares of Whitetree Capital Stock are entitled to consent to the approval of the Merger Agreement, the Agreement of Merger, the establishment of the Escrow Fund and the appointment of Geoffrey Yang as the shareholder agent for the Escrow Fund. As of February 14, 1997, there were 70 Whitetree shareholders of record and 2,899,720 shares of Whitetree Common Stock and 10,285,601 shares of Whitetree Preferred Stock issued and outstanding.

VOTE REQUIRED

  Approval of the Merger requires the consent of holders of (i) a majority of the outstanding shares of Whitetree Common Stock entitled to vote and (ii) a majority of the outstanding shares of Whitetree Preferred Stock entitled to vote. See "Consent of Shareholders of Whitetree--Consent Required."

  The directors and executive officers of Whitetree and certain of their affiliates have entered into agreements with Ascend whereby they have agreed to vote the shares of Whitetree Capital Stock over which they have voting control and to execute written consents with respect to such shares in favor of approval of the Merger Agreement and the Merger and any matter which could reasonably be expected to facilitate the Merger, and, in connection therewith, have granted irrevocable proxies to the Board of Directors of Ascend covering approximately 1,658,383 shares of Whitetree Common Stock, or 57% of the outstanding Whitetree Common Stock as of the Record Date and approximately 8,081,482 shares of Whitetree Preferred Stock, or 79% of the outstanding Whitetree Preferred Stock as of the Record Date. See "The Merger--Voting Agreements."

EFFECTS OF THE MERGER

  Upon consummation of the Merger pursuant to the Merger Agreement, Sub will be merged with and into Whitetree, which will be the surviving corporation (the "Surviving Corporation"), Whitetree will become a wholly-owned subsidiary of Ascend, and the shares of Whitetree Capital Stock which either (a) are issued and outstanding at the Effective Time or (b) would be outstanding upon exercise of each then-outstanding option to purchase Whitetree Common Stock, whether vested or unvested (a "Whitetree Option") or upon conversion of Whitetree securities which are convertible into Whitetree Capital Stock (including all warrants to purchase Whitetree Capital Stock (each a "Whitetree Warrant"), if any, which remain outstanding at the Effective Time) shall be converted, in the aggregate, into the right to receive (or options to acquire, in the case of Whitetree Options) a certain number of shares of Ascend Common Stock (the "Merger Consideration"). The Merger Consideration shall be determined as follows: (i) if the average of the last sale prices of Ascend Common Stock as reported by The Nasdaq National Market for the five (5) consecutive trading days immediately preceding the Closing Date (the "Ascend Average Stock Price") is equal to or greater than $60.00 and equal to or less than $80.00, the Merger Consideration shall be 1,100,000 shares of Ascend Common Stock; (ii) if the Ascend Average Stock Price is greater than $80.00, the Merger Consideration shall be adjusted so that it is equal to the quotient of $88,000,000 divided by the Ascend Average Stock Price; and (iii) if the Ascend Average Stock Price is less than $60.00, the Merger Consideration shall be adjusted so that it is equal to the quotient of $66,000,000 divided by the Ascend Average Stock Price. If the Ascend Average Stock Price is greater than $91.11 and Ascend does not agree to fix the Merger Consideration at 970,000 shares of Ascend Common Stock, Whitetree shall have the right to terminate the Merger Agreement; and if the Ascend Average Stock Price is less than $48.89 and Whitetree does not agree to fix the Merger Consideration at 1,350,000 shares of Ascend Common Stock, Ascend shall have the right to terminate the Merger Agreement.

  Subject to the foregoing limitations, each share of Whitetree Capital Stock which is issued and outstanding at the Effective Time shall be converted into the consideration set forth below:

    (i) Each share of Series D Preferred Stock which is issued and outstanding as of the Effective Time (other than shares owned by Ascend and its wholly-owned subsidiaries and other than Dissenting Shares (as defined below)) shall be converted into the right to receive a fraction of a fully paid and non-assessable share of Ascend Common Stock that is equal to the quotient of (A) $7.68, divided by (B) the Ascend Average Stock Price (the "Series D Conversion Number").

    (ii) Each share of Whitetree Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which is issued and outstanding as of the Effective Time (other than shares owned by Ascend and its wholly-owned subsidiaries and other than Dissenting Shares) shall be converted into the right to receive a fraction of a fully paid and non-assessable share of Ascend Common Stock that is equal to the quotient of
  (A) the Merger Consideration, less the aggregate number of shares of Ascend Common Stock issuable to holders of Series D Preferred Stock, as described above, divided by (B) the sum of the aggregate number of shares of Whitetree Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which are issued and outstanding as of the Effective Time (other than shares owned by Ascend and its wholly-owned subsidiaries) and the aggregate number of shares of Whitetree Common Stock which are issuable upon exercise of the Whitetree Options and upon the cash exercise of Whitetree Warrants other than Whitetree Warrants to purchase Series D Preferred Stock (the "Common Conversion Number"). Solely for purposes of clauses (A) and (B) of this paragraph (ii), no shares of Whitetree Capital Stock shall be deemed to be Dissenting Shares.

  The following table sets forth the approximate conversion numbers applicable to, and the approximate value of the Ascend Common Stock to be received in exchange for each share of Whitetree Capital Stock, at various Ascend Average Stock Prices. The conversion numbers and valuations contained in the table assume no change in Whitetree's capital structure since February 14, 1997 and the cash exercise prior to the Effective Time of all Whitetree Warrants except Whitetree Warrants to purchase Series D Preferred Stock. Dollar values are based on the Ascend Average Stock Prices and may not reflect actual market value realizable by shareholders of Whitetree.

                       WHITETREE COMMON STOCK,
                      SERIES A PREFERRED STOCK,
                     SERIES B PREFERRED STOCK AND
                       SERIES C PREFERRED STOCK       SERIES D PREFERRED STOCK
                    ------------------------------ ------------------------------
                                 DOLLAR VALUE OF
                               ASCEND COMMON STOCK
                               RECEIVED PER SHARE               DOLLAR VALUE OF
                                  OF WHITETREE                   ASCEND COMMON
                     COMMON       CAPITAL STOCK     SERIES D  STOCK  RECEIVED PER
   ASCEND AVERAGE   CONVERSION (OTHER THAN SERIES  CONVERSION SHARE OF  SERIES D
    STOCK PRICES      NUMBER   D PREFERRED STOCK)    NUMBER     PREFERRED STOCK
   --------------   ---------- ------------------- ---------- -------------------
     $91.11......     .0647           $5.89          .0843           $7.68
      80.00......     .0736            5.89          .0960            7.68
      70.00......     .0728            5.09          .1097            7.68
      64.25......     .0721            4.63          .1195            7.68
      60.00......     .0716            4.30          .1280            7.68
      56.00......     .0767            4.30          .1371            7.68
      48.89......     .0878            4.30          .1571            7.68

  The number of shares to be issued to each holder of Whitetree Capital Stock exchanged pursuant to the Merger Agreement who would otherwise be entitled to receive a fraction of a share of Ascend Common Stock (after taking into account all of the Whitetree Capital Stock delivered by such holder) shall be rounded up to the nearest whole share. All such shares of Whitetree Capital Stock, when so converted, no longer shall be outstanding and automatically shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Ascend Common Stock upon the surrender of such certificate in accordance with the procedures detailed below, without interest. See "The Merger Agreement--Conversion of Securities."

  Upon the consummation of the Merger, each Whitetree Warrant which is outstanding at the Effective Time and which has not theretofore been exercised, will be treated as if such Whitetree Warrant had been exercised immediately prior to the Effective Time pursuant to the net exercise provisions thereof, and will automatically be converted, without further action by Whitetree or the holder thereof, into the right to receive that number of shares of Ascend Common Stock into which the shares of Whitetree Capital Stock issuable pursuant to the net exercise provisions of such Whitetree Warrant would be converted in the Merger. See "The Merger Agreement--Conversion of Securities."

  Based upon the outstanding shares of Whitetree Capital Stock and Ascend Common Stock as of March 11, 1997 (and assuming (i) the cash exercise of all then-outstanding Whitetree Warrants prior to the Effective Time, (ii) no exercise by Whitetree shareholders of their dissenters' rights and (iii) an Ascend Average Stock Price equal to the last sale price of Ascend Common Stock on March 11, 1997 (i.e. $56.00)), the shareholders of Whitetree immediately prior to the consummation of the Merger will own approximately 1% of the outstanding shares of Ascend Common Stock immediately following the consummation of the Merger.

  Upon consummation of the Merger, each Whitetree Option will be assumed by Ascend and will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Whitetree Option, the same number of shares of Ascend Common Stock (rounded down to the nearest whole share) as the holder of such Whitetree Option would have been entitled to receive pursuant to the Merger had such holder exercised such Whitetree Option in full immediately prior to the consummation of the Merger, at a price per share (rounded up to the nearest whole cent) equal to the per share exercise price of such Whitetree Option as in effect immediately prior to the Effective Time divided by the Common Conversion Number. Following the Effective Time, Ascend will issue to each holder of a Whitetree Option a document evidencing the assumption of such Whitetree Option by Ascend. See "The Merger Agreement--Certain Covenants and Agreements."

ESCROW AND INDEMNIFICATION

  At the Effective Time, Ascend will deposit into escrow certificates representing five percent (5%) of the shares of Ascend Common Stock issuable to the holders of Whitetree Capital Stock in the Merger, on a pro rata basis. If any of the Whitetree Options assumed by Ascend are exercised after the Effective Time and before the end of the Escrow Period (as defined below), five percent (5%) of the shares of Ascend Common Stock issuable upon exercise of such Whitetree Options will be added to the Escrow Fund. If, at the end of the Escrow Period any Whitetree Options have not been exercised, such options will be subject to similar adjustment, and the number of shares of Ascend Common Stock issuable upon the exercise of such options will be reduced in proportion to any reduction in the number of shares of Ascend Common Stock received by holders of Whitetree Options assumed by Ascend which are exercised prior to the termination of the Escrow Fund. The Escrow Fund will be available to indemnify Ascend and certain related parties for damages that they incur or reasonably anticipate incurring by reason of the breach by Whitetree of any representation, warranty, covenant or agreement of Whitetree contained in the Merger Agreement. Claims against the Escrow Fund shall be Ascend's sole remedy following the Merger for any such breaches. Ascend's right to receive shares from the Escrow Fund is subject to certain limitations. The Escrow Fund will continue in existence until the earlier of (i) 5 p.m., California time, one year following the Closing Date or (ii) the filing with the Commission of the Ascend Annual Report on Form 10-K for the fiscal year ended December 31, 1997 or (iii) the release of Ascend's Annual Report to Stockholders for the fiscal year ended December 31, 1997 (the "Escrow Period"); provided however, that six
(6) months after the Closing Date if there are no pending or disputed claims, fifty percent (50%) of the number of shares comprising the Escrow Fund less any payments made to Ascend and certain related parties as a consequence of any damages shall be released to the former shareholders of Whitetree on a pro rata basis. See "The Merger Agreement--Escrow and Indemnification."

RECOMMENDATION OF THE WHITETREE BOARD OF DIRECTORS

  The Board of Directors of Whitetree (the "Whitetree Board") has approved the Merger Agreement and the transactions contemplated therein and recommends that holders of Whitetree Capital Stock approve the Merger Agreement, the filing of the Agreement of Merger with the Secretary of State of the State of California, the establishment of the Escrow Fund and the appointment of Geoffrey Yang as the shareholder agent for the Escrow Fund. See "The Merger--Reasons for the Merger; Recommendation of the Whitetree Board of Directors."

OPINION OF WHITETREE'S FINANCIAL ADVISOR

  At a meeting of the Whitetree Board on February 14, 1997, Deutsche Morgan Grenfell Technology Group ("DMG") rendered its written opinion (the '"Opinion") that, as of such date based upon and subject to the various considerations set forth in the Opinion, the Common Conversion Number pursuant to the Merger Agreement was fair from a financial point of view to the holders of shares of Whitetree Common Stock. The full text of the Opinion of DMG, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the Opinion, is attached as Annex B to this Prospectus/Consent Solicitation Statement and is incorporated herein by reference. Whitetree shareholders are urged to, and should, read the Opinion in its entirety. See "The Merger--Opinion of Whitetree's Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  As of February 14, 1997, directors and executive officers of Ascend and their affiliates may be deemed to be beneficial owners of approximately 4.4% of the outstanding shares of Ascend Common Stock. See "Information Concerning Ascend-- Security Ownership of Certain Beneficial Owners and Management." Ascend stockholders are not required to approve the Merger.

  As of February 14, 1997, directors and executive officers of Whitetree and their affiliates may be deemed to be beneficial owners of approximately 57% of the outstanding shares of Whitetree Common Stock and 79% of the outstanding shares of Whitetree Preferred Stock. See "Information Concerning Whitetree-- Security Ownership of Certain Beneficial Owners and Management."

  Three Whitetree officers, who also are directors of Whitetree, Maureen Lawrence, President and Chief Executive Officer, Kingston Duffie, Chief Technology Officer, and M. Denise Savoie, Vice President of Business Operations and Chief Financial Officer, and one additional director of Whitetree, Dr. David Liddle, hold shares of Whitetree Common Stock pursuant to stock purchase agreements which provide that all such shares are immediately released from a repurchase option in favor of Whitetree in the event of a merger of Whitetree in which immediately after such merger, less than 51% of Whitetree's Capital Stock is owned by persons who owned in the aggregate at least 51% of Whitetree's Capital Stock immediately before such merger. Because the Merger involves a change in ownership of more than 51% of Whitetree's Capital Stock, 106,062, shares of Whitetree Common Stock held by Ms. Lawrence, 10,775 shares of Whitetree Common Stock held by Mr. Duffie, 11,285 shares of Whitetree Common Stock held by Ms. Savoie and 32,083 shares of Whitetree Common Stock held by Dr. Liddle, are subject to immediate release from the repurchase option in favor of Whitetree assuming that the Merger is consummated on April 1, 1997. In addition, an aggregate of 88,077 shares held by other holders of the Whitetree Common Stock will be released from a repurchase option in favor of Whitetree assuming that the Merger is consummated on April 1, 1997.


  The directors and executive officers of Whitetree and certain of their affiliates are obligated to vote or direct the vote of all of the outstanding shares of Whitetree Capital Stock over which they have voting control (and to execute written consents with respect to such shares) in favor of the approval of the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger. See "The Merger--Voting Agreements."

  As a condition to the consummation of the Merger, Maureen Lawrence, Kingston Duffie and Kathryn Hill, each of whom is an executive officer of Whitetree, will accept employment with Ascend. See "The Merger Interests of Certain Persons in the Merger."

  Under the Merger Agreement, Ascend is required to provide indemnification to the directors and officers of Whitetree against certain liabilities. See "The Merger Agreement--Certain Covenants and Agreements."

  The foregoing interests of the directors, executive officers and certain shareholders of Whitetree in the Merger may mean that such persons have a personal interest in the Merger which may not be identical to the interest of other Whitetree shareholders.

VOTING AGREEMENTS

  In connection with the execution of the Merger Agreement, each of the directors and executive officers of Whitetree and certain of their affiliates (who, as of February 14, 1997, together held approximately 57% of the outstanding shares of Whitetree Common Stock and approximately 79% of the outstanding shares of Whitetree Preferred Stock), entered into voting agreements (the "Voting Agreements") pursuant to which such persons agreed, among other things, (i) to vote the shares of Whitetree Capital Stock over which they have voting control in favor of approval of the Merger Agreement and the Merger and any matter which could reasonably be expected to facilitate the Merger and against any proposal made in opposition to or competition with the consummation of the Merger or which would, or could reasonably be expected to, prohibit or discourage the Merger, (ii) not to transfer, pledge, sell, exchange or offer to transfer or sell or otherwise dispose of or encumber any shares of Whitetree Capital Stock, and (iii) not to enter into any agreement to do any of the foregoing prior to the earliest of the consummation of the Merger or the termination of the Merger Agreement. See "The Merger--Voting Agreements."

EFFECTIVE TIME OF THE MERGER

  It is anticipated that the Merger will be completed as promptly as practicable after the requisite approval by the shareholders of Whitetree has been obtained and all other conditions to the Merger have been satisfied or waived. It is anticipated that, assuming all conditions are met, the Merger will become effective on April 1, 1997.

CONDITIONS TO THE MERGER

  The consummation of the Merger is subject to the satisfaction of certain conditions, including the following: (i) the Agreement of Merger and the Merger shall have been approved and adopted by requisite vote of holders of Whitetree Capital Stock (including any requisite class votes) pursuant to the California General Corporation Law (the "CGCL"); (ii) the required federal and state regulatory filings and approvals shall have been made and obtained; (iii) the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or early termination shall have been granted; (iv) there shall be no order, injunction or other legal or regulatory restraint or prohibition in effect preventing the consummation of the Merger or restricting the conduct of either Ascend's or Whitetree's business after the consummation of the Merger; (v) counsel to Ascend and Whitetree shall have rendered opinions that the Merger will be treated as a tax-free reorganization for federal income tax purposes; (vi) Ascend shall have received a letter from Ernst & Young LLP and Whitetree shall have received a letter from Price Waterhouse LLP as to their concurrence with the respective company's management regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is consummated in accordance with the Merger Agreement;
(vii) Ascend, Sub and Whitetree shall have performed, in all material respects, all obligations required to be performed by the respective parties at or prior to the Closing Date; (viii) the accuracy of the parties' representations and warranties when made and, in the case of certain representations and warranties (including Whitetree's representations and warranties concerning its intellectual property), at the Closing Date; (ix) all required third-party consents shall have been received; (x) the Registration Statement shall have become effective, all required blue sky authorizations shall have been received and the shares of Ascend Common Stock to be issued in the Merger shall have been authorized for quotation on The Nasdaq National Market; (xi) the execution and delivery of certain ancillary agreements; and (xii) no event shall have occurred which would have a material adverse effect on Ascend. Neither a decrease in the market price or trading volume of Ascend Common Stock nor a failure by Ascend to meet the earnings predictions of equity analysts as reflected in the First Call consensus estimate for any period ending (or for which earnings are released) between February 14, 1997 and the Closing Date shall be deemed by themselves to constitute a material adverse effect on Ascend. See "The Merger--Accounting Treatment," "--Certain Federal Income Tax Consequences" and "The Merger Agreement--Conditions to Closing."

REGULATORY REQUIREMENTS

  The consummation of the Merger is subject to certain regulatory requirements, including expiration of the applicable waiting period under the HSR Act. On February 25, 1997, Ascend and Whitetree each filed a notification and report form under the HSR Act, together with a request for early termination of the applicable 30-day waiting period. See "The Merger--Regulatory Requirements."

TERMINATION

  The Merger Agreement is subject to termination by mutual written consent of Ascend and Whitetree and at the option of either Ascend or Whitetree if the Merger is not consummated by May 31, 1997, unless the waiting period pursuant to the HSR Act has not expired, in which event the Merger Agreement shall not be terminable by either party until September 30, 1997. The Merger Agreement also is subject to termination by Ascend or Whitetree if a court of competent jurisdiction or other governmental entity permanently enjoins, restrains or otherwise prohibits the Merger. In addition, (i) Ascend may terminate the Merger Agreement if the Ascend

Average Stock Price is less than $48.89 and Whitetree does not agree to fix the Merger Consideration at 1,350,000 shares of Ascend Common Stock; and (ii) Whitetree may terminate the Merger Agreement if the Ascend Average Stock Price is greater than $91.11 and Ascend does not agree to fix the Merger Consideration at 970,000 shares of Ascend Common Stock. See "The Merger Agreement--Termination."

SURRENDER OF WHITETREE STOCK CERTIFICATES

  If the Merger is consummated, The First National Bank of Boston (the "Exchange Agent") will mail a letter of transmittal with instructions to all holders of record of Whitetree Capital Stock immediately prior to the Merger for use in surrendering their share certificates in exchange for certificates representing shares of Ascend Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED. See "The Merger Agreement--Conversion of Securities."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger is intended to be a tax-free reorganization so that no gain or loss would be recognized by Ascend or Whitetree and no gain or loss would be recognized by Whitetree shareholders, except in respect to cash received pursuant to the exercise of dissenters' rights. Holders of Whitetree Warrants may be subject to federal income tax. Whitetree shareholders are urged to consult their own tax advisors as to the specific tax consequences of the Merger to the individual shareholder. It is a condition to the consummation of the Merger that Ascend and Whitetree shall each have received an opinion from their respective counsel to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For a further discussion of federal income tax consequences of the Merger, see "The Merger--Certain Federal Income Tax Consequences." See also "The Merger Agreement--Conditions to Closing."

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. It is a condition to the Merger that (i) Ascend shall have received a letter from Ernst & Young LLP, Ascend's independent auditors, and (ii) Whitetree shall have received a letter from Price Waterhouse LLP, Whitetree's independent accountants, as to their concurrence with the respective company's management regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is consummated in accordance with the Merger Agreement. See "The Merger--Accounting Treatment" and "The Merger Agreement--Conditions to Closing."

COMPARISON OF STOCKHOLDER RIGHTS

  See "Comparison of Rights of Holders of Whitetree Capital Stock and Holders of Ascend Capital Stock" for a summary of the material differences between the rights of holders of Ascend Common Stock and Whitetree Capital Stock.

DISSENTERS' RIGHTS

  Holders of Whitetree Capital Stock who object to the Merger may, under certain circumstances and by following procedures prescribed by the CGCL, exercise dissenters' rights and receive cash for their shares of Whitetree Capital Stock in an amount equal to the fair market value of the Whitetree Capital Stock as determined pursuant to such procedures. The failure of a dissenting shareholder of Whitetree to follow the appropriate procedures will result in the termination or waiver of such rights. In the event that a Whitetree shareholder who attempts to exercise dissenters' rights should fail to make a proper demand for payment or otherwise relinquishes or loses such shareholder's status as a dissenting shareholder, such Whitetree shareholder shall be entitled to receive from Ascend the same number of shares of Ascend Common Stock that such Whitetree shareholder would have received in the Merger if such Whitetree shareholder had not attempted to exercise dissenters' rights. See "The Merger--Dissenters' Rights."

           SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

  Ascend's historical balance sheet data at December 31, 1996 and 1995 and historical statement of income data for each of the three years in the period ended December 31, 1996 are derived from Ascend's audited consolidated financial statements included elsewhere in this Prospectus/Consent Solicitation Statement. Ascend's historical balance sheet data as of December 31, 1994, 1993 and 1992 and historical statement of income data for each of the two years in the period ended December 31, 1993 are derived from Ascend's audited consolidated financial statements not incorporated by reference or included herein. Ascend's consolidated financial statement information is qualified by and should be read in conjunction with such financial statements and the notes thereto included elsewhere in this Prospectus/Consent Solicitation Statement. Whitetree's historical balance sheet data as of September 30, 1996 and 1995 and the statement of operations data for each of the three years in the period ended September 30, 1996 are derived from Whitetree's audited consolidated financial statements included elsewhere in this Prospectus/Consent Solicitation Statement. Whitetree's historical balance sheet data as of September 30, 1994 and 1993 and statement of operations data for the period from June 1, 1993 (inception) through September 30, 1993 are derived from Whitetree's audited financial statements which are not included herein. Whitetree's consolidated financial information is qualified by and should be read in conjunction with Whitetree's consolidated financial statements and notes thereto included elsewhere in this Prospectus/Consent Solicitation Statement. The unaudited pro forma combined financial data is qualified in its entirety by reference to, and should be read in conjunction with, the unaudited pro forma condensed combining financial statements and notes thereto included elsewhere in this Prospectus/Consent Solicitation Statement. The unaudited pro forma combined statement of income data combines Ascend's historical consolidated results of operations data for each of the three years in the period ended December 31, 1996 with Whitetree's historical consolidated results of operations data for each of the three years in the period ended September 30, 1996, giving effect to the Merger as if it had occurred at the beginning of each period presented. The unaudited pro forma combined balance sheet data combines Ascend's historical consolidated balance sheet data as of December 31, 1996 with Whitetree's historical consolidated balance sheet data as of September 30, 1996, giving effect to the Merger as if it had occurred as of December 31, 1996. The unaudited pro forma combined financial information is not necessarily indicative of the consolidated operating results or financial position that would have occurred had the Merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Condensed Combining Financial Statements."

                   ASCEND SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     YEAR ENDED DECEMBER 31,
                            ------------------------------------------
                              1996     1995    1994    1993     1992
                            -------- -------- ------- -------  -------
HISTORICAL STATEMENT OF
 OPERATIONS DATA:
 Net sales................. $549,297 $152,604 $39,655 $16,215  $ 7,236
 Gross profit..............  357,071   99,308  26,268  10,628    3,797
 Operating income (loss)...  174,536   39,300   5,151    (462)  (4,202)
 Net income (loss).........  113,111   27,535   6,550    (365)  (4,064)
 Net income (loss) per
  share.................... $   0.89 $   0.25 $  0.07 $  0.00  $ (0.34)
 Number of shares used in
  per share calculation....  127,809  111,362  94,583  83,117   12,051

                                                    DECEMBER 31,
                                      -----------------------------------------
                                        1996     1995    1994    1993    1992
                                      -------- -------- ------- ------- -------
HISTORICAL BALANCE SHEET DATA:
 Working capital..................... $467,883 $262,750 $46,107 $10,578 $ 8,037
 Total assets........................  651,866  370,014  60,857  15,362  11,041
 Total stockholders' equity..........  547,450  324,987  50,675  12,122   9,100

                  WHITETREE SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  JUNE 1, 1993
                                     YEAR ENDED SEPTEMBER 30,    (INCEPTION) TO
                                     --------------------------  SEPTEMBER 30,
                                       1996     1995     1994         1993
                                     --------  -------  -------  --------------
HISTORICAL STATEMENT OF OPERATIONS
 DATA:
 Net sales.......................... $ 11,680  $   292  $   --       $  --
 Gross profit.......................    2,570      100      --          --
 Operating loss.....................   (8,346)  (6,250)  (2,537)       (104)
 Net loss...........................   (8,457)  (6,230)  (2,500)       (104)
 Net loss attributable to common
  stock.............................  (10,271)  (7,287)  (3,007)       (104)
 Net loss attributable to common
  stock per share................... $  (3.77) $ (3.40) $ (1.57)     $(0.25)
 Number of shares used in per share
  calculation.......................    2,723    2,141    1,912         413

                                                     SEPTEMBER 30,
                                            ----------------------------------
                                              1996      1995     1994    1993
                                            --------  --------  -------  -----
HISTORICAL BALANCE SHEET DATA:
 Working capital (deficit)................. $  3,749  $    925  $ 2,428  $ (35)
 Total assets..............................   11,977     3,836    3,319     36
 Mandatorily redeemable convertible
  preferred stock..........................   25,555    11,703    5,646     74
 Total stockholders' equity (deficit)......  (20,488)  (10,314)  (3,059)  (104)

                              ASCEND AND WHITETREE

            UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA(1)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED PRO FORMA COMBINED
STATEMENT OF INCOME DATA:

                                                       YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                        1996     1995    1994
                                                      -------- -------- -------
Net sales............................................ $560,977 $152,896 $39,655
Gross profit.........................................  359,641   99,408  26,268
Net income...........................................  108,204   23,175   5,130
Net income per share (2)............................. $   0.84 $   0.21 $  0.05
Shares used in per share computations (2)............  128,760  112,132  95,134

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
UNAUDITED PRO FORMA COMBINED BALANCE SHEET DATA:
Working capital....................................................   $475,292
Total assets.......................................................    670,343
Total stockholders' equity.........................................    556,817

--------
(1) See "Unaudited Pro Forma Condensed Combining Financial Statements."

(2) Net loss and net loss per share attributable to common stock for Whitetree has not been presented since all of Whitetree's mandatorily redeemable convertible preferred stock, which will convert into the right to receive Ascend Common Stock upon consummation of the Merger, has been assumed to be converted to common stock in the unaudited pro forma combining balance sheet as of December 31, 1996 and for the unaudited pro forma combining statements of income for each of the three years in the period ended December 31, 1996 as if the Merger had been consummated on a pooling of interests basis at the beginning of each period presented.

         COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

  The following table sets forth (1) historical net income per share and historical book value per share data of Ascend; (2) historical net loss per share and historical book value (deficit) per share data of Whitetree;
(3) unaudited pro forma combined net income per share and unaudited pro forma book value per share data of Ascend after giving effect to the Merger on a pooling of interests basis; and (4) unaudited equivalent pro forma combined net income per share and unaudited equivalent pro forma combined book value per share data of Whitetree based on the Common Conversion Number of approximately
 .0734 of a share of Ascend Common Stock for each share of Whitetree Common Stock. See "The Merger Agreement--Conversion of Securities." The information in the table should be read in conjunction with the audited consolidated financial statements of Ascend and Whitetree and the notes thereto included elsewhere in this Prospectus/Consent Solicitation Statement. The unaudited pro forma combined financial data are not necessarily indicative of the net income per share or book value per share that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of such amounts for any future dates or periods.

                              HISTORICAL          ASCEND      WHITETREE EQUIVALENT
                         --------------------    PRO FORMA         PRO FORMA
                         ASCEND WHITETREE (4) COMBINED (1)(2)  COMBINED (1)(2)(3)
                         ------ ------------- --------------- --------------------
Net income (loss) per
share:
  For the year ended
   December 31, 1996 for
   Ascend and September
   30, 1996 for
   Whitetree:
    1996................ $0.89     $(3.11)         $0.84             $0.06
    1995................  0.25      (2.91)          0.21              0.02
    1994................  0.07      (1.31)          0.05              0.00
Book value per share
 at (4):
  December 31, 1996 for
   Ascend and
   September 30, 1996
   for Whitetree........  4.58      (7.06)          4.62              0.34

--------
(1) Whitetree has a September 30 fiscal year end and, accordingly, the Whitetree statements of operations for the years ended September 30, 1996, 1995 and 1994 have been combined with Ascend consolidated statements of income for the calendar years ended December 31, 1996, 1995 and 1994. In order to conform Whitetree's fiscal year end to Ascend's calendar fiscal year end, Whitetree's first quarter ended December 31, 1996 has not been presented.

(2) Ascend and Whitetree anticipate that the combined company will incur Merger-related expenses totaling approximately $2.2 million. Such expenses include investment advisory fees, legal and accounting expenses and other transaction costs. These costs are expected to be charged to the operations of Ascend in the quarter in which the Merger is consummated. The effects of these costs have not been reflected in the historical or pro forma net income per share data but are reflected in the pro forma book value per share data as of December 31, 1996.

(3) The Whitetree equivalent pro forma combined per share amounts are calculated by multiplying the Ascend pro forma combined per share amounts by the Common Conversion Number of approximately .0734 of a share of Ascend Common Stock for each share of Whitetree Common Stock.

(4) Net loss and net loss per share attributable to common stock for Whitetree has not been presented since all of Whitetree's mandatorily redeemable convertible preferred stock, which will convert into the right to receive Ascend Common Stock upon consummation of the Merger, has been assumed to be converted to common stock in the unaudited pro forma combining balance sheet as of December 31, 1996 and for the unaudited pro forma combining statements of income for each of the three years in the period ended December 31, 1996 as if the Merger had been consummated on a pooling of interests basis at the beginning of each period presented.

(5) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. Ascend pro forma book value per share is computed by dividing pro forma stockholders' equity, including the effect of pro forma adjustments, by the pro forma number of shares of Ascend Common Stock which would have been outstanding had the Merger been consummated as of each balance sheet date.

                            MARKET PRICE INFORMATION

  Neither the Whitetree Common Stock nor any series of the Whitetree Preferred Stock is traded in an established public market.

  The Ascend Common Stock is quoted on The Nasdaq National Market under the symbol "ASND."

  The table below sets forth, for the calendar quarters indicated, the reported high and low closing sale prices of Ascend Common Stock as reported on The Nasdaq National Market. Ascend Common Stock began trading on The Nasdaq National Market on May 13, 1994. The prices of Ascend Common Stock reflect all stock splits effected prior to the date hereof.

                                                                   HIGH   LOW
                                                                  ------ ------
   1994
    Second Quarter (commencing May 13)........................... $ 2.03 $ 1.41
    Third Quarter................................................   3.47   1.61
    Fourth Quarter...............................................   5.56   2.72
   1995
    First Quarter................................................   8.22   4.94
    Second Quarter...............................................  13.00   7.84
    Third Quarter................................................  21.56  12.25
    Fourth Quarter...............................................  40.63  16.50
   1996
    First Quarter................................................  57.00  32.25
    Second Quarter...............................................  70.63  51.75
    Third Quarter ...............................................  67.81  41.75
    Fourth Quarter...............................................  73.88  60.13
   1997
    First Quarter (through March 11).............................  80.25  50.75

  On February 14, 1997, the last full trading day prior to the public announcement of the Merger Agreement, the last sale price of Ascend Common Stock as reported on The Nasdaq National Market was $64.25 per share. As of February 14, 1997, there were approximately 1147 stockholders of record of Ascend Common Stock.

  On March 11, 1997, the most recent practicable date prior to the mailing of this Prospectus/Consent Solicitation Statement, the last sale price of Ascend Common Stock as reported on The Nasdaq National Market was $56.00 per share.

  Because the market price of Ascend Common Stock is subject to fluctuation, the number of the shares of Ascend Common Stock that holders of Whitetree Capital Stock will receive in the Merger (and the market value of those Ascend shares) may increase or decrease prior to the Effective Time.

  WHITETREE SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE ASCEND COMMON STOCK.

  Neither Ascend nor Whitetree has paid any cash dividends on their respective capital stock since their respective inceptions. Following the Merger, Ascend intends to retain any future earnings for use in its business and does not anticipate paying cash dividends in the foreseeable future.

                                 RISK FACTORS

  The following risk factors should be considered by holders of Whitetree Capital Stock in evaluating whether to approve the Merger Agreement and thereby become holders of Ascend Common Stock. These factors should be considered in conjunction with the other information included in this Prospectus/Consent Solicitation Statement. This Prospectus/Consent Solicitation Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these forward-looking statements as a result of a variety of factors, including those set forth below and elsewhere in this Prospectus/Consent Solicitation Statement.

RISKS RELATING TO THE MERGER

  Integration of Certain Operations and Technologies. The managements of Ascend and Whitetree have entered into the Merger Agreement with the expectation that the Merger will result in beneficial synergies for Ascend and Whitetree. See "The Merger--Reasons for the Merger; Recommendation of the Whitetree Board of Directors." Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' businesses is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The combination of the two companies will require, among other things, integration of the companies' respective technologies and coordination of their research and development efforts. There can be no assurance that such integration will be accomplished smoothly or successfully. If significant difficulties are encountered in the integration of the existing technologies or the development of new products and technologies, resources could be diverted from new product development, and delays could result in new product introductions. The difficulties of such integration may be increased by the necessity of coordinating organizations with distinct cultures. The integration of certain operations following the Merger will require the dedication of management and other personnel resources which may temporarily distract attention from the day-to-day business of the combined company. Failure to successfully accomplish the integration and development of the two companies' operations and technologies could have a material adverse effect on the combined company's business, financial condition or results of operations.

  Transaction Charges. Ascend and Whitetree anticipate that the combined company will incur Merger-related expenses totaling approximately $2.2 million. Such expenses include investment advisory fees, legal and accounting expenses and other transaction costs. These costs are expected to be charged to the operations of Ascend in the quarter in which the Merger is consummated. This amount is a preliminary estimate only and therefore subject to change. There can be no assurance that the combined company will not incur additional charges to reflect costs associated with the Merger. See "--Integration of Recent Acquisitions" and "Selected Historical and Unaudited Pro Forma Financial Data."

RISKS RELATING TO ASCEND

  Fluctuations in Quarterly Operating Results. Ascend has experienced rapid quarterly growth in net sales principally due to the emergence of several markets for remote networking products, increased market acceptance of Ascend's products and the expansion of Ascend's product line and distribution channels. Due to the evolving nature of the markets for Ascend's products, as well as the likelihood of increased competition, there can be no assurance that Ascend's rate of growth in net sales will continue or that Ascend will be able to sustain profitability in the future. Ascend's quarterly operating results are affected by a wide variety of factors, including competition, the mix of products sold, the mix of distribution channels employed, Ascend's success in developing, introducing and shipping new products, price reductions for Ascend's products, changes in the levels of inventory held by third party resellers, the timing of orders from and shipments to customers, seasonality and general economic conditions. Ascend expects that its gross margins could be affected in future periods by price adjustments as a result of increased competition. Ascend also expects that its gross margins could be adversely affected in future periods by increased sales of its Pipeline products as a percentage of net sales. These products have lower gross margins than Ascend's other products. In addition, Ascend's use of third parties to distribute its products to certain end-user customers may adversely affect Ascend's gross margins. Ascend typically operates with a relatively small backlog. As a result, quarterly sales and operating results generally depend on the volume and timing of and ability to fulfill orders received within the quarter, which are difficult to forecast. A significant portion of Ascend's expense levels is relatively fixed in advance based in large part on Ascend's forecasts of future sales. If sales are below expectations in any given quarter, the adverse impact of the shortfall on Ascend's operating results may be magnified by Ascend's inability to adjust spending to compensate for the shortfall. Ascend may also increase spending in response to competition or to pursue new market opportunities. Accordingly, there can be no assurance that Ascend will be able to sustain profitability in the future, particularly on a quarter-to-quarter basis.

  Dependence on the Internet Access Market; Developing Markets; Market Acceptance of Ascend's Products. The recent growth in Ascend's net sales, to a certain extent, has been largely attributable to the use of its products for Internet and Intranet access. Sales of Ascend's MAX products, which are used as point-of-presence termination ("POP") devices by Internet service providers ("ISPs"), accounted for approximately 82%, 63% and approximately 26% of Ascend's net sales in 1996, 1995 and 1994, respectively. Similarly, sales of Ascend's Pipeline products, which are used for Internet and Intranet access by service subscribers, were approximately 12%, 20% and approximately 10% of net sales in 1996, 1995 and 1994, respectively. The market for Internet and Intranet access products is new and evolving, and it is difficult to predict its size or future growth rate. Ascend believes that sales of its MAX and Pipeline products will depend in large part upon a robust industry and infrastructure for providing Internet and Intranet access and upon sustained adoption by end-user customers of the Internet for commerce and communication. There can be no assurance that this industry and infrastructure will develop or that this adoption will occur. Ascend believes competition in these markets will increase significantly in the future and could adversely affect Ascend's business, results of operations and financial condition.

  In addition, market acceptance of Ascend's products for applications other than Internet access is important to Ascend's success. Specifically, Ascend's products are targeted at access to corporate backbone networks and local area networks ("LANs") by remote offices, telecommuters and mobile users, videoconferencing and multimedia access facilities. Ascend's success in generating significant sales in these emerging markets will depend in part on its ability to educate users about the benefits of Ascend's technology and to develop effective distribution channels to address these markets. These markets are diverse and rapidly evolving, and it is difficult to predict their potential size or future growth rate. Moreover, Ascend's limited resources relative to certain of its competitors may restrict its ability to remain current with respect to developments in these markets and to effectively pursue marketing activities in multiple markets simultaneously. Accordingly, there can be no assurance that Ascend's products will be widely accepted in these new markets or that Ascend will be able to identify additional markets. The inability of Ascend to continue to penetrate the various markets for its products or to successfully expand the markets for its products would have a material adverse effect on its business, results of operations and financial condition.

  Reliance on Sales to Internet Service Providers. In North America, Ascend sells a substantial percentage of its products, particularly its MAX products, to ISPs. Sales to ISPs accounted for approximately 20% and 21% of Ascend's net sales in 1996 and 1995, respectively. Sales to one of these ISPs, UUNET, accounted for approximately 7% and 11% of net sales in 1996 and 1995, respectively. Because Ascend's products are being used to enhance or extend the Internet access infrastructure of the ISPs, Ascend expects that sales to any particular ISP may vary considerably from period to period. Accordingly, there can be no assurance that sales to these entities, individually or as a group, will equal or exceed historical levels in any future period. Any development that would result in a substantial decrease or delay in sales to one or more of these entities, including actions by competitors or technological changes, could have a material adverse effect on Ascend's business, results of operations and financial condition.

  Integration of Recent Acquisitions. Ascend has completed several acquisitions of businesses, products and technologies since the beginning of 1995. These have included the acquisition of Morning Star Technologies, Inc., NetStar, Inc., Subspace Communications, Incorporated and StonyBrook Services, Inc., which were completed in 1996, as well as the acquisition of InterCon Systems Corporation, which was completed in February

1997. Ascend anticipates that it may acquire additional businesses, products or technologies in the future, although there are currently no agreements with respect to such transactions. Achieving the anticipated benefits of past and future acquisition transactions will depend in part upon whether the integration of the acquired companies' businesses with Ascend's businesses is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The combination of Ascend with such acquired companies will require, among other things, integration of the companies' respective product offerings and technology and coordination of their research and development, sales and marketing and financial reporting efforts. There can be no assurance that such integration will be accomplished smoothly or successfully. If significant difficulties are encountered in the integration of the existing product lines and technology, resources could be diverted from new product development, and delays may occur in new product introductions. The integration of product lines could also cause confusion or dissatisfaction among existing customers of Ascend and the acquired companies. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations with distinct cultures. The integration of certain operations following an acquisition will require the dedication of management and other personnel resources which may temporarily distract attention from the day-to-day business of Ascend. Failure to successfully accomplish the integration of the operations of Ascend and the acquired companies could have a material adverse effect on Ascend's business, financial condition or results of operations.

  New Product Development and Timely Introduction of New and Enhanced Products. The markets for Ascend's products are characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles. Inherent in the product development process are a number of risks. The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. The introduction of new or enhanced products also may require Ascend to manage the transition from older products in order to minimize disruption in customer ordering patterns, avoid excessive levels of older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. There can be no assurance that Ascend will successfully develop, introduce or manage the transition of new products. Products may contain undetected or unresolved software errors when they are first introduced or as new versions are released. There can be no assurance that, despite extensive testing, software errors will not be found in new products or upgrades after commencement of commercial shipments of new or enhanced products. The inability of such products to gain market acceptance or problems associated with new product transitions could adversely affect Ascend's operating results, particularly on a quarterly basis.

  Competition. In the wide area network ("WAN") and Internet access market, Ascend's primary competitors are Cisco Systems Inc. ("Cisco"), U.S. Robotics Corporation ("U.S. Robotics") and Shiva Corporation ("Shiva"). Cisco has substantially greater financial, marketing and technical resources than Ascend. Recently, Cascade Communications has begun offering products to the WAN and Internet access market. In the WAN and Internet backbone switching market, Ascend's primary competitors are Cisco and Digital Equipment Corporation, each of which has substantially greater financial, marketing and technical resources than Ascend. In the remote LAN and Internet subscriber access market, competition is widespread, although few companies have positioned their products specifically as digital bandwidth on demand network access systems. Ascend's primary competitors in this market are Gandalf, Cisco, Shiva and 3Com Corporation ("3Com"). In the videoconferencing and multimedia access market, competitors include Teleos Communications (a subsidiary of Madge Networks, Inc. ("Madge")), Adtran and Promptus Communications (a subsidiary of GTI).

  Competitive factors in the remote network access market include core technology, breadth of product features, scalability of products, product quality and functionality, pricing, marketing and distribution resources, international certifications and technical service and support. Ascend expects additional competition from existing competitors and from a number of companies that may enter Ascend's existing and future markets. Some of Ascend's current and potential competitors have substantially greater financial, marketing and technical resources than Ascend. Many also have established relationships with current and potential customers for Ascend's products. Increased competition could result in price reductions, reduced profit margins or loss of market share, each of which would adversely affect Ascend's operating results. There can be no assurance that Ascend will be able to continue to compete successfully against current and future competitors as bandwidth on demand markets evolve and competition increases.

  Management of Growth. Ascend is currently experiencing rapid growth and expansion, which has placed, and will continue to place, a significant strain on its administrative, operational and financial resources and increased demands on its systems and controls. This growth has resulted in a continuing increase in the level of responsibility for both existing and new management personnel. Ascend anticipates that its continued growth will require it to recruit and hire a substantial number of new engineering, sales and marketing and managerial personnel. There can be no assurance that Ascend will be successful at hiring or retaining these personnel. Ascend's ability to manage its growth successfully will also require Ascend to continue to expand and improve its operational, management and financial systems and controls and to expand its manufacturing capacity. If Ascend's management is unable to manage growth effectively, Ascend's business, results of operations and financial condition may be materially and adversely affected.

  Reliance on Third Party Telecommunications Carriers, Value-Added Resellers and Distributors. Ascend's sales, to a significant degree, are made through telecommunications carriers, value-added resellers ("VARs") and distributors. Accordingly, Ascend is dependent upon the continued viability and financial stability of these companies. While Ascend has contractual relationships with many of its telecommunications carriers, VARs and distributors, these agreements do not require the telecommunications carriers, VARs or distributors to purchase Ascend's products and can be terminated by the telecommunications carriers, VARs or distributors at any time. There can be no assurance that any of Ascend's telecommunications carriers, VARs and distributors will continue to market Ascend's products. Ascend's telecommunication carrier customers, VARs and distributors generally offer products of several different companies, including products that are competitive with Ascend's products. Accordingly, there is a risk that these telecommunications carriers, VARs and distributors may give higher priority to products of other suppliers, thus reducing their efforts to sell Ascend's products. Any special distribution arrangements and product pricing arrangements that Ascend may implement in one or more distribution channels for strategic purposes could adversely affect gross profit margins for its products.

  Dependence on Key Personnel. Ascend's success depends to a significant degree upon the continuing contributions of its key management, sales, marketing and product development personnel. Ascend does not have employment contracts with its key personnel and does not maintain any key person life insurance policies. The loss of key management or technical personnel could adversely affect Ascend. Ascend believes that its future success will depend in large part upon its ability to attract and retain highly-skilled engineering, managerial, sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that Ascend will be successful in attracting and retaining such personnel. Failure to attract and retain key personnel could have a material adverse effect on Ascend's business, results of operations and financial condition.

  Tariff and Regulatory Matters. Rates for telecommunications services are governed by tariffs of licensed carriers that are subject to regulatory approval. Future changes in these tariffs could have a material effect on Ascend's business. For example, should tariffs for public switched digital services increase in the future relative to tariffs for private leased services, the cost-effectiveness of Ascend's products would be reduced, and its business and results of operations could be adversely affected. In addition, Ascend's products must meet standards and receive certification for connection to the public telecommunications network prior to their sale. In the United States, Ascend's products must comply with Part 15(a) (industrial equipment), Part 15(b) (residential equipment) and Part 68 (analog lines) of the Federal Communications Commission's regulations. Ascend's products also must be certified by domestic telecommunications carriers. In countries outside the United States, Ascend's products are subject to a wide variety of governmental review and certification requirements. In addition, customers outside the United States typically require that Ascend's products receive certification from their country's primary telecommunications carriers. Any future inability to obtain on a timely basis or retain domestic certification or foreign regulatory approvals could have a material adverse effect on Ascend's business and results of operations.

  Dependence on Contract Manufacturers and Single-Source Suppliers. Ascend's production operations consist primarily of materials planning and procurement, quality control and final assembly, burn-in and testing of certain products. Ascend relies on independent contractors to manufacture certain of Ascend's products or components and subassemblies used in Ascend's products to its specifications. Ascend is also dependent upon single or limited source suppliers for a number of components and parts used in its products, including certain key microprocessors and integrated circuits. There can be no assurance that these independent contractors and suppliers will be able to meet Ascend's future requirements for manufactured products, components and subassemblies. Ascend generally purchases single or limited source components pursuant to purchase orders and has no guaranteed supply arrangements with these suppliers. In addition, the availability of many of these components to Ascend is dependent in part on Ascend's ability to provide its suppliers with accurate forecasts of its future requirements. Ascend has generally been able to obtain adequate supplies of parts and components in a timely manner from existing sources and endeavors to maintain inventory levels adequate to guard against interruptions in supplies. Ascend believes that there are alternative suppliers or alternative components for all of the components contained in its products. However, any extended interruption in the supply of any of the key components currently obtained from a single or limited source or the time necessary to transition a replacement supplier's product or a replacement component into Ascend's products could disrupt its operations and have a material adverse effect on Ascend's operating results in any given period. Ascend purchases certain components from suppliers outside the United States; however, all such purchases are denominated in U.S. dollars and Ascend believes all such components or alternate components are available from suppliers within the United States. Ascend may also be subject to increases in component costs, which could also have a material adverse effect on its operating results.

  Dependence on Proprietary Technology. Ascend's success and ability to compete depend in part upon its proprietary technology. Ascend relies on a combination of patent, copyright and trade secret laws and non-disclosure agreements to protect its proprietary technology. Ascend currently holds several United States patents and a foreign patent and has patent applications pending. There can be no assurance that patents will be issued with respect to pending or future patent applications or that Ascend's patents will be upheld as valid or will prevent the development of competitive products. In addition, Ascend has generally entered into confidentiality or license agreements with its employees, VARs, distributors, customers and potential customers and limits access to the distribution of its software, documentation and other proprietary information. There can be no assurance that the steps taken by Ascend to protect its proprietary rights will be adequate to prevent misappropriation of its technology or that Ascend's competitors will not independently develop technologies that are substantially equivalent or superior to Ascend's technology. In addition, the laws of some countries do not protect proprietary rights to the same extent as do the laws of the United States. Ascend is also subject to the risk of adverse claims and litigation alleging infringement of the intellectual property rights of others. From time to time, Ascend has received claims of infringement of other parties' proprietary rights. Although Ascend believes that all such claims received to date are immaterial, there can be no assurance that third parties will not assert infringement claims in the future with respect to current or future products or that any such claims will not require Ascend to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims. No assurance can be given that any necessary licenses will be available or that, if available, such licenses can be obtained on commercially reasonable terms.

  International Sales. Ascend's international sales accounted for approximately 48%, 29% and 20% of Ascend's net sales in 1996, 1995 and 1994, respectively. International sales are expected to continue to account for a significant portion of Ascend's net sales in future periods. International sales are subject to certain inherent risks, including unexpected changes in regulatory requirements and tariffs, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable and potentially adverse tax consequences. Ascend depends on third party resellers for a substantial portion of its international sales. Certain of these third party resellers also act as resellers for competitors of Ascend and could devote greater effort and resources to marketing competitive products. The loss of certain of these third party resellers could have a material adverse effect on Ascend's business and results of operations. Although Ascend's sales are denominated in U.S. dollars, fluctuations in currency exchange rates could cause Ascend's products to become relatively more expensive to customers in a particular country, leading to a reduction in sales or profitability in that country. Furthermore, future international activity may result in foreign currency denominated sales, and, in such event, gains and losses on the conversion to U.S. dollars of accounts receivable and accounts payable arising from international operations may contribute to fluctuations in Ascend's results of operations. In addition, sales in Europe and certain other parts of the world typically are adversely affected in the third quarter of each calendar year as many customers and end-users reduce their business activities during the summer months. These seasonal factors may have an effect on Ascend's business, results of operations and financial condition.

  Potential Issuance of Preferred Stock; Anti-Takeover Provisions. The Board of Directors of Ascend (the "Ascend Board") has the authority to issue up to 2,000,000 shares of Preferred Stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the stockholders. The rights of the holders of the Ascend Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of the Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Ascend, thereby delaying, deferring or preventing a change in control of Ascend. Furthermore, such Preferred Stock may have other rights, including economic rights, senior to the Ascend Common Stock, and as a result, the issuance of such stock could have a material adverse effect on the market value of the Ascend Common Stock. Ascend has no present plans to issue shares of Preferred Stock. Ascend may in the future adopt other measures that may have the effect of delaying, deferring or preventing a change of control of Ascend. Certain of such measures may be adopted without any further vote or action by Ascend's stockholders. Ascend is also afforded the protections of Section 203 of the Delaware General Corporation Law (the "DGCL"), which could delay or prevent a change in control of Ascend, impede a merger, consolidation or other business combination involving Ascend or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of Ascend.

  Volatility of Stock Price. Ascend's Common Stock has experienced significant price volatility and such volatility may occur in the future, particularly as a result of quarter-to-quarter variations in the actual or anticipated financial results of Ascend or of other companies in the networking industry or announcements by Ascend or its competitors regarding new product introductions or other developments affecting Ascend. In addition, the market has experienced extreme price and volume fluctuations that have affected the market price of many technology companies' stocks and that have been unrelated or disproportionate to the operating performance of these companies.

                     CONSENT OF SHAREHOLDERS OF WHITETREE

  This Prospectus/Consent Solicitation Statement contains certain information set forth more fully in the Merger Agreement attached hereto as Annex A and is qualified in its entirety by reference to the Merger Agreement, which is hereby incorporated herein by reference. The Merger Agreement and the Consent should be read carefully by each Whitetree shareholder in deciding whether to consent to the proposed Merger.

GENERAL

  This Prospectus/Consent Solicitation Statement is being furnished to holders of Whitetree Capital Stock in connection with the solicitation by Whitetree of shareholder consent to the authorization and approval of the Merger Agreement, the Agreement of Merger, the establishment of the Escrow Fund, the appointment of Geoffrey Yang as Shareholder Agent, and related matters.

RECORD DATE AND OUTSTANDING SHARES

  Shareholders of record of Whitetree Capital Stock at the close of business on February 14, 1997, the Record Date, are entitled to authorize and approve the Merger Agreement, Agreement of Merger, establishment of the Escrow Fund and the appointment of Geoffrey Yang as Shareholder Agent. On the Record Date, there were 70 Whitetree shareholders of record and 2,899,720 shares of Whitetree Common Stock and 10,285,601 shares of Whitetree Preferred Stock issued and outstanding.

CONSENT REQUIRED

  Approval of the Merger requires the consent of holders of (i) a majority of the outstanding shares of Whitetree Common Stock entitled to vote and (ii) a majority of the outstanding shares of Whitetree Preferred Stock entitled to vote. The directors and executive officers of Whitetree and certain of their affiliates have entered into agreements with Ascend whereby they have agreed to vote their shares of Whitetree Capital Stock in favor of approval of the Merger and any matter which could reasonably be expected to facilitate the Merger, and, in connection therewith, have granted irrevocable proxies to the Board of Directors of Ascend (the "Ascend Board") covering approximately 1,658,383 shares of Whitetree Common Stock, or approximately 57% of the outstanding Common Stock as of the Record Date and approximately 8,081,482 shares of Whitetree Preferred Stock, or 79% of the outstanding Whitetree Preferred Stock as of the Record Date. See "The Merger--Voting Agreements."

  Shareholders of Whitetree should complete, sign and date the Consent and return the Consent by both facsimile and overnight courier or hand-delivery to Whitetree, Inc., 1371 Shorebird Way, Mountain View, California, 94043, Attention M. Denise Savoie (Facsimile: (415) 855-0864) by March 19, 1997.

  CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS THEREOF UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. See "The Merger Agreement--Conversion of Securities."

                                  THE MERGER

  The following discussion of the parties' reasons for the Merger contains forward-looking statements which involve risks and uncertainties. The actual results of Ascend, Whitetree and the combined company could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus/Consent Solicitation Statement.

BACKGROUND OF THE MERGER

  The acquisition of complementary businesses and product lines is an important part of Ascend's overall business strategy. Ascend continually evaluates potential acquisition opportunities and considers potential alliances, combinations and other strategic transactions with other participants in the networking industry.

  On October 18, 1996, Whitetree retained DMG as its financial advisor to contemporaneously pursue a possible private placement of Whitetree's securities and to look into the possibilities of Whitetree being acquired by a third party.

  On December 26, 1996, Mory Ejabat, Ascend's President and Chief Executive Officer, Jeanette Symons, Executive Vice President, Advanced Products and Technology Group and Chief Technical Officer of Ascend, and Kingston Duffie, Whitetree's Chief Technology Officer, met and discussed Whitetree's future technology plans. At a special meeting held on January 10, 1997, the Whitetree Board generally discussed the merits of Whitetree being acquired or entering into a business combination or similar transaction. On January 13, 1997, Mr. Ejabat and Mr. Duffie continued technology discussions in a meeting at Ascend.

  On January 15, 1997, Mr. Ejabat, Bernard Schneider, Ascend's Vice President, Strategic Business Development, and William H. Kind, Ascend's Vice President, Engineering, met with Maureen Lawrence, Whitetree's President and Chief Executive Officer, Mr. Duffie, Kathryn Hill, Vice President of Engineering at Whitetree, M. Denise Savoie, Whitetree's Vice President of Business Operations and Chief Financial Officer, and Kurt Bauer, Whitetree's Vice President of Marketing and Business Development and discussed Whitetree's WS3000 product and the possibility of a strategic relationship between Ascend and Whitetree. At a special meeting held on January 17, 1997, the Whitetree Board further discussed the merits of Whitetree being acquired or entering into a business combination or similar transaction. On January 21, 1997, Mr. Ejabat and
Robert K. Dahl, Ascend's Vice President, Finance and Chief Financial Officer, met with Ms. Lawrence and expressed Ascend's interest in entering into a strategic relationship with Whitetree and became involved in substantive discussions with Ms. Lawrence concerning the possibility of acquiring Whitetree. On January 22, 1997 and on January 25, 1997, at special meetings of the Whitetree Board, representatives of Whitetree's financial advisor reported on discussions with potential acquirors regarding possible strategic combinations with Whitetree. Thereafter, on January 29, 1997, Mr. Dahl met with representatives of Whitetree's financial advisor to discuss the terms of a potential business combination between Ascend and Whitetree.

  During the period from January 29, 1997 to January 31, 1997, Mr. Ejabat had individual telephone conversations with each of the members of the Ascend Board concerning the possibility of acquiring Whitetree and to report on the results of Mr. Dahl's discussion with Whitetree's financial advisor. On January 31, 1997, Mr. Ejabat and Ms. Lawrence further discussed the terms of a potential business combination between Ascend and Whitetree and agreed on the basis upon which Ascend would conduct its due diligence review of Whitetree. Later on January 31, 1997, at a special meeting of the Whitetree Board, Ms. Lawrence reviewed with the Whitetree Board discussions with Ascend regarding the possible acquisition of Whitetree. On February 2, 1997, Whitetree's financial advisors reviewed in detail with the Whitetree Board proposed terms for an acquisition of Whitetree by Ascend, and the Whitetree Board authorized management to proceed with negotiations with representatives of Ascend.

  Beginning on February 8, 1997 and continuing until February 14, 1997, representatives of Ascend and its counsel and accountants met with representatives of Whitetree, its counsel and accountants to complete various aspects of Ascend's due diligence review of Whitetree's business, financial and legal affairs. On February 10,

1997, members of Ascend's and Whitetree's management teams met to prepare a term sheet outlining the terms of a possible business combination between Ascend and Whitetree. Beginning on February 10, 1997 and continuing until February 14, 1997, Ascend and Whitetree, and their respective counsel, negotiated the terms of the Merger Agreement.

  On February 14, 1997, the Ascend Board, by unanimous written consent in lieu of a meeting, unanimously approved the Merger Agreement and related matters and authorized Ascend's management to proceed with the Merger. On February 14, 1997, at a special meeting of the Whitetree Board, (i) representatives of Whitetree's financial advisor reported on the financial terms proposed by Ascend and other business terms of the proposed Merger, (ii) Whitetree's legal counsel reviewed with the Whitetree Board the proposed terms of the Merger Agreement, and (iii) representatives of Whitetree's financial adviser provided financial analyses relating to the proposed Merger and delivered its written fairness opinion. At the meeting, the Whitetree Board approved the Merger Agreement and related matters and authorized Whitetree's management to proceed with the Merger. Roger Evans, who is a member of both the Whitetree Board and the Ascend Board, was not present at this meeting and recused himself from all Whitetree Board discussions pertaining to the Merger. On February 14, 1997, following the special meeting of the Whitetree Board and the execution of the unanimous written consent by the Ascend Board approving the Merger Agreement, Ascend, Sub and Whitetree executed the Merger Agreement.

  On February 18, 1997, prior to the opening of trading on The Nasdaq National Market, Ascend issued a news release announcing the Merger.

REASONS FOR THE MERGER; RECOMMENDATION OF THE WHITETREE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF WHITETREE RECOMMENDS THAT THE SHAREHOLDERS OF WHITETREE EXECUTE AND RETURN CONSENTS FOR APPROVAL OF THE MERGER AGREEMENT AND THE OTHER MATTERS SET FORTH IN THE CONSENT FOR THE REASONS SET FORTH BELOW.

 ASCEND'S REASONS FOR THE MERGER

  The Ascend Board unanimously approved the Merger Agreement by written consent dated February 14, 1997. The Ascend Board believes that consummation of the Merger is in the best interests of Ascend.

  In arriving at its unanimous decision to approve the Merger Agreement, the Ascend Board reviewed with Ascend's management a number of factors that supported the consideration to be paid by Ascend in the Merger. Among the factors that the Ascend Board considered were (i) information concerning Ascend's and Whitetree's respective businesses, historical financial performance, operations and products, including possible future product releases; (ii) Whitetree's technology and the anticipated leverage between Whitetree's switch products and Ascend's products; (iii) an analysis of the relative value that Whitetree's technology and products might contribute to the future business of the combined company; (iv) a comparison of the financial terms of comparable merger and acquisition transactions; (v) the compatibility of the management and businesses of Ascend and Whitetree;
(vi) reports from Ascend's management and legal advisors on specific terms of the relevant agreements, including the Merger Agreement and other matters; and
(vii) Ascend's and Whitetree's historical financial condition and results of operations.

 WHITETREE'S REASONS FOR THE MERGER

  The Whitetree Board approved the terms and provisions of the Merger Agreement at its special meeting held on February 14, 1997. The Whitetree Board believes the terms of the Merger Agreement and the Merger are fair and recommends that the Whitetree shareholders approve the Merger Agreement, the Agreement of Merger, the establishment of the Escrow Fund and the appointment of Geoffrey Yang as the shareholder agent for the Escrow Fund.

  Whitetree expects that the Merger will allow Ascend and Whitetree to share the result of their combined research and development activities and the benefits of their combined sales and marketing efforts. Whitetree also believes that the Merger will allow savings in general and administrative as well as sales and marketing expenses by enabling Whitetree to utilize Ascend's infrastructure and therefore invest more in research and development than it would otherwise be able to invest. Finally, the Merger is expected to provide liquidity for Whitetree's shareholders through their ownership of Ascend Common Stock which is quoted on The Nasdaq National Stock Market.

  In the course of deliberations regarding the sale of Whitetree to Ascend, the Whitetree Board met with its financial and legal advisors and reviewed the anticipated benefits summarized above and a number of additional factors relevant to the Merger. In particular, at meetings of the Whitetree Board held on January 10, 1997, January 17, 1997, January 22, 1997, January 25, 1997,
January 31, 1997, February 2, 1997 and February 14, 1997, the Whitetree Board considered, among other things: (i) an evaluation of the prospects of Whitetree on a stand-alone basis, (ii) Whitetree's immediate and projected cash needs and the availability from third parties of funding required for Whitetree to continue to operate on a stand-alone basis; (iii) the anticipated timing for the introduction of Whitetree's next generation product; (iv) an evaluation of other strategic alternatives potentially available to Whitetree, including other merger opportunities; (v) information concerning, and their knowledge of, Whitetree's and Ascend's respective business, prospects, historical financial performances and conditions, operations, technologies, managements, competitive positions, products, customers and future development plans; (vi) the historical market prices, volatility and trading information with respect to Ascend Common Stock; (vii) the consideration to be received by Whitetree shareholders in the Merger and the market value of the shares of Ascend Common Stock to be issued in exchange for Whitetree Capital Stock and upon exercise of outstanding Whitetree Options and Whitetree Warrants; (viii) the terms of the Merger Agreement; (ix) the compatibility of the managements and businesses of Whitetree and Ascend, as well as the fact that certain members of Whitetree's senior management would manage the operations relating to Whitetree's products and business for the combined company; (x) the fact that the Merger is expected to qualify as a tax-free reorganization; and (ix) an opinion of Whitetree's financial advisor, DMG, rendered to the Whitetree Board on February 14, 1997, to the effect that the Common Conversion Number was fair from a financial point of view to the holders of Whitetree Common Stock.

  The Whitetree Board also considered a variety of potentially negative factors in its deliberations concerning the Merger, including, among other things; (i) the potential disruption of Whitetree's business that might result from employee uncertainty and lack of focus following announcement of the Merger and during the integration of the operations of Ascend and Whitetree;
(ii) the possibility that the Merger might not be consummated, and the effects of the public announcement of the Merger on Whitetree's sales and operating results, its ability to attract and retain key management, marketing and technical personnel and the progress of certain of its development projects;
(iii) the slower growth of Ascend's revenues compared to the potential growth of Whitetree's revenues as a stand-alone entity; (iv) the possibility of management disruption associated with the Merger and the risk that, despite the efforts of the combined company, the combined company may not be able to retain key technical, sales and management personnel of Whitetree; (v) the risk that the benefits sought to be achieved by the Merger will not be achieved; (vi) the ability of Whitetree to remain as a stand-alone company; and (vii) other risks described above under "Risk Factors."

  In view of the wide variety of factors considered by the Whitetree Board, the Whitetree Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. After taking into consideration all of the factors set forth above, among others, the Whitetree Board determined (with the exception of director Roger Evans who, as a director of Ascend, recused himself from all Whitetree Board discussions and decisions pertaining to the Merger) that the Merger was fair to and in the best interests of Whitetree and its shareholders and that Whitetree should proceed with the Merger.

OPINION OF WHITETREE'S FINANCIAL ADVISOR

  Pursuant to a letter agreement dated as of October 18, 1996 pursuant to which Whitetree engaged DMG to contemporaneously pursue a possible private placement of Whitetree's securities and look into the possibilities of Whitetree being acquired by a third party (the "Engagement Letter"), DMG provided a financial fairness opinion to the Whitetree Board in connection with the Merger. DMG was selected by the Whitetree Board to act as Whitetree's financial advisor based on DMG's qualifications, expertise and reputation and its knowledge of the business and affairs of Whitetree. At the special meeting of the Whitetree Board on February 14, 1997, DMG rendered its written opinion (the "Opinion"), that as of such date, based upon and subject to the various considerations set forth in the Opinion, the Common Conversion Number pursuant to the Merger Agreement was fair from a financial point of view to the holders of shares of Whitetree Common Stock.

  THE FULL TEXT OF THE OPINION WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY DMG IN RENDERING THE OPINION, IS ATTACHED AS ANNEX B TO THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT. WHITETREE SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT. THE OPINION IS DIRECTED TO THE WHITETREE BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE COMMON CONVERSION NUMBER FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF SHARES OF WHITETREE COMMON STOCK AS OF THE DATE OF THE OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF WHITETREE COMMON STOCK AS TO WHETHER TO SIGN AND RETURN THE CONSENT. THE OPINION DOES NOT ADDRESS THE FAIRNESS OF THE SERIES D CONVERSION NUMBER TO HOLDERS OF WHITETREE PREFERRED STOCK. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

  In connection with rendering the Opinion, DMG, among other things: (i) analyzed certain internal financial statements and other financial and operating data concerning Whitetree prepared by the management of Whitetree,
(ii) analyzed certain financial projections relating to Whitetree prepared by the management of Whitetree, (iii) discussed the past and current operations and financial condition and the prospects (including the projected funding requirements) of Whitetree with senior executives of Whitetree, (iv) analyzed certain publicly available financial statements and other information of Ascend, (v) analyzed certain financial projections relating to Ascend prepared by the management of Ascend, (vi) discussed the past and current operations and financial condition and the prospects of Ascend with senior executives of Ascend, (vii) analyzed the pro forma impact of the Merger on the earnings per share, consolidated capitalization and other financial ratios of Ascend,
(viii) reviewed the reported prices and trading activity of Ascend Common Stock, (ix) compared the financial performance of Ascend and the prices and trading activity of Ascend Common Stock with that of certain other comparable publicly traded companies and their securities, (x) participated in discussions and negotiations among representatives of Whitetree and Ascend and their legal advisors, (xi) contacted and participated in discussions with parties other than Ascend regarding a potential sale of or other business combination involving Whitetree, (xii) reviewed the Merger Agreement, and
(xiii) performed such other analyses and considered such other factors as they deemed appropriate.

  DMG assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of the Opinion. With respect to the financial projections, it assumed that such projections had been reasonably prepared on bases reflecting the best currently available estimates and judgements of the future financial performance of Ascend and Whitetree, respectively. DMG did not opine on the value or viability of Whitetree as a stand-alone, independent entity or the availability of funding to support the operations of Whitetree as a stand-alone, independent entity. DMG did not make any independent valuation or appraisal of the assets, liabilities or technology of Ascend or Whitetree, respectively, nor was it furnished with any such appraisals. DMG assumed that the Merger would be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement. The Opinion is based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the Opinion.

  Pursuant to the Engagement Letter, DMG provided advisory services and the Opinion in connection with the Merger and Whitetree has agreed to pay to DMG a $1.5 million fee based on the aggregate value of the transaction plus expenses if the Merger is consummated. In addition, Whitetree also has agreed to indemnify DMG and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling DMG or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to DMG's engagement. In the past, DMG and its affiliates have provided financial advisory services for Ascend.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  As of February 14, 1997, directors and executive officers of Ascend and their affiliates may be deemed to be beneficial owners of approximately 4.4% of the outstanding shares of Ascend Common Stock. See "Information Concerning Ascend--Security Ownership of Certain Beneficial Owners and Management." Ascend stockholders are not required to approve the Merger.

  As of February 14, 1997, directors and executive officers of Whitetree and their affiliates may be deemed to be beneficial owners of approximately 57% of the outstanding shares of Whitetree Common Stock and 79% of the outstanding shares of Whitetree Preferred Stock. See "Information Concerning Whitetree-- Security Ownership of Certain Beneficial Owners and Management."

  Three Whitetree officers, who also are directors of Whitetree, Maureen Lawrence, President and Chief Executive Officer, Kingston Duffie, Chief Technology Officer, and M. Denise Savoie, Vice President of Business Operations and Chief Financial Officer, and one additional director of Whitetree, Dr. David Liddle, hold shares of Whitetree Common Stock pursuant to stock purchase agreements which provide that all such shares are immediately released from a repurchase option in favor of Whitetree in the event of a merger of Whitetree in which immediately after such merger, less than 51% of Whitetree's Capital Stock is owned by persons who owned in the aggregate at least 51% of Whitetree's Capital Stock immediately before such merger. Because the Merger involves a change in ownership of more than 51% of Whitetree's Capital Stock, 106,062 shares of Whitetree Common Stock held by Ms. Lawrence, 10,775 shares of Whitetree Common Stock held by Mr. Duffie, 11,285 shares of Whitetree Common Stock held by Ms. Savoie and 32,083 shares of Whitetree Common Stock held by Dr. Liddle are subject to immediate release from the repurchase option in favor of Whitetree assuming that the Merger is consummated on April 1, 1997. In addition, an aggregate of 88,077 shares held by other holders of Whitetree Common Stock will be released from a repurchase option in favor of Whitetree assuming that the Merger is consummated on April 1, 1997.

  The directors and executive officers of Whitetree and certain of their affiliates are obligated to vote or direct the vote of all of the outstanding shares of Whitetree Capital Stock over which they have voting control (i) in favor of the approval and adoption of the Merger Agreement and the Merger and any matter which could reasonably be expected to facilitate the Merger and
(ii) against any proposal made in opposition to or competition with the consummation of the Merger which would or could reasonably be expected to, prohibit or discourage the Merger. See "The Merger--Voting Agreements."

  As a condition to the consummation of the Merger, Maureen Lawrence, Kingston Duffie and Kathryn Hill, each of whom is an executive officer of Whitetree, will accept employment with Ascend. Ascend has agreed to provide each of Mr. Duffie and Ms. Hill with an annual base salary of $170,000; an annual bonus, which is based on Ascend's performance, and may be equal to up to $51,000; and options to purchase up to 60,000 shares of Ascend Common Stock under Ascend's 1989 Stock Option Plan. Ascend has agreed to provide Ms. Lawrence with an annual base salary of $200,000; an annual bonus, which is based on Ascend's corporate performance and may be equal to up to $100,000; and options to purchase up to 100,000 shares of Ascend Common Stock under Ascend's 1989 Stock Option Plan.

  Roger Evans is a member of both the Whitetree Board and the Ascend Board. Mr. Evans was not present at the special meeting of the Whitetree Board on February 14, 1997 when the Whitetree Board approved the Merger Agreement and related matters, and he recused himself from all Whitetree Board discussions relating to the Merger.

  Under the Merger Agreement, Ascend is required to provide indemnification to the directors and officers of Whitetree against certain liabilities. See "The Merger Agreement--Certain Covenants and Agreements."

  The foregoing interests of the directors, executive officers and certain shareholders of Whitetree in the Merger may mean that such persons have a personal interest in the Merger which may not be identical to the interests of other Whitetree shareholders.

VOTING AGREEMENTS

  In connection with the execution of the Merger Agreement, each of the directors and executive officers of Whitetree, and certain of their affiliates who, as of February 14, 1997, together held approximately 57% of the outstanding shares of Whitetree Common Stock and approximately 79% of the outstanding shares of Whitetree Preferred Stock, entered into Voting Agreements pursuant to which such persons agreed, among other things, (i) to vote their shares of Whitetree Capital Stock, and to execute written consents with respect to such shares, in favor of approval of the Merger Agreement and the Merger and any matter which could reasonably be expected to facilitate the Merger and against any proposal made in opposition to or competition with the Merger or which would, or could reasonably be expected to, prohibit or discourage the Merger, (ii) not to transfer, pledge, sell, exchange or offer to transfer or sell or otherwise dispose of or encumber any shares of Whitetree Capital Stock, and (iii) not to enter into any agreement to do any of the foregoing prior to the earliest of the Effective Time or the termination of the Merger Agreement.

  Concurrently with the execution of each Voting Agreement, each such shareholder delivered to Ascend an irrevocable proxy pursuant to which such shareholder has appointed the Ascend Board as such shareholder's proxy to vote all shares of Whitetree Capital Stock owned by such shareholder (and to execute written consents with respect to such shares) in a manner consistent with the Voting Agreement. Each such irrevocable proxy first becomes effective on the fifth business day following the commencement of Whitetree's consent solicitation if prior to such time the party to the Voting Agreement has not delivered to Whitetree a written consent in favor of the Merger.

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. It is a condition to the consummation of the Merger that Ascend shall have received a letter from Ernst & Young LLP, Ascend's independent auditors, and Whitetree shall have received a letter from Price Waterhouse LLP, Whitetree's independent accountants, as to their concurrence with the conclusion of the respective company's management regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with the Merger Agreement. Under pooling of interests accounting, the recorded assets and liabilities of Ascend and Whitetree will be carried forward to the combined company at their recorded amounts, income of the combined company will include income of Ascend and loss of Whitetree for the entire fiscal year in which the combination occurs and the reported income of the separate companies for prior periods will be combined and restated as income of the combined company. Consummation of the Merger is conditioned upon the written confirmation of such letters at the Effective Time. See "The Merger Agreement--Conditions to Closing" and "Unaudited Pro Forma Condensed Combining Financial Statements."

  To help ensure that the parties meet the prerequisites for pooling of interests accounting treatment, each of the affiliates of Whitetree has executed and delivered to Ascend a written agreement to the effect that such person will not sell, transfer or otherwise reduce his or her interest or risk in his or her shares of Whitetree Capital

Stock or Ascend Common Stock during the period commencing on February 14, 1997 and ending on the date that Ascend publishes financial statements which reflect 30 days of combined operations of Ascend and Whitetree (the "Combined Results"), subject to certain de minimis exceptions. In addition, Ascend has agreed to close the trading window provided for under the Ascend Insider Trading Policy not less than 30 days prior to the Closing Date and not to reopen such trading window until after Ascend publishes the Combined Results.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion addresses certain federal income tax considerations of the Merger that are applicable to holders of Whitetree Capital Stock. Whitetree shareholders should be aware that the following discussion does not deal with all federal tax consequences that may result from the Merger, including the survival or availability of any tax attributes or elections of Whitetree as a result of the Merger, and does not deal with all federal income tax considerations that may be relevant to particular Whitetree shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are foreign persons or who acquired their Whitetree Capital Stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion generally does not address the tax consequences of other transactions effectuated prior to, at the time of or after the Merger (whether or not such transactions are in connection with the Merger) including, without limitation, the exercise of options, warrants or similar rights to purchase stock, or the exchange, assumption or substitution of options, warrants or similar rights to purchase Whitetree Capital Stock for rights to purchase Ascend Common Stock. Furthermore, no foreign, state or local tax considerations are addressed herein. This discussion is based on legal authorities in existence as of the date hereof. No assurances can be given that future legislation, regulations, administrative pronouncements or court decisions will not significantly change the law and materially affect the conclusions expressed herein. Any such change, even though made after consummation of the Merger, could be applied retroactively. ACCORDINGLY, ALL WHITETREE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

  The Merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Code. Subject to the limitations and qualifications described herein, and assuming the Merger so qualifies, then the following tax consequences should generally result:

    (a) No gain or loss should be recognized by holders of Whitetree Capital Stock upon their receipt in the Merger of Ascend Common Stock in exchange therefor;

    (b) The aggregate tax basis of the Ascend Common Stock received in the Merger should be the same as the aggregate tax basis of Whitetree Capital Stock surrendered in exchange therefor;

    (c) The holding period of the Ascend Common Stock received in the Merger should include the period for which the Whitetree Capital Stock surrendered in exchange therefor was held, provided that the Whitetree Capital Stock is held as a capital asset at the Effective Date;

    (d) A shareholder who exercises dissenter's rights with respect to a share of Whitetree Capital Stock and receives payment for such share in cash will generally recognize capital gain or capital loss (if such share was held as a capital asset at the Effective Date), measured by the difference between the holder's basis in such share and the amount of cash received, provided, however, the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively a "Dividend Equivalent Transaction"). A sale of shares pursuant to an exercise of dissenter's rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the shareholder exercising dissenter's rights owns no shares of Ascend Common Stock (either actually or constructively within the meaning of Section 318 of the Code) after such sale; and

    (e) Neither Ascend, Whitetree nor Sub should recognize gain or loss as a result of the Merger.

  The parties are not requesting a ruling from the Internal Revenue Service ("IRS") regarding the consequences of the Merger. It is a condition to the respective obligations of the parties to consummate the Merger that Whitetree receive an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Ascend receive an opinion of Gray Cary Ware & Freidenrich, A Professional Corporation, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. Such opinions (the "Tax Opinions") neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, this discussion and the Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations and warranties made by Ascend, Sub, Whitetree and certain shareholders of Whitetree.

  Of particular importance to the above discussion and the Tax Opinions are certain assumptions, representations and warranties relating to the satisfaction of the "continuity of interest" requirement for reorganization treatment. To satisfy the continuity of interest requirement, Whitetree shareholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their Whitetree Capital Stock in anticipation of the Merger or (ii) the Ascend Common Stock to be received in the Merger (collectively "Planned Dispositions"), such that the Whitetree shareholders, as a group, would no longer have a meaningful continuing equity interest in Ascend after the Merger. Planned Dispositions include, among other things, disposition of shares pursuant to the exercise of dissenters' rights. Although it is uncertain as to what constitutes sufficient continuity of interest, 50% continuity should satisfy the requirement.

  Irrespective of the reorganization status of the Merger, a recipient of shares of Ascend Common Stock would recognize income or gain to the extent such shares were considered to be received in exchange for services or property other than solely Whitetree Capital Stock. Gain would also be recognized to the extent an Whitetree shareholder was treated as receiving (directly or indirectly) consideration other than Ascend Common Stock in exchange for his or her Whitetree Capital Stock.

  A successful IRS challenge to the reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in an Whitetree shareholder recognizing gain or loss with respect to each share of Whitetree Capital Stock equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Date, of the Ascend Common Stock received in exchange therefor. A shareholder's aggregate basis in the Ascend Common Stock so received would equal its fair market value, and his or her holding period for such stock would begin the day after the Merger.

REGULATORY REQUIREMENTS

  Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Ascend and Whitetree filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on February 25, 1997, together with a request for early termination of the applicable 30-day waiting period. At any time before or after the Effective Time, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Ascend or Whitetree. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of Whitetree or businesses of Ascend or Whitetree. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

  Based on information available to them, Ascend and Whitetree believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Ascend and Whitetree would prevail or would not be required to accept certain conditions, including certain divestitures, in order to consummate the Merger. In this regard, it is a condition to the obligation of the parties to consummate the Merger that no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Ascend's or Whitetree's conduct or operation of the business of Ascend or Whitetree after the Merger shall have been issued and be in effect, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger. Pursuant to the Merger Agreement, Ascend and Whitetree have agreed to use all reasonable efforts to consummate and make effective the transactions contemplated by the Merger Agreement including cooperating fully with each other to resolve any competitive issues relating to or arising under the HSR Act, including all litigation resulting from such issues; provided, however, that neither Ascend or Whitetree is obligated to divest or hold separate any portion of their respective businesses or otherwise take action that could reasonably have a material adverse effect on Ascend or Whitetree.

FEDERAL SECURITIES LAW CONSEQUENCES

  All shares of Ascend Common Stock received by Whitetree shareholders in the Merger will be freely transferable, except that shares of Ascend Common Stock received by persons who are deemed to be "affiliates" (as such term is defined for purposes of Rule 145 under the Securities Act) of Whitetree at the time the transaction is submitted for a vote to Whitetree shareholders. Persons who may be deemed to be affiliates of Whitetree generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. Rule 145(d) under the Securities Act requires that, for specified periods, sales made by affiliates of Whitetree be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act. The volume limitations should not pose any material limitations on any Whitetree shareholder who owns less than one percent of Ascend's outstanding Common Stock after the Merger (approximately 1,215,531 shares of Ascend Common Stock as of February 28, 1977 after giving effect to the shares to be issued in the Merger) unless, pursuant to Rule 144, such shareholder's shares are required to be aggregated with those of another shareholder. Pursuant to the Merger Agreement the directors, executive officers, and certain shareholders of Whitetree have executed and delivered to Ascend an agreement to the effect that such person will not offer to sell or otherwise dispose of any of the shares of Ascend Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

NASDAQ NATIONAL MARKET QUOTATION

  It is a condition to the Merger that the shares of Ascend Common Stock to be issued pursuant to the Merger Agreement and required to be reserved for issuance in connection with the Merger be approved for quotation on The Nasdaq National Market. Ascend has begun preparation of an application for listing of such shares of Ascend Common Stock on The Nasdaq National Market.

DISSENTERS' RIGHTS

  THE FOLLOWING SUMMARY OF APPRAISAL RIGHTS UNDER CALIFORNIA LAW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW, THE COMPLETE TEXT OF WHICH IS ATTACHED HERETO AS ANNEX C.

  FAILURE TO FOLLOW STRICTLY THE PROCEDURES SET FORTH IN CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW MAY RESULT IN THE LOSS, TERMINATION OR WAIVER OF DISSENTERS' RIGHTS. A HOLDER OF WHITETREE CAPITAL STOCK WHO SIGNS A CONSENT APPROVING AND AUTHORIZING THE MERGER AGREEMENT WILL NOT HAVE A RIGHT TO DISSENT FROM THE MERGER AGREEMENT.

  Under the CGCL each holder of Whitetree Capital Stock as of the Record Date is entitled to demand and receive payment of the fair market value of all or any portion of such holder's shares of Whitetree Capital Stock pursuant to Chapter 13 of the CGCL ("Dissenting Shares") if the Merger is consummated. The statutory fair market value of such shares is determined as of February 17, 1997, the day before the first announcement of the terms of the Merger. Any holder of Whitetree Capital Stock who elects to perfect such shareholder's dissenters' rights and demands payment of the fair value of such shareholder's shares of Whitetree Capital Stock must strictly comply with Chapter 13 of the CGCL. The following summary does not purport to be complete and is qualified in its entirety by reference to Chapter 13 of the CGCL, the text of which is attached hereto as Annex C and is incorporated herein by reference. Any holder of shares of Whitetree Capital Stock considering demanding dissenters' rights is advised to consult legal counsel. Dissenters' rights will not be available unless and until the Merger (or a similar business combination) is consummated. To perfect the right to dissent and receive the statutory fair market value of such shareholder's shares, the shareholder must abstain from voting by not returning an executed Consent in favor of the Merger.

  Within 10 days after the date of approval of the Merger, Whitetree will mail to each holder of Whitetree Capital Stock who did not return an executed Consent notice (the "Notice") of the approval of the Merger by the Whitetree shareholders, accompanied by a copy of Sections 1300, 1302, 1303 and 1304 of the CGCL. The Notice also will state the price determined by Whitetree to be the statutory fair market value of the Dissenting Shares and a brief description of the procedure to be followed by a shareholder who elects to dissent. The statement of price constitutes an offer by Whitetree to purchase at the price stated any Dissenting Shares.

  Any dissenting Whitetree shareholder who desires that Whitetree purchase such shareholder's shares of Whitetree Capital Stock must make written demand upon Whitetree for the purchase of such shares within 30 days after the Notice was mailed to the shareholder. The shareholder's demand must state the number and class of shares held of record by the dissenting Whitetree shareholder which the shareholder demands that Whitetree purchase, as well as a statement by the dissenting Whitetree shareholder as to what such shareholder claims the statutory fair market value of such shares was as of the day prior to the announcement of the Merger. Such statement of fair market value constitutes an offer by the dissenting Whitetree shareholder to sell the shares at such price. FAILING TO RETURN AN EXECUTED CONSENT DOES NOT CONSTITUTE SUCH WRITTEN DEMAND.

  Within the same 30-day period following the mailing of the Notice, the dissenting Whitetree shareholder must submit to Whitetree or its transfer agent for endorsement certificates for any shares of Whitetree Capital Stock which the dissenting Whitetree shareholder demands Whitetree purchase. If Whitetree and the dissenting Whitetree shareholder agree that the shares are Dissenting Shares and agree upon the price of the Dissenting Shares, the dissenting Whitetree shareholder is entitled to the agreed price with interest at the legal rate on judgments from the date of such agreement. Payment must be made within 30 days of the later of the date of the agreement between the Whitetree shareholder and Whitetree or the date all statutory and contractual conditions to the Merger are satisfied.

  If Whitetree denies that the shares are Dissenting Shares, or Whitetree and the dissenting Whitetree shareholder cannot agree as to the fair market value of such shares, such dissenting Whitetree shareholder may file within six months of the date of mailing of the Notice, but not thereafter, a complaint in the superior court for the proper county demanding judicial determination of such matters. Whitetree then will be required to make any payments in accordance with such judicial determination. If the complaint is not filed within the specified six-month period, the dissenting Whitetree shareholder's rights pursuant to Chapter 13 of the CGCL terminate.

  Dissenting Shares lose their status as such if (i) the Merger is not consummated; (ii) the Dissenting Shares are transferred or are surrendered for conversion into shares of another class; (iii) Whitetree denies that the shares are Dissenting Shares or the dissenting Whitetree shareholder and Whitetree do not agree as to the fair market value of such shares, and the dissenting Whitetree shareholder does not file a complaint within six months of the date the Notice was mailed; or (iv) the dissenting Whitetree shareholder withdraws, with the consent of Whitetree, such shareholder's demand for purchase of such shareholder's Dissenting Shares.

  At the Effective Date, the shares of Whitetree Capital Stock held by a Whitetree shareholder exercising such shareholder's dissenters' rights will be canceled, and such shareholder will be entitled to no further rights except the right to receive payment of the fair market value of such shareholder's shares of Whitetree Capital Stock. However, if the dissenting Whitetree shareholder fails to perfect or withdraws or loses such shareholder's rights as a dissenter with respect to such shareholder's shares of Whitetree Capital Stock, such shareholder's shares of Whitetree Capital Stock will be exchanged for Ascend Common Stock as provided for in the Merger Agreement.

                             THE MERGER AGREEMENT

  The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Annex A to this Prospectus/Consent Solicitation Statement and incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Shareholders of Whitetree are urged to read the Merger Agreement in its entirety for a more complete description of the Merger. The Merger Agreement, rather than the summary set forth herein, will control the terms of the Merger and the rights of the parties and the shareholders of Whitetree thereunder.

THE MERGER

  The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of Whitetree, and the satisfaction or waiver of the other conditions to the Merger, Sub will be merged with and into Whitetree, with Whitetree continuing as the Surviving Corporation and becoming a wholly-owned subsidiary of Ascend.

  If all conditions to the Merger are satisfied or waived, the Merger will become effective upon the latest of: (i) the date and time of the filing of the Agreement of Merger and related Officers' Certificates with the Secretary of State of the State of California, (ii) the date and time of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, or
(iii) such other date and time as is provided in the Agreement of Merger.

CONVERSION OF SECURITIES

  Upon consummation of the Merger, pursuant to the Merger Agreement, the shares of Whitetree Capital Stock which either (a) are issued and outstanding at the Effective Time or (b) would be outstanding upon exercise of the Whitetree Options or upon conversion of Whitetree securities which are convertible into Whitetree Capital Stock (including all warrants to purchase Whitetree Capital Stock (each a "Whitetree Warrant"), if any, which remain outstanding at the Effective Time) shall be converted, in the aggregate, into the right to receive (or options to acquire, in the case of Whitetree Options) a certain number of shares of Ascend Common Stock (the "Merger Consideration"). The Merger Consideration shall be determined as follows: (i) if the average of the last sale price of Ascend Common Stock as reported by the Nasdaq National Market for the five (5) consecutive trading days immediately preceding the Closing Date (the "Ascend Average Stock Price") is equal to or greater than $60.00 and equal to or less than $80.00, the Merger Consideration shall be 1,100,000 shares of Ascend Common Stock; (ii) if the Ascend Average Stock Price is greater than $80.00, the Merger Consideration shall be adjusted so that it is equal to the quotient of $88,000,000 divided by the Ascend Average Stock Price; and (iii) if the Ascend Average Stock Price is less than $60.00, the Merger Consideration shall be adjusted so that it is equal to the quotient of $66,000,000 divided by the Ascend Average Stock Price. If the Ascend Average Stock Price is greater than $91.11 and Ascend does not agree to fix the Merger Consideration at 970,000 shares of Ascend Common Stock, Whitetree shall have the right to terminate the Merger Agreement; and if the Ascend Average Stock Price is less than $48.89 and Whitetree does not agree to fix the Merger Consideration at 1,350,000 shares of Ascend Common Stock, Ascend shall have the right to terminate the Merger Agreement.

  Subject to the foregoing limitations, each share of Whitetree Capital Stock which is issued and outstanding at the Effective Time shall be converted into the consideration set forth below:

    (i) Each share of Series D Preferred Stock which is issued and outstanding as of the Effective Time (other than shares owned by Ascend and its wholly-owned subsidiaries and other than Dissenting Shares) shall be converted into the right to receive a fraction of a fully paid and non-assessable share of Ascend Common Stock that is equal to the quotient of
  (A) $7.68, divided by (B) the Ascend Average Stock Price (the "Series D Conversion Number").

    (ii) Each share of Whitetree Common Stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock which is issued and outstanding as of the Effective Time (other than shares owned by Ascend and its wholly-owned subsidiaries and other than Dissenting Shares) shall be converted into the right to receive a fraction of a fully paid and non-assessable share of Ascend Common Stock that is equal to the quotient of (A) the Merger Consideration, less the aggregate number of shares of Ascend Common Stock issuable to holders of Series D Preferred Stock, as described above, divided by (B) the sum of the aggregate number of shares of Whitetree Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which are issued and outstanding as of the Effective Time (other than shares owned by Ascend and its wholly-owned subsidiaries) and the aggregate number of shares of Whitetree Common Stock which are issuable upon exercise of the Whitetree Options and Whitetree Warrants other than Whitetree Warrants to purchase Series D Preferred Stock (the "Common Conversion Number"). Solely for purposes of clauses (A) and (B), no shares of Whitetree Capital Stock shall be deemed to be Dissenting Shares.

  The following table sets forth the approximate Common Conversion Number and Series D Conversion Number applicable to, and the approximate value of the Ascend Common Stock to be received in exchange for each share of Whitetree Capital Stock, at various Ascend Average Stock Prices. The conversion numbers and valuations contained in the table assume no change in Whitetree's capital structure since February 14, 1997 and the cash exercise prior to the Effective Time of all Whitetree Warrants except Whitetree Warrants to purchase Series D Preferred Stock. Dollar values in the table are based on the Average Ascend Stock Price and may not reflect actual market value realizable by shareholders of Whitetree.

                                       WHITETREE COMMON STOCK,
                                      SERIES A PREFERRED STOCK,
                                    SERIES B PREFERRED STOCK AND
                                      SERIES C PREFERRED STOCK           SERIES D PREFERRED STOCK
                                ------------------------------------- ------------------------------
                                                    DOLLAR VALUE OF
                                                  ASCEND COMMON STOCK
                                                  RECEIVED PER SHARE               DOLLAR VALUE OF
                                                     OF WHITETREE                ASCEND COMMON STOCK
                                                     CAPITAL STOCK                  RECEIVED PER
                                                      (OTHER THAN      SERIES D       SHARE OF
                                     COMMON       SERIES D PREFERRED  CONVERSION      SERIES D
   ASCEND AVERAGE STOCK PRICE   CONVERSION NUMBER       STOCK)          NUMBER     PREFERRED STOCK
   --------------------------   ----------------- ------------------- ---------- -------------------
     $91.11..................         .0647              $5.89          .0843           $7.68
      80.00..................         .0736               5.89          .0960            7.68
      70.00..................         .0728               5.09          .1097            7.68
      64.25..................         .0721               4.63          .1195            7.68
      60.00..................         .0716               4.30          .1280            7.68
      56.00..................         .0767               4.30          .1371            7.68
      48.89..................         .0878               4.30          .1571            7.68

The number of shares to be issued to each holder of Whitetree Capital Stock exchanged pursuant to the Merger Agreement who would otherwise be entitled to receive a fraction of a share of Ascend Common Stock (after taking into account all of the Whitetree Capital Stock delivered by such holder) shall be rounded up to the nearest whole share. All such shares of Whitetree Capital Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Ascend Common Stock upon the surrender of such certificate in accordance with the procedures detailed below, without interest. See "The Merger Agreement-- Conversion of Securities."

  Upon the consummation of the Merger, each Whitetree Warrant which is outstanding at the Effective Time and which has not theretofore been exercised, will be treated as if such Whitetree Warrant had been exercised immediately prior to the Effective Time pursuant to the net exercise provisions thereof, and will automatically be converted, without further action by Whitetree or the holder thereof, into the right to receive that number of shares of Ascend Common Stock into which the shares of Whitetree Capital Stock issuable pursuant to the net exercise provisions of such Whitetree Warrant would be converted in the Merger.

  Upon the consummation of the Merger, each share of Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation.

  As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail transmittal forms and exchange instructions to each holder of record of Whitetree Capital Stock to be used to surrender and exchange certificates evidencing shares of Whitetree Capital Stock for certificates evidencing the shares of Ascend Common Stock to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing Whitetree Capital Stock will be able to surrender such certificates to the Exchange Agent, and each such holder will receive in exchange therefor certificates evidencing the number of whole shares of Ascend Common Stock to which such holder is entitled. Such transmittal forms will be accompanied by instructions specifying other details of the exchange. WHITETREE SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

ESCROW AND INDEMNIFICATION

  At the Effective Time, Ascend will deposit into escrow certificates representing five percent (5%) of the shares of Ascend Common Stock issuable to the holders of Whitetree Capital Stock as of the Effective Time, on a pro rata basis. If any of the Whitetree Options are exercised after the Effective Time and before the end of the Escrow Period, five percent (5%) of the shares of Ascend Common Stock issuable upon the exercise of such options will be added to the Escrow Fund. At the end of the Escrow Period (as defined below), if any Whitetree Options have not been exercised, such options will be subject to similar adjustment, and the number of shares of Ascend Common Stock issuable upon the exercise of such options will be reduced in proportion to any reduction in the number of shares of Ascend Common Stock received by holders of Whitetree Options assumed by Ascend which are exercised prior to the termination of the Escrow Fund.

  The Escrow Fund will be deposited with an institution (the "Escrow Agent") designated by Ascend and reasonably acceptable to the party serving as agent for the Whitetree shareholders (the "Shareholder Agent"). The Escrow Fund will be available to indemnify Ascend and certain related parties for specified damages that Ascend and certain related parties have incurred or reasonably anticipate incurring by reason of the breach by Whitetree of any representation, warranty, covenant or obligation of Whitetree contained in the Merger Agreement (the "Damages"). Claims against the Escrow Fund shall be Ascend's sole remedy following the Merger for any such breaches. Ascend's right to receive shares from the Escrow Fund is subject to certain limitations. The Escrow Fund will continue in existence until the earlier of (i) 5 p.m., California time, one year following the Closing Date or (ii) the filing with the SEC of Ascend's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 or (iii) the release of Ascend's Annual Report to Stockholders for the fiscal year ended December 31, 1997 (the "Escrow Period"); provided, however, that six (6) months after the Closing Date, if there are no pending or disputed claims, fifty percent (50%) of the number of shares comprising the Escrow Fund less any payments made to Ascend and certain related parties as a consequence of any Damages shall be released to the former shareholders of Whitetree on a pro rata basis.

  Notwithstanding the foregoing, Ascend may not receive any shares from the Escrow Fund unless and until the aggregate amount of Damages exceeds $100,000. To receive any Escrow Shares, notice of Damages must be delivered to the Escrow Agent and the Shareholder Agent and if the Shareholder Agent disputes the claim, the matter must be resolved by binding arbitration. For the purpose of compensating Ascend for its Damages, the Escrow Shares shall be valued at a price equal to the Ascend Average Stock Price.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various customary representations and warranties by Whitetree, Ascend and Sub relating to, among other things, (i) due organization, valid existence, good standing and similar corporate matters;
(ii) capital structure; (iii) the authorization, execution, delivery and enforceability of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement and certain related matters; (iv) the absence of conflicts under charter documents or by-laws, required consents or approvals, and the absence of violations of any instruments or law. In addition, the Merger Agreement contains certain representations by Ascend concerning (i) the absence of any material undisclosed liabilities or any material adverse effect on the business, assets, properties, liabilities, financial condition, operations or results of operations of Ascend and its subsidiaries taken as a whole and (ii) documents and financial statements filed by Ascend with the SEC and the accuracy of information contained therein; and representations and warranties by Whitetree concerning (i) the accuracy of the financial statements prepared by Whitetree; (ii) the absence of material undisclosed liabilities; (iii) the absence of any material adverse effect relating to the business, assets, properties, liabilities, financial condition, operations or results of operations of Whitetree and its subsidiaries; (iv) taxes, tax returns and audits; (v) tangible assets and real properties; (vi) intellectual property; (vii) bank accounts; (viii) certain employment and labor matters; (ix) agreements, contracts and commitments;
(x) litigation; (xi) environmental matters, hazardous materials and hazardous materials activities; (xii) employee benefit plans; (xiii) compliance with laws; (xiv) governmental authorizations; (xv) insurance; (xvi) matters affecting the availability of pooling of interests accounting; (xvii) powers of attorney; (xviii) director and officer indemnification rights and claims;
(xix) restrictions on business activities; (xx) the absence of "golden parachutes;" (xxi) matters relating to the due diligence process; and (xxii) the accuracy and completeness of Whitetree's representations, warranties, statements, schedules and certificates.

CERTAIN COVENANTS AND AGREEMENTS

  Pursuant to the Merger Agreement, Whitetree has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as otherwise consented to in writing by Ascend or as contemplated by the Merger Agreement, Whitetree and it subsidiaries will: (i) carry on their respective businesses in the ordinary course in substantially the same manner as previously conducted; (ii) pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, and pay or perform other obligations when due; (iii) preserve intact their respective present business relationships; (iv) not accelerate, amend or change the period of exercisability of options granted under any employee stock plan, except as required pursuant to the plan or any related agreement; (v) not transfer or license or otherwise extend, amend or modify any rights to their respective intellectual property, other than in the ordinary course of business consistent with past practices; (vi) not declare or pay any dividends on or make other distributions in respect of any of their respective capital stock, not effect certain other changes in their respective capitalization, and not purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with the termination of service; (vii) not issue, or authorize or propose the issuance of, any shares of their respective capital stock or securities convertible into shares of their respective capital stock, or any subscriptions, rights, warrants, or options to acquire, or other agreements obligating any of them to issue any such shares or other convertible securities, subject to certain exceptions; (viii) not engage in any material acquisition; (ix) subject to certain exceptions, not sell, lease, license or otherwise dispose of material properties or assets; (x) not increase the compensation payable to their respective officers or employees (except for increases consistent with past practices), grant additional severance or termination pay or enter into employment agreements with officers or any non-officer employee or enter into any collective bargaining agreement or establish, adopt, enter into or amend any plan for the benefit of their respective directors, officers or employees, subject to certain exceptions;
(xi) not revalue any of their respective assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (xii) not incur indebtedness for money borrowed (or guarantees thereof) other than indebtedness incurred under existing lines of credit consistent with prior practice; (xiii) not amend their respective charter documents or bylaws; (xiv) not incur, with certain exceptions, material capital expenditures; (xv) not enter into or amend any agreements pursuant to which any third party is granted exclusive marketing or manufacturing rights with respect to any Whitetree product (xvi) not amend or terminate any material contract, agreement or license to which any of them is a party except in the ordinary course of business; (xvii) not waive or release any material right or claim, except in the ordinary course of business; (xviii) not initiate any litigation or arbitration proceeding; (xix) not compromise or otherwise settle or adjust any assertion or claim of deficiency in taxes, extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation; (xx) not change their respective accounting or personnel policies; (xxi) not grant any power of attorney or similar right; (xxii) not take any action that would or is reasonably likely to result in any of its representations and warranties made in the Merger Agreement becoming untrue;

(xxiii) promptly notify Ascend of any event or occurrence not in the ordinary course of business where such event or occurrence would result in a beach of any covenant of Whitetree or cause any representation or warranty of Whitetree to be untrue; and (xxiv) confer on a regular basis with Ascend on operational matters of materiality.

  The Merger Agreement also provides for certain additional agreements among the parties to the Merger, including but not limited to the following:

  No Solicitation. Whitetree has agreed that it will not, directly or indirectly, through any officer, director, employee, representative or agent
(i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation pursuant to a tender offer) or similar transactions or series of transactions involving Whitetree, other than the transactions contemplated by the Merger Agreement (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal. Whitetree is required to notify Ascend (orally and in writing) within 24 hours after receipt of any Acquisition Proposal, a third party's intent to make an Acquisition Proposal, or any request for non-public information or access to its properties, books or records in connection with an Acquisition Proposal.

  Third-Party Consents. Each party has agreed to use its reasonable efforts to obtain the consents, waivers and approvals under the contracts to which it or any of its subsidiaries is a party as may be required in connection with the Merger.

  Notice of Certain Events. Each party has agreed to give prompt notice to the other of the occurrence of any event which is likely to cause any representation or warranty in the Merger Agreement to be untrue in any material respect at or prior to the Effective Time and to give prompt notice of any failure to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with under the Merger Agreement.

  Tax Free Reorganization. Ascend and Whitetree each have agreed to use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

  Pooling. Ascend and Whitetree each have agreed to use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. In this regard, Ascend has agreed to limit trading under the Ascend Insider Trading Policy and Whitetree has agreed to cause its affiliates to enter into pooling agreements. Pursuant to such pooling agreements, Whitetree's affiliates have agreed not to sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position or enter into any similar transaction until after Ascend publicly announces financial results covering at least thirty (30) days of combined operations of Ascend and Whitetree, subject to a limited exception if the transfer meets a "de minimis" test. In addition, it is a condition to the parties' obligation to consummate the Merger that each shall have received a letter from its respective independent accountants as to their concurrence with the conclusion of the respective company's management regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principals Board Opinion No. 16 if the Merger is consummated in accordance with the Merger Agreement.

  Assumption of Whitetree Options. Ascend has agreed that upon consummation of the Merger, each then-outstanding Whitetree Option will be assumed by Ascend and will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Whitetree Option, the same number of shares of Ascend Common Stock (rounded down to the nearest whole share) as the holder of such Whitetree Option would have been entitled to receive pursuant to the Merger had such holder exercised such Whitetree Option in full immediately prior to the consummation of the Merger, at a price per share (rounded up to the nearest whole cent) equal to the per share exercise price of such Whitetree Option as in effect immediately prior to the Effective

Time divided by the Common Conversion Number. Following the Effective Time, Ascend will issue to each holder of a Whitetree Option a document evidencing the assumption of such Whitetree Option by Ascend.

  Ascend has agreed to file a registration statement on Form S-8 for the Ascend Common Stock issuable with respect to Whitetree Options assumed by Ascend no later than three (3) business days after the Closing Date.

  Indemnification and Insurance. The Merger Agreement provides that Whitetree shall and, from and after the Effective Time, Ascend and the Surviving Corporation shall, indemnify, defend and hold harmless each person who was an officer or director of Whitetree or any of its subsidiaries as of the date of the Merger Agreement or had been such an officer or director at any time prior to the date thereof (or who becomes a director or officer of Whitetree or any of its subsidiaries prior to the Effective Time) (each an "Indemnified Party") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director, officer or employee of Whitetree or any subsidiary of Whitetree, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including, without limitation, all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent that a corporation is permitted under the CGCL to indemnify its own directors, officers or employees, as the case may be. In addition, Whitetree, Ascend and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of certain undertakings. After the Effective Time, Ascend and the Surviving Corporation will fulfill, assume and honor in all respects the indemnification obligations of Whitetree pursuant to Whitetree's Amended and Restated Articles of Incorporation.

  Confidentiality and Non-Disclosure. In connection with the Merger each of Ascend and Whitetree have provided to the other certain confidential information concerning their respective businesses. The parties have agreed that unless and until the Merger is consummated, all such information shall be held in strict confidence and used solely for the purpose of evaluating the Merger and the transactions contemplated by the Merger Agreement and the planning for the implementation of the Merger. If the Merger is consummated, only Ascend shall have the right to disclose Ascend's and Whitetree's confidential information. If, however, the Merger is not consummated, each party shall be obligated to return the other party's confidential information and destroy any analyses, studies or other documents that they have prepared using the other party's confidential information. Ascend and Whitetree have agreed that in the event of a breach of the confidentiality provisions, the non-breaching party shall be entitled to equitable relief.

  Further Action. Each of the parties has agreed to use its reasonable efforts to take all actions necessary, proper or advisable to consummate the Merger and all transactions contemplated thereunder; including without limitation the making of all necessary government filings.

CONDITIONS TO CLOSING

  The Merger Agreement also provides that consummation of the Merger is subject to the fulfillment or waiver of a number of conditions at or prior to the Effective Time. The following are conditions to both parties' obligations to consummate the Merger: (i) receipt by Whitetree of all requisite shareholder approvals; (ii) receipt by the parties of all necessary government approvals and the expiration or early termination of all antitrust review periods; (iii) the absence of any legal or regulatory restraint preventing the consummation of the Merger; (iv) receipt by Ascend and Whitetree of substantially identical written tax opinions from their counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (v) receipt by Ascend and Whitetree of letters from their respective accountants as to their concurrence with the conclusion of the respective company's management regarding the appropriateness of pooling of interests accounting for the Merger.

  The obligation of Ascend to consummate the Merger is subject to the following further conditions: (i) the accuracy in all material respects of Whitetree's representations and warranties as of February 14, 1997 and the continued accuracy in all material respects of Whitetree's representations and warranties concerning its intellectual property as of the Closing Date (subject to certain limited exceptions), and the delivery of an appropriate certificate by Whitetree to such effect; (ii) compliance by Whitetree in all material respects with its covenants and agreements under the Merger Agreement, and the delivery of an appropriate certificate by Whitetree to such effect; (iii) receipt of all necessary third party consents to the Merger;
(iv) acceptance of employment with Ascend by, and the execution and delivery of confidentiality and inventions assignment agreements by, Maureen Lawrence, Kingston Duffie and Kathryn Hill, each a Whitetree executive officer and
(v) the delivery of certain ancillary agreements by affiliates of Whitetree.

  The obligation of Whitetree to consummate the Merger is subject to the following further conditions: (i) the accuracy of Ascend's representations and warranties in all material respects as of February 14, 1997 and the delivery of an appropriate certificate by Ascend to such effect; (ii) compliance by Ascend in all material respects with its covenants and agreements under the Merger Agreement, and the delivery of an appropriate certificate by Ascend to such effect; (iii) authorization of the Ascend Common Stock to be issued in the Merger for listing on The Nasdaq National Market; and (iv) absence of any material adverse effect on the business, assets (including intangible assets), properties, liabilities (contingent or otherwise), financial condition, operations or results of operations of Ascend with its subsidiaries taken as a whole and the delivery of an appropriate certificate by Ascend to such effect.

  Any of the conditions in the Merger Agreement may be waived by the party benefited thereby, except those conditions imposed by law.

RELATED MATTERS AFTER THE MERGER

  At the Effective Time the Amended and Restated Articles of Incorporation and Bylaws of Whitetree, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation.

  The directors and officers of Sub immediately prior to the Effective Time will be the initial officers and directors of the Surviving Corporation.

TERMINATION

  The Merger Agreement is subject to termination by mutual written consent of Ascend and Whitetree and at the option of either Ascend or Whitetree if the Merger is not consummated by May 31, 1997, unless the waiting period pursuant to the HSR Act has not expired, in which event the Merger Agreement shall not be terminable until September 30, 1997. The Merger Agreement also is subject to termination by Ascend or Whitetree if a court of competent jurisdiction or other governmental entity permanently enjoins, restrains or otherwise prohibits the Merger. In addition, (i) Ascend may terminate the Merger Agreement if the Ascend Average Stock Price is less than $48.89 and Whitetree does not agree to fix the Merger Consideration at 1,350,000 shares of Ascend Common Stock; and (ii) Whitetree may terminate the Merger Agreement if the Ascend Average Stock Price is greater than $91.11 and Ascend does not agree to fix the Merger Consideration at 970,000 shares of Ascend Common Stock.

  In the event of any termination of the Merger Agreement by either Ascend or Whitetree as provided above, the Merger Agreement will become void and there will be no liability or obligation, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in the Merger Agreement.

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

AMENDMENT AND WAIVER

  The Merger Agreement may be amended at any time by action taken or authorized by the respective Boards of Directors of Ascend and Whitetree, but after approval by the shareholders of Whitetree of the matters presented in connection with the Merger, no amendment shall be made which by law requires further approval by such shareholders, without such further approval. Ascend and Whitetree, by action taken or authorized by their respective Boards of Directors, may extend the time for performance of the obligations or other acts of the other parties to the Merger Agreement, may waive inaccuracies in the representations or warranties contained in the Merger Agreement and may waive compliance with any agreements or conditions contained in the Merger Agreement.

EXPENSES

  Ascend, Sub and Whitetree shall each pay its own costs and expenses incurred with respect to the negotiation, execution and delivery of the Merger Agreement and the exhibits thereto. In the event the Merger is consummated, all investment banking, legal, accounting, broker's and finder's fees incurred by Whitetree in connection with the Merger shall be borne by the Surviving Corporation; provided, however, that unless otherwise agreed to by Ascend, the Surviving Corporation shall not be responsible for any legal or accounting or similar fees incurred in connection with the Merger to the extent such fees are in excess of $200,000.

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

                         INFORMATION CONCERNING ASCEND

  The following Information Concerning Ascend section contains forward-looking statements which involve risks and uncertainties. Ascend's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those factors set forth under "Risk Factors" and elsewhere in this Prospectus/Consent Solicitation Statement.

BUSINESS

  Ascend develops, manufactures, markets, sells and supports a broad range of high-speed integrated remote networking products that enable its customers to build: (i) Internet access systems consisting of point-of-presence ("POP") termination equipment for Internet service providers ("ISPs") and remote site Internet access equipment for Internet subscribers; (ii) high speed Internet Protocol ("IP") switches for application in telecommunications carriers and ISP backbone networks (iii) extensions and enhancements to corporate backbone networks that facilitate access to these networks by remote offices, telecommuters and mobile computer users; and (iv) videoconferencing and multimedia access facilities. These products support existing digital and analog networks.

  Ascend has four product families, each of which is focused on a major application segment: MAX products for wide area network ("WAN") access to corporate backbone networks, Internet access in POPs and multimedia access facilities; GRF products for high performance IP switching in carrier and ISP backbone networks; Pipeline and NetWarp products for telecommuting, remote office access and Internet access by individual sites or users; and Multiband products for videoconferencing and multimedia networks. Ascend's products offer integrated security and network management functionality. These products support a wide variety of application interfaces, switched digital services, digital modem services and digital and analog access line types. This wide range of connectivity and interoperability options significantly increases the number of telecommunication carrier, ISP POP, corporate and individual sites that can benefit from Ascend's products. Ascend's products are distributed and serviced globally and Ascend maintains marketing and sales relationships with ISPs, including UUNET, PSI, BBN, MCI, Demon Internet (UK) and IIJ (Japan), with major telecommunications carriers, including AT&T, Sprint, MCI, GTE, Pacific Bell, Southwestern Bell, British Telecom, France Telecom, Deutsche Telekom and NTT in Japan, with video equipment providers, including Compression Labs, PictureTel and VTEL, and with value-added resellers and distributors throughout the world.

APPLICATIONS

  As a consequence of the availability of a broad range of network services, a new class of internetworking applications has emerged. Four such applications include WAN and Internet access; WAN and Internet backbone switching; remote local area network ("LAN") and Internet subscriber access; and videoconferencing and multimedia access.

  WAN and Internet Access. The WAN and Internet access markets are driven by the growth of switched digital services offered by telecommunications carriers and by the growth of dial-up internetworking offered through Internet service providers, public information network providers, private network service providers and large corporate telecommunications centers. WAN and Internet access requires managed, high capacity, high density termination of digital and analog switched connections and flexible communications to the appropriate backbone network or the Internet through LAN or WAN circuit or frame relay connections.

  WAN and Internet Backbone Switching. The WAN and Internet backbone switching markets are driven by the high growth of the Internet due to increases in the number of individual Internet subscribers and the number of corporations using the Internet as a virtual private network. This growing traffic on the Internet has

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

put increased demands on the backbone equipment at the core of WAN and Internet networks. Today's backbone switches must handle millions of packets of data per second and simultaneously communicate with the approximately 46,000, and growing, peer devices that form the foundation of today's Internet.

  Remote LAN and Internet Subscriber Access. The remote office and telecommuting/SOHO market is driven primarily by the need for organizations to increase the productivity of network users by extending their corporate backbone network beyond its dedicated leased digital circuit boundaries to remote offices, telecommuters, mobile computer users, vendors and customers. The Internet access market is driven by the need for organizations and individuals to have switched digital connections to Internet services such as inter-company electronic mail, file transfers and the World Wide Web. Remote LAN and Internet subscriber access requires managed, cost-effective connections that can be established and terminated as needed, at sufficient bandwidth.

  Videoconferencing and Multimedia Access. Today's videoconferencing market is driven by corporate demands for better and more efficient communications, thereby enhancing video room system access and worker productivity. With the emergence of the desktop video market, the demand for high performance switched connectivity allowing intra-company as well as inter-company video access equipment has grown. The multimedia market is driven by an array of emerging multimedia access applications which include multimedia banking, telemedicine and distance learning.

  Coincident with the demand for connectivity driven by these applications has been the need for integrated security. In addition, connectivity equipment must contain sophisticated bandwidth management technology to address the significant connectivity challenges posed by the large variety of network services, communications protocols and application-specific requirements. Furthermore, connectivity equipment must have the reliability and scalability demanded by large telecommunications carriers and ISPs which provide these services on a worldwide basis.

THE ASCEND SOLUTION

  Ascend provides the major components of a remote networking solution: access equipment for the remote site, access equipment for the edge of the network, and high speed backbone switching equipment for the core of the network. Ascend's access and backbone systems establish high-speed transparent connections whose bandwidth, duration and destination can be adjusted to suit user application needs.

  Ascend's remote LAN and Internet subscriber access products and WAN and Internet access products integrate digital modem technology in addition to switched digital technology, allowing dynamic selection of analog or digital dial-up services and a seamless transition and integration of digital and analog services within a telecommunications carrier, corporation or an ISP's network. Ascend's products also provide integrated network management and security functionality.

  Ascend's product families incorporate scaleable, modular software and hardware architectures that facilitate rapid, flexible customer deployments. This scalability and modularity also has allowed Ascend to rapidly develop new products and additional features. Hardware platforms range from lower cost systems using general purpose microprocessors to high-performance scaleable systems with state-of-the-art RISC processors. All products have integrated hardware and software platforms that can be configured into a wide variety of systems to suit customers' specific needs for capacity, functionality and cost effectiveness.

ASCEND STRATEGY

  Ascend's objective is to maintain a leadership position in the market for remote networking systems using the following strategies:

  Focus on Targeted Applications Markets. Ascend's first product family, the Multiband family, was introduced in February 1991. By focusing on videoconferencing and working closely with telecommunications carriers such as AT&T, MCI and Sprint, Ascend became a market leader in bandwidth on demand videoconferencing access. Building on this success and on the existing Multiband technology, Ascend introduced the MAX product family in late 1992. The MAX family of products supports WAN, Internet and multimedia access applications, and has been widely deployed by ISPs. In 1996, 1995 and 1994, the MAX product family accounted for approximately 82%, 63% and 26% of Ascend's net sales, respectively. In late 1996, Ascend introduced the MAX TNT, a carrier class, high-speed/high-capacity WAN access switch that is the newest member of the MAX product family. In late 1993, to address the expanding remote LAN and Internet access market, Ascend leveraged the technology incorporated in its MAX and Multiband product families and introduced a new product family of remote site access equipment, the Pipeline family of products. In 1996, 1995 and 1994, the Pipeline product family accounted for approximately 12%, 20% and 10% of Ascend's net sales, respectively. In late 1996, Ascend introduced the GRF product family of high performance IP switches. The GRF is the first product family to be introduced by Ascend's High Performance Networking Division (formerly NetStar, Inc.), based in Minneapolis, Minnesota. Also in late 1996, to continue to enhance its offerings to the remote LAN and Internet access market, Ascend introduced the NetWarp product family of high performance ISDN terminal adapters. Ascend will continue to monitor future trends and evolving applications, and intends to enhance and expand its range of product offerings to suit the particular network access requirements of significant new applications markets.

  Provide "Any to Any" Connectivity. Ascend believes that its products must support and enable interoperability among common network services and interfaces. Ascend currently supports major network services including analog modem, ISDN BRI, ISDN PRI, dedicated digital services up to and including SONET(OC12--622 KB/second), Frame Relay, emerging xDSL networks and other derivatives. In addition, Ascend currently supports major equipment interfaces such as serial cabling interfaces (V.35), 10/100 MB Ethernet, FDDI, as well as very high speed interfaces such as HIPPI and HISSI. Ascend intends to support additional application cabling interfaces, digital access lines and analog and digital services when such offerings become necessary to satisfy the needs of end-user customers in the targeted applications markets.

  Leverage Strategic Distribution and Marketing Relationships. Since its inception in 1989, Ascend has developed close relationships with important value-added resellers ("VARs"), distributors, ISPs, telecommunications carriers and applications equipment manufacturers around the world to support marketing and sales activities in each of its targeted applications markets. Ascend leverages the capabilities, resources, expertise and market presence of these strategic partners to bring Ascend's products to market rapidly and to respond to developments in these markets. Ascend intends to develop similar strategic relationships with additional partners in the future with the aim of obtaining comparable benefits.

  Focus on Global Markets and Applications. Organizations around the world utilize the applications targeted by Ascend's products, often across national borders. To achieve continued success, Ascend's products must support analog and digital services available in the major industrial countries throughout the world and enable interoperability of these services. Ascend intends to continue to invest in product development aimed at these global markets. Ascend currently markets and sells its products outside of North America in Europe, Asia, the Pacific Basin and Latin and South America. Ascend intends to support telecommunications services in additional countries as those services become available.

  Exploit Flexible Product Architecture For Rapid Time to Market. All of Ascend's products leverage integrated core software components. This core software is designed to be extensible to accommodate new applications, cabling interfaces, digital access lines and carrier digital services. The software currently operates on three different families of microprocessors, from relatively low-cost processors, such as the Intel 80C18 and Motorola's 68xxx, to state-of-the-art RISC-based processors such as the Intel i960, and is designed to be ported to other microprocessors in the future. In addition, Ascend has designed its hardware architecture in a modular fashion so that it can use elements of this architecture in future products. This flexibility, portability and modularity are intended to facilitate a relatively short product design and development cycle and to enable Ascend to address new applications markets and support new network services offered by telecommunications carriers.

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

CURRENT PRODUCTS

  Ascend has developed four product families based on an integrated software-based architecture intended to permit its products to: (i) connect to the major types of analog and digital access lines worldwide; (ii) connect to widely available dedicated line services, switched digital service, and digital modem services; (iii) connect to the major types of telecommunications services worldwide; (iv) provide support for different types of applications and application interfaces; and (v) accommodate network growth and application expansion in a scaleable fashion.

  Ascend provides integrated firewall and encryption security software for its products. In addition, Ascend's products also support local and remote management of the access equipment, the access line interface and the application interface. Ascend products can be managed from a central location using either Ascend's proprietary remote management protocols or standards-based Simple Network Management Protocol ("SNMP").

 MAX

  Ascend introduced its first MAX products in late 1992. Sales of MAX products accounted for approximately 82%, 63% and 26% of Ascend's net sales in 1996, 1995 and 1994, respectively. Products in the MAX product family range from the low-end MAX 200+ to the recently introduced MAX TNT, a carrier class, high-speed/high-capacity WAN access switch. The entire MAX family of integrated access servers provide bandwidth on demand for WAN, Internet and multimedia access over common sets of digital access lines. Each MAX product supports a modular card and backplane system that allows users to configure each unit according to application and bandwidth requirements. MAX products can be configured with HDLC and digital modem cards to act as a central site remote LAN access server, allowing up to 672 simultaneous remote users to dial into the corporate backbone network or ISP network. MAX 2000 and 4000 series units can be configured with Multiband cards, providing up to 36 high-speed inverse multiplexing ports for central site videoconferencing, dedicated circuit backup and disaster recovery, dedicated circuit overflow and load balancing, high speed bulk file transfer, high quality audio transmission and other applications. MAX product family features include:

  . Wide capacity range from MAX 200+ (8 sessions) to MAX TNT (672 sessions).

  . High density digital modem support (72 per MAX 4004; 672 per multi-shelf MAX TNT).

  . Frame relay connectivity via a high speed serial connection (1 X 8Mbps per MAX 4004; 4 X 53Mbps per MAX TNT), connection to a local frame relay switch or integrated T1 CSU/DSU (4 X 24 DS0s per MAX 4000; 128 X 24 DS0s per MAX TNT) access to a remote switch.

  . Dynamic Bandwidth Allocation (MP, MPP, BACP) and Inverse Multiplexing (AIM, BONDING) support facilitates the needs of modern remote access and videoconferencing environments.

  . The TNT can accommodate a full DS3, and has 10/100Mbps Ethernet, HSSI, FDDI, V.35, POTS, E1/T1/PRI, Digital Modem, Unchannelized T1 redundant AC or DC power supply and hot-swappable modules.

  . Translation of traditional T1/PRI signaling to out-of-band ISDN signaling for support of voice services offered through a PBX.

  . Support of network access from multiple diverse network carriers and unique hardware provides load-based, circuit-level automatic backup and overflow accommodation for fault-tolerance.

  . Heterogeneous network access, providing T1, ISDN PRI and ISDN BRI concurrently in the same device to optimize bandwidth utilization and cost. Low-bandwidth, low-cost ISDN BRI access lines may be used as backup for a T1 access line. ISDN BRI may also provide ISDN to the desktop for desktop videoconferencing.

  Ascend has obtained certification for MAX products in approximately 35 countries and has applied for certification in several other countries. Low and mid-level MAX units generally range in list price from $2,400 to $30,000, with units fully configured with digital modems ranging up to approximately $60,000. MAX TNT units generally range in list price from $60,000 for a basic configuration to $300,000 for a multi-shelf configuration.

 GRF

  Ascend introduced its first GRF products in September 1996. The GRF family of high-performance IP switches enables telecommunications carriers and ISPs to offer cost-effective competitive network access and backbone services. The GRF's unique architecture combines its Layer-3 switch with intelligent IP forwarding media cards to deliver scaleable performance up to 10 million packets per second. The GRF products are equipped to handle the high-bandwidth requirements of demanding network environments, such as the Internet.

  The GRF easily integrates into existing networks using industry-standard LAN and WAN interfaces. Network designers can place the GRF into their backbone network to consolidate equipment, increase port density, increase packet handling and router handling capacity and reduce the cost of ownership.

  The GRF family includes the GRF 400 and GRF 1600. Introduced in September 1996, the GRF 400 offers 4 Gb/s bandwidth to support up to four media cards and forward up to 2.8 million packets per second. Ascend announced its newest IP switching product, the GRF 1600, in February 1997. The GRF 1600 has 16 Gb/s bandwidth to support up to 16 media cards and deliver scaleable performance of up to 10 million packets per second.

  GRF IP switch features include:

  . Support for industry-standard media types such as HSSI, 10/100 Base-T, ATM OC3c, IP/SONET OC-3cf, ATM OC-12c, FDDI, CDDI and HPPI.

  . Quick Branch Routing Technology (QBRT) for hardware-assisted full route table lookup of up to 150,000 routes in less than 2.5 microseconds.

  .  Full suite of routing protocols including multicast, BGP3/4 and IS-IS.

  . High-availability features including redundant load-balancing power supplies, redundant load-balancing fans (GRF 1600), hot swappable media cards and remote access and reboot.

  The GRF 400 is now available with a base unit price of approximately $15,650. The GRF 1600 base unit is scheduled to be available in North America in the second quarter of 1997 at a starting price of approximately $32,000. Media cards for the GRF 400 and GRF 1600 are currently available at prices ranging from $13,500 to $25,000. A typical system configuration is $96,000.

 Pipeline and NetWarp

  Ascend introduced its first Pipeline products in late 1993. Sales of Pipeline products accounted for approximately 12%, 20% and 10% of Ascend's net sales in 1996, 1995 and 1994, respectively. The Pipeline product family provides access equipment for remote office, telecommuting, SOHO and Internet access. Pipeline products incorporate standards-based LAN routing and bridging protocols transmitted over switched or dedicated digital services, and include inverse multiplexing functionality to allow users to obtain higher data rates than are available from individual digital access lines and switched digital circuits.

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

  Pipeline products support the major types of digital access lines and provide interoperability between different access line types. Certain of the Pipeline features enabling remote LAN access include:

  . Security protocols such as Challenge Handshake Authentication Protocol ("CHAP"), Password Authentication Protocol ("PAP") and UNIX Syslog. Security protocols are crucial to ensure the integrity of the backbone network.

  . Support of additional security capabilities including call-back and filtering on a per-caller basis.

  . Packet-level inverse multiplexing for greater performance than can be obtained over single channel connections.

  . Support for key encapsulation protocols including PPP, MP and Ascend's and other companies' proprietary encapsulation protocols.

  .  Support for data compression over WANs for improved performance.

  . Support of protocol spoofing to minimize connect-time costs over the WAN and to maximize remote site performance.

  .  Call Detail Recording ("CDR") for billing and monitoring purposes.

  . Filter-based call establishment and termination to ensure that connections are active only for the duration required for the application.

  .  Telnet and SNAP network management capabilities.

  Members of the Pipeline product family include the low-end Pipeline 25-PX and Pipeline 25-FX, the mid-range Pipeline 50 and Pipeline 75, and the Pipeline 130, which may be used for high-end remote LAN access or as a small central site WAN access device. The low-end products in the Pipeline product family are targeted at the telecommuting and Internet access market and are designed for the less technically sophisticated user. Ascend distributes these products through channels targeted at such users. These products have yielded lower gross margins than Ascend's other products. Ascend has obtained certification for Pipeline products in approximately 30 countries and has applied for certification in several other countries. Pipeline 25-PX units generally range in list price from $595 to $695. Pipeline 50 units generally range in list price from $895 to $1,695 and Pipeline 130 units generally range in list price from $1,895 to $1,995.

  In late 1996, to enhance its offerings in the remote LAN and Internet access market, Ascend introduced the NetWarp product family of high performance ISDN terminal adapters ("TAs"). NetWarp products address the burgeoning market of home users who want high-speed ISDN access to the Internet. NetWarp products are designed to address the three primary end-user requirements for ISDN dial-up: performance, low cost and easy installation. The NetWarp ISDN terminal adapters support all three Windows environments: Windows 3.x, Windows/NT and Windows 95. To facilitate installation and ease of set-up, NetWarp products are plug and play capable and include automatic switch protocol detection to eliminate error-prone manual configuration required in existing TA-type products. NetWarp units generally range in list price from $169 to $349.

 Multiband

  Ascend introduced its first Multiband products in February 1991 and introduced a cost-reduced product, the Multiband Plus, in May 1992. In 1995, Ascend introduced the Multiband VSX, a less expensive, reduced functionality version of its Multiband Plus product. Sales of Multiband products accounted for approximately 5%, 15% and 58% of Ascend's net sales in 1996, 1995 and 1994, respectively. The Multiband family is focused primarily on videoconferencing and multimedia applications. This family of bandwidth on demand controllers provides global bandwidth on demand at speeds from 56 kbit/s to 4 Mbit/s using switched digital services.

  The Multiband Plus product supports four simultaneous high-speed digital connections, connecting to applications using serial ports. The product incorporates inverse multiplexing, dynamic bandwidth allocation, global connectivity and comprehensive management capabilities to allow users to create bandwidth on demand network solutions primarily for videoconferencing and multimedia applications. Multiband Remote Port Modules ("RPM") facilitate bandwidth distribution within a facility by extending serial data ports from Multiband products over unshielded twisted pair wiring to applications throughout a facility for distances up to 3,400 feet.

  Certain of the key Multiband features enabling videoconferencing access include:

  .  Inverse multiplexing.

  .  Support for all major inverse multiplexing standards, including BONDING.

  .  Remote management capability on all models.

  .  Integrated SNMP management with direct Ethernet access.

  . Support for all major videoconferencing dialing protocols, such as RS-366, extended Switched Digital Services Applications Forum ("SDSAF"),
     V.25 bis and X.21 for international compatibility.

  . Support for dual paired ports to interoperate with the installed base of videoconferencing systems that do not support inverse multiplexing.

  .  Compatibility with the major brands of videoconferencing equipment.

  Ascend has obtained country certifications for Multiband Plus products in approximately 24 countries and has applied for certification in several other countries. Multiband VSX units generally range in list price from $1,200 to $7,500. Multiband Plus units generally range in list price from $7,000 to $12,000.

TECHNOLOGY

  Ascend has developed a core software architecture that is modular and portable. This software is used throughout all products and runs on three different hardware microprocessors: Intel 80C188, Intel RISC i960 and Motorola 68xxx. The key capabilities of Ascend's technology are:

  WAN Protocol Software. Ascend products connect to and manage wide area communications for a variety of digital and analog access lines and switched and leased digital services worldwide. Each digital or analog access line and digital service has specific connect and disconnect protocols. Ascend's products support 36 WAN protocols and five wide area digital access interfaces. These protocols include 20 different ISDN call signaling protocols worldwide.

  Bandwidth Management Software. Ascend's products manage WAN bandwidth over a variety of digital services, digital access lines and user applications. Ascend's products support several bandwidth on demand technologies which allow dynamic changes in bandwidth during a communications session, including Ascend Inverse Multiplexing ("AIM"), and industry standard inverse multiplexing, such as BONDING, as well as software data compression.

  Remote LAN Access Software. Ascend's products incorporate standards used in remote LAN access including Point-to-Point Protocol ("PPP") and Multilink PPP ("MP"). Ascend has also developed proprietary extensions to the standard protocols by optimizing them for remote LAN access. These include MPP, Ascend's Multipoint Point-to-Point Protocol.

  Standards-Based Security. Ascend's products support many standard and extended methods for providing security and access control for WAN access, including CHAP, PAP, Extended TACACS, Radius and UNIX Syslog.

  Application Specific Software. Ascend's products support a wide variety of application equipment, such as videoconferencing equipment, routers, T1 multiplexers and PBXs, and a wide variety of application cabling, such as serial ports and unshielded twisted pair wiring. Ascend's Multiband product family implements the videoconferencing protocol RS-366 and is compatible with videoconferencing equipment manufactured by Compression Labs, PictureTel, VTEL, British Telecom, GPT Panasonic and others. In addition, Ascend's products support network management, remote diagnostics and a wide variety of advanced security protocols.

MARKETING AND SALES

  Ascend's marketing and sales objective is to ensure that subscribers to network services and users of applications equipment requiring such services are aware of the capabilities and benefits of Ascend's products. To accomplish this objective Ascend has developed and maintains marketing and sales relationships with VARs, distributors, ISPs, major telecommunications carriers and applications equipment manufacturers who, in turn, market and sell Ascend's products to end-user customers. Ascend's sales force also sells products directly to certain end-user customers.

  The primary role of Ascend's sales force is to: (i) provide support to the VARs, distributors, ISPs, telecommunications carriers and applications equipment manufacturers; (ii) assist ISPs and end-user customers in addressing complex network and Internet access problems; (iii) differentiate the features and capabilities of Ascend's products from competitive offerings; and (iv) continually monitor and understand ISPs' and end-user customers' evolving needs for network services.

  Ascend also has several marketing programs to support the sale and distribution of its products. The objective of these programs is to inform VARs, distributors, ISPs, telecommunications carriers, applications equipment manufacturers and end-user customers about the capabilities and benefits available with the use of Ascend's remote networking equipment. The programs include participation in industry trade shows and technical conferences, design and presentation of technology seminars, publication of customer newsletters and technical and educational articles for the trade press and other industry journals and frequent communications with the installed base of end-user customers regarding evolving applications for Ascend's products.

 Internet Service Providers

  Ascend's MAX and Pipeline products are sold through its direct, VAR and distributor channels to ISPs. Ascend has relationships with many major ISPs worldwide, including UUNET, PSI, BBN, MCI, Demon Internet (UK) and IIJ (Japan). UUNET, which first commenced volume purchases of Ascend's products in 1995, accounted for approximately 7% and 11% of net sales in 1996 and 1995, respectively.

 Value-Added Resellers and Distributors

  In North America, Ascend employs a two-tier reseller channel strategy. As part of this strategy, Ascend maintains contractual relationships with and sells its products to VARs and end-users around the world through three large distributors: Merisel, Ingram and Tech Data. In addition, Ascend has entered into non-exclusive agreements with approximately 87 premier VARs to sell and service Ascend's products. The terms of the agreements generally are for periods not in excess of 12 months, subject to annual renewals and earlier termination by either party with prior notice. VARs and distributors are entitled to periodically return unsold inventory to Ascend. Returns are subject to a maximum limit and may be subject to a minimum restocking requirement. To date such inventory returns have not been material.

 Telecommunications Carriers

  Ascend's products are sold and serviced by major telecommunications carriers around the world, including AT&T, Sprint, MCI, GTE, Pacific Bell, Southwestern Bell, U.S. West, Ameritech, British Telecom, France Telecom, Deutsche Telekom and NTT in Japan. Sales to telecommunications carriers are made on open account and are subject to Ascend's standard terms and conditions of sale. Certain of the telecommunications carriers are entitled to periodically exchange unsold inventory for other products offered by Ascend, subject to a maximum exchange limit and subject to a minimum restocking requirement for returned inventory. To date, such inventory exchanges have not been material.

 Applications Equipment Manufacturers

  Ascend's products are also sold and serviced by several applications equipment manufacturers, including Lucent Technologies, Inc. ("Lucent"), Northern Telecom, Inc., Alcatel and NEC. Under its agreement with Lucent, Ascend provides its Multiband, MAX and Pipeline products for resale by Lucent under the Lucent label. Lucent may, at any time, cancel orders for product delivery which it has placed with Ascend, subject to the payment of specified minimum amounts. In addition, Ascend has entered into agreements with applications equipment manufacturers and integrators of videoconferencing equipment, including Compression Labs, PictureTel, VTEL and Panasonic, which authorize these companies to resell Ascend's products using Ascend's identification label. These videoconferencing applications equipment manufacturers are not obligated to purchase minimum volumes of product, and they may cancel orders placed with Ascend at any time prior to scheduled payment.

 North American Sales and Marketing Organization

  As of December 31, 1996, Ascend's North America sales and marketing organization included 265 individuals, including managers, sales representatives, and technical and administrative support personnel. Ascend has 44 sales offices located in the following metropolitan areas: Atlanta, Boston, Chicago, Cincinnati, Cleveland, Columbus, Durham, Dallas, Denver, Hartford, Houston, Indianapolis, Kansas City, Los Angeles, Minneapolis, New York, Orlando, Phoenix, Portland, Providence, Salt Lake City, San Francisco, Seattle, St. Louis, Tampa, Toronto, Vancouver and Washington D.C. Ascend intends to continue to recruit highly trained individuals for its North America sales organization.

 International Sales

  Ascend's international sales have been principally export sales and currently are made through approximately 200 telecommunications carriers, Internet service providers, VARs and distributors servicing approximately 50 countries, including Japan, Germany, the United Kingdom, France, Sweden, Belgium, Italy, Spain, Hong Kong, Australia, Singapore, Korea, Taiwan and China. The carriers, VARs and distributors generally provide system installation, technical assistance and support to end-user customers within their area of responsibility. Generally, international telecommunications carriers, VARs and distributors have non-exclusive rights to sell and market Ascend's products within their respective countries.

  As of December 31, 1996, Ascend's international sales organization included 101 individuals, including managers, sales representatives and technical and administrative support personnel. Ascend has sales offices in the United Kingdom, Germany, France, Belgium, Japan, Hong Kong, Singapore and Australia.

  International sales accounted for approximately 48%, 29% and 20% of net sales in 1996, 1995 and 1994, respectively (see Note 1 of Notes to Consolidated Financial Statements). International sales are made in United States dollars and are subject to government controls and other risks associated with international business activities. See "Risk Factors-- International Sales." To date, Ascend has not experienced any material difficulties or interruptions with respect to its international business activities.

TECHNICAL ASSISTANCE AND SUPPORT

  A high level of continuing technical assistance and support is important to Ascend's objective of developing long-term relationships with customers. The majority of these technical assistance and support activities are related to installations and network configuration issues and are primarily provided by third parties distributing Ascend's products. Ascend supports its sales personnel and customers by providing telephone support and remote access to customer installations through Ascend's Technical Assistance Centers in Alameda, California and

Sophia Antipolis, France. Remote access is accomplished either through a digital dial-up network connection directly to a customer's installation or through a modem connection to the control port of the customer's system. The connection allows Ascend's technical support personnel to remotely analyze and correct software, installation and configuration problems. Ascend also offers on-site installation and technical assistance for fixed fees, which to date have not been significant.

  Ascend's products have standard warranties of up to 12 months. Ascend has a variety of comprehensive and flexible hardware and software maintenance and support programs available for products no longer under warranty, with services ranging from time and materials remote service support to 24-hour on-site support, depending on the end-user customer preference. Ascend also offers various training courses for its third party resellers and end-user customers. To date, revenues attributable to customer service, support and training services have not been significant.

RESEARCH AND DEVELOPMENT

  Ascend believes that its future success depends in part on its ability to continue to enhance its existing products and to develop new products that maintain technological competitiveness. Ascend also believes its product development activities should be directed to solving the practical needs of its customers. Ascend monitors changing customer needs and works closely with users of network access products, including ISPs, telecommunications carriers, applications equipment manufacturers, VARs and distributors, end-user customers and market research organizations to monitor changes in the marketplace. Ascend intends to remain dedicated to industry standards and to continue to support emerging WAN protocol standards and carrier services.

  Ascend's software and hardware architecture is modular in design, facilitating a relatively short product design and development cycle and reducing the time to market for new products and features. Ascend has utilized this architectural design to develop and introduce numerous product models and enhancements since the introduction of its first products in 1991. Ascend intends to continue to utilize this architectural design to develop and introduce additional products and enhancements in the future.

  Ascend and its major customers test new products prior to their general commercial availability. Ascend conducts both internal testing and beta testing with selected customers. To date, Ascend has not experienced any material product returns or software or hardware defects.

  Ascend has expanded its research and development expertise by acquiring key technologies and core competencies through mergers with and acquisitions of public and private companies in the networking industry. In 1997, Ascend acquired InterCon Systems Corporation ("InterCon"), a leading developer of client software products for both the corporate and ISP markets and has entered into an agreement to acquire Whitetree, Inc. ("Whitetree") a developer and manufacturer of high-speed switching products. In December 1996, Ascend acquired StonyBrook Services, Inc. ("StonyBrook"), a developer of network management software. In August 1996, Ascend acquired NetStar, Inc. ("NetStar"), a developer and manufacturer of high performance, high speed IP network switches. In August 1996, Ascend acquired Subspace Communications, Inc. ("Subspace"), a developer of PC-based data and telecommunications products for the home and small office environments. In March 1996, Ascend acquired Morning Star Technologies, Inc. ("Morning Star"), a developer of network routing software and advanced network security products.

  Ascend is currently undertaking development efforts for each of its product families. MAX development efforts include improving network access and network management capabilities as well as improving price/performance. Pipeline development efforts include digital and analog integration, support of additional WAN protocols and cost reduction engineering. Multiband development efforts include integration of emerging multimedia access applications such as multimedia banking, telemedicine and distance learning as well as improving price/performance.

  Schedules for high technology products are inherently difficult to predict, and there can be no assurance that Ascend will achieve its scheduled first customer shipment dates. Also, there can be no assurance that Ascend's product development efforts will result in commercially successful products, or that Ascend's products will not be rendered obsolete by changing technology or new product announcements by other companies.

  Ascend's research and development expenditures were $40.3 million, $12.4 million and $6.1 million in 1996, 1995 and 1994, respectively. Research and development expenditures are expensed as incurred. At December 31, 1996, 210 full-time employees were engaged in research and development. During 1996, Ascend added development facilities in Columbus, Ohio; Fremont, California; Minneapolis, Minnesota; and Bohemia, New York.

COMPETITION

  The market for remote networking systems is highly competitive and subject to rapid technological change. Ascend expects competition to persist and increase in the future. Ascend's current competitors can be divided into four groups: manufacturers of WAN and Internet access equipment, manufacturers of high speed switching equipment for backbone networks, manufacturers of remote LAN and Internet subscriber access equipment and manufacturers of bandwidth on demand products addressing the needs of the videoconferencing and multimedia market.

  In the WAN and Internet access market, Ascend's primary competitors are Cisco, U.S. Robotics and Shiva. Cisco has substantially greater financial, marketing and technical resources than Ascend. In the WAN and Internet backbone switching market, Ascend's primary competitor is Cisco. In the remote LAN access and Internet subscriber access market, competition is widespread, although few companies have positioned their products specifically as digital bandwidth on demand network access systems. Ascend's primary competitors in this market are Gandalf, Cisco, Shiva and 3Com. In the videoconferencing and multimedia access market, competitors include Teleos Communications (a subsidiary of Madge), Adtran and Promptus Communications (a subsidiary of
GTI).

  Competitive factors in the remote networking market include core technology, breadth of product features, scalability of products, product quality and functionality, pricing, marketing and distribution resources, international certifications and technical service and support. Ascend believes it presently competes favorably with respect to each of these factors and is positioned to respond to anticipated competitive actions.

  Competitive factors in the high speed switching market include support for standards-based protocols, the need for multiple interfaces, the ability to handle the size and dynamic nature of the Internet addressing infrastructure, and throughput measured in packets per second. Ascend believes it presently competes favorably with respect to each of these factors and is positioned to respond to anticipated competitive actions.

  Ascend expects additional competition from existing competitors and from a number of other companies that may enter Ascend's existing and future markets. The additional competition could adversely affect Ascend's business, results of operations and financial condition. Some of Ascend's current and potential competitors have substantially greater financial, marketing and technical resources than Ascend.

MANUFACTURING AND QUALITY

  Ascend has received the International Standard Organization ("ISO") 9001 certification for quality. Ascend's manufacturing operations consist primarily of materials planning and procurement, final assembly, burn-in, final system testing and quality control. Ascend designs all of the hardware sub-assemblies for its products and uses the services of contract manufacturers to build these sub-assemblies and certain of its products to Ascend's specifications. Ascend presently uses a variety of independent third party contract assembly companies to perform printed circuit board assembly and in-circuit testing. Ascend installs its proprietary software into the electronically erasable programmable read only memory ("EEPROM") of its systems in order to configure products to meet customer needs and to maintain quality control and system security. The manufacturing process enables Ascend to configure the hardware and software in combinations to meet a wide variety of individual customer requirements. Ascend uses automated testing equipment and burn-in procedures, as well as comprehensive inspection, testing and statistical process control testing by technicians, to assure the quality and reliability of its products. To date, Ascend has not experienced significant product defects or customer returns of products.

  Although Ascend generally uses standard parts and components for its products, certain components including certain key microprocessors and integrated circuits, are presently available only from a single source or from limited sources. Ascend has no supply commitments from its vendors and generally purchases components on a purchase order basis as opposed to entering into long term procurement agreements with vendors. Ascend has generally been able to obtain adequate supplies of components in a timely manner from current vendors or, when necessary to meet production needs, from alternate vendors. Ascend believes that, in most cases, alternate vendors can be identified if current vendors are unable to fulfill needs. However, delays or failure to identify alternate vendors, if required, or a reduction or interruption in supply or a significant increase in the price of components could adversely affect Ascend's revenues and financial results and could adversely impact customer relations.

  Ascend increased its manufacturing capacity in 1996, 1995 and 1994 by adding additional facilities and personnel and will continue to increase its manufacturing capacity as needed. Ascend's financial results could be adversely affected if it encounters delays or for any other reason does not expand manufacturing capacity as required.

PROPRIETARY RIGHTS

  Ascend's success and ability to compete is dependent in part upon its proprietary technology, although Ascend believes that its success is more dependent upon its technical expertise than its proprietary rights. Ascend relies on a combination of patent, copyright and trade secret laws and non-disclosure agreements to protect its proprietary technology. Ascend generally enters into confidentiality or license agreements with its employees, distributors, customers and potential customers and limits access to its software, documentation and other proprietary information. There can be no assurance that the steps taken by Ascend in this regard will be adequate to prevent misappropriation of its technology or that Ascend's competitors will not independently develop technologies that are substantially equivalent or superior to Ascend's technology. In addition, the laws of some foreign countries do not protect Ascend's proprietary rights to the same extent as do the laws of the United States. Ascend is also subject to the risk of adverse claims and litigation alleging infringement of the intellectual property rights of others. From time to time Ascend has received claims of infringement of other parties' proprietary rights. There can be no assurance that third parties will not assert infringement claims in the future with respect to Ascend's current or future products or that any such claims will not require Ascend to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims. No assurance can be given that any necessary licenses will be available or that, if available, such licenses can be obtained on commercially reasonable terms.

EMPLOYEES

  As of December 31, 1996, Ascend employed 721 persons, including 366 in sales and marketing, 83 in manufacturing, 210 in engineering and 62 in finance and administration. Of these, 88 were employed outside of North America. None of Ascend's employees is represented by a labor union. Ascend has experienced no work stoppages and believes its relationship with its employees is good.

  Ascend's success depends to a significant degree upon the continuing contributions of its key management, sales, marketing and product development personnel. Ascend does not have employment contracts with its key personnel and does not maintain any key person life insurance policies. The loss of key management or technical personnel could adversely affect Ascend.

  Ascend is currently experiencing rapid growth and expansion, which has placed, and will continue to place, a significant strain on its administrative, operational and financial resources and increased demands on its systems and controls. This growth has resulted in a continuing increase in the level of responsibility for both existing and new management personnel. Ascend anticipates that its continued growth will require it to recruit and hire a substantial number of new engineering, sales, marketing and managerial personnel. There can be no assurance that Ascend will be successful at hiring or retaining these personnel. Ascend's ability to manage its growth successfully will also require Ascend to continue to expand and improve its operational, management and financial systems and controls and to expand its manufacturing capacity. If Ascend's management is unable to manage growth effectively, Ascend's business, results of operations and financial condition may be materially and adversely affected.

PROPERTIES

  Ascend's principal administrative, engineering, manufacturing, marketing and sales facilities total approximately 250,000 square feet and are located in four buildings in Alameda, California. Ascend occupies its current facilities under leases which expire at various dates through December 2001. In addition, Ascend leases sales offices and development centers in the metropolitan areas of Atlanta, Boston, Chicago, Cincinnati, Cleveland, Columbus, Durham, Dallas, Denver, Hartford, Houston, Indianapolis, Kansas City, Los Angeles, Minneapolis, New York, Orlando, Phoenix, Portland, Providence, Salt Lake City, San Francisco, Seattle, St. Louis, Tampa, Toronto, Vancouver and Washington D.C. Ascend expects that it will require additional facilities over the next few years, and Ascend believes that additional space will be available.

MANAGEMENT

  Ascend's directors and executive officers are as follows:

                                                                       EMPLOYEE
 NAME                                   AGE         POSITION            SINCE
 ----                                   ---         --------           --------
 Mory Ejabat...........................  46 President, Chief             1990
                                            Executive Officer and
                                            Director
 Curtis N. Sanford.....................  38 Senior Vice President,       1990
                                            International Sales and
                                            General Manager of
                                            International Operations
 Robert K. Dahl........................  56 Vice President, Finance,     1994
                                            Chief Financial
                                            Officer and Director
 Michael Hendren.......................  50 Senior Vice President,       1994
                                            North America Sales
 Anthony Stagno........................  56 Vice President,              1992
                                            Manufacturing
 Michael J. Johnson....................  44 Controller and Chief         1994
                                            Accounting Officer
 Jeanette Symons.......................  34 Executive Vice               1989
                                            President, Advanced
                                            Products and Technology
                                            Group and Chief
                                            Technical Officer
 Bernard Schneider.....................  40 Vice President,              1995
                                            Strategic Business
                                            Development
 William H. Kind.......................  41 Vice President,              1996
                                            Engineering
 Betsy S. Atkins.......................  42 Director
 Roger L. Evans........................  51 Director
 C. Richard Kramlich...................  61 Director
 James P. Lally........................  51 Director
 Martin Schoffstall....................  36 Director

  Mr. Ejabat joined Ascend in January 1990 as Vice President, Operations, and he served in this capacity until December 1992. From December 1992 until March 1994, he served as Executive Vice President. From March 1994 until June 1995, he served as President, Chief Operating Officer and a director of Ascend. Since June 1995, he has served as President, Chief Executive Officer and a director of Ascend. From January 1979 to

June 1989, Mr. Ejabat was employed by Micom Systems, Inc., a data communications equipment manufacturer, where he served in various management capacities, including Vice President for Wide Area Communications Products and Vice President of Development and Operations.

  Mr. Sanford joined Ascend in January 1990 as Vice President, International. From January 1993 until May 1994 he served as Vice President, Worldwide Marketing and International Sales. From May 1994 to December 1995 he served as Vice President, International Sales. Since December 1995, he has served as Senior Vice President, International Sales and General Manager of International Operations. From June 1980 to December 1989, Mr. Sanford was employed by BBN Communications Corporation, a data communications equipment manufacturer, and was Director, Far East Operations at the end of his employment there.

  Mr. Dahl joined Ascend in January 1994 as Vice President, Finance and Chief Financial Officer. He has served as a director of Ascend since July 1995. From May 1991 to December 1993, Mr. Dahl was a private investor and a principal in Dahl-De Vivo Management Co., a private investment firm. From January 1991 to May 1991, he was employed as Executive Vice President and Chief Financial Officer for Digital Microwave Corporation. From January 1988 to December 1990, Mr. Dahl was Senior Vice President, Chief Financial Officer and a member of the Board of Directors of American President Cos., Ltd., a diversified transportation company. From July 1986 to December 1987, he was employed by Ungermann-Bass, Inc., a networking equipment supplier, as Executive Vice President and Chief Financial Officer and also served as a member of its Board of Directors. From June 1979 to July 1986, he was employed as Vice President and Chief Financial Officer of ROLM Corporation, a manufacturer of customer premises communications equipment.

  Mr. Hendren joined Ascend in May 1994 as Vice President, North American Sales. Since December 1995, he has served as Senior Vice President, North America Sales. From January 1990 to April 1994, Mr. Hendren was employed by ACC Corp., a communications equipment manufacturer, and was Vice President of Sales at the end of his employment there.

  Mr. Stagno joined Ascend in January 1992 as Director, Quality Assurance, and since July 1994 has served as Vice President, Manufacturing. From November 1989 to December 1991, Mr. Stagno was employed by MiniMed Technologies, an electronic medical instruments manufacturer, and was Director, Quality Assurance at the end of his employment there.

  Mr. Johnson joined Ascend in May 1994 as Controller and Chief Accounting Officer. From December 1992 to May 1994, Mr. Johnson was Vice President of Finance and Chief Financial Officer for Skylawn Corporation. From October 1990 to November 1992, he was employed as Controller and Chief Accounting Officer for Itel Rail Corporation, a rail car leasing, maintenance, and transportation company. From July 1987 to September 1990, Mr. Johnson was Vice President and Chief Financial Officer of the Oakland Tribune, Inc., a newspaper publisher. From May 1981 to June 1987, he was employed as Controller of Baron Data Systems, Inc., a computer software and equipment manufacturer.

  Ms. Symons is a co-founder of Ascend and served as Director of Engineering from Ascend's inception until March 1994. From March 1994 to June 1995, Ms. Symons served as Assistant Vice President, Engineering. From June 1995 to January 1997 she served as Vice President, Engineering and Chief Technical Officer. Since January 1997, she has served as Executive Vice President, Advanced Products and Technology Group and Chief Technical Officer. From October 1983 to December 1988, she was employed as an engineer by Hayes Microcomputer Products, Inc., a data communications equipment manufacturer.

  Mr. Schneider joined Ascend in June 1995 as Vice President, Marketing and served in this capacity until July 1996. Since July 1996, Mr. Schneider has served as Vice President, Strategic Business Development. From July 1990 to June 1995, Mr. Schneider was Director of Data Product Management of Sprint Corp., a telecommunications equipment provider. From October 1983 to July 1990, Mr. Schneider was Director, Telecommunications for United Stationers, an office products company.

  Mr. Kind joined Ascend in October 1996 as Vice President, Engineering. From October 1995 to October 1996, Mr. Kind was Senior Director of Engineering at Cisco. From October 1985 to June 1995, Mr. Kind served in various senior engineering management positions in the Networking Division of Hewlett Packard in Roseville, California.

  Ms. Atkins has served as a director of Ascend since August 1989. Ms. Atkins was President and Chief Executive Officer of Nellson Candies, Inc. from 1990 to 1993. From August 1989 to January 1990, she was Vice President of Marketing and Sales for Ascend. From 1987 to 1988, she was Vice President of Marketing for Unisys Corporation, a computer manufacturer.

  Mr. Evans has served as a director of Ascend since April 1989. Mr. Evans has been a special limited partner of Greylock Capital Limited Partnership, a venture capital partnership, since 1989, and has been a general partner of Greylock Management Corporation since 1991. From October 1988 until joining Greylock, Mr. Evans was a consultant. From 1985 until October 1988, he served as President and Chief Executive Officer of Micom Systems, Inc., a manufacturer of data communications equipment. Mr. Evans also serves on the Board of Directors of HNC Software, Inc. and several private companies, including Whitetree.

  Mr. Kramlich has served as a director of Ascend since February 1990. Mr. Kramlich has been a general partner of New Enterprise Associates, a venture capital firm, since June 1978. Mr. Kramlich also serves on the Board of Directors of Chalone, Inc., Macromedia, Inc., Neopath, Inc., Silicon Graphics, Inc., SyQuest Technology, Inc. and Telebit Corporation.

  Mr. Schoffstall has served as a director of Ascend since June 1996. Mr. Schoffstall is a founder of Epicenter, Inc., an Internet gaming company, and has served as its President and Chairman of the Board of Directors since its inception in April 1996. Mr. Schoffstall is a co-founder of PSINet Inc. ("PSINet"), an Internet access and service provider, and served as PSINet's Senior Vice President from February 1995 to April 1996 and as director and Chief Technical Officer of PSINet from its inception in 1988 to April 1996. Mr. Schoffstall also served as Vice President and Treasurer of PSINet from 1988 to February 1995. Prior to forming PSINet, Mr. Schoffstall was co-founder and, from 1987 to 1989, served as Vice President for Technology and Marketing, of NYSERNet (New York State Education and Research Network). Mr. Schoffstall co-authored the national standard network management software, SNMP.

  Mr. Lally has served as a director of Ascend since April 1989. Mr. Lally has been a general partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since September 1981. Mr. Lally also serves on the Board of Directors of NetFRAME Systems, Inc.

SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial information is qualified by and should be read in conjunction with Ascend's consolidated financial statements and notes thereto included elsewhere in this Prospectus/Consent Solicitation Statement. The consolidated statement of operations data for the years ended December 31, 1996, 1995 and 1994 and the balance sheet data as of December 31, 1996 and 1995 set forth below are derived from the consolidated financial statements included elsewhere in this Prospectus/Consent Solicitation Statement. The consolidated statement of operations data for the years ended December 31, 1993 and 1992 and the consolidated balance sheet data as of December 31, 1994, 1993 and 1992 are derived from audited consolidated financial statements which are not included herein.

                                           YEAR ENDED DECEMBER 31,
                                  -------------------------------------------
                                    1996     1995    1994     1993     1992
                                  -------- -------- -------  -------  -------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF
 OPERATIONS DATA:
Net sales........................ $549,297 $152,604 $39,655  $16,215  $ 7,236
Cost of sales....................  192,226   53,296  13,387    5,587    3,439
                                  -------- -------- -------  -------  -------
  Gross profit...................  357,071   99,308  26,268   10,628    3,797
Operating expenses:
  Research and development.......   40,291   12,400   6,139    3,092    2,480
  Sales and marketing............  111,599   35,447  11,409    5,790    4,305
  General and administrative.....   16,745    9,129   3,569    2,208    1,214
  Purchased research and
   development...................      --     3,032     --       --       --
  Costs of merger................   13,900      --      --       --       --
                                  -------- -------- -------  -------  -------
    Total operating expenses.....  182,535   60,008  21,117   11,090    7,999
                                  -------- -------- -------  -------  -------
Operating income (loss)..........  174,536   39,300   5,151     (462)  (4,202)
Interest, net....................   11,879    5,122     969       97      138
                                  -------- -------- -------  -------  -------
Income (loss) before income
 taxes...........................  186,415   44,422   6,120     (365)  (4,064)
Provision (benefit) for income
 taxes...........................   73,304   16,887    (430)     --       --
                                  -------- -------- -------  -------  -------
Net income (loss)................ $113,111 $ 27,535 $ 6,550  $  (365) $(4,064)
                                  ======== ======== =======  =======  =======
Net income (loss) per share...... $   0.89 $   0.25 $  0.07  $  0.00  $ (0.34)
                                  ======== ======== =======  =======  =======
Number of shares used in per
 share calculation...............  127,809  111,362  94,583   83,117   12,051
                                  ======== ======== =======  =======  =======

                                                    DECEMBER 31,
                                      -----------------------------------------
                                        1996     1995    1994    1993    1992
                                      -------- -------- ------- ------- -------
                                                   (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital...................... $467,883 $262,750 $46,107 $10,578 $ 8,037
Total assets.........................  651,866  370,014  60,857  15,362  11,041
Total stockholders' equity...........  547,450  324,987  50,675  12,122   9,100

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 OVERVIEW

  Ascend develops, manufactures, markets, sells and supports a broad range of high-speed integrated remote networking products that enable its customers to build: (i) Internet access systems consisting of POP termination equipment for ISPs and remote site Internet access equipment for Internet subscribers; (ii) high speed IP switches for application in telecommunications carriers and ISP backbone networks; (iii) extensions and enhancements to corporate backbone networks that facilitate access to these networks by remote offices, telecommuters and mobile computer users; and (iv) videoconferencing and multimedia access facilities. These products support existing digital and analog networks. Net sales have increased due to the market acceptance of MAX and Pipeline products and continuing acceptance of the Multiband product family, and due to the expansion of Ascend's domestic and international distribution network.

  Ascend acquired four companies in the year ended December 31, 1996. In December 1996, Ascend acquired StonyBrook Services, Inc. ("StonyBrook"), a developer of network management software. In August 1996, Ascend acquired NetStar, Inc. ("NetStar"), a developer and manufacturer of high performance, high speed IP network switches, and Subspace Communications, Inc. ("Subspace"), a manufacturer of PC-based data and telecommunications products for the home and small office environments. In March 1996, Ascend acquired Morning Star Technologies, Inc. ("Morning Star"), a manufacturer of network routing software and advanced network security products. (See Note 8 to the Financial Statements). In addition, in 1997 Ascend acquired InterCon Systems Corporation ("InterCon"), a leading developer of client software products for both the corporate and ISP markets. (See Note 10 to the Financial Statements).

 RESULTS OF OPERATIONS

  The following table sets forth for the periods indicated the percentage of net sales represented by certain line items from Ascend's consolidated statements of income:

                                                   YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                    1996      1995      1994
                                                   -------   -------   -------
Net sales.........................................     100%      100%      100%
Cost of sales.....................................      35        35        34
                                                   -------   -------   -------
  Gross profit....................................      65        65        66
Operating expenses:
  Research and development........................       7         8        15
  Sales and marketing.............................      20        23        29
  General and administrative......................       3         6         9
  Purchased research and development..............       -         2         -
  Costs of merger.................................       3         -         -
                                                   -------   -------   -------
    Total operating expenses......................      33        39        53
                                                   -------   -------   -------
Operating income..................................      32        26        13
Interest, net.....................................       2         3         2
                                                   -------   -------   -------
Income before income taxes........................      34        29        15
Provision (benefit) for income taxes..............      13        11        (1)
                                                   -------   -------   -------
Net income........................................      21%       18%       16%
                                                   =======   =======   =======

 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

  Net Sales. Net sales for 1996 increased 260% to $549.3 million as compared to $152.6 million in 1995, which increased 285% from $39.7 million in 1994. International sales (sales outside of North America) increased to $261.4 million in 1996 as compared to $43.9 million in 1995 and to $7.9 million in 1994 and accounted for 48%, 29% and 20% of net sales in 1996, 1995 and 1994, respectively.

  The growth in net sales during 1996 and 1995 was attributable primarily to an increase in unit shipments as a result of market acceptance of Ascend's MAX and Pipeline product families and the expansion of the domestic and international distribution network. The increase in unit shipments of the MAX family of products was primarily attributable to the growth in business from ISPs and increased demand for corporate WAN access applications. The MAX product family accounted for approximately 82% of net sales in 1996 as compared to approximately 63% in 1995 and approximately 26% in 1994. The Pipeline product family accounted for approximately 12% of net sales in 1996 as compared to approximately 20% of net sales in 1995, but increased in absolute dollars for the same time period. The Pipeline product family accounted for approximately 10% of net sales in 1994. The increase in net sales of the Pipeline family of products from 1994 to 1996 was principally due to growth in Ascend's VAR and distributor channels and increased demand for remote and Internet access products by end-user customers. Net sales of Ascend's Multiband products accounted for approximately 5% of net sales in 1996 compared to approximately 15% of net sales in 1995 and approximately 58% of net sales in 1994. The decreases in Multiband net sales as a percentage of total net sales were due to the rapid increase in sales of Ascend's MAX and Pipeline products.

  In North America, Ascend relies on third party distribution channels, including VARs and distributors, major telecommunications carriers and applications equipment manufacturers for a substantial portion of its net sales. Sales to these third party distribution channels accounted for approximately 31%, 48% and 64% of Ascend's net sales in 1996, 1995 and 1994, respectively. AT&T, a telecommunications carrier, accounted for approximately 3%, 5% and 15% of net sales in 1996, 1995 and 1994, respectively. Also, UUNET, an ISP that first commenced volume purchases of Ascend's products in 1995, accounted for approximately 7% and 11% of net sales in 1996 and 1995, respectively. International sales (sales outside of North America) are made through telecommunications carriers, ISPs, VARs and distributors, and accounted for 48%, 29% and 20% of net sales in 1996, 1995 and 1994, respectively. There can be no assurance that sales to these entities or any of Ascend's other customers will remain at or exceed historical levels in any future period.

  Gross Margin. Gross margin was 65% for 1996 and 1995 compared to 66% for 1994. The decrease in gross margin between 1994 and 1995 was primarily due to increased unit shipments of the Pipeline family of products which has a lower gross margin than the Multiband and MAX products. In the past, gross margins have been affected by the mix of products sold and the mix of distribution channels used by Ascend. In the future, Ascend's gross margins may be affected by several factors, including the mix of products sold, the price of products sold, the introduction of new products with lower gross margins, the distribution channels used, price competition, increases in material costs and changes in other components of cost of sales.

  Research and Development. Research and development expenses increased to $40.3 million in 1996 compared to $12.4 million in 1995 and $6.1 million in 1994. These increases were primarily due to the addition of engineering personnel, payments for consulting services in connection with developing and enhancing Ascend's existing and new products and payments for consulting services related to filing applications and product testing required to obtain governmental approvals to resell Ascend's products outside of North America. In 1996, research and development expenses increased in part through the addition of engineering personnel as a result of Ascend's mergers and acquisitions. Research and development expenses as a percentage of net sales decreased to 7% in 1996 from 8% in 1995 and 15% in 1994, primarily due to increased net sales. Ascend expects that spending for research and development will increase in absolute dollars in 1997 but may continue to vary as a percentage of net sales.

  Sales and Marketing. Sales and marketing expenses were $111.6 million, $35.4 million and $11.4 million for 1996, 1995 and 1994, respectively. These increases in expenses were primarily due to the addition of sales, marketing and technical support personnel, increased commissions, expenditures for demonstration and loaner equipment used by customers and expenses associated with opening additional sales offices in North America, Europe and Asia and the Pacific Basin. The growth in sales, marketing and technical support personnel was primarily due to the need to manage the activities of an increased number of VARs, distributors, end-user customers and to the introduction of several new products. Sales and marketing expenses as a percentage of net sales, however, decreased to 20% in 1996 from 23% in 1995 and 29% in 1994, primarily due to increased net sales. Ascend expects that sales and marketing expenses will increase in absolute dollars in 1997 but may continue to vary as a percentage of net sales.

  General and Administrative. General and administrative expenses increased to $16.7 million in 1996 as compared to $9.1 million in 1995 and $3.6 million in 1994. These increases were primarily due to the addition of finance and administrative personnel, bonus compensation paid to Ascend's employees, increased costs for insurance and contract personnel associated with information systems service and support, and increased costs associated with being a public company. General and administrative expenses as a percent of net sales decreased to 3% in 1996 from 6% in 1995 and 9% in 1994, primarily due to increased net sales. Ascend expects that spending for general and administrative activities will increase in absolute dollars in 1997 but may continue to vary as a percentage of net sales.

  Purchased Research and Development. Purchased research and development costs were $3.0 million for 1995. These costs were for the purchase of technology and related assets associated with the DaynaLINK product family from Dayna Communications, Inc. on September 1, 1995. The acquisition provides technology and expertise that Ascend is using to enhance and expand the functionality of its MAX family of products.

  Costs of Merger. For the year ended December 31, 1996, Ascend charged to operations one-time merger costs of approximately $13.9 million. These costs principally related to the acquisition of NetStar during 1996 and consist primarily of investment banking and professional fees and other direct costs associated with the merger. Of the $13.9 million in one-time merger costs, approximately $7.5 million are not deductible for income tax purposes and approximately $11.5 million have been paid as of December 31, 1996.

  Interest Income. Interest income increased to $11.9 million in 1996 compared to $5.1 million in 1995 and $969,000 in 1994. The increase in interest income during 1996 and 1995 is due primarily to the investment of proceeds from Ascend's public offerings of its common stock which were completed in August 1995 and May 1994, proceeds from the exercise of stock options and issuance of common stock in connection with Ascend's employee and outside director stock plans and cash from operations.

  Provision for Income Taxes. The provision for income taxes for 1996 was $73.3 million, an effective tax rate of 39.3%, compared to an effective tax rate of 38% and 0% for 1995 and 1994, respectively. Ascend's effective tax rate for 1996 was impacted by approximately $7.5 million of non-deductible one-time merger costs associated with the NetStar, Morning Star, Subspace and StonyBrook acquisitions. Ascend's effective tax rate of 38% for the year ended December 31, 1995 approximates the net effective statutory federal and state rates adjusted for tax exempt interest income and the tax benefits associated with Ascend's Foreign Sales Corporation. The provision for income taxes for 1994 reflects the utilization of Ascend's net operating loss carryforwards, which were substantially utilized as of December 31, 1994.

 LIQUIDITY AND CAPITAL RESOURCES

  At December 31, 1996, Ascend's principal sources of liquidity included $408.9 million of cash and cash equivalents, short-term investments and investments and an unsecured $15.0 million revolving line of credit which expires in November 1997. There were no borrowings under the line of credit in 1996. The increase in cash and cash equivalents of $66.9 million for 1996 was principally due to $103.6 million of proceeds from, and tax benefits related to, the exercise of stock options and issuance of common stock in connection with Ascend's employee and outside director stock plans and by $54.5 million of funds provided by operations, offset by $89.1 million of funds used in investment activities and $2.1 million of repayment of notes payable. The net cash provided by operating activities for 1996 was primarily due to net income and increases in accounts payable, accrued liabilities and accrued compensation and related liabilities offset by increases in accounts receivable, inventories and other assets.

  Net cash used in investing activities of $89.1 million for 1996 related primarily to expenditures for furniture, fixtures and equipment of $38.7 million and net purchases of investments of $52.6 million. Financing activities provided $101.5 million for 1996, primarily due to $103.6 million of proceeds from, and tax benefits related to, the exercise of stock options and issuance of common stock in connection with Ascend's employee and outside director stock plans less $2.1 million used to repay notes payable.

  At December 31, 1996, Ascend had $467.9 million in working capital. Ascend currently has no significant capital commitments other than commitments under facilities and operating leases. Ascend believes that its available sources of funds and anticipated cash flow from operations will be adequate to finance current operations, anticipated investments and capital expenditures for at least the next 12 months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of February 14, 1997, with respect to the beneficial ownership of Ascend Common Stock by (i) each director of Ascend, (ii) the individuals who served as the Chief Executive Officer of Ascend in 1996, and the four other highest compensated executive officers of Ascend whose salary and bonus for the year ended December 31, 1996 exceeded $100,000, (iii) all directors and executive officers of Ascend as a group, and (iv) each person known by Ascend to own more than 5% of Ascend Common Stock.

                                                        SHARES OWNED(1)
                                                      ------------------------
                                                       NUMBER       PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNERS                 OF SHARES      OF CLASS
-------------------------------------                 ---------     ----------
DIRECTORS AND EXECUTIVE OFFICERS
Mory Ejabat.......................................... 1,416,729(2)     1.17%
Roger L. Evans....................................... 1,018,279(3)      *
  c/o Greylock Capital Limited Partnership
  One Federal Street
  Boston, MA 02110
Robert K. Dahl.......................................   859,920(4)      *
C. Richard Kramlich..................................   166,618(5)      *
  c/o New Enterprise Associates
  235 Montgomery Street, Suite 1025
  San Francisco, CA 94104
Betsy S. Atkins......................................    95,504(6)      *
James P. Lally.......................................   141,808(7)      *
  c/o Kleiner Perkins Caufield & Byers
  2750 Sand Hill Road
  Menlo Park, CA 94025
Curtis N. Sanford....................................   633,501(8)      *
Jeanette Symons...................................... 1,073,765(9)      *
Michael Hendren......................................   475,841(10)     *
Martin Schoffstall...................................     1,600         *
Directors and executive officers as a group (13
persons)............................................. 6,608,372(11)    4.4
5% STOCKHOLDERS
FMR Corp............................................. 8,035,720(12)    6.68
  82 Devonshire Street
  Boston, MA 02109

--------
* Less than 1%
 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Ascend Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the individuals in the table may be contacted c/o Ascend Communications, Inc., One Ascend Plaza, 1701 Harbor Bay Parkway, Alameda, CA 94502.
 (2) Mr. Ejabat is the President, Chief Executive Officer and a director of Ascend. Includes 1,323,844 shares which are subject to options exercisable within 60 days of February 14, 1997 and 4,000 shares held as trustee of a trust for the benefit of his children.
 (3) Mr. Evans is a director of Ascend. Includes (i) 910,279 shares held as trustee of the Roger Evans and Jacqueline Evans Family Trust, dated
     March 8, 1989; and (ii) 108,000 shares which are subject to options exercisable within 60 days of February 14, 1997.
 (4) Mr. Dahl is Vice President, Finance, Chief Financial Officer, Secretary and a director of Ascend. Includes 614,452 shares which are subject to options exercisable within 60 days of February 14, 1997.
 (5) Mr. Kramlich is a director of Ascend. Includes 60,000 shares which are subject to options exercisable within 60 days of February 14, 1997.
 (6) Ms. Atkins is a director of Ascend. Includes 30,000 shares which are subject to options exercisable within 60 days of February 14, 1997 and 37,182 shares held by her husband.
 (7) Mr. Lally is a director of Ascend. Includes 108,000 shares which are subject to options exercisable within 60 days of February 14, 1997.
 (8) Mr. Sanford is Senior Vice President, International Sales and General Manager of International Operations of Ascend. Includes 456,687 shares which are subject to options exercisable within 60 days of February 14, 1997. Also includes 4,000 shares owned by Mr. Sanford's child.
 (9) Ms. Symons is Executive Vice President, Advanced Products and Technology Group and Chief Technical Officer of Ascend. Includes 895,093 shares which are subject to options exercisable within 60 days of February 14, 1997.
(10) Mr. Hendren is Senior Vice President, North America Sales of Ascend. Includes 475,841 shares which are subject to options exercisable within 60 days of February 14, 1997.
(11) Includes 4,796,700 shares which are subject to options exercisable within 60 days of February 14, 1997.
(12) Based solely on a Schedule 13G filed with the Commission on February 10, 1997.

EXECUTIVE COMPENSATION AND OTHER MATTERS

  The following table sets forth information concerning the compensation of the Chief Executive Officer of Ascend in 1996 and the four other most highly compensated executive officers of Ascend as of December 31, 1996, whose total salary and bonus for 1996 exceeded $100,000, for services in all capacities to Ascend during 1996:

                         SUMMARY COMPENSATION TABLE(1)

                                                                   LONG TERM
                                                                  COMPENSATION
                            ANNUAL COMPENSATION        OTHER         AWARDS
    NAME AND PRINCIPAL     ----------------------    NON-CASH       OPTIONS
         POSITION          YEAR  SALARY   BONUS   COMPENSATION(2)   (SHARES)
    ------------------     ---- -------- -------- --------------- ------------
Mory Ejabat............... 1996 $327,928 $487,500     $ 3,983        400,000
President and Chief
 Executive Officer         1995  233,103  230,000       4,740      1,023,840
                           1994  163,015   81,505       5,159        186,664
Curtis N. Sanford ........ 1996  541,051      --        4,860        150,000
Senior Vice President,
International Sales and    1995  333,465      --        4,860        251,680
General Manager of
International Operations   1994  135,500   67,675       4,824        160,000
Michael Hendren .......... 1996  325,227      --          --         150,000
Senior Vice President,
North America Sales        1995  331,029      --          --         170,000
                           1994  128,026      --          --         680,000
Robert K. Dahl ........... 1996  290,960  435,000      14,272        350,000
Vice President, Finance,   1995  201,803  200,000      19,290        401,680
Chief Financial Officer
and Secretary              1994  135,000   70,000      26,130        866,664
Jeanette Symons .......... 1996  200,000  300,000       3,240        300,000
Executive Vice President,
Advanced                   1995  141,500  141,500       3,240        501,760
Products and Technology
Group and                  1994  105,000   21,000         --         106,664
Chief Technical Officer

--------
(1) Total amount of personal benefits paid to each executive officer during the year was less than the lesser of (i) $50,000 or (ii) 10% of the officer's total reported salary and bonus.

(2) Represents interest waived by Ascend which had accrued on full-recourse notes from the executive officer during the fiscal year. See "Certain Relationships and Related Transactions."

  The following table provides the specified information concerning grants of options to purchase Ascend Common Stock made during 1996 to the persons named in the Summary Compensation Table:

                             OPTION GRANTS IN 1996

                                     % OF TOTAL                      POTENTIAL REALIZABLE VALUE
                                      OPTIONS                          AT ASSUMED ANNUAL RATES
                                     GRANTED TO                      OF STOCK PRICE APPRECIATION
                           OPTIONS   EMPLOYEES  EXERCISE                 FOR OPTION TERM(3)
                           GRANTED   IN FISCAL  PRICE PER EXPIRATION ----------------------------
          NAME           (SHARES)(1)    YEAR    SHARE(2)     DATE         5%            10%
          ----           ----------- ---------- --------- ---------- ------------- --------------
Mory Ejabat.............   400,000      5.2%     $61.875   12/16/06  $  15,565,142 $  39,445,126
Curtis N. Sanford.......   150,000      1.9       61.875   12/16/06      5,836,928    14,791,922
Michael Hendren.........    50,000       .6       65.9375   5/29/06      2,073,387     5,254,370
                           100,000      1.3       61.875   12/16/06      3,891,286     9,861,281
Robert K. Dahl..........   350,000      4.5       61.875   12/16/06     13,619,499    34,514,485
Jeanette Symons.........   300,000      3.9       61.875   12/16/06     11,673,857    29,583,844

--------
(1) All options granted in 1996 were granted under Ascend's 1989 Stock Option Plan. Options generally vest, in the case of new employees, as to 1/4th of the subject shares on the first anniversary of the employee's hire date, and an additional 1/48th of the subject shares upon completion of each succeeding full month of continuous employment with Ascend thereafter. Subsequent options granted to an employee typically vest as to 1/48th of the subject shares upon completion of each full month of continuous employment following the date of grant. The Ascend Board of Directors retains discretion to modify the terms, including the price, of outstanding options.

(2) All options were granted with an exercise price equal to the fair market value per share of the Ascend Common Stock on the date of grant, as determined by the Ascend.

(3) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent Ascend's estimate or projection of the future market price of Ascend Common Stock. Actual gains, if any, on stock option exercises are dependent on the future financial performance of Ascend, overall market conditions and the option holders' continued employment through the vesting period.

  The following table provides the specified information concerning exercises of options to purchase Ascend Common Stock in 1996, and unexercised options held as of December 31, 1996, by the persons named in the Summary Compensation
Table:

                      AGGREGATE OPTION EXERCISES IN 1996
                          AND YEAR-END OPTION VALUES

                                                                             VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                           SHARES                 OPTIONS AT 12/31/96(1)        AT 12/31/96(2)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
          NAME            EXERCISE    REALIZED   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Mory Ejabat.............   231,774   $13,807,206   275,626     1,052,556   $13,241,739  $30,995,331
Curtis N. Sanford.......       --            --    152,686       304,001     8,235,108    6,670,642
Michael Hendren.........   250,584    13,668,269    39,167       486,249     1,887,783   19,818,764
Robert K. Dahl..........    41,520     2,689,254    65,660       616,500     1,998,260    9,997,125
Jeanette Symons.........       --            --    288,204       606,889    15,947,470   16,050,970

--------
(1) Options granted under Ascend's 1989 Stock Option Plan are generally immediately exercisable subject to a repurchase right in favor of Ascend which lapses as the option vests.

(2) Valuation based on the difference between the option exercise price and the fair market value of Ascend's Common Stock on December 31, 1996 (which was $62.125 per share, based on the closing sales price of the stock on The Nasdaq National Market).

 Employment Contracts and Termination and Change of Control Arrangements

  In June 1995, Ascend entered into an employment agreement with Robert Ryan, former Chief Executive Officer of Ascend, pursuant to which Mr. Ryan would remain an employee of Ascend until June 1997; Ascend would continue to pay Mr. Ryan at his then-current salary until June 1996 and thereafter would pay Mr. Ryan $84,000 per year; Mr. Ryan would participate in Ascend's 1995 bonus program for its executive officers; Mr. Ryan would continue to participate in Ascend's benefit plans and Mr. Ryan would receive an option to purchase 400,000 shares of Ascend Common Stock. This option was granted to Mr. Ryan on June 6, 1995.

  Certain options granted under Ascend's 1989 Stock Option Plan or under Ascend's 1994 Directors Plan contain provisions pursuant to which the unvested portions of outstanding options become immediately exercisable and fully vested upon a merger of Ascend in which Ascend's stockholders do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Ascend or its successor, if the successor corporation fails to assume the outstanding options or substitute options for the successor corporation's stock to replace the outstanding options. The outstanding options will terminate to the extent they are not exercised as of consummation of the merger, or assumed or substituted for by the successor corporation.

 Director Compensation

  For each meeting of the Ascend Board which they attend, directors are reimbursed for reasonable travel expenses incurred. Pursuant to Ascend's 1994 Outside Directors Stock Option Plan, all directors who are not employees of Ascend are automatically granted non-qualified stock options to purchase Ascend Common Stock upon their initial appointment to the Ascend Board and thereafter on an annual basis. The grant on initial appointment is for an option to purchase 192,000 shares and the annual grant is for an option to purchase 48,000 shares. Such options generally become vested and exercisable in equal annual installments over a four-year period beginning on the date of grant.

 Certain Relationships and Related Transactions

  During 1994, Ascend accepted full-recourse notes, bearing interest at 5.4% per annum, from certain executive officers and key employees in payment of the exercise price for options granted in January 1994. Ascend waived an aggregate of approximately $43,000, $33,000 and $30,000 of interest which had accrued on these notes during 1994, 1995 and 1996, respectively. The Company received notes with principal amounts of $105,000, $487,500, $90,000 and $60,000 from Mr. Ejabat, Mr. Dahl, Mr. Sanford and Ms. Symons, respectively.

  For a description of the compensation of officers of Ascend, see "Executive Compensation and Other Matters."

  To date, Ascend has made no loans to officers, directors, principal stockholders or other affiliates other than as described above or other than advances of reimbursable expenses. All such transactions, including loans, are subject to approval by a majority of Ascend's independent and disinterested directors.

                       INFORMATION CONCERNING WHITETREE

  The following Information Concerning Whitetree section provides information on the business of Whitetree on a stand-alone basis and does not describe the business of Whitetree if the Merger is consummated. The following Business section also contains forward-looking statements which involve risks and uncertainties. Whitetree's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those factors set forth in this Prospectus/Consent Solicitation Statement.

BUSINESS

  Whitetree develops and markets networking products that are designed to enable next generation local area networks ("LANs") and wide area networks ("WANs"). Whitetree also has established expertise in Asynchronous Transfer Mode ("ATM") technology, and is leveraging its technical expertise in both LANs and WANs to develop next generation packet and/or cell gigabit-speed connection-oriented switching products. Whitetree's products permit differing protocol-based LAN/WAN equipment to co-exist on the same network, eliminating the need for "forklift" upgrades. Whitetree's solutions position it to benefit from the growth in the LAN/WAN switching markets, including the upgrade to higher speed networks (e.g., Gigabit Ethernet).

INDUSTRY BACKGROUND

  Current business and technology trends such as the corporate embrace of client/server systems and the emergence of multimedia technologies are forcing enterprise networks to transmit more information than ever before. Enterprise data traffic has been growing rapidly as personal computers, workstations and servers have become more powerful and the number of devices connected to networks has increased. Concurrently, software developers have built upon hardware advances to develop increasingly powerful and bandwidth-intensive applications (including the integration of voice, video and data). As companies' data access and communication have become "mission critical," new technologies have emerged to support multimedia communication and to avoid network congestion and performance bottlenecks.

  Ethernet was developed in the 1970's for the corporate LAN market and has dominated that market since the early 1980's. Ethernet is a packet-based, connectionless technology operating at 10 megabits per second ("Mbps"), whose success can be attributed to broad industry adoption resulting in high interoperability between vendors and low cost resulting from high volumes.

  ATM was developed in the 1980's by the telecommunication carrier industry in order to address the need to integrate increasingly disparate carrier networks. ATM is expected to displace Frame Relay as the dominant technology for delivering and switching data traffic in public and private WANs. ATM is a cell-based connection-oriented technology whose appeal can be attributed to its ability to scale to any bandwidth, to support the QoS demanded by new applications (such as video conferencing), and to support a seamless integration of the LAN and WAN. Due to ATM's ability to address many of the shortcomings in Ethernet technology, by the early 1990's ATM had been embraced by many in the LAN industry as the successor to Ethernet.

  Starting in 1993 with the introduction of Fast Ethernet and, more recently, announcements of Gigabit Ethernet, it has been demonstrated that traditional Ethernet can scale to higher speeds. This addresses the most urgent shortcoming previously facing Ethernet-based LANs. This has resulted in widespread disputes over the relative levels of deployment of ATM and Ethernet technology and, more importantly, the advantages of each of these technologies in various segments of the LAN market (from the backbone to the desktop). While this debate continues, currently there is broad agreement that ATM and Ethernet technologies will coexist in LANs, with the boundary differing from network to network.

  Driven by the growth of the Internet, the most recent LAN technology development has been the announcement of a variety of competing technologies intended to exploit connection oriented technologies for scaling networks to very large sizes. These layer 3 switching concepts (e.g., Ipsilon's IP switching, Cisco's Tag Switching, ATM Forum's MPOA, Toshiba's cell switch router) all incorporate ATM switching.

  Major problems facing corporate LANs include:

  .  complexity created by the co-existence of Ethernet and ATM;

  . potential inability of connectionless switching to scale cost-effectively beyond gigabit speeds;

  . confusion regarding appropriate technology for various parts of the network; and

  . investment risk associated with "making the wrong technology choice" as rapid technology evolution continues.

THE WHITETREE SOLUTION

  Whitetree's technology is driven by the objective of supporting and simplifying the co-existence of Ethernet and ATM in the LAN. By supporting both Ethernet and ATM in every product, and hiding the necessary complexity inside those products, Whitetree believes that its products offer an attractive and easily deployed solution to users.

  Whitetree's first product, the WS3000(TM), supports the co-existence of Ethernet (at 10Mbps) and ATM (at 25Mbps) at the corporate desktop with connections to either Ethernet or ATM backbones. This addresses the need for co-existence of Ethernet and ATM at the very edge of corporate LAN.

  Whitetree's focus for follow-on technologies and products is to support the same co-existence at other points in corporate LAN. Whitetree's MAGIC technology is being used in Whitetree's WS4000(TM) product family to support Ethernet/ATM co-existence in intermediate (Fast Ethernet at 10Mbps; ATM at 155Mbps) and backbone (Ethernet at 1 Gbps; ATM at 622Mbps and above) applications. Whitetree is building on industry standards to help assure seamless interoperability with leading vendors' products -- especially as new standards emerge, such as layer 3 switching.

  Whitetree's products and technologies also enable multimedia applications including both Ethernet and ATM. Presently, Whitetree is working with complementary application developers and equipment providers to offer LAN telephony solutions.

WHITETREE STAND-ALONE STRATEGY

  Whitetree's strategy heretofore has been to build on its core ATM technological expertise to enable and simplify the co-existence of ATM and Ethernet on LANs. Key elements of that strategy are highlighted below:

  Continue Introduction of Innovative, Differentiated Products. Whitetree combines LAN and ATM switching architectures on a single platform, and seeks to improve features and price performance through advances in software and hardware. Whitetree's flagship product, the WS3000(TM) Workgroup Switch, has auto-sensing capabilities that can support either ATM25 or Ethernet on each port. Whitetree hopes to utilize its MAGIC chipsets, combined with software enhancements, to introduce innovative, differentiated products for emerging high-speed LAN switching markets.

  Become Leader in Emerging, High Growth LAN Switch Markets. Whitetree's latest technologies integrate cell and packet switching capabilities up to and beyond gigabit levels. Whitetree currently has multiple advanced chips under development. Through the use of Whitetree's connection oriented technology, Whitetree believes that the MAGIC chip can achieve wire-speed gigabit packet switching at a cost comparable to today's Fast Ethernet switches. Whitetree believes that the early release of its connection-oriented, layer 3 switching products will position Whitetree to take advantage of markets such as Gigabit Ethernet.

  Broaden Product Portfolio to Address Entire LAN Switching Market. Whitetree intends to leverage its core technologies to expand the breadth of its switch product offerings. Whitetree will continue to enhance its workgroup switching products while utilizing its advanced, high-speed chipset design to be used in switching products for the high-growth LAN workgroup and backbone, WAN access point and WAN core switching markets.

  Provide Greater Intelligence Throughout LANs. Network intelligence is increasingly being distributed throughout the LAN. Cisco's Tag Switching and Ipsilon's IP switching are examples of this trend. Whitetree intends to accelerate this distribution of network intelligence by providing cost-effective layer 3 switching capabilities at all levels of the network, from the desktop to the WAN core.

  Leverage Established Distribution Channel. Whitetree has established OEM and distribution partnerships with various companies, including Madge, Mitsui & Co., Ltd. ("Mitsui") and Toshiba. These partners have significant customer relationships already in place and provide such customers with worldwide service and support. These relationships have permitted Whitetree to more quickly penetrate the LAN and ATM switch markets and to reduce the expenses of product introduction, marketing and support. Whitetree believes that it can use this established distribution channel to ramp up sales of new products more quickly.

CURRENT PRODUCTS

  The Whitetree WS3000(TM) Workgroup Switch. Whitetree's first product, the WS3000(TM) Workgroup Switch, is a stackable, high performance switch that provides switched Ethernet and ATM25 to the desktop.

  The WS3000(TM) Workgroup Switch provides:

  . 12 desktop ports which automatically adapt between Ethernet and ATM25 in any combination;

  . scalable performance up to 6.4 Gbps average aggregate capacity with Stacking Bus;

  . high-speed networking capability with optional Network Option slots providing connectivity to backbone ATM switch/router, server, client or end station; and

  .  ATM Forum-compliant LAN emulation.


  The Whitetree WS2500(TM) Workgroup Switch. The WS2500(TM) Workgroup Switch is a 12-port switch that provides low-cost ATM25 connectivity for the workgroup. The switch also includes two Network Option slots that can be equipped with ATM155 Network Option modules or the Stacking Bus module. While the WS2500(TM) interoperates with Whitetree's WS3000(TM), the ATM-only version is designed for network environments where migration to ATM25 is well underway and simplicity and lower cost are desired. As with the WS3000(TM) switch, the WS2500(TM) provides wire-speed cell switching of 1.1 million cells per second, as well as comprehensive management software.

 Features

  Adaptable Switching. The WS3000(TM) Workgroup Switch delivers 12 desktop ports for automatic adaptability between switched Ethernet and ATM25, easing the migration from Ethernet to ATM-based networking. The switch can support any combination of half- or full-duplex Ethernet and ATM25, without user intervention, minimizing the cost and complexity of migrating to ATM.

  Stackable Architecture. Each workgroup switch employs a stackable architecture, allowing up to 12 WS3000s(TM) or WS2500s(TM) to be interconnected, thereby delivering 144 Ethernet or ATM25 desktop ports. Whitetree's high-speed Stacking Bus module provides wire speed connectivity for all 144 ports, at an average throughput of 6.4 Gbps. The Stacking Bus module, in combination with the connectivity and performance of Whitetree's workgroup switches, can deliver an average aggregate throughput of 6.4 Gigabits per second to 144 ports. In addition to 12 desktop ports, each workgroup switch is equipped with two Network Option slots.

Either of the Network Option slots can be populated with a Stacking Bus module. Furthermore, the workgroup switch has a low profile--1.75 inches (4.45 cm) high. A stack of 12 switches with 144 desktop ports and 12 network ports is only 21 inches (53.4 cm) high.

  Extensive Network Options. Whitetree provides a portfolio of options to expand the scope and capabilities of its products:

  . ATM155 interfaces are options in Whitetree's WS2500(TM) and WS3000(TM) products.

  . Fast Ethernet interfaces are options in the WS3000(TM), enabling autosensing, port-by-port adaptability between 10Mbps/100Mbps (Ethernet/Fast Ethernet).

  . Whitetree plans to introduce T1 ATM Network Option modules to position the WS3000(TM) switch as a WAN access device, with Whitetree's LANES(TM) enabling extended emulated LANs over the WAN.

  Transparent Interoperability For Existing and Future Network Designs. ATM Forum-compliant LAN Emulation features built into every WS3000(TM) allow ATM switching to be integrated with Ethernet networking. LANES(TM) is Whitetree's high-performance implementation of the LAN Emulation specification issued by the ATM Forum. LANES(TM) include the LAN Emulation Server (LES), Broadcast and Unknown Server (BUS), LAN Emulation Configuration Server (LECS) and LAN Emulation Client (LEC) components as defined by the ATM Forum LAN Emulation over ATM, Version 1.0 specification. LANES(TM) can provide LAN Emulation services to a switch, a switch stack or an entire network. The LAN Emulation features of the WS3000(TM) also enable the configuration of logical workgroups eliminating the physical constraints of local area network designs. This ability is derived from the LANES(TM) capability of the WS3000(TM) to logically emulate the attributes of a physical LAN irrespective of its physical location in the network. Each WS3000(TM) can support multiple ELANs in a switch or across a network.

  Configuration and Standards-Based Management. The WS3000(TM) is designed for true plug-and-play installation and automatic configuration. The self-learning nature of the workgroup switch makes "hands-free" configuration possible in many network applications. Advanced network applications are configured using Whitetree's comprehensive and intuitive Windows-based configuration management system, the Whitetree WM1000(TM) Element Management Utility. The WS3000(TM) is SNMP Vl-compliant and can be configured and managed through SNMP-based management applications or any web browser. In addition, Whitetree's Command Interpreter ("CI") can be used for managing Whitetree workgroup switches. The Whitetree CI can be accessed via a console port or telnet session.

DEVELOPMENT EFFORTS

  Whitetree currently is building upon its technical expertise in both the LAN and WAN to develop next generation packet and/or cell gigabit-speed connection-oriented switching products. Whitetree believes that its next-generation products will cost-effectively advance Whitetree's feature set and support significantly more technologies (including Fast Ethernet, Gigabit Ethernet, ATM155/622 and beyond gigabit, and Frame Relay).

  Whitetree intends to build upon its software and hardware technology to enhance the feature set of its existing products and lower costs, and plans to improve the functionality of its entire product line. Specific proposed enhancements include the addition of fault-tolerance to LANES(TM), evolution of the workgroup management software and further enhancements to the plug-and-play capabilities (including PNNI).

  Whitetree also is completing work on its MAGIC technology, which is based on a single chip. Through the use of Whitetree's connection-oriented technology, Whitetree believes that the MAGIC chip will be able to achieve wire-speed gigabit packet switching at a cost comparable to today's Fast Ethernet switches. Whitetree plans to use this technology in products for the LAN workgroup and backbone, WAN access point and WAN core switching markets.

MANUFACTURING, SALES AND DISTRIBUTION

  Whitetree outsources its procurement and manufacturing operations through close partnerships with leading, well-established companies. In August 1996, Whitetree began working with Flextronics to manufacture Whitetree's products. Prior to this, Whitetree used a smaller, local contract manufacturer which experienced difficulties in the manufacturing process which resulted in significantly lower profit margins for Whitetree. Whitetree believes that its relationship with Flextronics is good, and Whitetree has experienced no problems to date. Whitetree uses Hamilton-Hallmark to procure supply parts.

  Whitetree's products are sold worldwide through VARs, distributors and OEMs, supported by a reseller program. Whitetree's existing distribution plan is to market and sell through indirect channels. Since the introduction of its Reseller Program in August 1995, Whitetree has developed more than 40 VAR relationships.

COMPETITION

  Whitetree believes that it is the only company that offers products with port-by-port auto-sensing capability. While Whitetree knows of no direct competitor to this technology, several companies, including Cisco, 3Com Corporation, Bay Networks, Cabletron Systems and Madge, are major network equipment vendors that provide end-to-end system solutions. In addition, Xylan Corporation provides switching products, primarily targeted at the LAN backbone. Further competitors in the ATM market include FORE Systems, IBM and, to a lesser extent, ATML and First Virtual Corporation. In addition to the major network equipment providers, several start-up companies are attempting to develop Gigabit Ethernet products. These start-ups include, among others, Rapid City, Packet Engines, Starridge, Prominet and Alteon Networks.

TECHNOLOGY ALLIANCES AND PARTNERSHIPS

  Whitetree has established a number of alliances to extend the reach of its vision of networking technology. In 1994, Whitetree entered a relationship with Madge, a supplier of intelligent Token Ring networking products and technology, for a multi-faceted partnership that includes OEM relationships, joint-technology development, and Madge taking an equity stake in Whitetree. Sales to Madge accounted for 67% of Whitetree's net sales in fiscal 1996, and 48% of Whitetree's net sales in fiscal 1995.

  In July 1995, Whitetree announced a strategic relationship with Mitsui, Japan's leading trading Company, that includes worldwide distribution and joint marketing of Whitetree's technology. Mitsui is the exclusive distributor of Whitetree's products throughout the Japanese market. Mitsui's distribution partners, include AdamNet, INS Engineering, NEC, Nihon Unisys and Toshiba, which also resell Whitetree products via the agreement with Mitsui. Sales to Mitsui accounted for 23% of Whitetree's net sales in fiscal 1996, and 25% of Whitetree's net sales in fiscal 1995.

  Whitetree also has established reseller relationships with ATM adapter card vendors. The relationship with Madge currently allows for Whitetree to resell Madge's ATM25 and ATM155 network interface cards (NICs) and Whitetree has a similar relationship with Adaptec, Interphase and Efficient Networks.

  Whitetree's WS3000(TM) product has been used by Apple Computer to develop ATM multimedia middleware and is included in Apple's Developer Toolkit.

EMPLOYEES

  As of December 31, 1996, Whitetree employed 65 persons. None of Whitetree's employees is represented by a labor union. Whitetree has experienced no work stoppages and believes its relationship with its employees is good.

  Whitetree's success depends to a significant degree upon the continuing contributions of its key management, sales, marketing and product development personnel. Whitetree does not have employment contracts with its key personnel and only maintains a key person life insurance policy on Kingston Duffie,

Whitetree's Chief Technology Officer. The loss of key management or technical personnel could have a material adverse affect on Whitetree.

PROPERTIES

  Whitetree's principal administrative, engineering, manufacturing, marketing and sales facilities total approximately 38,500 square feet and are located in Mountain View, California. Whitetree occupies its current facilities under a lease that expires in 2002. In addition, Whitetree leases sales offices in Bethesda, Maryland, San Ramon, California, the U.K. and France.

MANAGEMENT

  The members of Whitetree's management team and their ages and positions are as follows:

 NAME                          AGE                  POSITION
 ----                          ---                  --------
 Maureen Lawrence              48  President, Chief Executive Officer and
                                   Director
 Kingston Duffie               36  Chief Technology Officer and Director
 M. Denise Savoie              41  Vice President of Business Operations and
                                    Chief Financial Officer and Director
 Allen Adolph                  48  Vice President of Operations
 Kurt Bauer                    37  Vice President of Marketing and Business
                                   Development
 Kathryn Hill                  40  Vice President of Engineering
 Roger Evans                   51  Director
 Dr. David Liddle              51  Director
 Andrew Marcuvitz              46  Director
 Geoffrey Yang                 37  Director

  Maureen Lawrence joined Whitetree in January 1994 and currently serves as its President and Chief Executive Officer. Before joining Whitetree, she was Vice President and General Manager of the Adaptive Division of N.E.T., an early developer of ATM technology. Prior to N.E.T., Ms. Lawrence spent a year at the venture capital firm Institutional Venture Partners, where she was responsible for analyzing potential communications investments. In addition, Ms. Lawrence has served as Vice President of Marketing and Service for Vitalink Communications, a provider of wide-area internetworking products, and Vice President of Marketing for Chipcom Corporation. Ms. Lawrence has a Bachelor of Science degree in Engineering Physics from the University of Toledo, Ohio, and a Master of Science degree in electrical engineering from Lowell University in Massachusetts.

  Kingston Duffie is one of the founders of Whitetree and currently serves as its Chief Technology Officer. Prior to founding Whitetree, Mr. Duffie was Executive Director of ATM Customer Premise Equipment Business Strategies for NetExpress, Inc., a pioneer in telecommunications and wide-area networking technologies such as X.25, ISDN, facsimile and ATM. While at NetExpress, Mr. Duffie developed the technical and business strategies for its ATM products and led a team that developed one of the world's first ATM switches for public carrier applications. Prior to NetExpress, he was President of Origin Technologies, which specialized in ISDN development activities. Mr. Duffie also has held senior engineering and management positions at Northern Telecom and Bell Northern Research. Mr. Duffie represents Whitetree at the ATM Forum. He holds a Bachelor of Science degree in engineering physics from Queens University in Kingston, Ontario and a Master of Science degree in electronic engineering from McGill University in Montreal.

  M. Denise Savoie is one of the founders of Whitetree and currently serves as its Vice President of Business Operations and Chief Financial Officer. Prior to founding Whitetree, she held a number of management positions at NetExpress, Inc. Ms. Savoie was Director of ATM development, where she was responsible for all systems testing and product documentation. As Director of software application development at NetExpress, she was responsible for products related to facsimile and image processing. She also worked as Manager of Systems and Procedures for DHL Cargo, a subsidiary of DHL Inc., an overnight delivery company. Ms. Savoie earned her Bachelor of Arts degree in economics from the University of Michigan and in art from Whitman College in Washington.

  Allen Adolph joined Whitetree in July 1994 and currently serves as its Vice President of Operations. Mr. Adolph came to Whitetree from the Adaptive Division of N.E.T. where he was responsible for implementing a manufacturing quality system which received ISO 9002 certification. He was later named Director of Operations for both the Adaptive Division and the Networks Products Group of N.E.T. Mr. Adolph has held positions as Director of Manufacturing and Materials for Qantel Business Systems and Data products Corporation. He is recognized as a C.P.I.M. by APICS. Mr. Adolph has a Bachelor of Science degree in business administration and operations research from California State University.

  Kurt Bauer joined Whitetree in December 1994 and currently serves as its Vice President of Marketing and Business Development. Prior to joining Whitetree, Mr. Bauer served as Director of Marketing at N.E.T. At N.E.T. he was responsible for marketing at the company's Adaptive Division. Previous to N.E.T., Mr. Bauer was with Advanced Computer Communications (ACC), a manufacturer of wide-area internetworking products, where he was responsible for the company's overall marketing organization. Before ACC, Mr. Bauer was with Vitalink Communications/Network Systems Corporation, a leading internetworking company, where he managed all product marketing of the company's network systems and network management products. He also has held engineering and product marketing positions with Tymnet, TeleSciences, and GTE Government Systems. Mr. Bauer earned a Bachelor of Science degree in electrical engineering from the University of Missouri, Rolla, in 1981. He also attended graduate school at the University of Missouri and Santa Clara University.

  Kathryn Hill joined Whitetree in August 1996 and currently serves as its Vice President of Engineering. Prior to joining Whitetree, Ms. Hill was Vice President of Research & Development for the Vivid Division of Newbridge Networks, Inc. Prior to Newbridge Networks, Ms. Hill held senior engineering management positions at Hughes Network Systems, and software programming positions at Magnavox Government & Industrial Electronics, and General Railway Signal Co. Ms. Hill received a Bachelor of Science degree in mathematics from the Rochester Institute of Technology in New York.

  Roger Evans has served as a Whitetree Board member since October 1993. Mr. Evans has been a special limited partner of Greylock Capital Limited Partnership, a venture capital partnership, since 1989, and has been a general partner of Greylock Management Corporation since 1991. From October 1988 until joining Greylock, Mr. Evans was a consultant. From 1985 until October 1988, he served as President and Chief Executive Officer of Micom Systems, Inc., a manufacturer of data communications equipment. Mr. Evans also serves on the Board of Directors of Ascend, HNC Software, Inc. and several private companies.

  Dr. David Liddle has served as a Whitetree Board member since July 1995. He is President and CEO of Interval Research Corporation which he co-founded with Paul Allen in March of 1992. Interval Research performs research and advanced development in the areas of information, interaction, communications and computer science. Dr. Liddle was also founder, President and CEO of Metaphor, Inc. Following IBM's acquisition of Metaphor in 1991, Dr. Liddle became Vice President, new systems business development, Personal Systems at IBM Corporation. Prior to founding Metaphor in 1982, Dr. Liddle spent ten years at the Xerox Palo Alto Research Center in the Information Products Group. Dr. Liddle is Consulting Professor of Computer Science and of Electrical Engineering at Stanford University. He is a Director of Sybase, Inc., Broderbund Software, Inc. and Ticketmaster Group, Inc.

  Andrew Marcuvitz has served as a Whitetree Board member since May 1993. Since 1990 Mr. Marcuvitz has been a general partner of Matrix Partners. Prior to joining Matrix Partners, Mr. Marcuvitz was the Vice President of Research and Development at Apollo Corporation, a company which he helped found.
Mr. Marcuvitz holds board seats in a number of privately held companies including Wildfire Communications, Vivo Software, FASTech Integration, Prominet, NetCore and Novera Software.

  Geoffrey Yang has served as a Whitetree Board member since May 1993. Mr. Yang currently serves as a general partner of Institutional Venture Partners, which he joined in 1987. Besides Whitetree, he is a director of Applied Digital Access, Excite, GW Corn, Golfweb, MMC Networks, Netlink, Wavespan and Whistle Communications.

SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial information is qualified by and should be read in conjunction with Whitetree's consolidated financial statements and notes thereto included elsewhere in this Prospectus/Consent Solicitation Statement. The consolidated statement of operations data set forth below for the years ended September 30, 1996, 1995 and 1994 and the balance sheet data set forth below at September 30, 1996 and 1995 are derived from the consolidated financial statements included elsewhere in this Prospectus/Consent Solicitation Statement. The consolidated statement of operations data set forth below for the period from June 1, 1993 (inception) to September 30, 1993 and the consolidated balance sheet data as of September 30, 1993 and 1994 are derived from audited consolidated financial statements which are not included herein. The consolidated statement of operations data set forth below for the three months ended December 31, 1996 and 1995 and the consolidated balance sheet data set forth below at December 31, 1996 are derived from Whitetree's unaudited consolidated financial statements included elsewhere in this Prospectus/Consent Solicitation Statement which, in Whitetree's opinion, reflect all adjustments necessary for a fair presentation of results for those periods and as of that date. The results for the three months ended December 31, 1996 are not necessarily indicative of the results to be expected for the entire year.

                            THREE MONTHS                                    JUNE 1, 1993
                         ENDED DECEMBER 31,    YEAR ENDED SEPTEMBER 30,    (INCEPTION) TO
                         --------------------  --------------------------  SEPTEMBER 30,
                           1996       1995       1996     1995     1994         1993
                         ---------  ---------  --------  -------  -------  --------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Net sales............. $   2,784  $   1,394  $ 11,680  $   292  $   --       $  --
  Gross profit..........       822        262     2,570      100      --          --
  Operating loss........    (3,026)    (1,825)   (8,346)  (6,250)  (2,537)       (104)
  Net loss..............    (3,052)    (1,861)   (8,457)  (6,230)  (2,500)       (104)
  Net loss attributable
   to common stock......    (3,684)    (2,150)  (10,271)  (7,287)  (3,007)       (104)
  Net loss attributable
   to common stock per
   share................ $   (1.27) $   (0.83) $  (3.77) $ (3.40) $ (1.57)     $(0.25)
  Number of shares used
   in per share
   calculation..........     2,895      2,584     2,723    2,141    1,912         413

                                                      SEPTEMBER 30,
                                DECEMBER 31, ----------------------------------
                                    1996       1996      1995     1994    1993
                                ------------ --------  --------  -------  -----
HISTORICAL BALANCE SHEET DATA:
  Working capital (deficit)...    $    419   $  3,749  $    925  $ 2,428  $ (35)
  Total assets................       8,296     11,977     3,836    3,319     36
  Mandatorily redeemable
   preferred stock............      26,187     25,555    11,703    5,646     74
  Total stockholders' equity..     (24,171)   (20,488)  (10,314)  (3,059)  (104)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 OVERVIEW

  Whitetree develops and markets networking products that are designed to enable next generation LANs and WANs. Whitetree also has established expertise in ATM technology, and is leveraging its technical expertise in both LANs and WANs to develop next generation packet and/or cell gigabit-speed connection-oriented switching products. Whitetree's first product, the WS3000(TM) Workgroup Switch, is a stackable, high performance switch that provides switched Ethernet and ATM25 to the desktop. Whitetree's products permit differing protocol-based LAN/WAN equipment to co-exist on the same network, eliminating the need for "forklift" upgrades. Whitetree believes that its cost-effective solutions position it to benefit from the growth, in the LAN/WAN switching markets, including the upgrade to higher speed networks (e.g., Gigabit Ethernet).

 THREE MONTHS ENDED DECEMBER 31, 1996 COMPARED WITH
  THE THREE MONTHS ENDED DECEMBER 31, 1995

  Net Sales. Net sales for the first quarter ended December 31, 1996 were $2.8 million, an increase of 100% over net sales of $1.4 million for the first fiscal quarter of 1996. The increase in net sales is primarily due to the continued development of distribution channels as a result of increased sales and marketing efforts. Sales to one original equipment manufacturer (OEM) customer for the first fiscal quarter ended December 31, 1996 increased by $1.0 million as compared to the first fiscal quarter of 1996. Additional increases are primarily due to the expansion of the value added reseller (VAR) channel.

  Gross Margin. Gross margin was 30% for the first fiscal quarter of 1997, compared to 19% in the first fiscal quarter of 1996. The increase in margin is primarily due to decreased warranty costs, decreased inventory reserves and decreased material costs. The decrease in warranty and inventory reserves are due to stabilization of the product as the product was in its early stages of manufacturing during the first fiscal quarter of 1996. The decreases in material costs has been market driven.

  Research and Development. Research and development expenses increased 40% to $1.4 million in the first fiscal quarter of 1997 from $1.0 million in the first fiscal quarter of 1996. This increase was primarily due to the addition of engineering personnel. Research and development decreased as a percent of sales from 70% in the first fiscal quarter of 1996 to 49% of net sales for the first fiscal quarter of 1997. The decrease was due to increased net sales.

  Sales and Marketing. Sales and marketing expenses increased 134% to $2.0 million in the first fiscal quarter of 1997 from $0.8 million in the first fiscal quarter of 1996. The increase in expenses is primarily due to the addition of sales and marketing personnel and increased commissions. The growth in sales and marketing was primarily due to the resources required to expand the distribution channels. Sales and marketing expenses as a percent of sales increased to 71% in the first fiscal quarter of 1997 from 60% in the first fiscal quarter of 1996. This increase is due to building an infrastructure to support anticipated future increases in sales.

  General and Administrative. General and administrative expenses increased 87% to $0.5 million in the first fiscal quarter of 1997 from $0.3 million in the first fiscal quarter of 1996. This increase was primarily due to increases in finance and administrative personnel. The growth in finance and administration was necessary to accommodate the growth in Whitetree personnel and net sales. General and administrative expenses decreased as a percent of sales to 18% in the first fiscal quarter of 1997 from 19% in the first fiscal quarter of 1996.

 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

  Net Sales. Net sales for fiscal 1996 increased to $11.7 million as compared to $0.3 million in fiscal 1995. There were no revenues in fiscal 1994. International sales (sales outside of North America) increased to $11 million in 1996 as compared to $0.2 million in 1995 and accounted for 94% and 65% of net sales in 1996 and 1995, respectively.

  The growth in net sales during fiscal 1996 was due to an increase in shipments of ATM and Ethernet network switches and related accessories. The increase in unit shipments was primarily attributable to the introduction of Whitetree's products to market in the last fiscal quarter of 1995.

  Whitetree relies on distribution channels, including VARs and OEMs, for a substantial majority of its net sales. Net sales to VARs accounted for approximately 32% and 52% in fiscal 1996 and 1995, respectively. Net sales to OEMs accounted for 67% and 48% in fiscal 1996 and 1995, respectively. During fiscal 1996, two customers accounted for 67% and 23%, respectively, of Whitetree's net sales. During fiscal 1995, two customers accounted for 48% and 25%, respectively, of Whitetree's net sales. There can be no assurance that sales to these entities or any of Whitetree's other customers will remain at or exceed historical levels in any future period.

  Gross Margin. Gross margin decreased to 22% in fiscal year 1996 from 34% in fiscal year 1995. The decrease in gross margin from 1995 to 1996 was primarily due to increased warranty costs, increased inventory reserves and scrap due to engineering change orders. All of these increases were directly related to stabilizing the product for manufacturing. As problems were resolved and changes to the product made, the gross margins gradually increased throughout the year.

  Research and Development. Research and development expenses increased slightly to $4.2 million in fiscal 1996 compared to $4.1 million in fiscal 1995 and $1.7 million in fiscal 1994. The increase from 1994 to 1995 was primarily due to increased engineering personnel, prototypes and material costs related to product development, and payments of consulting fees in connection with developing and enhancing Whitetree's products. Although research and development expenses were relatively consistent in fiscal 1996 and fiscal 1995, there were significant reductions in prototype and material cost in fiscal 1996 compared to fiscal 1995 that were substantially offset by significant increases in engineering personnel during fiscal 1996. Research and development expenses as a percent of net sales decreased to 36% in fiscal 1996 from 1407% in fiscal 1995, primarily due to increased net sales.

  Sales and Marketing. Sales and marketing expenses were $5.2 million in fiscal 1996 compared to $1.3 million in fiscal 1995 and $0.4 million in fiscal 1994. These increases were primarily due to the addition of sales, marketing and technical support personnel, and increased commissions. The growth in sales, marketing and technical support was primarily due to the introduction of Whitetree's products and establishing distribution channels for these products. Sales and marketing expenses decreased as a percent of net sales to 44% in fiscal 1996 from 453% in fiscal 1995, primarily due to increased net sales.

  General and Administrative. General and administrative expenses increased to $1.5 million in fiscal 1996 as compared to $0.9 million in fiscal 1995 and $0.4 million in fiscal 1994. These increases are primarily due to the addition of finance and administrative personnel and increased consulting costs related to the development of policies and procedures necessary to build an infrastructure to support the growth of net sales. General and administrative expenses decreased as a percent of sales to 13% in fiscal 1996 from 315% in fiscal 1995, primarily due to increased net sales.

  Interest Income. Interest income increased to $128,000 in fiscal 1996 compared to $100,000 in fiscal 1995 and $64,000 in fiscal 1994. This increase in interest income is primarily due to the investment of proceeds from Whitetree's Preferred Stock offerings in November 1994, January 1996 and May 1996.

  Interest Expense. Interest expense increased to $239,000 in fiscal 1996 compared to $80,000 in fiscal 1995 and $27,000 in fiscal 1994. These increases are primarily due to Whitetree's entry into capital lease obligations related to the acquisition of property, plant and equipment.

 LIQUIDITY AND CAPITAL RESOURCES

  At September 30, 1996, Whitetree's principal source of liquidity was $2.7 million of cash and cash equivalents. The increase in cash and cash equivalents of $1.9 million during fiscal year 1996 was due to proceeds of $12 million from the issuance of Preferred Stock and the exercise of stock options, offset by $9.3 million of funds used in operations and $1.1 million in expenditures for furniture, fixtures and equipment. Whitetree issued two series of Preferred Stock during the year, Series C Preferred Stock in January and May 1996 for $5.1 million and Series D Preferred Stock in May 1996 for $6.8 million. The net cash used from operations in fiscal year 1996 was primarily due to increases in the net loss, accounts receivable, and inventory, partially offset by increases in accounts payable and accrued liabilities.

  At September 30, 1996, Whitetree had $3.7 million in working capital and had no significant capital commitments other than commitments under facilities and capital leases. Based on Whitetree's forecasts for September 30, 1996 with respect to anticipated costs of operations and cash flow from operations and based upon a commitment with respect to the revolving line of credit described below, at September 30, 1996 Whitetree had sufficient capital to finance operations, anticipated investments and capital expenditures through September 30, 1997. At December 31, 1996, Whitetree had $0.4 million in working capital, and no significant capital commitments other than commitments under facilities and capital leases. In February 1997, Whitetree secured a revolving line of credit with a bank which provides for borrowings of up to $3 million based on 80% of eligible accounts receivable up to $2.5 million, plus a $0.5 million non-formula limit. Based on Whitetree's current forecasts with respect to anticipated costs of operations and cash flow from operations and after taking into account borrowings currently available under this line of credit, Whitetree believes that additional sources of equity or debt financing would be required in order to finance current operations, anticipated investments and capital expenditures for the next twelve months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of Whitetree Capital Stock as of February 14, 1997 by (i) all persons and entities known by Whitetree to be beneficial owners of more than 5% of Whitetree's Capital Stock, (ii) each director and each executive officer of Whitetree serving at the end of Whitetree's last fiscal year ended September 30, 1996, and (iii) all directors and executive officers of Whitetree serving at the end of Whitetree's last fiscal year ended September 30, 1996 as a group.

                                                 SHARES            PERCENT
           NAME                            PRIOR TO MERGER(1) OF OUTSTANDING(2)
           ----                            ------------------ -----------------
Matrix Partners (3)......................       2,866,775           21.7%
  Andrew Marcuvitz
  1000 Western Street, Suite 4500
  Waltham, MA 02154
Institutional Venture Partners (3).......       2,866,775           21.7%
  Geoffrey Yang
  3000 Sand Hill Road, Suite 2-290
  Menlo Park, CA 94025
Greylock Limited Partnership (3).........       2,531,775           19.2%
  Roger Evans
  755 Page Mill Road, Suite B-140
  Palo Alto, CA 94304
Madge Networks, Inc. ....................       1,256,631            9.5%
  2310 North First Street
  San Jose, CA 95131
Maureen Lawrence (4).....................         550,998            4.2%
Kingston Duffie (5)......................         538,463            4.1%
M. Denise Savoie (6).....................         285,223            2.2%
Wayne Martson ...........................         101,188              *
Allen Adolph (7).........................          88,125              *
Kurt Bauer (8)...........................          77,604              *
Kathryn Hill (9).........................          12,500              *
Dr. David Liddle ........................         110,000              *
All directors and executive officers as a
 group (11 persons)(10)..................      10,029,426           75.5%

--------
 (1) Includes Whitetree Common Stock and Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock as though converted into Whitetree Common Stock on a 1-for-1 basis, and shares issuable upon exercise of stock options within 60 days of February 14, 1997.

 (2) The percent of outstanding has been calculated in accordance with Rule 13-d under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person's actual voting power at any particular date.

 (3) Includes 28,736 shares of Series C Preferred Stock, as though converted into Whitetree Common Stock on a 1-for-1 basis, issuable upon the cash exercise of a warrant to purchase Series C Preferred Stock.

 (4) Includes 523,465 shares held as trustee for the Lawrence Trust under an agreement dated December 15, 1995. Also includes 27,533 shares subject to options exercisable within 60 days of February 14, 1997.

 (5) Includes 21,263 shares subject to options exercisable within 60 days of February 14, 1997.

 (6) Includes 273,833 shares held as co-trustee for the J.D. Duffie and M.D. Savoie Trust under Agreement dated January 13, 1995. Also includes 11,390 shares subject to options exercisable within 60 days of February 14, 1997.

 (7) Includes 13,125 shares subject to options exercisable within 60 days of February 14, 1997.

 (8) Includes 16,354 shares subject to options exercisable within 60 days of February 14, 1997.

 (9) Includes 12,500 shares subject to options exercisable within 60 days of February 14, 1997.

 (10) Includes 102,165 shares subject to options exercisable within 60 days of February 14, 1997.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation of the Chief Executive of Whitetree in fiscal 1996 and the five other most highly compensated executive officers of Whitetree as of September 30, 1996, whose total salary and bonus in fiscal 1996 exceeded $100,000, for all services in all capacities to Whitetree during fiscal 1996:

                                                       SECURITIES
                                                       UNDERLYING  ALL OTHER
               NAME                YEAR  SALARY  BONUS  OPTIONS   COMPENSATION
               ----                ---- -------- ----- ---------- ------------
Maureen Lawrence.................. 1996 $159,808 $--    188,800       $--
President and CEO                  1995  140,000  --        --         --
                                   1994   96,923  --    509,100        --
Kingston Duffie................... 1996  139,046  --    145,800        --
Chief Technical Officer            1995  119,999  --        --         --
                                   1994  115,845  --        --         --
Wayne Martson..................... 1996  181,461  --     17,800        --
Vice President of Sales            1995  130,024  --        --         --
                                   1994   48,077  --    135,760        --
Allen Adolph...................... 1996  134,345  --     60,000        --
Vice President of Operations       1995  111,999  --        --         --
                                   1994   21,538  --     75,000        --
M. Denise Savoie.................. 1996  121,425  --     78,100        --
Vice President of Business
 Operations and CFO                1995  100,000  --        --         --
                                   1994   83,387  --        --         --
Kurt Bauer........................ 1996  130,538  --     50,000        --
Vice President of Marketing and
 Business                          1995   90,384  --    125,000        --
Development                        1994      --   --        --         --

                         OPTION GRANTS IN FISCAL 1996

                                                                                   POTENTIAL
                                                                               REALIZABLE VALUE
                                                                               AT ASSUMED ANNUAL
                                                                                RATES OF STOCK
                                                % OF                                 PRICE
                             NUMBER OF      TOTAL OPTIONS                      APPRECIATION FOR
                             SECURITIES      GRANTED TO   EXERCISE                OPTION TERM
                         UNDERLYING OPTIONS EMPLOYEES IN    PRICE   EXPIRATION -----------------
          NAME                GRANTED        FISCAL YEAR  ($/SHARE)    DATE     5% ($)  10% ($)
          ----           ------------------ ------------- --------- ---------- -------- --------
Maureen Lawrence........      188,800(1)        18.21%     $1.400      9/1/06  $166,230 $421,258
Kingston Duffie.........      145,800(1)        14.06       1.400      9/1/06   128,370  325,315
Wayne Martson...........       17,800(1)         1.72       1.400      9/1/06    15,672   39,716
Allen Adolph............       35,000(2)         3.37       0.175    10/11/05     3,852    9,762
                               25,000(1)         2.41       1.400      9/1/06    22,011   55,781
M. Denise Savoie........       78,100(1)         7.53       1.400      9/1/06    68,763  174,260
Kurt Bauer..............       50,000(1)         4.82       1.400      9/1/06    44,023  111,562

--------
(1) Vests at the rate of 1/48 of the shares at the beginning of each month beginning October 1, 1996 and ending October 1, 2000.

(2) Vests 1/4 upon the first anniversary of the grant date and then at the rate of 1/48 per month.

     AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND YEAR END OPTION VALUES

                                                NUMBER OF SECURITIES
                                                     UNDERLYING
                                                     UNEXERCISED
                                               OPTIONS AT FISCAL YEAR-    VALUE OF UNEXERCISED
                                                         END              IN-THE-MONEY OPTIONS
                           SHARES                        (#)                  AT 9/30/96(1)
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
NAME                      EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
Maureen Lawrence........       --    $    --       --        188,800      $   --       $   --
Kingston Duffie.........       --         --       --        145,800          --           --
Wayne Martson...........   135,760   $176,488      --         17,800          --           --
Allen Adolph............       --         --    40,625        94,375      $52,813      $87,563
M. Denise Savoie........       --         --       --         78,100          --           --
Kurt Bauer..............    61,250     32,250      --        113,750          --        78,094

--------
(1) Valuation based on the difference between the option exercise price and the fair market value of Whitetree's Common Stock on September 30, 1996. The valuation of Whitetree Options in this table does not reflect any change in the value of such options since such date as a consequence of the Merger.

         UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

  The unaudited pro forma condensed combining statements of operations combine Ascend's historical consolidated statements of income for each of the three years in the period ended December 31, 1996 with Whitetree's historical consolidated results of operations for each of the three years in the period ended September 30, 1996, giving effect to the Merger as if it had occurred at the beginning of each period presented on a pooling of interests basis. The unaudited pro forma condensed combining balance sheet combines Ascend's historical consolidated balance sheet as of December 31, 1996 with Whitetree's historical consolidated balance sheet as of September 30, 1996, giving effect to the Merger as if it had occurred on December 31, 1996. The historical financial information of Ascend has been derived from the audited consolidated financial statements for each of the three years in the period ended December 31, 1996 which are included elsewhere herein and should be read in conjunction with such financial statements and the notes thereto. The historical financial information of Whitetree has been derived from the audited consolidated financial statements for each of the three years in the period ended September 30, 1996 which are included elsewhere herein and should be read in conjunction with such financial statements and the notes thereto. The pro forma information is not necessarily indicative of the consolidated operating results or financial position that would have occurred had the Merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                              ASCEND AND WHITETREE
             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                             DECEMBER 31, 1996
                                  -----------------------------------------
                                   ASCEND   WHITETREE  ADJUSTMENTS COMBINED
                                  --------  ---------  ----------- --------
ASSETS
Current Assets:
  Cash and cash equivalents...... $213,970  $  2,703    $    --    $216,673
  Short-term investments.........  159,181       --          --     159,181
  Accounts receivable, net.......  103,145       866         --     104,011
  Receivable from related party..      --      3,094         --       3,094
  Inventories....................   49,241     3,055         --      52,296
  Deferred income taxes..........   33,489       --        6,500     39,989
  Other current assets...........   13,273       301         --      13,574
                                  --------  --------    --------   --------
    Total current assets.........  572,299    10,019       6,500    588,818
Investments......................   35,771       --          --      35,771
Furniture, fixtures and
 equipment, net..................   40,034     1,865         --      41,899
Other assets.....................    3,762        93         --       3,855
                                  --------  --------    --------   --------
  Total assets................... $651,866  $ 11,977    $  6,500   $670,343
                                  ========  ========    ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)
Current liabilities:
  Accounts payable............... $ 43,268  $  3,065    $    --    $ 46,333
  Accrued liabilities............   39,003     3,845       2,200     45,048
  Accrued compensation and
   related liabilities...........   22,145       --          --      22,145
                                  --------  --------    --------   --------
    Total current liabilities....  104,416     6,910       2,200    113,526
Mandatory redeemable convertible
 preferred stock.................      --     25,555     (25,555)       --
Commitments
Stockholders' equity (deficit):
  Common stock...................      119       181        (180)       120
  Additional paid-in capital.....  412,227       --       22,357    434,584
  Accretion of preferred stock
   redemption value..............      --     (3,378)      3,378        --
  Retained earnings..............  135,652   (17,291)      4,300    122,661
  Notes receivable from
   stockholders..................     (548)      --          --        (548)
                                  --------  --------    --------   --------
    Total stockholders' equity
     (deficit)...................  547,450   (20,488)     29,855    556,817
                                  --------  --------    --------   --------
    Total liabilities and
     stockholders' equity
     (deficit)................... $651,866  $ 11,977    $  6,500   $670,343
                                  ========  ========    ========   ========

--------
See accompanying notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                              ASCEND AND WHITETREE
          UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                             YEAR ENDED DECEMBER 31, 1996
                                        ---------------------------------------
                                         ASCEND  WHITETREE ADJUSTMENTS COMBINED
                                        -------- --------- ----------- --------
Net sales.............................  $549,297  $11,680    $   --    $560,977
Cost of sales.........................   192,226    9,110        --     201,336
                                        --------  -------    -------   --------
  Gross profit........................   357,071    2,570        --     359,641
Operating expenses:
  Research and development............    40,291    4,176        --      44,467
  Sales and marketing.................   111,599    5,197        --     116,796
  General and administrative..........    16,745    1,543        --      18,288
  Costs of Merger.....................    13,900      --         --      13,900
                                        --------  -------    -------   --------
    Total operating expenses..........   182,535   10,916        --     193,451
                                        --------  -------    -------   --------
Operating income (loss)...............   174,536   (8,346)       --     166,190
Interest income (expense), net........    11,879     (111)       --      11,768
                                        --------  -------    -------   --------
Income (loss) before income taxes.....   186,415   (8,457)       --     177,958
Provision (benefit) for income taxes..    73,304      --      (3,550)    69,754
                                        --------  -------    -------   --------
Net income (loss).....................  $113,111  $(8,457)   $ 3,550   $108,204
                                        ========  =======    =======   ========
Net income (loss) per share...........  $   0.89  $ (3.11)             $   0.84
                                        ========  =======              ========
Number of shares used in per share
 calculation..........................   127,809    2,723               128,760
                                        ========  =======              ========

--------
See accompanying notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                              ASCEND AND WHITETREE
          UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                             YEAR ENDED DECEMBER 31, 1995
                                        ---------------------------------------
                                         ASCEND  WHITETREE ADJUSTMENTS COMBINED
                                        -------- --------- ----------- --------
Net sales.............................  $152,604  $   292    $   --    $152,896
Cost of sales.........................    53,296      192        --      53,488
                                        --------  -------    -------   --------
  Gross profit........................    99,308      100        --      99,408
Operating expenses:
  Research and development............    12,400    4,107        --      16,507
  Sales and marketing.................    35,447    1,323        --      36,770
  General and administrative..........     9,129      920        --      10,049
  Purchased research and development..     3,032      --         --       3,032
                                        --------  -------    -------   --------
    Total operating expenses..........    60,008    6,350        --      66,358
                                        --------  -------    -------   --------
Operating income (loss)...............    39,300   (6,250)       --      33,050
Interest income, net..................     5,122       20        --       5,142
                                        --------  -------    -------   --------
Income (loss) before income taxes.....    44,422   (6,230)       --      38,192
Provision (benefit) for income taxes..    16,887      --      (1,870)    15,017
                                        --------  -------    -------   --------
Net income (loss).....................  $ 27,535  $(6,230)   $ 1,870   $ 23,175
                                        ========  =======    =======   ========
Net income (loss) per share...........  $   0.25  $ (2.91)             $   0.21
                                        ========  =======              ========
Number of shares used in per share
 calculation..........................   111,362    2,141               112,132
                                        ========  =======              ========

--------
See accompanying notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                              ASCEND AND WHITETREE
          UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                             YEAR ENDED DECEMBER 31, 1994
                                        ---------------------------------------
                                        ASCEND   WHITETREE ADJUSTMENTS COMBINED
                                        -------  --------- ----------- --------
Net sales.............................  $39,655   $   --     $   --    $39,655
Cost of sales.........................   13,387       --         --     13,387
                                        -------   -------    -------   -------
  Gross profit........................   26,268       --         --     26,268
Operating expenses:
  Research and development............    6,139     1,723        --      7,862
  Sales and marketing.................   11,409       369        --     11,778
  General and administrative..........    3,569       445        --      4,014
                                        -------   -------    -------   -------
    Total operating expenses..........   21,117     2,537        --     23,654
                                        -------   -------    -------   -------
Operating income (loss)...............    5,151    (2,537)       --      2,614
Interest income, net..................      969        37        --      1,006
                                        -------   -------    -------   -------
Income (loss) before income taxes.....    6,120    (2,500)       --      3,620
Provision (benefit) for income taxes..     (430)      --      (1,080)   (1,510)
                                        -------   -------    -------   -------
Net income (loss).....................  $ 6,550   $(2,500)   $ 1,080   $ 5,130
                                        =======   =======    =======   =======
Net income (loss) per share...........  $  0.07   $ (1.31)             $  0.05
                                        =======   =======              =======
Number of shares used in per share
 calculation..........................   94,583     1,912               95,134
                                        =======   =======              =======

--------
See accompanying notes to Unaudited Pro Forma Condensed Combining Financial Statements.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

  NOTE A: The adjustments to the unaudited pro forma condensed combining balance sheet give effect to the assumed issuance of 1,100,000 shares of Ascend Common Stock as if the Merger had been consummated as of December 31, 1996 and an anticipated charge for Merger-related expenses totaling approximately $2.2 million. Such Merger-related expenses include investment advisory fees, legal and accounting expenses and other transaction costs. The unaudited pro forma condensed combining statements of income do not reflect these non-recurring charges, which Ascend anticipates will be recorded during the quarter in which the merger is consummated. The unaudited pro forma condensed combining statements of income also include adjustments to give effect to the recording of the income tax benefit of net operating losses incurred by Whitetree in the period in which such net operating losses were incurred assuming such net operating losses could have been used to offset net operating income derived by Ascend. The pro forma combined per share amounts in the unaudited pro forma condensed combining statements of income are based upon the historical weighted average number of shares of common stock and dilutive common stock equivalents of Ascend outstanding during each period presented. In addition, the shares of Ascend Common Stock to be issued in connection with the Merger, based on the equivalent weighted average shares and the dilutive common share equivalents of Whitetree outstanding during each period presented, are treated as outstanding during each such period.

  NOTE B: The unaudited pro forma condensed combining financial statements do not include adjustments to conform the accounting policies of Whitetree to those followed by Ascend. The nature and extent of such adjustments, if any, will be based upon further study and analysis and are not expected to be significant in relationship to the consolidated financial statements of Ascend.

  NOTE C: Certain financial statement balances of Whitetree have been reclassified to conform with the Ascend financial statement presentation.

  NOTE D: Whitetree has a September 30 fiscal year end and, accordingly, the Whitetree statements of operations for the years ended September 30, 1996, 1995 and 1994 have been combined with Ascend statements of income for the calendar years ended December 31, 1996, 1995 and 1994.

  NOTE E: Net loss and net loss per share attributable to common stock for Whitetree has not been presented since all of Whitetree's convertible preferred stock, which will convert into the right to receive Ascend Common Stock upon consummation of the merger, has been assumed to be converted to common stock in the unaudited pro forma combining balance sheet as of December 31, 1996 and for the unaudited pro forma combining statements of income for each of the three years in the period ended December 31, 1996 as if the merger had been consummated on a pooling of interests basis at the beginning of each period presented.

          COMPARISON OF RIGHTS OF HOLDERS OF WHITETREE CAPITAL STOCK
                      AND HOLDERS OF ASCEND CAPITAL STOCK

  Whitetree is incorporated under the laws of California, and Ascend is incorporated under the laws of Delaware. After consummation of the Merger, former shareholders of Whitetree, whose rights as shareholders of a California corporation were governed by the CGCL, will become stockholders of Ascend, and their rights as stockholders of a Delaware corporation will be governed by the Delaware General Corporation Law ("DGCL"). The following summarizes the chief differences between (i) DGCL and the CGCL and (ii) between the charter documents of Whitetree and Ascend, that could materially affect the rights of shareholders of Whitetree after consummation of the Merger. This summary is qualified in its entirety by reference to the full text of such documents, copies of which are incorporated by reference in this Prospectus/Consent Solicitation Statement.

  Annual Meeting. Both the Whitetree Bylaws and the Ascend Bylaws require that an annual shareholder meeting be held each year at a time designated by the respective Boards of Directors.

  Number of Directors. Under the CGCL, as long as a California corporation has more than three (3) or more shareholders of record, the number of directors of the corporation cannot be reduced below three (3). Subject to this three-director minimum, a bylaw or amendment of the articles of incorporation specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa may only be adopted by the approval of a majority of the outstanding shares; provided, however, that a bylaw or amendment of the articles of incorporation reducing the fixed number of directors or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote. Under the DGCL, by contrast, a Delaware corporation may have a board of directors consisting of one or more members, and the exact number of directors, which is not subject under the DGCL to any limits analogous to the CGCL, is set in the corporation's certificate of incorporation or bylaws. The Ascend Bylaws provide that the authorized number of Ascend directors shall be six (6) and, thereafter shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors. The Whitetree Bylaws, by comparison, provide that (i) the authorized number of Whitetree directors shall not be less than four (4) nor more than seven (7) (the "Whitetree Range"), (ii) the exact number of Whitetree directors shall be seven (7), until changed within the Whitetree Range, by an amendment of the Bylaws, adopted by the Whitetree shareholders or by the Whitetree Board, and
(iii) that the Whitetree Range may be changed, or a definite number of authorized Whitetree directors may be substituted for the Whitetree Range, by an amendment of the Whitetree Articles of Incorporation or the Whitetree Bylaws, subject to the provisions of the CGCL described in the proviso of the second sentence of this paragraph.

  Cumulative Voting for Directors. Under the DGCL, stockholders of a Delaware corporation do not have the right to cumulate their votes in elections of directors unless such corporation's certificate of incorporation expressly provides for cumulative voting. Under California law, by contrast, shareholders of a private California corporation have the right to cumulate their votes in elections of directors unless such corporation's articles of incorporation expressly eliminates the right to cumulative voting. The Ascend Restated Certificate of Incorporation (the "Ascend Certificate of Incorporation" or the "Certificate of Incorporation of Ascend") does not provide for cumulative voting. Accordingly, Ascend stockholders do not have the right to cumulate their votes in elections of directors. The Whitetree Amended and Restated Articles of Incorporation (the "Whitetree Articles of Incorporation or the "Articles of Incorporation of Whitetree") do not eliminate cumulative voting. Accordingly, Whitetree shareholders have the right to cumulate their votes in elections of directors, subject to giving notice of the intent to cumulate votes prior to the voting as required by Whitetree's Bylaws.

  Board of Directors Meetings. Under the CGCL, meetings of the board of directors of a California corporation, unless otherwise provided in such corporation's articles of incorporation or bylaws, may be called by the chair of the board, the president, any vice president, the secretary or any two (2) directors. The DGCL imposes no requirements as to calling board of directors meetings, and so such requirements are as set forth in a

Delaware corporation's certificate of incorporation or bylaws. The Whitetree Bylaws (i) do not impose any frequency requirements as to regular meetings of the Whitetree Board, and (ii) do not contain, nor do the Whitetree Articles of Incorporation contain, any provision inconsistent with the provisions of the CGCL described in the first sentence of this paragraph. Similarly, the Ascend Bylaws (i) do not provide for any organizational meetings of the Ascend Board,
(ii) do not impose any frequency requirements as to regular meetings of the Ascend Board, and (iii) provide that special meetings of the Ascend Board may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer.

  Director Voting. Under the CGCL, a quorum of a California corporation's board of directors is equal to a majority of the authorized number of such corporation's directors unless such corporation's articles of incorporation or bylaws provide for a lesser number, provided, however, that such lesser number cannot be less than the larger of (i) one-third ( 1/3) of the authorized number of directors or (ii) two (2). A California corporation's articles of incorporation may require more than a majority of the authorized number of directors (up to and including all of the directors) for a quorum. Under the DGCL, a quorum of a Delaware corporation's board of directors is equal to a majority of the total number of directors unless such corporation's certificate of incorporation provides for a lesser number, which in no case can be less than one-third ( 1/3) of the total number of directors (unless the total number of directors is one (1), in which case one (1) director shall constitute a quorum). A Delaware corporation's certificate of incorporation or bylaws may impose a quorum requirement equal to more than the majority of the total number of directors (up to and including all of the directors). The respective boards of directors of either a California corporation under the CGCL or a Delaware corporation under the DGCL may act by unanimous written consent without a meeting. The Whitetree Articles of Incorporation are silent with respect to what constitutes a quorum of the Whitetree Board. The Whitetree Bylaws expressly state that a majority of the authorized number of Whitetree directors shall constitute a quorum and that the action of a majority of Whitetree directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act. Similarly, the Ascend Certificate of Incorporation is silent with respect to what constitutes a quorum of the Ascend Board, and the Ascend Bylaws expressly state that a majority of the authorized number of Ascend directors shall constitute a quorum and that the action or decision of a majority of Ascend directors present at a duly held meeting at which a quorum is present shall be regarded as a valid act of the Ascend Board.

  Removal of Directors. Under CGCL, a director of a California corporation may be removed without cause by a majority of the outstanding shares; provided, however, that no such director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected. Under the DGCL, except with respect to corporations which have a classified board of directors or which have cumulative voting, a director may be removed with or without cause by a majority of the outstanding shares then entitled to vote at an election of directors.

  Elimination of Stockholders' Ability to Act by Written Consent Without A Meeting. Whitetree shareholders may act by written consent without a meeting, while Ascend stockholders may not. Under the CGCL, a California corporation's articles of incorporation may eliminate its shareholders ability to act by written consent without a meeting. Similarly, under the DGCL, a Delaware corporation may eliminate its stockholders' ability to act by written consent without a meeting by so providing in its certificate of incorporation. Ascend's Certificate of Incorporation expressly eliminates its stockholders' ability to act by written consent without a meeting. Whitetree's Articles of Incorporation do not contain a similar provision.

  Record Date. Under the CGCL, a California corporation in its bylaws may provide procedures for establishing a record date to determine which shareholders are entitled to notice of a meeting or to vote thereat or are entitled to give consent to corporate action without a meeting; provided, however, that such date shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to such action without a meeting. The DGCL contains a similar provision. Neither the Whitetree Bylaws nor the Ascend Bylaws contain any provision regarding the establishment of a record date which is inconsistent with the CGCL or DGCL, respectively.

  Advance Notice for Shareholder Proposals. The CGCL does not specify whether a shareholder of a California corporation needs to provide the corporation's board of directors with advance notice of a shareholder proposal at an annual meeting of shareholders. The DGCL, by contrast, allows a Delaware corporation to provide in its bylaws that a stockholder must provide notice of a stockholder proposal to the corporation's board of directors up to one hundred twenty (120) days in advance of the anniversary of the date on which the immediately preceding year's proxy statement was sent to the corporation's stockholders. The Ascend Bylaws provide that a stockholder proposal to be presented at an annual meeting must be received by Ascend not less than one hundred twenty (120) days in advance of the date Ascend's proxy statement was released to stockholders in connection with the preceding year's annual meeting of stockholders. The Whitetree Bylaws do not impose any advance notice requirement for shareholder proposals at its annual meeting of shareholders.

  Special Meetings of Shareholders. The CGCL provides that special meetings of shareholders may be called by the board, the chairman of the board, the president or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting or such other persons as may be provided in the corporation's articles of incorporation or bylaws. The DGCL provides that special meetings of stockholders may be called the board of directors or by such person or persons as are authorized in the certificate of incorporation or bylaws. As a result, depending on the provisions of a corporation's certificate of incorporation or bylaws, its stockholders may not have the ability to call a special meeting, thus limiting the stockholders' ability to act at other than an annual meeting. The Whitetree Articles of Incorporation and Bylaws do not contain any provisions inconsistent with the CGCL provisions set forth above in the first sentence of this paragraph. Ascend's Certificate of Incorporation and Bylaws provide that special meetings of stockholders may be called by Ascend's Board of Directors or the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

  Amendment of Charter Documents. Under the CGCL approval of shareholders holding at least a majority of the voting shares of Whitetree is required to amend the Whitetree Articles of Incorporation. Similarly, under the DGCL, a majority of the stockholders of Ascend can amend any or all of the provisions of the Ascend Certificate of Incorporation.

  Amendment of Bylaws. The Whitetree Bylaws may be amended by holders of a majority of voting shares entitled to vote or by a majority of the directors except that a majority of directors may not change the Whitetree Range. The Ascend Bylaws may be amended by holders of sixty-six and two-thirds percent (66 2/3%) of the voting shares entitled to vote or by a majority of the directors.

  Director Liability and Indemnification. The DGCL is generally more favorable to directors than the CGCL. The significant differences in directors' protection between the CGCL and the DGCL today deal with limitation of liability and indemnification.

  The CGCL and the DGCL both permit a corporation to adopt provisions eliminating personal monetary liability of directors, and both impose certain restrictions on the corporation's right to eliminate such liability. The CGCL prohibits elimination of liability for a broader class of acts than does the DGCL, including: reckless disregard of duty in the face of a serious risk of injury to the corporation or its shareholders and acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's obligations to the corporation. Elimination of liability for such acts would be permitted under the DGCL, unless a court concluded that such exculpation was void as contrary to public policy. As a result, directors of a California corporation have a greater likelihood of a possible shareholder challenge to the elimination of their monetary liability.

  Both the CGCL and the DGCL now allow corporations to authorize in their charter documents and bylaws broader indemnification of officers and directors than is provided to such persons by statute. Both states also allow corporations to expand indemnification of their directors and officers through written agreements. However, a California corporation may not indemnify as to the following matters for which the DGCL permits indemnification, at least in some circumstances: (i) matters as to which a person is adjudged liable to the corporation in the performance of his or her duties (unless the court expressly authorizes indemnity); (ii) amounts paid in settlements of pending derivative actions if the court has not approved the settlement; (iii) expenses incurred in defending a pending derivative action if the court has not approved the settlement; (iv) matters for which indemnification is inconsistent with provisions in the corporation's articles of incorporation or bylaws or an agreement, resolution of the shareholders, or condition expressly imposed by a court in approving a settlement; and (v) any acts for which elimination of liability is prohibited, including those described above.

  Further, the standard of care required to be met prior to allowing director indemnification under the CGCL is higher than under the DGCL, and the procedures required to obtain such indemnification are more restrictive. Accordingly, a director's right of indemnification is broader and more certain under the DGCL.

  Restriction on Sales of Stock. Neither the Ascend Certificate of Incorporation and Bylaws nor the Whitetree Articles of Incorporation and Bylaws provide for any restrictions on the transfer of outstanding shares, other than those imposed by federal securities laws for shares offered under certain exempt transactions.

  Preferred Stock. Under its Certificate of Incorporation, Ascend is authorized to issue preferred stock; however, the rights of such stock are subject to determination by the Ascend Board and have not yet been established, and no such shares of Ascend Preferred Stock have been issued, no such shares are currently outstanding and no such shares will be issued in the Merger. The outstanding series of Whitetree Preferred Stock have certain redemption rights, dividend entitlements, liquidation preferences, and conversion options which are not applicable to Ascend Common Stock. Certain terms of the outstanding Whitetree Preferred Stock are summarized below.

REDEMPTION

  At the option of shareholders of Whitetree Preferred Stock, Whitetree must redeem up to one-third, one-third and all, on September 30, 1998, 1999, and 2000, respectively, of the then outstanding shares of Series A Preferred Stock at $1.61, $1.77, and $1.95 per share, respectively, of Series B Preferred Stock at $2.60, $2.82, and $3.10 per share, respectively, of Series C Preferred Stock at $4.76, $5.17 and $5.61 per share, respectively, and of Series D Preferred Stock at $9.25, $10.36 and $11.60 per share, respectively, plus any declared but unpaid dividends.

VOTING

  Each share of Whitetree Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the Whitetree Common Stock; provided, however, that (i) the holders of Whitetree Preferred Stock voting as a class are entitled to elect 3 of the directors of Whitetree, and (ii) pursuant to the California General Corporation Law, any merger must be approved by the outstanding shares of Whitetree Common Stock and Whitetree Preferred Stock voting as separate classes. In addition, so long as shares of the Whitetree Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or written consent of a majority of the holders of Whitetree Preferred Stock, (i) redeem, repurchase, or otherwise acquire for value any of the Whitetree Common Stock or any other capital stock of the Company, (ii) authorize or issue or obligate itself to issue any other equity security senior to or on parity with the Whitetree Preferred Stock, (iii) increase or decrease the total number of authorized shares of Whitetree Preferred Stock, or (iv) amend Whitetree's Amended and Restated Articles of Incorporation or Bylaws. Upon conversion of their shares of Whitetree Preferred Stock into shares of Ascend Common Stock as a result of the Merger, holders of Whitetree Preferred Stock will have no separate class vote as to such action or transactions, but will have one vote per share of Ascend Common Stock as to all matters submitted to a vote of the holders of Ascend Common Stock.

DIVIDENDS

  Holders of Whitetree Series A, B, C and D Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.07, $0.12, $0.24 and $0.54 per share, respectively, together with dividends at the same rate as dividends paid with respect to the Whitetree Common Stock when and if declared by the Whitetree Board. Whitetree shall make no distribution to holders of Whitetree Common Stock until dividends on Whitetree Preferred Stock have been paid. No dividends were declared by the Whitetree Board through February 28, 1997.

LIQUIDATION

  In the event of any liquidation, dissolution or winding up of Whitetree, including a consolidation or merger of Whitetree where the beneficial owners of the Whitetree Common Stock and Whitetree Preferred Stock own less than 51% of the resulting voting power of the surviving entity, the holders of Series A, B, C and D Preferred Stock are entitled to receive an amount of $1.00, $1.75, $3.48 and $7.68 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Whitetree Common Stock. The remaining assets, if any, shall be distributed ratably among the holders of the Whitetree Common Stock and Series A, B, C and D Preferred Stock, based on the number of shares held (assuming conversion of the Series A, B, C and D Preferred Stock). Notwithstanding the foregoing, if the funds available for distribution upon the liquidation, dissolution or winding up of Whitetree would result in each holder of Whitetree Preferred Stock receiving at least $3.00 per share, then the holders of the Whitetree Common Stock and Whitetree Preferred Stock shall share ratably in all distributions made in connection with such event; provided that if such distributions would result in (i) the holders of Series C Preferred Stock receiving less than $3.48 per share then such holders shall be entitled to receive $3.48 per share and (ii) the holders of Series D Preferred Stock receiving less than $7.68 per share, then such holders shall be entitled to receive $7.68 per share.

CONVERSION

  Each share of Whitetree Preferred Stock is convertible, at the option of the holder, into one share of Whitetree Common Stock, subject to adjustment for dilution. Each share of Whitetree Preferred Stock automatically converts into the number of shares of Whitetree Common Stock into which such shares are convertible at the then effective conversion price upon the closing of a public offering of common stock at a per share price of at least $7.68 per share with gross proceeds of at least $7,500,000, or upon the vote of the holders of two-thirds of the then outstanding shares of Whitetree Preferred Stock. At September 30, 1996, Whitetree had reserved 5,195,320, 2,894,586, 1,548,986 and 897,556 shares of Whitetree Common Stock for the conversion of Series A, B, C and D Preferred Stock, respectively. Additionally, Whitetree had reserved 130,320, 27,428, 86,208 and 6,891 shares of Series A, B, C, and D Preferred Stock, respectively, for the exercise of certain warrants. In the case of specified business combinations involving Whitetree whereby Whitetree Common Stock is converted into other securities or property, Whitetree must make provision for the holders of Whitetree Preferred Stock then outstanding to convert such stock into the kind and amount of shares of stock and other securities and property receivable upon such business combination by a holder of the number of shares of Whitetree Common Stock into which Whitetree Preferred Stock might have been converted immediately prior thereto. In addition, Whitetree must make appropriate provisions as part of and as a condition to the effectiveness of any such business combination that the rights of the holders of Whitetree Preferred Stock will be applicable, as nearly as may be, after such business combination.

                               ----------------

  The foregoing summary does not purport to be a complete statement of the rights of holders of Ascend Capital Stock and Whitetree Capital Stock under, and is qualified in its entirety by reference to, the DGCL and the CGCL, the Ascend Certificate of Incorporation and Ascend Bylaws, and the Whitetree Amended and Restated Articles of Incorporation and Whitetree Bylaws copies of which are attached hereto as Annex D and Annex E, respectively. See "Description of Ascend Capital Stock" for a summary of certain other rights relating to the Ascend Common Stock.

                      DESCRIPTION OF ASCEND CAPITAL STOCK

  The authorized capital stock of Ascend consists of 400,000,000 shares of Common Stock, $.001 par value per share, and 2,000,000 shares of Preferred Stock, $.001 par value per share.

COMMON STOCK

  As of February 28, 1997, there were approximately 120,453,082 shares of Ascend Common Stock outstanding held of record by approximately 1144 stockholders.

  The holders of Ascend Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Accordingly, holders of a majority of the shares of Ascend Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Ascend Board of Directors (the "Ascend Board") out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Ascend, holders of Ascend Common Stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of Ascend Common Stock have no preemptive, conversion or redemption rights. All of the outstanding shares of Ascend Common Stock are, and the shares to be issued in connection with the Merger when issued will be, fully paid and non-assessable.

  The transfer agent for Ascend Common Stock is The First National Bank of
Boston.

CERTAIN CHARTER PROVISIONS

  The Ascend Certificate of Incorporation and Bylaws contain certain provisions that could have the effect of delaying, deferring or preventing a change in control of Ascend. See "Comparison of Rights of Holders of Whitetree Capital Stock and Holders of Ascend Capital Stock."

PREFERRED STOCK

  As of February 28, 1997, there were no shares of Ascend Preferred Stock outstanding. The Ascend Board has the authority, without further action by the stockholders, to issue such Preferred Stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Ascend Common Stock. The Ascend Board, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Ascend Common Stock. Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change in control of Ascend or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of the Ascend Common Stock. At present, Ascend has no plans to issue any of the Preferred Stock.

                                 LEGAL MATTERS

  The validity of the shares of Ascend Common Stock to be issued in connection with the Merger will be passed upon for Ascend by Gray Cary Ware & Freidenrich, A Professional Corporation, Palo Alto, California. As of the date hereof, attorneys at Gray Cary Ware & Freidenrich participating in this matter beneficially own approximately 3,501 shares of Ascend Common Stock.

                                    EXPERTS

  The consolidated financial statements of Ascend as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, included in this Prospectus/Consent Solicitation Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein and have been so included in reliance upon the report given on the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Whitetree as of September 30, 1995 and 1996, and for each of the three years in the period ended September 30, 1996 included in this Prospectus/Consent Solicitation Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

            INDEX TO ASCEND COMMUNICATIONS, INC. AND WHITETREE, INC.
                              FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
ASCEND COMMUNICATIONS, INC.
Report of Independent Auditors............................................   F-2
Consolidated Balance Sheets at December 31, 1995 and 1996.................   F-3
Consolidated Statements of Income for the Years Ended December 31, 1994,
 1995 and 1996............................................................   F-4
Consolidated Statements of Stockholder's Equity for the Years Ended
 December 31, 1994, 1995 and 1996.........................................   F-5
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1994, 1995 and 1996......................................................   F-6
Notes to Consolidated Financial Statements................................   F-7
WHITETREE, INC.
Report of Independent Accountants.........................................  F-19
Consolidated Balance Sheets at September 30, 1995 and 1996 and December
 31, 1996 (unaudited).....................................................  F-20
Consolidated Statements of Operations for the Years Ended September 30,
 1994, 1995 and 1996 and the three months ended December 31, 1995 and 1996
 (unaudited)..............................................................  F-21
Consolidated Statements of Shareholders' Deficit for the Years Ended
 September 30, 1994, 1995 and 1996 and the three months ended December 31,
 1996 (unaudited).........................................................  F-22
Consolidated Statements of Cash Flows for the Years Ended September 30,
 1994, 1995 and 1996 and the three months ended December 31, 1995 and 1996
 (unaudited)..............................................................  F-23
Notes to Consolidated Financial Statements................................  F-24

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Ascend Communications, Inc.

  We have audited the accompanying consolidated balance sheets of Ascend Communications, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ascend Communications, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                          /s/ Ernst & Young LLP
                                                              Ernst & Young LLP

Walnut Creek, California
January 24, 1997, except Note 10 as to which the date is February 14, 1997

                          ASCEND COMMUNICATIONS, INC.

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1995
                                                              -------- --------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................. $213,970 $147,050
  Short-term investments.....................................  159,181   90,843
  Accounts receivable, less allowance for uncollectible
   accounts of $2,000 and $900 at December 31, 1996 and 1995,
   respectively..............................................  103,145   31,238
  Inventories................................................   49,241   26,868
  Deferred income taxes......................................   33,489    9,370
  Other current assets.......................................   13,273    2,408
                                                              -------- --------
      Total current assets...................................  572,299  307,777
Investments..................................................   35,771   51,515
Furniture, fixtures and equipment, net.......................   40,034   10,108
Other assets.................................................    3,762      614
                                                              -------- --------
      Total assets........................................... $651,866 $370,014
                                                              ======== ========

      LIABILITIES
       AND
       STOCKHOLDERS'
       EQUITY

Current liabilities:
  Accounts payable.......................................... $ 43,268  $ 13,571
  Accrued liabilities.......................................   39,003    20,861
  Accrued compensation and related liabilities..............   22,145     6,419
  Notes payable.............................................      --      4,176
                                                             --------  --------
      Total current liabilities.............................  104,416    45,027
Commitments
Stockholders' equity:
  Preferred stock, $.001 par value:
    Authorized shares-2,000
    No shares issued or outstanding.........................      --        --
  Common stock, $.001 par value:
    Authorized shares-400,000
    119,417 shares issued (113,211--1995)...................      119       113
  Additional paid-in capital................................  412,227   302,110
  Retained earnings.........................................  135,652    23,312
  Notes receivable from stockholders........................     (548)     (548)
                                                             --------  --------
      Total stockholders' equity............................  547,450   324,987
                                                             --------  --------
      Total liabilities and stockholders' equity............ $651,866  $370,014
                                                             ========  ========

                             See accompanying notes

                          ASCEND COMMUNICATIONS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                       1996     1995    1994
                                                     -------- -------- -------
Net sales........................................... $549,297 $152,604 $39,655
Cost of sales.......................................  192,226   53,296  13,387
                                                     -------- -------- -------
  Gross profit......................................  357,071   99,308  26,268
Operating expenses:
  Research and development..........................   40,291   12,400   6,139
  Sales and marketing...............................  111,599   35,447  11,409
  General and administrative........................   16,745    9,129   3,569
  Purchased research and development................      --     3,032     --
  Costs of merger...................................   13,900      --      --
                                                     -------- -------- -------
    Total operating expenses........................  182,535   60,008  21,117
                                                     -------- -------- -------
Operating income....................................  174,536   39,300   5,151
Interest income, net................................   11,879    5,122     969
                                                     -------- -------- -------
Income before income taxes..........................  186,415   44,422   6,120
Provision (benefit) for income taxes................   73,304   16,887    (430)
                                                     -------- -------- -------
Net income.......................................... $113,111 $ 27,535 $ 6,550
                                                     ======== ======== =======
Net income per share................................ $   0.89 $   0.25 $  0.07
                                                     ======== ======== =======
Number of shares used in per share calculation......  127,809  111,362  94,583
                                                     ======== ======== =======


                             See accompanying notes

                          ASCEND COMMUNICATIONS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                         RETAINED      NOTES
                          PREFERRED STOCK     COMMON STOCK  ADDITIONAL   EARNINGS    RECEIVABLE
                          -----------------  --------------  PAID-IN   (ACCUMULATED     FROM
                          SHARES    AMOUNT   SHARES  AMOUNT  CAPITAL     DEFICIT)   STOCKHOLDERS  TOTAL
                          -------  --------  ------- ------ ---------- ------------ ------------ --------
Balance at December 31,
 1993...................   61,256  $ 18,228   11,471  $ 11   $  4,656    $(10,773)     $ --      $ 12,122
Issuance of common
 stock, net of issuance
 costs..................      --        --       717     1      6,606         --         --         6,607
Conversion of preferred
 stock into common
 stock, NetStar.........  (61,256)  (18,228)  61,226    62     18,166         --         --           --
Issuance of common stock
 in initial public
 offering, net of
 issuance costs.........      --        --    17,456    18     25,157         --         --        25,175
Conversion of warrants
 into common stock,
 NetStar................      --        --       503   --         --          --         --           --
Issuances of common
 stock under stock
 option plans...........      --        --     6,117     6      1,009         --        (794)         221
Net income..............      --        --       --    --         --        6,550        --         6,550
                          -------  --------  -------  ----   --------    --------      -----     --------
Balance at December 31,
 1994...................      --        --    97,490    98     55,594      (4,223)      (794)      50,675
Tax benefit related to
 exercise of stock
 options................      --        --       --    --       7,803         --         --         7,803
Payments from
 stockholders...........      --        --       --    --         --          --         246          246
Issuance of warrants to
 purchase shares of
 common stock, NetStar..      --        --       --    --         134         --         --           134
Issuance of common stock
 under employee stock
 option and stock
 purchase plans.........      --        --     1,724     1      2,134         --         --         2,135
Issuance of common stock
 in initial public
 offering, net of
 issuance costs,
 NetStar................      --        --     1,347     1     24,715         --         --        24,716
Issuance of common stock
 in public offering, net
 of issuance costs......      --        --    12,650    13    211,730         --         --       211,743
Net income..............      --        --       --    --         --       27,535        --        27,535
                          -------  --------  -------  ----   --------    --------      -----     --------
Balance at December 31,
 1995...................      --        --   113,211   113    302,110      23,312       (548)     324,987
Tax benefit related to
 exercise of stock
 options................      --        --       --    --      64,551         --         --        64,551
Effect of poolings......      --        --     1,350     2      6,504        (771)       --         5,735
Exercise of warrants,
 NetStar................      --        --       399   --       7,904         --         --         7,904
Issuance of common stock
 under employee stock
 option and stock
 purchase plans.........      --        --     4,457     4     31,158         --         --        31,162
Net income..............      --        --       --    --         --      113,111        --       113,111
                          -------  --------  -------  ----   --------    --------      -----     --------
Balance at December 31,
 1996...................      --   $    --   119,417  $119   $412,227    $135,652      $(548)    $547,450
                          =======  ========  =======  ====   ========    ========      =====     ========

                             See accompanying notes

                          ASCEND COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                  YEAR ENDED DECEMBER 31,
                                                ------------------------------
                                                  1996       1995       1994
                                                ---------  ---------  --------
Operating activities:
Net income....................................  $ 113,111  $  27,535  $  6,550
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation................................      8,801      3,083     1,002
  Deferred income taxes.......................    (22,654)    (6,389)   (2,981)
  Allowance for uncollectible accounts........      1,100        200       650
  Changes in operating assets and liabilities:
    Accounts receivable.......................    (73,007)   (23,560)   (4,931)
    Inventories...............................    (22,373)   (20,467)   (4,543)
    Other current assets......................    (10,865)    (1,332)     (753)
    Other assets..............................     (3,148)      (173)     (102)
    Accounts payable and accrued liabilities..     47,839     25,473     6,285
    Accrued compensation and related
     liabilities..............................     15,726      5,196       631
                                                ---------  ---------  --------
      Net cash provided by operating
       activities.............................     54,530      9,566     1,808
                                                ---------  ---------  --------
Investing activities:
  Purchases of investments....................   (245,431)  (161,119)  (71,208)
  Maturities and sales of investments.........    192,837     47,709    46,995
  Purchases of furniture, fixtures and
   equipment..................................    (38,703)   (10,286)   (2,260)
  Effect of business combinations.............      2,202        --        --
                                                ---------  ---------  --------
      Net cash used in investing activities...    (89,095)  (123,696)  (26,473)
                                                ---------  ---------  --------
Financing activities:
  Proceeds from issuance of common stock,
   net........................................     39,066    238,728    32,003
  Proceeds from notes receivable from
   stockholders...............................        --         246       --
  Proceeds from (repayment of) notes payable..     (2,132)     3,730       --
  Tax benefit related to exercise of stock
   options....................................     64,551      7,803       --
                                                ---------  ---------  --------
      Net cash provided by financing
       activities.............................    101,485    250,507    32,003
                                                ---------  ---------  --------
Net increase in cash and cash equivalents.....     66,920    136,377     7,338
Cash and cash equivalents, beginning of year..    147,050     10,673     3,335
                                                ---------  ---------  --------
Cash and cash equivalents, end of year........  $ 213,970  $ 147,050  $ 10,673
                                                =========  =========  ========
Supplemental disclosure of cash flow
 information:
  Income tax payments.........................  $  34,095  $   8,152  $  1,381
                                                =========  =========  ========
Supplemental schedule of noncash investing and
 financing activities information:
  Notes receivable related to exercise of
   stock options..............................  $     --   $     --   $    794
                                                =========  =========  ========
  Exercise of warrants in exchange for
   retirement of notes payable................  $   2,068  $     --   $    --
                                                =========  =========  ========

                             See accompanying notes

                          ASCEND COMMUNICATIONS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

  The Company--Ascend Communications, Inc. ("Ascend" or the "Company") develops, manufactures, markets, sells and supports a broad range of high-speed integrated remote networking products that enable its customers to build: (i) Internet access systems consisting of point-of-presence ("POP") termination equipment for Internet service providers ("ISPs") and remote site Internet access equipment for Internet subscribers; (ii) high speed IP switches for application in telecommunications carriers and ISP backbone networks; (iii) extensions and enhancements to corporate backbone networks that facilitate access to these networks by remote offices, telecommuters and mobile computer users; and (iv) videoconferencing and multimedia access facilities. These products support existing digital and analog networks.

  Basis of Presentation--The consolidated financial statements include the accounts of Ascend and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

  As more fully described in Note 8, in August 1996, the Company merged with NetStar, Inc. ("NetStar"). The merger has been accounted for as a pooling of interests, and the historical consolidated financial statements of the Company for all periods prior to the merger have been restated to include the financial position, results of operations and cash flows of NetStar.

  Cash and Cash Equivalents--Cash and cash equivalents consist of demand deposits and commercial paper in highly liquid short-term instruments with original maturities of three months or less from the date of purchase and are stated at cost, which approximates market. Substantially all of the Company's cash and cash equivalents are maintained by four major financial institutions.

  Short-Term Investments and Investments--The Company adopted SFAS 115 in January 1994. Accordingly, management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. On November 15, 1995, the FASB staff issued a Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities. In accordance with provisions in that Special Report, the Company chose to reclassify securities from held-to-maturity to available-for-sale. At the date of transfer, the fair value of all of the Company's investments approximated their cost. Available-for-sale securities are carried at amounts which approximate fair value, with unrealized gains and losses, net of tax, recorded in stockholders' equity until disposition. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale debt and equity securities are included in interest and other income. At December 31, 1996 and 1995, the Company's investments consisted primarily of obligations of the U.S. government ($23,401,000--1996 and $13,000,000--1995), states and political subdivisions ($156,948,000--1996 and $114,698,000--1995),
U.S. corporate securities ($9,500,000--1996 and $14,660,000--1995) and foreign debt securities ($5,103,000--1996 and None--1995). Unrealized gains and losses for 1996, 1995 and 1994 were not material.

  Accounts Receivable--The Company sells and distributes a substantial percentage of its products to Internet service providers, value-added resellers and distributors, and local and long-distance telecommunications carriers, throughout North America, Europe, and Asia and the Pacific Basin. Accounts receivable are principally from these customers. The Company conducts ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts.

  Inventories--Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. The Company provides for obsolete inventories in the period when obsolescence is determined to have occurred.

                          ASCEND COMMUNICATIONS, INC.

1. ACCOUNTING POLICIES (CONTINUED)

  Depreciation--Furniture, fixtures and equipment are recorded at cost. Depreciation is provided using the straight-line method over estimated useful lives of three to four years.

  Major Customers and Revenues by Geographic Area--No customer accounted for more than 10% of net sales in 1996. One customer accounted for 11% of net sales in 1995. A second customer accounted for 15% of net sales in 1994. Net sales were derived from customers based in the following geographic areas (in thousands):

                                                       YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                        1996     1995    1994
                                                      -------- -------- -------
   North America..................................... $287,849 $108,662 $31,781
   Europe............................................  104,582   19,818   5,957
   Asia and Pacific Basin............................  152,371   24,124   1,917
   Latin and South America...........................    4,495      --      --
                                                      -------- -------- -------
                                                      $549,297 $152,604 $39,655
                                                      ======== ======== =======

  Revenue Recognition--The Company recognizes revenue from product sales upon shipment provided that no significant customer and post-contract support obligations remain and collection of the related receivable is deemed probable. The Company defers recognition of revenue on initial shipments of certain new products until such products have been tested in the marketplace. The Company accounts for all costs relating to customer and post-contract support obligations, which are not significant in amount, at the time of shipment by accruing such costs. In addition, the Company provides for potential product returns and estimated warranty costs in the period of the sale.

  The Company's revenue recognition policy is in compliance with the American Institute of Certified Public Accountants' Statement of Position 91-1, Software Revenue Recognition.

  Key Suppliers--The Company is dependent on single or limited source suppliers for certain components used in its products. The Company has generally been able to obtain adequate supplies of these components. In addition, the Company believes that there are alternative suppliers for the components used in its products. However, an extended interruption in the supply of the components currently obtained from single or limited source suppliers could adversely effect the Company's business and results of operations.

  Research and Development--Costs to develop the Company's products are expensed as incurred in accordance with Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs, which establishes accounting and reporting standards for research and development.

  Software Development Costs--The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. The Company's products include a software component. The Company has expensed substantially all software development costs to date as such development costs have been incurred prior to the Company's products attaining technological feasibility.

  Stock-Based Compensation--In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). In accordance with the provisions of SFAS 123, the Company applies APB Opinion No. 25 and related Interpretations in accounting for its stock option and purchase plans and, accordingly, has not recognized compensation cost in connection with such plans. Note 5 to the consolidated financial statements contains a

                          ASCEND COMMUNICATIONS, INC.

1. ACCOUNTING POLICIES (CONTINUED)

summary of the pro forma effects to reported net income and net income per share for 1996 and 1995 as if the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS 123.

  Net Income Per Share--Net income per share is computed using the weighted average number of shares of common stock outstanding. Common equivalent shares from stock options and warrants (using the treasury stock method) have been included in the computation when dilutive. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, common and common equivalent shares issued by the Company at prices below the initial public offering price during the twelve-month period prior to the initial public offering have been included in the calculation as if they were outstanding for all periods prior to the initial public offering (using the treasury stock method). The difference between primary and fully diluted earnings per share is not material for all periods presented.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Reclassifications--Certain 1994 and 1995 balances have been reclassified to conform to the 1996 presentation.

2. BALANCE SHEET DETAILS (IN THOUSANDS)

  Inventories consist of:

                                                                 DECEMBER 31,
                                                               ----------------
                                                                1996     1995
                                                               ------- --------
   Finished goods............................................. $ 6,854 $ 10,687
   Products in process........................................   6,992    8,001
   Raw materials and supplies.................................  35,395    8,180
                                                               ------- --------
                                                               $49,241 $ 26,868
                                                               ======= ========

  Furniture, Fixtures and Equipment consist of:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1995
                                                              --------  -------
   Computer equipment........................................ $ 26,967  $ 7,836
   Laboratory equipment......................................   10,060    3,119
   Furniture and fixtures....................................   16,573    3,942
                                                              --------  -------
                                                                53,600   14,897
     Less accumulated depreciation...........................  (13,566)  (4,789)
                                                              --------  -------
                                                              $ 40,034  $10,108
                                                              ========  =======

                          ASCEND COMMUNICATIONS, INC.

2. BALANCE SHEET DETAILS (IN THOUSANDS) (CONTINUED)

  Accrued Liabilities consist of:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1995
                                                                ------- -------
   Income taxes payable........................................ $ 6,298 $ 8,419
   Other accrued liabilities...................................  19,849   5,570
   Customer deposits...........................................  12,856   6,872
                                                                ------- -------
                                                                $39,003 $20,861
                                                                ======= =======

3. NOTES PAYABLE

  In June 1995, NetStar issued $4,200,000 of convertible notes payable ("Bridge Notes") in a private placement. In connection with this financing, NetStar also issued warrants to the holders of the Bridge Notes to purchase 297,343 shares of common stock. During 1996, $2,068,000 of principal outstanding under the Bridge Notes was exchanged for 130,713 shares of the Company's common stock. The remaining $2,132,000 was repaid during 1996.

4. INCOME TAXES

  The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, under which the liability method is used to calculate deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and income tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income.

  The following is a geographical breakdown of consolidated income before income taxes (including intercompany revenue and expenses) by income tax jurisdiction (in thousands):

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                           1996    1995    1994
                                                         -------- ------- ------
   United States........................................ $183,766 $43,977 $6,120
   Foreign..............................................    2,649     445    --
                                                         -------- ------- ------
     Total.............................................. $186,415 $44,422 $6,120
                                                         ======== ======= ======

                          ASCEND COMMUNICATIONS, INC.

4. INCOME TAXES (CONTINUED)

  Significant components of the provision (benefit) for income taxes attributable to operations are as follows (in thousands):

                                                     YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                       1996     1995     1994
                                                     --------  -------  -------
   Current:
     Federal........................................ $ 80,395  $17,782  $ 1,582
     State..........................................   14,623    5,316      969
     Foreign........................................      940      178      --
                                                     --------  -------  -------
       Total current................................   95,958   23,276    2,551
   Deferred:
     Federal........................................  (19,597)  (5,572)  (2,649)
     State..........................................   (3,057)    (817)    (332)
                                                     --------  -------  -------
       Total deferred (benefit).....................  (22,654)  (6,389)  (2,981)
                                                     --------  -------  -------
       Total provision (benefit).................... $ 73,304  $16,887  $  (430)
                                                     ========  =======  =======

  A reconciliation of income taxes at the statutory federal income tax rate to net income taxes included in the accompanying statements of income is as follows (in thousands):

                                                 YEAR ENDED DECEMBER 31,
                                                 ---------------------------
                                                  1996      1995      1994
                                                 -------   -------   -------
   Federal statutory rate....................... $65,245   $15,548   $ 2,081
   State rate, net of federal benefit...........  11,690     2,617       428
   Tax-exempt interest..........................  (3,168)   (1,097)      --
   Foreign Sales Corporation benefit............  (4,842)     (466)      --
   Non-deductible merger expenses...............   2,625       --        --
   Utilization of net operating loss
    carryforwards and credits...................     --        --     (3,824)
   Other........................................   1,754       285       885
                                                 -------   -------   -------
      Total tax provision....................... $73,304   $16,887   $  (430)
                                                 =======   =======   =======
   Effective tax rate...........................    39.3 %    38.0 %     0.0 %
                                                 =======   =======   =======

                          ASCEND COMMUNICATIONS, INC.

4. INCOME TAXES (CONTINUED)

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                 DECEMBER 31,
                                                                --------------
                                                                 1996    1995
                                                                ------- ------
   Deferred tax assets:
     Reserve for uncollectible accounts........................ $ 2,305 $1,623
     Reserve for warranties and inventories....................   8,080  1,462
     Purchased research and development........................     673  1,176
     State taxes...............................................     716    421
     Customer deposits.........................................  12,238    --
     Net operating loss carryovers and tax credits of acquired
      companies................................................   7,507  3,496
     Other.....................................................   1,970  1,192
                                                                ------- ------
       Total net deferred tax assets........................... $33,489 $9,370
                                                                ======= ======

5. STOCKHOLDERS' EQUITY

  Public Offering--In August 1995, the Company completed a public offering of its common stock consisting of 12,650,000 shares at $17.625 per share, with proceeds, net of issuance costs, of approximately $211,743,000 (issuance costs were approximately $11,213,000). On September 25, 1995, and May 29, 1996, the Company's stockholders approved amendments to the Company's Certificate of Incorporation that increased the authorized common stock from 50,000,000 to 200,000,000 and 200,000,000 to 400,000,000 shares, respectively.

  Stock Splits--In May, October and December of 1995, the Company's Board of Directors approved two-for-one stock splits, payable in the form of a stock dividend to all stockholders of record. All shares and per share data in the accompanying consolidated financial statements have been retroactively adjusted to reflect these stock splits.

  Preferred Stock--The Company's Board of Directors has the authority to issue these shares in one or more series and to fix the rights, preferences, privileges and restrictions of ownership. At December 31, 1996, there were no outstanding shares of preferred stock.

  Notes Receivable--Notes receivable from stockholders resulted from the purchase of common stock from the Company pursuant to the exercise of stock options. Such notes are due on demand, bear interest at 5.4% and are secured by certain common shares.

  Warrants--As of December 31, 1996, warrants to purchase 66,531 shares of common stock with exercise prices ranging from $3.53 to $29.66 were outstanding. The warrants expire at various dates ranging from 1997 to 2000.

  1994 Employee Stock Purchase Plan--In March 1994, the Board of Directors approved an Employee Stock Purchase Plan under which eligible employees may purchase common stock at a price equal to 85% of the lower of the fair market value of the common stock at the beginning or end of each offering period. Participation in the offering is limited to 10% of an employee's compensation (not to exceed amounts allowed by the Internal Revenue Code), may be terminated at any time by the employee and automatically ends on termination of employment with the Company. A total of 2,800,000 shares of common stock have been reserved for issuance

                          ASCEND COMMUNICATIONS, INC.

5. STOCKHOLDERS' EQUITY (CONTINUED)

under this plan and the first offering commenced on the effective date of the Company's initial public offering of shares of its common stock and continued through January 31, 1995. Subsequent six-month offering periods commenced on each February 1 and August 1 thereafter. During 1996 and 1995, 86,870 and 252,120 shares of common stock were issued under this plan, respectively.

  1989 Stock Option Plan--The Company has a Stock Option Plan under which a total of 45,000,000 shares of common stock have been reserved for issuance to employees, officers, directors and consultants of the Company. Options granted to date are immediately exercisable and unvested shares are subject to repurchase by the Company. Options and unvested shares typically vest ratably over four years from the date of grant. In the event option holders cease to be employed by the Company, all unvested options are forfeited and all vested options may be exercised within a 30-day period after termination; the Company also has the right to repurchase any unvested (but issued) shares if the holder is no longer employed by the Company. As of December 31, 1996, options to purchase approximately 476,091 shares had been exercised but were not vested.

  Stock options are granted at not less than the fair market value of common stock on the date of grant. All options expire no later than ten years from the date of grant, except options granted to 10% stockholders, which have a maximum term of five years. The exercise price of stock options granted to a stockholder possessing 10% or more of the total combined voting power of all classes of stock may not be less than 110% of the fair market value of common stock on the date of grant. As of December 31, 1996, no options had been granted to 10% stockholders.

  The Company has adopted SFAS 123 which was issued in October 1995. In accordance with the provisions of SFAS 123, the Company applies APB Opinion 25 and related Interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS 123, net income and net income per share would have been reduced to the pro forma amounts indicated in the table below (in thousands except per share amounts):

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                           1996        1995
                                                       ------------ -----------
   Net income--as reported............................ $    113,111 $    27,535
   Net income--pro forma.............................. $     68,266 $    19,247
   Net income per share--as reported.................. $       0.89 $      0.25
   Net income per share--pro forma.................... $       0.54 $      0.18

  The effect on net income and earnings per share is not expected to be indicative of the effects on net income and earnings per share in future years.
  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                   -------------
                                                                    1996   1995
                                                                   ------ ------
   Expected volatility............................................  0.610  0.610
   Risk-free interest rate........................................  6.20%  6.05%
   Expected life of options in years..............................  3.0    3.0
   Expected dividend yield........................................  0.00%  0.00%

                          ASCEND COMMUNICATIONS, INC.

5. STOCKHOLDERS' EQUITY (CONTINUED)

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in these subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not provide a reliable single measure of the fair value of its employee stock options.

  The following table summarizes activity under the Company's 1989 Stock Option Plan from December 31, 1993 through December 31, 1996:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                           NUMBER OF   EXERCISE
                                                             SHARES     PRICE
                                                           ----------  --------
   Balance at December 31, 1993..........................   7,238,839   $ 0.15
     Granted.............................................   5,530,234     1.70
     Exercised...........................................  (6,116,928)    0.18
     Forfeited...........................................    (845,548)    0.39
                                                           ----------
   Balance at December 31, 1994..........................   5,806,597     1.03
     Granted.............................................  11,196,310    15.76
     Exercised...........................................  (1,451,494)    1.01
     Forfeited...........................................    (586,266)    6.39
                                                           ----------
   Balance at December 31, 1995..........................  14,965,147    12.04
     Granted.............................................   7,716,873    54.44
     Exercised...........................................  (4,294,248)    6.53
     Forfeited...........................................    (233,084)   29.45
                                                           ----------
   Balance at December 31, 1996..........................  18,154,688   $30.70
                                                           ==========
   Outstanding options exercisable and vested at December
    31, 1996.............................................   2,966,733   $12.57
                                                           ==========
   Options available for grant at December 31, 1996......  14,267,495
                                                           ==========

  The weighted average fair value of options granted during 1996 and 1995 is $24.05 and $6.78 per share, respectively.

                          ASCEND COMMUNICATIONS, INC.

5. STOCKHOLDERS' EQUITY (CONTINUED)

  The following table summarizes information concerning currently outstanding and exercisable options:

                                  OPTIONS OUTSTANDING        OPTIONS EXERCISABLE
                            -------------------------------- --------------------
                                         WEIGHTED
                                          AVERAGE   WEIGHTED             WEIGHTED
                                         REMAINING  AVERAGE    NUMBER    AVERAGE
     EXERCISE                 NUMBER    CONTRACTUAL EXERCISE EXERCISABLE EXERCISE
      PRICES                OUTSTANDING    LIFE      PRICE   AND VESTED   PRICE
     --------               ----------- ----------- -------- ----------- --------
   $ 0.01-$ 5.06...........  1,717,617     4.89      $ 1.34     760,180   $ 0.98
     5.81..................  1,521,193     7.77        5.81     591,625     5.81
     7.28- 11.13...........  2,278,192     7.94       10.07     615,462    10.26
    14.13- 21.75...........  2,319,250     8.06       17.30     476,752    17.01
    25.13- 35.25...........  2,220,794     8.85       32.92     462,607    32.94
    35.38- 43.50...........  2,326,956     9.30       41.26      32,604    37.35
    43.75- 58.25...........  2,191,955     9.37       51.43       1,455    60.55
    59.00- 63.38...........  2,316,500     9.80       61.82         671    59.39
    64.75- 73.88...........  1,262,231     9.61       68.13      25,377    66.07
                            ----------                        ---------
                            18,154,688                        2,966,733
                            ==========                        =========

  1994 Outside Directors Stock Option Plan--In March 1994, the Board of Directors approved an Outside Directors Stock Option Plan under which directors of the Company who are not officers or employees of the Company may receive nonstatutory options to purchase shares of common stock of the Company. A total of 2,000,000 shares of common stock have been reserved for issuance under this plan, and options to purchase 384,000, 640,000 and 320,000 shares of common stock were granted during 1996, 1995 and 1994, respectively, at weighted average exercise prices of $61.50, $10.25 and $1.63 per share, respectively. During 1996, options to purchase 76,000 shares of common stock were exercised at a weighted average exercise price of $7.98 per share. During 1995, options to purchase 20,000 shares of common stock were exercised at a weighted average exercise price of $1.63 per share.

  1996 Restricted Stock Plan--In October 1996, the Board of Directors approved a Restricted Stock Plan under which employees and consultants of the Company who are not officers or directors of the Company may receive shares of common stock of the Company. A total of 200,000 shares of common stock have been reserved for issuance under this plan, and 25,000 shares of common stock were granted during 1996 at a purchase price of $1.00 per share.

  Reserved for Future Issuance--As of December 31, 1996, the Company has reserved the following shares of its common stock for future issuance:

   1989 Stock Option Plan............................................ 32,422,183
   1994 Outside Directors Stock Option Plan..........................  1,904,000
   1994 Employee Stock Purchase Plan.................................  2,461,010
   1996 Restricted Stock Plan........................................    200,000
                                                                      ----------
       Total shares reserved......................................... 36,987,193
                                                                      ==========

                          ASCEND COMMUNICATIONS, INC.

6. RETIREMENT PLAN

  In July 1993, the Company established a profit sharing plan, which has been qualified under Section 401(k) of the Internal Revenue Code, covering substantially all employees who meet certain minimum eligibility requirements. The Company does not contribute to the plan. Eligible employees can contribute amounts to the plan via payroll withholdings, subject to certain limitations.

7. COMMITMENTS

  Leases--The Company leases office and warehouse space under noncancelable operating leases. Rent expense on these operating leases was $4,051,000, $1,164,000 and $636,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

  In March 1996, the Company entered into an agreement to lease 13 acres of land located in Alameda, California. Certain buildings currently being used for the Company's headquarters have been constructed on the land. The lessor has funded approximately $24.9 million for the land and construction of the buildings. The lease has an initial term of three years and an option to renew for two years, subject to the lessor's consent. The rent obligation for the lease commenced in December 1996. At any time during the term of the lease, the Company may purchase the land and buildings. If the Company does not exercise its purchase option at the end of the lease, the Company has guaranteed a residual value of approximately $22.4 million.

  Future minimum payments under noncancelable operating leases with initial terms of one year or more consist of the following at December 31, 1996 (in thousands):

                                                                       OPERATING
                                                                        LEASES
                                                                       ---------
   1997...............................................................  $ 4,053
   1998...............................................................    3,480
   1999...............................................................    2,705
   2000...............................................................    2,403
   2001 and beyond....................................................    2,330
                                                                        -------
   Total minimum lease payments.......................................  $14,971
                                                                        =======

  Line of Credit--The Company entered into a $15,000,000 bank line of credit agreement in November 1995, which expires in November 1997. Interest is computed at the bank's prime rate or 1.0% over LIBOR, at the option of the Company. There is a commitment fee of 0.2% on the unused portion of the line of credit. The line of credit requires the Company to maintain certain financial ratios, minimum net worth and profitability on a quarterly and year-to-date basis. There were no borrowings under the line of credit agreement during 1996.

8. BUSINESS COMBINATIONS

  In August 1996, the Company acquired NetStar, a developer and manufacturer of high performance, high speed IP network routers, in a transaction that was accounted for as a pooling of interests. The Company issued approximately 3,869,000 shares of its common stock to NetStar shareholders in exchange for all outstanding NetStar shares. Outstanding options and warrants to purchase NetStar common stock were exchanged for options and warrants to purchase approximately 535,000 and 203,000 shares, respectively, of the Company's common stock. The Company's historical consolidated financial statements for prior periods have been restated to reflect the financial position and results of operations of NetStar.

                          ASCEND COMMUNICATIONS, INC.

8. BUSINESS COMBINATIONS (CONTINUED)

  NetStar had a fiscal year that ended on September 30. NetStar's statements of operations for the years ended September 30, 1995 and 1994 have been combined with the Company's statements of income for the years ended December 31, 1995 and 1994, respectively. In order to conform NetStar's year end to Ascend's year end, the consolidated statement of income for the year ended December 31, 1996 excludes the results of operations for the three months ended December 31, 1995 for NetStar. Accordingly, an adjustment has been made to retained earnings for the year ended December 31, 1996 for the exclusion of NetStar's net loss (including the tax benefit to the Company) of approximately $660,000 for the three months ended December 31, 1995.

  Separate results of operations for the periods prior to the merger with NetStar are as follows:

                                        SIX MONTHS   YEAR ENDED DECEMBER 31,
                                      ENDED JUNE 30, -------------------------
                                           1996          1995         1994
                                      -------------- ------------  -----------
   Net Sales:
     Ascend.........................     $214,423        $149,590  $    39,343
     NetStar........................        2,754           3,014          312
                                         --------    ------------  -----------
       Total........................     $217,177        $152,604  $    39,655
                                         ========    ============  ===========
   Net Income:
     Ascend.........................     $ 50,742    $     30,573  $     8,699
     NetStar........................       (5,833)         (4,898)      (3,785)
                                         --------    ------------  -----------
       Total........................       44,909          25,675        4,914
   Adjustment to reflect elimination
    of income tax valuation
    allowance.......................        2,215           1,860        1,636
                                         --------    ------------  -----------
   Net income, as restated..........     $ 47,124    $     27,535  $     6,550
                                         ========    ============  ===========

  In December 1996, the Company acquired StonyBrook Services, Inc. ("StonyBrook"), a developer of network management software, in a transaction that was accounted for as a pooling of interests. The Company issued approximately 480,000 shares of its common stock to StonyBrook shareholders in exchange for all outstanding StonyBrook shares.

  In August 1996, the Company acquired Subspace Communications, Inc. ("Subspace"), a manufacturer of PC-based data and telecommunications products for the home and small office environments, in a transaction that was accounted for as a pooling of interests. The Company issued approximately 90,000 shares of its common stock to Subspace shareholders for all outstanding Subspace shares.

  In March 1996, the Company acquired Morning Star Technologies, Inc. ("Morning Star"), a manufacturer of network routing software and advanced network security products, in a transaction that was accounted for as a pooling of interests. The Company issued approximately 440,000 shares of its common stock to Morning Star shareholders in exchange for all outstanding Morning Star shares.

  The results of operations of StonyBrook, Subspace and Morning Star, which have not been material in relation to those of the Company, are included in the consolidated results of operations for periods subsequent to the acquisition. The Company's historical consolidated financial statements prior to the combinations have not been restated to reflect the financial results of these acquisitions as these results were not material to the Company.

                          ASCEND COMMUNICATIONS, INC.

9. QUARTERLY INFORMATION (UNAUDITED)

  The following table presents unaudited quarterly operating results for each of the Company's eight quarters in the two-year period ended December 31, 1996:

                                                       QUARTER ENDED
                                            ------------------------------------
                                                                SEPT.
                                            MARCH 31, JUNE 30,   30,    DEC. 31,
                                            --------- -------- -------- --------
   1996
   Net sales...............................  $92,028  $125,149 $154,629 $177,491
   Gross profit............................   59,462    80,440  100,665  116,504
   Operating income........................   28,408    41,989   41,325   62,814
   Net income..............................   19,386    27,738   24,894   41,093
   Net income per share....................     0.15      0.22     0.20     0.32
   1995
   Net sales...............................  $20,716  $ 29,591 $ 40,909 $ 61,388
   Gross profit............................   13,507    19,082   26,546   40,173
   Operating income........................    4,121     7,376    8,301   19,502
   Net income..............................    2,832     4,810    6,436   13,457
   Net income per share....................     0.03      0.05     0.06     0.11

10. SUBSEQUENT EVENTS

  On February 14, 1997, the Company entered into an agreement to acquire Whitetree, Inc. ("Whitetree"), a privately held provider of high speed switching products, in a transaction that is to be accounted for as a pooling of interests. Based on the market prices at the time of signing, the Company would issue a total of approximately 1,100,000 shares of its common stock to Whitetree shareholders, warrantholders and option holders in exchange for all outstanding Whitetree shares and warrants and upon the exercise of all Whitetree options assumed by the Company. The actual number of shares to be issued in connection with the transaction is subject to adjustment depending upon the average last sale price of the Company's common stock on The Nasdaq National Market for the five days preceding the closing date and will be no fewer than 970,000 nor more than 1,350,000 common shares.

  Whitetree has a fiscal year that ends on September 30. Whitetree's statements of operations for the years ended September 30, 1996, 1995 and 1994 will be combined with the Company's statements of income for the years ended December 31, 1996, 1995 and 1994, respectively. In order to conform Whitetree's year end to the Company's year end, the consolidated statement of income for the year ended December 31, 1996 will exclude the results of operations for the three months ended December 31, 1996 for Whitetree.

                          ASCEND COMMUNICATIONS, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


10. SUBSEQUENT EVENTS (CONTINUED)

  The following unaudited pro forma summary includes the historical operations of the Company and the historical operations of Whitetree for all periods presented. The unaudited pro forma summary does not purport to be indicative of what would have occurred had the acquisition been made at the beginning of the periods presented or the results which may occur in the future.

  Unaudited pro forma summary results of operations (in thousands except per share amounts):

                                                       YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                        1996     1995    1994
                                                      -------- -------- -------
   Net sales......................................... $560,977 $152,896 $39,655
   Net income........................................  108,204   23,175   5,130
   Net income per share.............................. $   0.84 $   0.21 $  0.05
   Shares used in per share computations.............  128,760  112,132  95,134

  In February 1997, the Company acquired substantially all of the outstanding stock of InterCon Systems Corporation. The purchase price consisted of a cash payment of $12,000,000 and the assumption of approximately $9,000,000 of liabilities. The Company is currently in the process of allocating the purchase price.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Whitetree, Inc.

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Whitetree, Inc. and its subsidiary at September 30, 1995 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
San Jose, California
November 22, 1996, except for Note 9, which is
 as of January 10, 1997

                                WHITETREE, INC.

                          CONSOLIDATED BALANCE SHEETS

                                           SEPTEMBER 30,
                                     --------------------------  DECEMBER 31,
                                         1995          1996          1996
                                     ------------  ------------  ------------
                                                                 (UNAUDITED)
              ASSETS
              ------
Current assets:
  Cash and cash equivalents........  $    821,000  $  2,703,000  $    979,000
  Short-term investments                  787,000           --            --
  Accounts receivable, net of
   allowance for doubtful accounts
   of $0, $120,000 and $220,000,
   respectively....................       113,000       201,000       184,000
  Accounts receivable from related
   party (Note 8)..................        69,000     3,094,000     1,486,000
  Other receivable                            --        665,000       393,000
  Inventories (Note 2).............       988,000     3,055,000     2,375,000
  Prepaid expenses and other
   current assets..................       107,000       301,000       208,000
                                     ------------  ------------  ------------
    Total current assets...........     2,885,000    10,019,000     5,625,000
Property and equipment, net (Note
 2)................................       929,000     1,865,000     2,578,000
Other assets.......................        22,000        93,000        93,000
                                     ------------  ------------  ------------
                                     $  3,836,000  $ 11,977,000  $  8,296,000
                                     ============  ============  ============
LIABILITIES, MANDATORILY REDEEMABLE
  CONVERTIBLE PREFERRED STOCK AND
       SHAREHOLDERS' DEFICIT
-----------------------------------
Current liabilities:
  Accounts payable.................  $    857,000  $  3,065,000  $  1,267,000
  Accrued expenses.................       365,000       956,000     1,462,000
  Accrued warranty.................        11,000     1,020,000     1,080,000
  Deferred revenue.................       321,000       691,000       408,000
  Current portion of capitalized
   lease obligations (Note 3)......       406,000       538,000       989,000
                                     ------------  ------------  ------------
    Total current liabilities......     1,960,000     6,270,000     5,206,000
Capitalized lease obligations, net
 of current portion (Note 3).......       487,000       504,000       924,000
Deferred rent                                 --        136,000       150,000
                                     ------------  ------------  ------------
    Total liabilities..............     2,447,000     6,910,000     6,280,000
                                     ------------  ------------  ------------
Mandatorily redeemable convertible
 preferred stock (Note 4)..........    11,703,000    25,555,000    26,187,000
                                     ------------  ------------  ------------
Commitments (Note 3)
Shareholders' deficit (Notes 5 and
 6):
  Common stock; $0.001 par value;
   20,000,000 shares authorized;
   2,421,307, 2,902,826 and
   2,881,629 shares issued and
   outstanding.....................        84,000       181,000       182,000
  Accretion of preferred stock
   redemption value................    (1,564,000)   (3,378,000)   (4,010,000)
  Accumulated deficit..............    (8,834,000)  (17,291,000)  (20,343,000)
                                     ------------  ------------  ------------
    Total shareholders' deficit....   (10,314,000)  (20,488,000)  (24,171,000)
                                     ------------  ------------  ------------
                                     $  3,836,000  $ 11,977,000  $  8,296,000
                                     ============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                WHITETREE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    THREE MONTHS  ENDED
                               YEAR ENDED  SEPTEMBER 30,               DECEMBER 31,
                          --------------------------------------  ------------------------
                             1994         1995          1996         1995         1996
                          -----------  -----------  ------------  -----------  -----------
                                                                        (UNAUDITED)
Sales...................  $       --   $   152,000  $  1,156,000  $   692,000  $   446,000
Sales to related
 parties................          --       140,000    10,524,000      702,000    2,338,000
                          -----------  -----------  ------------  -----------  -----------
  Total sales...........          --       292,000    11,680,000    1,394,000    2,784,000
                          -----------  -----------  ------------  -----------  -----------
Cost of sales...........          --       (81,000)     (670,000)    (486,000)    (221,000)
Cost of sales to related
 parties................          --      (111,000)   (8,440,000)    (646,000)  (1,741,000)
                          -----------  -----------  ------------  -----------  -----------
  Total cost of sales...          --      (192,000)   (9,110,000)  (1,132,000)  (1,962,000)
                          -----------  -----------  ------------  -----------  -----------
  Gross profit..........          --       100,000     2,570,000      262,000      822,000
                          -----------  -----------  ------------  -----------  -----------
Operating expenses:
  Research and
   development..........    1,723,000    4,107,000     4,176,000      978,000    1,374,000
  Selling and
   marketing............      369,000    1,323,000     5,197,000      842,000    1,974,000
  General and
   administrative.......      445,000      920,000     1,543,000      267,000      500,000
                          -----------  -----------  ------------  -----------  -----------
    Total operating
     expenses...........    2,537,000    6,350,000    10,916,000    2,087,000    3,848,000
                          -----------  -----------  ------------  -----------  -----------
Loss from operations....   (2,537,000)  (6,250,000)   (8,346,000)  (1,825,000)  (3,026,000)
Interest and other
 income, net............       64,000      100,000       128,000       22,000       20,000
Interest expense........      (27,000)     (80,000)     (239,000)     (58,000)     (46,000)
                          -----------  -----------  ------------  -----------  -----------
Net loss................   (2,500,000)  (6,230,000)   (8,457,000)  (1,861,000)  (3,052,000)
Accretion of mandatorily
 redeemable convertible
 preferred stock........     (507,000)  (1,057,000)   (1,814,000)    (289,000)    (632,000)
                          -----------  -----------  ------------  -----------  -----------
Net loss attributable to
 common stock...........  $(3,007,000) $(7,287,000) $(10,271,000) $(2,150,000) $(3,684,000)
                          ===========  ===========  ============  ===========  ===========
Net loss attributable to
 common stock per
 share..................  $     (1.57) $     (3.40) $      (3.77)       (0.83)       (1.27)
                          ===========  ===========  ============  ===========  ===========
Shares used to compute
 net loss attributable
 to common stock per
 share..................    1,912,000    2,141,000     2,723,000    2,584,000    2,895,000
                          ===========  ===========  ============  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                                WHITETREE, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

                                                ACCRETION OF
                             COMMON STOCK      PREFERRED STOCK
                          -------------------    REDEMPTION    ACCUMULATED
                           SHARES     AMOUNT        VALUE        DEFICIT        TOTAL
                          ---------  --------  --------------- ------------  ------------
Balance at September 30,
 1993...................    958,033  $  1,000    $       --    $   (104,000) $   (103,000)
Accretion of preferred
 stock redemption
 value..................        --        --        (507,000)           --       (507,000)
Issuance of common stock
 for cash...............  1,113,058    51,000            --             --         51,000
Net loss................        --        --             --      (2,500,000)   (2,500,000)
                          ---------  --------    -----------   ------------  ------------
Balance at September 30,
 1994...................  2,071,091    52,000       (507,000)    (2,604,000)   (3,059,000)
Accretion of preferred
 stock redemption
 value..................        --        --      (1,057,000)           --     (1,057,000)
Issuance of common stock
 pursuant to exercise of
 options................    308,500    26,000            --             --         26,000
Issuance of common stock
 for services...........     41,716     6,000            --             --          6,000
Net loss................        --        --             --      (6,230,000)   (6,230,000)
                          ---------  --------    -----------   ------------  ------------
Balance at September 30,
 1995...................  2,421,307    84,000     (1,564,000)    (8,834,000)  (10,314,000)
Accretion of preferred
 stock redemption
 value..................        --        --      (1,814,000)           --     (1,814,000)
Issuance of common stock
 pursuant to exercise of
 stock options..........    474,510    82,000            --             --         82,000
Issuance of common stock
 for services...........     27,009    19,000            --             --         19,000
Purchase of shares
 pursuant to repurchase
 agreement (Note 5).....    (20,000)   (4,000)           --             --         (4,000)
Net loss................        --        --             --      (8,457,000)   (8,457,000)
                          ---------  --------    -----------   ------------  ------------
Balance at September 30,
 1996...................  2,902,826   181,000     (3,378,000)   (17,291,000)  (20,488,000)
Accretion of preferred
 stock redemption value
 (unaudited)............        --        --        (632,000)           --       (632,000)
Issuance of common stock
 pursuant to exercise of
 stock options
 (unaudited)............         83       --             --             --            --
Issuance of common stock
 for services
 (unaudited)............      2,930     4,000            --             --          4,000
Purchase of shares
 pursuant to repurchase
 agreement (unaudited)
 (Note 9)...............    (24,210)   (3,000)           --             --         (3,000)
Net loss (unaudited)....        --        --             --      (3,052,000)   (3,052,000)
                          ---------  --------    -----------   ------------  ------------
Balance at December 31,
 1996 (unaudited).......  2,881,629  $182,000    $(4,010,000)  $(20,343,000) $(24,171,000)
                          =========  ========    ===========   ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                WHITETREE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  THREE MONTHS ENDED
                              YEAR ENDED SEPTEMBER 30,               DECEMBER 31,
                         -------------------------------------  ------------------------
                            1994         1995         1996         1995         1996
                         -----------  -----------  -----------  -----------  -----------
                                                                      (UNAUDITED)
Cash flows from
 operating activities:
  Net loss.............. $(2,500,000) $(6,230,000) $(8,457,000) $(1,861,000) $(3,052,000)
  Adjustments to
   reconcile net loss to
   net cash used in
   operating activities:
    Depreciation and
     amortization.......     110,000      331,000      866,000      123,000      360,000
    Loss on disposal of
     property and
     equipment..........         --           --           --           --       153,000
    Common stock issued
     for services.......         --         6,000       19,000       10,000        4,000
    Warrants issued in
     connection with
     notes payable......         --           --        90,000          --           --
    Changes in assets
     and liabilities:
      Accounts
       receivable.......         --      (113,000)     (88,000)    (152,000)      17,000
      Receivable from
       related party....         --       (69,000)  (3,025,000)    (381,000)   1,608,000
      Other receivable..         --           --      (665,000)         --       272,000
      Inventories.......         --      (988,000)  (2,067,000)    (555,000)     680,000
      Prepaid expenses
       and other
       assets...........     (60,000)     (57,000)    (265,000)     (83,000)      93,000
      Accounts payable..      79,000      773,000    2,208,000      (20,000)  (1,798,000)
      Accrued expenses..      98,000      278,000      591,000      421,000      506,000
      Accrued warranty..         --           --     1,009,000       68,000       60,000
      Deferred revenue..         --       321,000      370,000     (176,000)    (283,000)
      Deferred rent.....         --           --       136,000          --        14,000
                         -----------  -----------  -----------  -----------  -----------
        Net cash used in
         operating
         activities.....  (2,273,000)  (5,748,000)  (9,278,000)  (2,606,000)  (1,366,000)
                         -----------  -----------  -----------  -----------  -----------
Cash flows from
 investing activities:
  Purchase of short-term
   investments..........         --      (787,000)         --           --           --
  Proceeds from sale of
   short-term
   investments..........         --           --       787,000      365,000          --
  Proceeds from the sale
   of property and
   equipment............         --           --           --           --        27,000
  Purchase of property
   and equipment........     (18,000)    (129,000)  (1,134,000)     (99,000)    (250,000)
                         -----------  -----------  -----------  -----------  -----------
        Net cash used in
         investing
         activities.....     (18,000)    (916,000)    (347,000)     266,000     (223,000)
                         -----------  -----------  -----------  -----------  -----------
Cash flows from
 financing activities:
  Principal payments on
   capitalized lease
   obligations..........     (67,000)    (263,000)    (519,000)    (109,000)    (132,000)
  Proceeds from issuance
   of notes payable.....         --           --     3,270,000    2,000,000          --
  Proceeds from issuance
   of mandatorily
   redeemable
   convertible preferred
   stock................   5,005,000    5,000,000    8,678,000          --           --
  Proceeds from issuance
   of common stock, net
   of repurchases.......      51,000       26,000       78,000       48,000       (3,000)
                         -----------  -----------  -----------  -----------  -----------
        Net cash
         provided by
         financing
         activities.....   4,989,000    4,763,000   11,507,000    1,939,000     (135,000)
                         -----------  -----------  -----------  -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............   2,698,000   (1,901,000)   1,882,000     (401,000)  (1,724,000)
Cash and cash
 equivalents at
 beginning of period....      24,000    2,722,000      821,000      821,000    2,703,000
                         -----------  -----------  -----------  -----------  -----------
Cash and cash
 equivalents at end of
 period................. $ 2,722,000  $   821,000  $ 2,703,000  $   420,000  $   979,000
                         ===========  ===========  ===========  ===========  ===========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
  Cash paid for
   interest............. $    27,000  $    77,000  $   115,000  $    58,000  $    26,000
SUPPLEMENTAL DISCLOSURE
 OF NONCASH INVESTING
 AND FINANCING
 ACTIVITIES:
  Acquisition of
   property and
   equipment under
   capitalized leases... $   617,000  $   606,000  $   668,000  $   133,000  $ 1,003,000
  Accretion of preferred
   stock redemption
   value................ $   507,000  $ 1,057,000  $ 1,814,000  $   289,000  $   632,000
  Conversion of notes
   payable into
   preferred stock...... $    60,000  $       --   $ 3,270,000  $       --   $       --
  Warrant to purchase
   Series C preferred
   stock issued in
   connection with notes
   payable.............. $       --   $       --   $    90,000  $       --   $       --

  The accompanying notes are an integral part of these consolidated financial statements.

                                WHITETREE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

  Whitetree, Inc. (hereinafter referred to in these Notes to the Consolidated Financial Statements of Whitetree as the "Company") develops and markets high value, cost-effective desktop local area network products based on Asynchronous Transfer Mode ("ATM") and Ethernet technologies. The Company was incorporated in California in May 1993. In May 1996, the Company incorporated a foreign subsidiary, Whitetree International, Inc. There was no activity in the foreign subsidiary during 1996.

  The Company has incurred losses during the period from inception (May 18, 1993) through September 30, 1996. The Company has been pursuing additional capital, and in January 1997 secured a line of credit with a bank providing for borrowings of up to $3,000,000 (see Note 9). Management believes that existing capital resources will be sufficient to fund its cash needs through fiscal 1997.

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts and transactions have been eliminated.

INTERIM RESULTS (UNAUDITED)

  The accompanying balance sheet at December 31, 1996 and the statements of operations and cash flows for the three months ended December 31, 1995 and 1996 and the statement of shareholders' deficit for the three months ended December 31, 1996 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results at such date and for such periods. The data disclosed in these Notes to the Financial Statements for these periods is unaudited.

MANAGEMENT'S ESTIMATES AND ASSUMPTIONS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

  The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents, and investments with original maturity dates greater than three months to be short-term investments. At September 30, 1995, the Company maintained certificates of deposit, totaling $787,000, as collateral for short-term letters of credit which the Company entered into with a major supplier. This requirement did not exist at September 30, 1996.

CONCENTRATIONS OF CREDIT RISK

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments and accounts receivables which are generally not collateralized. The Company limits its exposure to credit loss by placing its cash, cash equivalents and short-term investments under professional management. With respect to accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and maintains an allowance for doubtful accounts based upon the expected collectibility of total accounts receivable. To date, the Company has not experienced

                                WHITETREE, INC.

NOTE 1--THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

material losses resulting from uncollected receivables. Two customers, both related parties, accounted for 76% and 16%, respectively, of total accounts receivable at September 30, 1996. Three customers accounted for 38%, 18% and 11%, respectively, of total accounts receivable at September 30, 1995. Three customers accounted for 52%, 17% and 13%, respectively, of total accounts receivable at December 31, 1996.

INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 3 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term. The cost of equipment acquired under capital leases is amortized over its useful life. Repair and maintenance costs are charged to expense as incurred.

REVENUE RECOGNITION

  Revenue from product sales is recognized upon product shipment provided no significant obligations remain and collectibility is probable. The Company provides to certain resellers limited rights of return and price protection on unsold inventory when specific conditions exist. Reserves for estimated warranty repairs, product returns and retroactive price adjustments are recorded when the product is shipped. Such reserves are estimated based on historical rates of returns and allowances, distributor inventory levels and other related factors. Additionally, the Company, in certain circumstances, requires prepayment of a percentage of the sales value upon placement of a sales order. Such prepayments are recorded as deferred revenue and recognized upon shipment.

  Export sales to Europe and Asia are generally transacted in U.S. dollars and represented 68% and 25%, respectively, of sales in fiscal 1996 and 40% and 25%, respectively, of sales in fiscal 1995. During the three months ended December 31, 1996, export sales to Europe and Asia represented 68% and 28%, respectively, of sales in that period. During the three months ended December 31, 1995, export sales to Europe and Asia represented 51% and 39%, respectively, of sales in that period. During fiscal 1996, two related party customers accounted for 67% and 23%, respectively, of the Company's sales. During fiscal 1995, two related party customers accounted for 48% and 25%, respectively, of the Company's sales.

RESEARCH AND DEVELOPMENT COSTS

  Research and development costs are charged to operations as incurred.

INCOME TAXES

  The Company accounts for income taxes under the liability method, which recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating loss and research and development credit carryforwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized, either through the generation of future taxable income or through carryback potential.

NET LOSS ATTRIBUTABLE TO COMMON STOCK PER SHARE

  Net loss per share is computed based on the weighted average number of common shares outstanding during the period and the net loss attributable to Common Shareholders, including the accretion of preferred stock redemption value.

                                WHITETREE, INC.

NOTE 1--THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

FAIR VALUE OF FINANCIAL INSTRUMENTS

  For certain of the Company's financial instruments, including cash, trade accounts receivable, receivables from related parties and accounts payable, the carrying amounts approximate fair value due to the relatively short maturity of these instruments. The carrying amount of capital lease obligations approximates fair value based on rates available to the Company for similar maturities.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. SFAS 121 is effective for fiscal years beginning after December 15, 1995. Adoption of SFAS 121 is not expected to have a material impact on the Company's financial position or results of operations.

  In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), which establishes a fair value method of accounting for stock based compensation plans, and requires additional disclosures for those companies who elect not to adopt the new method of accounting. The Company is required to adopt SFAS 123 in fiscal 1997. The Company has elected to continue to measure compensation costs using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees and to comply with the pro forma disclosure requirements of SFAS 123.

NOTE 2--BALANCE SHEET COMPONENTS:

                                             SEPTEMBER 30,
                                         -----------------------  DECEMBER 31,
                                            1995        1996          1996
                                         ----------  -----------  ------------
                                                                  (UNAUDITED)
   Inventories:
     Raw materials...................... $  642,000  $   647,000  $   917,000
     Work-in-process....................    222,000      227,000      215,000
     Finished goods.....................    124,000    2,181,000    1,243,000
                                         ----------  -----------  -----------
                                         $  988,000  $ 3,055,000  $ 2,375,000
                                         ==========  ===========  ===========
   Property and equipment:
     Purchased software................. $  465,000  $   562,000  $   637,000
     Computer equipment and machinery...    814,000    1,967,000    2,060,000
     Furniture and fixtures.............     91,000      394,000      536,000
     Leasehold improvements                     --       249,000      949,000
                                         ----------  -----------  -----------
                                          1,370,000    3,172,000    4,182,000
   Less: accumulated depreciation and
    amortization........................   (441,000)  (1,307,000)  (1,604,000)
                                         ----------  -----------  -----------
                                         $  929,000  $ 1,865,000  $ 2,578,000
                                         ==========  ===========  ===========

                                WHITETREE, INC.

NOTE 3--LEASE COMMITMENTS:

  Substantially all of the Company's property and equipment have been acquired under capital leases, with lease terms ranging from 29 months to 42 months. The lease agreements require the Company to pay sales taxes, property taxes, insurance and maintenance costs.

  The Company leases its facility under a non-cancelable operating lease which expires in 2002 and requires payment of property taxes, insurance, maintenance and utilities. Rent expense was $84,000, $94,000 and $405,000 for the years ended September 30, 1994, 1995 and 1996, respectively. Rent expense was $51,000 and $77,000 for the three months ended December 31, 1995 and 1996, respectively.

  Future minimum lease payments under noncancelable leases at September 30, 1996 were as follows:

                                                         CAPITAL    OPERATING
                                                          LEASES      LEASES
                                                        ----------  ----------
   Fiscal year:
    1997............................................... $  603,000  $  571,000
    1998...............................................    440,000     531,000
    1999...............................................     91,000     554,000
    2000...............................................        --      577,000
    2001...............................................        --      601,000
    Thereafter.........................................        --      697,000
                                                        ----------  ----------
    Total minimum lease payments.......................  1,134,000  $3,531,000
                                                                    ==========
    Less: amount representing interest.................    (92,000)
                                                        ----------
    Present value of capitalized lease obligations.....  1,042,000
    Less: current portion..............................   (538,000)
                                                        ----------
    Long-term portion of capitalized lease
     obligations....................................... $  504,000
                                                        ==========

                                WHITETREE, INC.

NOTE 4--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 11,100,000 shares of $0.001 par value preferred stock, of which 5,500,000, 3,000,000, 1,600,000 and 1,000,000 shares are designated Series A,
B, C and D, respectively. The following table sets forth the activity with respect to the Company's preferred stock.

                                                            SHARES     AMOUNT
                                                          ---------- -----------
   Balance at September 30, 1993 (deposit for 1994 stock
    issuance)...........................................         --  $    74,000
     Issuance of Series A preferred stock for cash......   5,005,000   5,005,000
     Issuance of Series A preferred stock upon
      conversion of notes payable.......................      60,000      60,000
     Accretion of preferred stock redemption value......         --      507,000
                                                          ---------- -----------
   Balance at September 30, 1994........................   5,065,000   5,646,000
     Issuance of Series B preferred stock for cash......   2,857,144   5,000,000
     Accretion of preferred stock redemption value......         --    1,057,000
                                                          ---------- -----------
   Balance at September 30, 1995........................   7,922,144  11,703,000
     Issuance of Series B preferred stock for cash......      10,014      18,000
     Issuance of Series C preferred stock for cash......     523,125   1,820,000
     Issuance of Series C preferred stock upon
      conversion of notes payable.......................     939,653   3,270,000
     Issuance of Series D preferred stock for cash......     890,665   6,840,000
     Accretion of preferred stock redemption value......         --    1,814,000
     Warrants to purchase Series C preferred stock
      issued in connection with notes payables..........         --       90,000
                                                          ---------- -----------
   Balance at September 30, 1996........................  10,285,601  25,555,000
     Accretion of preferred stock redemption value
      (unaudited).......................................         --      632,000
                                                          ---------- -----------
   Balance at December 31, 1996 (unaudited).............  10,285,601 $26,187,000
                                                          ========== ===========

  The rights with respect to the Series A, B, C and D preferred stock are as follows:

REDEMPTION

  At the option of shareholders of Series A, B, C and D preferred stock, the Company must redeem up to one-third, one-third and all, on September 30, 1998, 1999, and 2000, respectively, of the then outstanding shares of Series A preferred stock at $1.61, $1.77, and $1.95 per share, respectively, of Series B preferred stock at $2.60, $2.82, and $3.10 per share, respectively, of Series C preferred stock at $4.76, $5.17 and $5.61 per share, respectively, and of Series D preferred stock at $9.25, $10.36 and $11.60 per share, respectively, plus any declared but unpaid dividends.

VOTING

  Each share of Series A, B, C and D preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock subject to certain restrictions and limitations.

                                WHITETREE, INC.

NOTE 4--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED):

DIVIDENDS

  Holders of Series A, B, C and D preferred stock are entitled to receive noncumulative dividends at the per annum rate of $0.07, $0.12, $0.24 and $0.54 per share, respectively, together with dividends at the same rate as dividends paid with respect to the Company's outstanding common stock when and if declared by the Board of Directors. The Company shall make no distribution to holders of common stock until Series A, B, C and D dividends have been paid. No dividends were declared by the Board through December 31, 1996.

LIQUIDATION

  In the event of any liquidation, dissolution or winding up of the Company, including a consolidation or merger of the Company where the beneficial owners of the Company's common stock and preferred stock own less than 51% of the resulting voting power of the surviving entity, the Series A, B, C and D preferred stock shareholders are entitled to receive an amount of $1.00, $1.75, $3.48 and $7.68 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock. The remaining assets, if any, shall be distributed ratably among the holders of the common stock and Series A, B, C and D preferred stock, based on the number of shares held (assuming conversion of the Series A, B, C and D). Notwithstanding the foregoing, if the funds available for distribution upon the liquidation, dissolution or winding up of the Company would result in each holder of the Company's preferred stock receiving at least $3.00 per share, then the holders of the Company's common stock and preferred stock shall share ratably in all distributions made in connection with such event; provided that if such distributions would result in (i) the holders of Series C preferred stock receiving less than $3.48 per share then such Series C holders shall be entitled to receive $3.48 per share and (ii) the holders of Series D preferred stock receiving less than $7.68 per share, then such Series D holders shall be entitled to receive $7.68 per share.

CONVERSION

  Each share of Series A, B, C and D preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for dilution. Each share of Series A, B, C and D preferred stock automatically converts into the number of shares of common stock into which such shares are convertible at the then effective conversion price upon the closing of a public offering of common stock at a per share price of at least $7.68 per share with gross proceeds of at least $7,500,000, or upon the vote of the holders of two-thirds of the then outstanding shares of preferred stock. At September 30, 1996, the Company reserved 5,195,320, 2,894,586, 1,548,986 and
897,556 shares of common stock for the conversion of Series A, B, C and D preferred stock, respectively. Additionally, the Company reserved 130,320, 27,428, 86,208 and 6,891 shares of Series A, B, C, and D preferred stock, respectively, for the exercise of certain warrants (see Note 5 "Common Stock and Warrants").

NOTE 5--COMMON STOCK AND WARRANTS:

  During fiscal year 1994, 1995 and 1996 and the three months ended December 31, 1996, the Company sold 1,113,058, 308,500, 474,510 and 83 shares, respectively, of common stock to certain employees. The shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a 4 year period from date of purchase or grant date, as applicable, until vesting is complete. At December 31, 1996, there were 688,292 shares unvested and therefore subject to repurchase.

  In connection with certain capital leases, the Company issued warrants to lessors. In January 1994, warrants were issued to purchase 130,320 shares of Series A preferred stock at $1.00 per share and in February 1995,

                                WHITETREE, INC.

NOTE 5--COMMON STOCK AND WARRANTS (CONTINUED):

warrants were issued to purchase 27,428 shares of Series B preferred stock at $1.75 per share. Additionally, in April 1996, warrants were issued to purchase 6,891 shares of Series D preferred stock at $7.68 per share. The value of the warrants was determined to be nominal on the date of grant. The warrants are exercisable at any time prior to their expiration in 2005 and 2006, respectively. No warrants had been exercised at December 31, 1996.

  During October 1995 and January 1996, the Company issued warrants to purchase 86,208 shares of the Company's Series C preferred stock with an exercise price of $3.48 per share. The Company recognized interest expense of $90,000 in fiscal 1996, representing the estimated fair value of these warrants. These warrants are exercisable at any time prior to their expiration in 1999 and 2000. No warrants had been exercised at December 31, 1996.

                                WHITETREE, INC.

NOTE 6--STOCK OPTIONS:

  In October 1993, the Board of Directors and shareholders adopted the 1993 Stock Option Plan (the "Plan") which provides for granting up to 1,858,009 incentive stock options ("ISOs") and nonqualified stock options ("NSOs") for shares of common stock to employees and consultants of the Company. In accordance with the Plan, the stated exercise price shall not be less than 100% and 85% of the estimated fair market value of common stock on the date of grant for ISOs and NSOs, respectively, as determined by the Board of Directors in reliance on independent valuation, as applicable. The Plan provides that the options shall be exercisable over a period not to exceed ten years. Options generally vest ratably over four years from the date of grant.

  A summary of the Plan's activity is as follows:

                                                        OPTIONS OUTSTANDING
                                           OPTIONS    ------------------------
                                          AVAILABLE                  PRICE
                                          FOR GRANT    SHARES      PER SHARE
                                          ----------  ---------  -------------
   Balance at September 30, 1993.........  1,858,009        --             --
    Options granted......................   (905,360)   905,360         $0.10
    Options exercised....................        --    (509,100)        $0.10
    Options canceled.....................        --         --
                                          ----------  ---------
   Balance at September 30, 1994.........    952,649    396,260         $0.10
    Options granted......................   (491,000)   491,000  $0.10 -$0.175
    Options exercised....................        --    (308,500) $0.10 -$0.175
    Options canceled.....................     25,000    (25,000)
                                          ----------  ---------
   Balance at September 30, 1995.........    486,649    553,760  $0.10 -$0.175
   Additional shares authorized            1,000,000        --
    Options granted...................... (1,037,050) 1,037,050  $0.175-$1.40
    Options exercised....................        --    (454,510) $0.10 -$1.40
    Options canceled.....................     56,250    (56,250) $0.175-$0.70
                                          ----------  ---------
   Balance at September 30, 1996.........    505,849  1,080,050  $0.10 -$1.40
    Options granted (unaudited)..........   (225,500)   225,500         $1.40
    Options exercised (unaudited)........        --         (83)        $1.40
    Options canceled (unaudited).........     31,626     (7,417) $0.10 -$0.175
                                          ----------  ---------
   Balance at December 31, 1996
    (unaudited)..........................    311,975  1,298,000  $0.10 -$1.40
                                          ==========  =========
   Vested at December 31, 1996--134,823.

  At December 31, 1996, there were 688,292 shares purchased under the Plan and subject to repurchase by the Company (see Note 5).

                                WHITETREE, INC.

NOTE 7--INCOME TAXES:

  Because the Company has incurred net operating losses since inception, no current tax provision has been recorded. Deferred tax assets, for which a full valuation allowance has been provided due to the uncertainty of realization based on currently available information, comprise the following:

                                                         SEPTEMBER 30, 1995
                                                       ------------------------
                                                          1995         1996
                                                       -----------  -----------
   Net operating loss carryforwards................... $ 2,100,000  $ 5,000,000
   Research and development credits...................     350,000      500,000
   Other..............................................     500,000    1,000,000
                                                       -----------  -----------
   Total deferred tax assets..........................   2,950,000    6,500,000
   Valuation allowance................................  (2,950,000)  (6,500,000)
                                                       -----------  -----------
                                                       $       --   $       --
                                                       ===========  ===========

  At September 30, 1996, the Company had approximately $14,000,000 and $5,000,000 of net operating loss carryforwards for federal and California tax reporting purposes, respectively, available to offset future taxable income; such carryforwards expire through 2010.

  Under the Tax Reform Act of 1986, the amounts of and the benefit from net operating losses that can be carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative stock ownership change of more than 50% over a three year period. The Company incurred such a change in October 1993. The value of the Company was sufficient not to impair the availability of the net operating loss carryforwards. During 1996, the Company experienced additional stock ownership changes which could limit the utilization of its net operating loss and research and development carryforwards in future periods.

NOTE 8--RELATED PARTY TRANSACTIONS:

  In December 1994, the Company entered into a development and resale OEM agreement with a shareholder, under which the Company and the shareholder will coordinate the development of new products. In connection with the agreement, this shareholder was granted an option to purchase 468,439 shares of Series C preferred stock at $3.48 per share. In January 1996, the Company sold 362,300 shares of Series C preferred stock to this shareholder at $3.48 per share upon a partial exercise of the option. This shareholder purchased an additional 106,139 shares of Series C preferred stock at $3.48 per share in May and June 1996.

  In June 1995, the Company entered into a resale agreement with a different shareholder, under which the shareholder will market and distribute the Company's products. Pursuant to this agreement, the shareholder maintains standard price protection and warranty.

                                WHITETREE, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)


NOTE 9--SUBSEQUENT EVENTS:

LINE OF CREDIT

  In January 1997, the Company secured a revolving line of credit with a bank, which provides for borrowings of up to $3,000,000. Borrowings of up to $2,500,000 are based on 80% of eligible accounts receivable plus a $500,000 nonformula sublimit. Borrowings under the line of credit bear interest at the bank's prime rate plus 1% and are secured by all of the Company's assets. The line of credit expires in February 1998. The line-of-credit agreement requires the Company to comply with certain financial covenants, including the maintenance of specified minimum ratios.

MERGER WITH ASCEND COMMUNICATIONS, INC. (UNAUDITED)

  On February 14, 1997, the Company entered into an Agreement and Plan of Merger with Ascend Communications, Inc. ("Ascend"). Upon the effectiveness of the Agreement, the Company's shareholders will exchange all of their shares of common and preferred stock for shares of common stock of Ascend on a business combination to be accounted for as a pooling of interests.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          ASCEND COMMUNICATIONS, INC.,
                            A DELAWARE CORPORATION,

                       ASCEND ACQUISITION CORPORATION II,
                   A DELAWARE CORPORATION AND A WHOLLY-OWNED
                   SUBSIDIARY OF ASCEND COMMUNICATIONS, INC.,

                                      AND

                                WHITETREE, INC.,
                            A CALIFORNIA CORPORATION

                         DATED AS OF FEBRUARY 14, 1997

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 ARTICLE I       THE MERGER.............................................    A-1
    Section 1.1  The Merger.............................................    A-1
    Section 1.2  Closing; Effective Time of the Merger..................    A-1
    Section 1.3  Effects of Merger......................................    A-2
    Section 1.4  Directors and Officers.................................    A-2
 ARTICLE II      CONVERSION OF SECURITIES...............................    A-2
    Section 2.1  Conversion of Capital Stock............................    A-2
    Section 2.2  Exchange of Certificates...............................    A-5
 ARTICLE III     REPRESENTATIONS AND WARRANTIES OF WHITETREE............    A-6
                        Organization, Standing and Power; Qualification;
    Section 3.1  Subsidiaries...........................................    A-6
                   Organization, Standing and Power and Qualification of
    Section 3.2  the Whitetree Subsidiaries.............................    A-7
    Section 3.3  Whitetree Capital Structure............................    A-7
    Section 3.4  Authority..............................................    A-8
    Section 3.5  Financial Statements...................................    A-9
    Section 3.6  Absence of Undisclosed Liabilities.....................    A-9
    Section 3.7  Accounts Receivable....................................    A-9
    Section 3.8  Inventory..............................................    A-9
    Section 3.9  Absence of Certain Changes or Events...................    A-9
    Section 3.10 Taxes..................................................   A-10
    Section 3.11 Tangible Assets and Real Property......................   A-11
    Section 3.12 Intellectual Property..................................   A-12
    Section 3.13 Bank Accounts..........................................   A-13
    Section 3.14 Contracts..............................................   A-13
    Section 3.15 Employees and Consultants..............................   A-14
    Section 3.16 Labor Difficulties.....................................   A-14
    Section 3.17 Trade Regulation.......................................   A-14
    Section 3.18 Environmental Matters..................................   A-14
    Section 3.19 Employee Benefit Plans.................................   A-15
    Section 3.20 Compliance with Laws...................................   A-16
    Section 3.21 Litigation.............................................   A-16
    Section 3.22 Indemnification Claims.................................   A-16
    Section 3.23 Restrictions on Business Activities....................   A-17
    Section 3.24 Governmental Authorization.............................   A-17
    Section 3.25 Insurance..............................................   A-17
    Section 3.26 Payments Resulting from Mergers........................   A-17
    Section 3.27 Pooling of Interests...................................   A-17
    Section 3.28 Power of Attorney......................................   A-17
    Section 3.29 Certain Documents......................................   A-17
    Section 3.30 No Misrepresentation...................................   A-18
 ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF ASCEND AND SUB.......   A-18
    Section 4.1  Organization...........................................   A-18
    Section 4.2  Ascend Capital Structure...............................   A-18
    Section 4.3  Authority; No Conflict; Required Filings and Consents..   A-19
    Section 4.4  SEC Filings; Financial Statements......................   A-19
    Section 4.5  Absence of Undisclosed Liabilities.....................   A-20
    Section 4.6  Absence of Certain Changes or Events...................   A-20
    Section 4.7  Interim Operations of Sub..............................   A-20
    Section 4.8  Pooling of Interests...................................   A-20
    Section 4.9  Litigation.............................................   A-20

                                                                          PAGE
                                                                          ----
 ARTICLE V       CONDUCT OF BUSINESS....................................  A-21
    Section 5.1  Covenants of Whitetree.................................  A-21
    Section 5.2  Cooperation............................................  A-22
 ARTICLE VI      ADDITIONAL AGREEMENTS..................................  A-23
    Section 6.1  No Solicitation........................................  A-23
    Section 6.2  Registration Statement; Information Statement..........  A-23
    Section 6.3  Governmental Filings...................................  A-24
    Section 6.4  Consents...............................................  A-24
    Section 6.5  Access to Information..................................  A-24
    Section 6.6  Legal Conditions to Merger.............................  A-24
    Section 6.7  Tax-Free Reorganization................................  A-25
    Section 6.8  Pooling Accounting.....................................  A-25
    Section 6.9  Affiliate Agreements...................................  A-25
    Section 6.10 Stock Options..........................................  A-25
    Section 6.11 Registration...........................................  A-26
    Section 6.12 Expenses...............................................  A-26
    Section 6.13 Brokers or Finders.....................................  A-26
    Section 6.14 Employee Arrangements..................................  A-26
    Section 6.15 Voting Agreements......................................  A-27
    Section 6.16 Indemnification and Insurance..........................  A-27
    Section 6.17 Additional Agreements; Reasonable Efforts..............  A-27
    Section 6.18 Notification of Certain Matters........................  A-28
 ARTICLE VII     CONDITIONS TO MERGER...................................  A-28
                     Conditions to Each Party's Obligation to Effect the
    Section 7.1  Merger.................................................  A-28
                      Additional Conditions to Obligations of Ascend and
    Section 7.2  Sub....................................................  A-29
    Section 7.3  Additional Conditions to Obligations of Whitetree......  A-30
 ARTICLE VIII    TERMINATION AND AMENDMENT..............................  A-30
    Section 8.1  Termination............................................  A-30
    Section 8.2  Effect of Termination..................................  A-30
    Section 8.3  Amendment..............................................  A-31
    Section 8.4  Extension; Waiver......................................  A-31
 ARTICLE IX      ESCROW AND INDEMNIFICATION.............................  A-31
    Section 9.1  Survival of Representations and Warranties.............  A-31
    Section 9.2  Escrow Arrangements....................................  A-31
 ARTICLE X       CONFIDENTIALITY AND NON-DISCLOSURE.....................  A-35
    Section 10.1 Evaluation Material....................................  A-35
    Section 10.2 Use of Evaluation Material.............................  A-35
    Section 10.3 Mandatory Disclosure...................................  A-35
    Section 10.4 Return of Evaluation Material..........................  A-36
    Section 10.5 No Public Announcement.................................  A-36
    Section 10.6 Injunctive Relief......................................  A-36
 ARTICLE XI      GENERAL PROVISIONS.....................................  A-36
    Section 11.1 Notices................................................  A-36
    Section 11.2 Interpretation.........................................  A-37
    Section 11.3 Counterparts...........................................  A-38
    Section 11.4 Severability...........................................  A-38
                          Nonsurvival of Representations, Warranties and
    Section 11.5 Agreements.............................................  A-38

                                                                           PAGE
                                                                           ----
    Section 11.6 Entire Agreement.......................................   A-38
    Section 11.7 Governing Law..........................................   A-38
    Section 11.8 Assignment.............................................   A-38
    Section 11.9 Third Party Beneficiary................................   A-38
 Exhibits
    Exhibit A    Due Diligence Request List
    Exhibit B    Form of Pooling Agreement
    Exhibit C    Form of Affiliate Agreement
    Exhibit D    Form of Voting Agreement and Irrevocable Proxy
                 Form of Confidentiality and Inventions Assignment
    Exhibit E    Agreement

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 14, 1997, by and among Ascend Communications, Inc., a Delaware corporation ("Ascend"), Ascend Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of Ascend ("Sub"), and Whitetree, Inc., a California corporation ("Whitetree").

  WHEREAS, the Boards of Directors of Ascend, Sub and Whitetree (i) deem it advisable and in the best interests of each corporation and its respective stockholders and shareholders that Ascend and Whitetree combine in order to advance the long-term business interests of Ascend and Whitetree, and (ii) have approved this Agreement, the Merger (as defined in Section 1.1) and the other transactions contemplated by this Agreement;

  WHEREAS, the combination of Ascend and Whitetree shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Whitetree, Whitetree will become a wholly-owned subsidiary of Ascend and the Whitetree shareholders will become stockholders of Ascend;

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"); and

  WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

  Section 1.1 The Merger. Subject to the provisions of this Agreement and in accordance with the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into Whitetree (the "Merger"). As a result of the Merger, the outstanding shares of capital stock of Sub and Whitetree shall be converted or cancelled in the manner provided in Article II of this Agreement; the separate corporate existence of Sub shall cease; and Whitetree shall be the surviving corporation in the Merger and shall become a subsidiary of Ascend.

  Section 1.2 Closing; Effective Time of the Merger. The closing of the Merger (the "Closing") will take place at 10:00 a.m., California time, on a date to be specified by Ascend and Whitetree (the "Closing Date"), which shall be no later than the second business day after satisfaction (or waiver in accordance with Section 8.4) of all conditions set forth in Article VII, at the offices of Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, CA 94301, unless another date or place is agreed to in writing by Ascend and Whitetree. It is the intent of the parties that the Closing occur, and the Merger become effective, on or before April 1, 1997, or as promptly as practicable thereafter. Subject to the provisions of this Agreement, (i) an agreement of merger (the "California Agreement of Merger") shall be duly prepared, executed and acknowledged by Sub and by Whitetree as the Surviving Corporation (as defined in Section 1.3(a)) and simultaneously with or as soon as practicable following the Closing delivered to the Secretary of State of the State of California (the "California Secretary of State") for filing, along with certificates of the officers of the Constituent Corporations (as defined in Section 1.3(a)) ("Officers' Certificates"), and
(ii) a certificate of merger (the "Delaware Certificate of Merger") shall be duly prepared, executed and acknowledged by Whitetree and simultaneously with or as soon as practicable following the Closing delivered to the Secretary of State of the State of Delaware (the "Delaware Secretary of State") for filing. The Merger shall become effective upon the latest of: (a) the date and time of the filing of the California Agreement of Merger and the Officers' Certificates with the California Secretary of State, (b) the date and time of the filing of the Delaware Certificate of Merger with the Delaware Secretary of State or (c) such other date and time as is provided in the California Agreement of Merger (the "Effective Time").

  Section 1.3 Effects of Merger.

  (a) At the Effective Time: (i) the separate existence of Sub shall cease and Sub shall be merged with and into Whitetree (Sub and Whitetree are sometimes referred to collectively herein as the "Constituent Corporations" and Whitetree is sometimes referred to herein as the "Surviving Corporation");
(ii) the Amended and Restated Articles of Incorporation and Bylaws of Whitetree as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and in accordance with applicable law.

  (b) The Merger shall have the effects set forth in this Agreement and in the CGCL and the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

  Section 1.4 Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, and shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

  Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or any holder of any shares of Whitetree Capital Stock (as defined in Section 2.1(c)(ii)) or capital stock of Sub:

    (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

    (b) Cancellation of Ascend-Owned Stock. All shares of Whitetree Capital Stock that are owned by Ascend, Sub or any other wholly-owned Subsidiary (as defined in Section 11.2) of Ascend shall be cancelled and retired and shall cease to exist and no stock of Ascend or other consideration shall be delivered in exchange therefor.

    (c) Whitetree Capital Stock; Escrow Amount. The shares of Whitetree Capital Stock which either (i) are issued and outstanding at the Effective Time or (ii) would be outstanding upon exercise of the Whitetree stock options assumed pursuant to Section 2.1(d) (the "Whitetree Stock Options") or upon conversion of Whitetree securities which are convertible into Whitetree Capital Stock (including all

  Whitetree warrants, if any, which remain outstanding at the Effective Time) (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted, in the aggregate, into the right to receive (or options to acquire, in the case of Whitetree Stock Options) the number of shares of common stock, $0.001 par value, of Ascend ("Ascend Common Stock"), set forth in Section 2.1(f) (the "Merger Consideration"). In no event shall the total number of shares of Ascend Common Stock issued by Ascend to holders of Whitetree Capital Stock, Whitetree Stock Options and Whitetree convertible securities in the Merger and upon exercise of assumed Whitetree Stock Options and conversion of Whitetree convertible securities exceed the number provided by Section 2.1(f). Subject to the foregoing limitations, each such issued and outstanding share of Whitetree Capital Stock shall be converted into the consideration set forth below:

      (i) Each share of Whitetree Series D Convertible Preferred Stock, par value $0.001 per share (the "Whitetree Series D Preferred Stock"), which is issued and outstanding as of the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares (as defined in Section 2.1(h))) shall be converted into the right to receive a fraction of a fully paid and non-assessable share of Ascend Common Stock that is equal to the quotient of (A) $7.68, divided by (B) the Ascend Average Stock Price as defined below (the "Series D Conversion Number").

      (ii) Each share of Whitetree Common Stock, par value $0.001 per share ("Whitetree Common Stock"), Whitetree Series A Convertible Preferred Stock, par value $0.001 per share ("Whitetree Series A Preferred Stock"), Whitetree Series B Convertible Preferred Stock, par value $0.001 per share ("Whitetree Series B Preferred Stock"), and Whitetree Series C Convertible Preferred Stock, par value $0.001 per share ("Whitetree Series C Preferred Stock") (collectively with the Whitetree Series D Preferred Stock, "Whitetree Capital Stock"), which is issued and outstanding as of the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be converted into the right to receive a fraction of a fully paid and non-assessable share of Ascend Common Stock that is equal to the quotient of (A) the Merger Consideration, less the aggregate number of shares of Ascend Common Stock issuable to holders of Whitetree Series D Preferred Stock pursuant to the immediately preceding clause (i), divided by (B) the sum of the aggregate number of shares of Whitetree Common Stock, Whitetree Series A Preferred Stock, Whitetree Series B Preferred Stock and Whitetree Series C Preferred Stock which are issued and outstanding as of the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b)) and the aggregate number of shares of Whitetree Common Stock which are issuable upon exercise of the Whitetree Stock Options to be assumed by Ascend pursuant to Sections 2.1(d) and 6.10 of this Agreement (the "Common Conversion Number"). Solely for purposes of clauses (A) and (B) of this
    Section 2.1(c)(ii), no shares of Whitetree Capital Stock shall be deemed to be Dissenting Shares.

  All such shares of Whitetree Capital Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Ascend Common Stock upon the surrender of such certificate in accordance with Section 2.2, without interest. Notwithstanding anything herein to the contrary, five percent (5%) of the shares comprising the Merger Consideration shall be segregated and deducted therefrom and established as an Escrow Amount (the "Escrow Amount"). The Escrow Amount shall be held in accordance with and subject to the provisions of Article IX of this Agreement. The Escrow Amount shall be held as collateral for the indemnification obligations of the persons who were holders of Whitetree securities and options immediately prior to the Effective Time under Article IX of this Agreement.

    (d) Whitetree Stock Options. All then outstanding Whitetree Stock Options shall be assumed by Ascend in accordance with Section 6.10.

    (e) Warrant Conversion. Each warrant to acquire shares of Whitetree Capital Stock (each an "Whitetree Warrant"), which is outstanding at the Effective Time and which has not theretofore been exercised, shall be treated as if such Whitetree Warrant had been exercised immediately prior to the

  Effective Time pursuant to the net exercise provisions thereof, and shall automatically be converted, without further action by Whitetree or the holder thereof, into the right to receive that number of shares of Ascend Common Stock into which the shares of Whitetree Capital Stock issuable pursuant to the net exercise provisions of such Whitetree Warrant would be converted pursuant to this Section 2.1.

    (f) Merger Consideration; Adjustment of Merger Consideration. Subject to the provisions of Section 2.1(g):

      (i) If the Ascend Average Stock Price is equal to or greater than $60.00 and equal to or less than $80.00, the Merger Consideration shall be one million one hundred thousand (1,100,000) shares of Ascend Common Stock.

      (ii) If the Ascend Average Stock Price is greater than $80.00, the Merger Consideration shall be adjusted so that it is equal to the quotient of eighty-eight million dollars ($88,000,000) divided by the Ascend Average Stock Price; provided, however, that if the Ascend Average Stock Price is greater than $91.11 and Ascend does not agree to fix the Merger Consideration at nine hundred seventy thousand (970,000) shares of Ascend Common Stock, Whitetree shall have the right to terminate this Agreement, and the provisions of Section 8.2 shall apply.

      (iii) If the Ascend Average Stock Price is less than $60.00, the Merger Consideration shall be adjusted so that it is equal to the quotient of sixty-six million dollars ($66,000,000) divided by the Ascend Average Stock Price; provided; however, that if the Ascend Average Stock Price is less than $48.89 and Whitetree does not agree to fix the Merger Consideration at one million three hundred fifty thousand (1,350,000) shares of Ascend Common Stock, Ascend shall have the right to terminate this Agreement, and the provisions of Section
    8.2 shall apply.

      (iv) For the purposes of this Agreement the "Ascend Average Stock Price" shall mean the average of the last sale price of Ascend Common Stock as reported by the NASDAQ National Market for the five (5) consecutive trading days ending on the last trading day immediately preceding the Closing Date.

    (g) Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Ascend Common Stock or Whitetree Capital Stock shall have been changed into a different number of shares or a different class or series by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Series D Conversion Number and the Common Conversion Number shall be correspondingly adjusted; provided, however, that no adjustment shall be made unless such changes have been made in compliance with the requirements of Section 5.1 or the requirements thereof have been waived by Ascend.

    (h) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Whitetree Capital Stock held by a holder exercising dissenter's, appraisal or other similar rights ("Dissenter's Rights") with respect to such shares pursuant to Chapter 13 or other applicable provisions of the CGCL, who has not effectively withdrawn or lost such rights (a "Dissenting Share"), shall not be converted into or represent a right to receive shares of Ascend Common Stock pursuant to this Article II, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the CGCL; provided, however, that each Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, lose such Dissenter's Rights or withdraw such demand for appraisal or payment of fair market value pursuant to the CGCL, shall be deemed to be converted, as of the Effective Time, into the right to receive shares of Ascend Common Stock pursuant to this Article II. Whitetree shall give Ascend (i) prompt notice and copies of all notices of dissent, demands for appraisal or payment of fair market value, withdrawals of demands for appraisal or payment of fair market value, and other instruments received by Whitetree relating to the exercise of Dissenter's Rights received by Whitetree and (ii) the opportunity to direct all negotiations and proceedings with respect thereto under the CGCL. Whitetree will not, except with the prior written consent of Ascend, voluntarily make any payment with respect to any demands for appraisal or payment of fair market value and will not, except with the prior written consent of Ascend, settle or offer to settle any such demands.

  Section 2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Whitetree Capital Stock for Ascend Common Stock pursuant to the Merger are as follows:

    (a) Exchange Agent. As of the Effective Time, Ascend shall deposit with an exchange agent designated by Ascend, reasonably acceptable to Whitetree (the "Exchange Agent"), for the benefit of the holders of shares of Whitetree Capital Stock, for exchange in accordance with Article II of this Agreement, through the Exchange Agent, certificates representing the Merger Consideration (such shares of Ascend Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Article II of this Agreement in exchange for outstanding shares of Whitetree Capital Stock. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Ascend Common Stock held by it from time to time hereunder.

    (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Whitetree Capital Stock (each a "Certificate" and collectively, the "Certificates") whose shares were converted pursuant to Article II of this Agreement into the right to receive shares of Ascend Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Ascend and Whitetree may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Ascend Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents reasonably acceptable to Whitetree as may be appointed by Ascend, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Ascend Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.1 (with any fraction of a share rounded in accordance with Section 2.2(e)), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Whitetree Capital Stock which is not registered in the transfer records of Whitetree, a certificate representing the proper number of shares of Ascend Common Stock may be issued to a transferee if the Certificate representing such Whitetree Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Ascend Common Stock as contemplated by this Section 2.2.

    (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Ascend Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Ascend Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Ascend Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such shares of Ascend Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Ascend Common Stock.

    (d) No Further Ownership Rights in Whitetree Capital Stock. All shares of Ascend Common Stock issued upon the surrender for exchange of shares of Whitetree Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of

  Whitetree Capital Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Whitetree on such shares of Whitetree Capital Stock in accordance with the terms of this Agreement on or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Whitetree Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.2.

    (e) No Fractional Shares. No certificate or scrip representing fractional shares of Ascend Common Stock shall be issued upon the surrender for exchange of the Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Ascend. Notwithstanding any other provision of this Agreement, the number of shares to be issued to each holder of shares of Whitetree Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Ascend Common Stock (after taking into account all the Certificates delivered by such holder) shall be rounded up to the nearest whole share.

    (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Whitetree for one year after the Effective Time shall be delivered to Ascend, upon demand, and any former shareholders of Whitetree who have not previously complied with this
  Section 2.2 shall thereafter look only to Ascend for payment of their claim for Ascend Common Stock, and any dividends or distributions with respect to Ascend Common Stock.

    (g) No Liability. Neither the Exchange Agent, Ascend, Sub nor Whitetree shall be liable to any holder of shares of Whitetree Capital Stock or Ascend Common Stock, as the case may be, with respect to any shares of Ascend Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Ascend Common Stock and any dividends or other distributions with respect to Ascend Common Stock to which such holder is entitled.

    (i) Transfer Taxes. No transfer taxes shall be payable by any shareholder of Whitetree in respect of the issuance of the Ascend Common Stock under this Section 2.2, except that if any Ascend Common Stock is to be issued in a name other than that in which the Certificate surrendered has been registered, it shall be a condition of such issuance that the person requesting such issuance shall pay to Ascend any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered Certificate, or establish to the satisfaction of Ascend that such taxes have been paid or are not payable.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF WHITETREE

  Except as set forth in the disclosure schedule delivered by Whitetree to Ascend on or before the date of this Agreement (which disclosure schedule shall be organized into numbered sections corresponding with the section numbers of this Agreement) (the "Whitetree Disclosure Schedule"), Whitetree represents and warrants to Ascend as follows:

  Section 3.1 Organization, Standing and Power; Qualification;
Subsidiaries. Whitetree is a corporation duly organized, validly existing and in good standing under the laws of the State of California; has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted; is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the business, assets (including intangible assets), properties, liabilities (contingent or otherwise), financial condition, operations, or results of operation of Whitetree and its Subsidiaries (the "Whitetree Subsidiaries") taken as a whole (an "Whitetree Material Adverse Effect"); and except for the shares of the Whitetree Subsidiaries listed in Section 3.1 of the Whitetree Disclosure Schedule, Whitetree does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Whitetree has delivered true and correct copies of the Amended and Restated Articles of Incorporation and Bylaws of Whitetree, each as amended to date, to Ascend. Whitetree is not in violation of any of the provisions of the Amended and Restated Articles of Incorporation, or Bylaws.

  Section 3.2 Organization, Standing and Power and Qualification of the Whitetree Subsidiaries. Each of the Whitetree Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted; is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Whitetree Material Adverse Effect. Whitetree has delivered to Ascend true and correct copies of the Articles of Incorporation and Bylaws of each of the Whitetree Subsidiaries, each as amended to date; and none of the Whitetree Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws.

  Section 3.3 Whitetree Capital Structure.

  (a) The authorized capital stock of Whitetree consists of 20,000,000 shares of Whitetree Common Stock and 11,100,000 shares of Preferred Stock, par value $0.001 per share ("Whitetree Preferred Stock"). As of the date of this Agreement, (i) 2,899,720 shares of Whitetree Common Stock and 10,285,601 shares of Whitetree Preferred Stock (5,065,000 shares of Whitetree Series A Preferred Stock, 2,867,158 shares of Whitetree Series B Preferred Stock, 1,462,778 shares of Whitetree Series C Preferred Stock, and 890,665 shares of Series D Preferred Stock) are issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Whitetree Common Stock or Whitetree Preferred Stock are held in the treasury of Whitetree or by any of the Whitetree Subsidiaries; (iii) 2,858,009 shares of Whitetree Common Stock are reserved for issuance under Whitetree's 1993 Incentive Stock Plan (the "1993 Plan") (1,236,250 shares of which are subject to outstanding options and 284,030 shares of which are available) (iv) 130,320 shares of Whitetree Series A Preferred Stock are reserved for issuance pursuant to certain outstanding warrants; (v) 27,428 shares of Whitetree Series B Preferred Stock are reserved for issuance pursuant to certain outstanding warrants; (vi) 86,208 shares of Whitetree Series C Preferred Stock are reserved for issuance pursuant to certain outstanding warrants; and
(vii) 14,703 shares of Whitetree Series D Stock are reserved for issuance pursuant to certain outstanding warrants. Section 3.3(a) of the Whitetree Disclosure Schedule sets forth the record holders of the Whitetree Capital Stock and of options, warrants and other securities exercisable for or convertible into shares of Whitetree Capital Stock (the "Securityholders List"). The Securityholder List sets forth both the amount and type of Whitetree security held by each such holder. All shares of Whitetree Common Stock and Whitetree Preferred Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Whitetree or any of the Whitetree Subsidiaries to repurchase, redeem or otherwise acquire any shares of Whitetree Capital Stock or the capital stock of any of the Whitetree Subsidiaries or make any investment (in the form of a loan, capital contribution or otherwise) in any of the Whitetree Subsidiaries or any other entity. All of the outstanding shares of capital stock of each of the Whitetree Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Whitetree free and clear of all security interests, liens, claims, pledges, agreements, limitations on Whitetree's voting rights, charges or other encumbrances of any nature.

  (b) Except as set forth in Section 3.3(a), there are no equity securities of any class of Whitetree or any of the Whitetree Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.3(a), there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Whitetree or any of the Whitetree Subsidiaries is a party or by which it is bound obligating Whitetree or any of the Whitetree Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Whitetree or any of the Whitetree Subsidiaries or obligating Whitetree or any of the Whitetree Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement, and, except for the Voting Agreements and related proxies contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of Whitetree.

  Section 3.4 Authority.

  (a) Whitetree has all requisite corporate power and authority to enter into this Agreement and the other documents required to be executed and delivered by Whitetree hereunder (collectively, the "Whitetree Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Whitetree Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Whitetree and, prior to the Closing will have been duly authorized by the shareholders of Whitetree, and no other corporate proceedings on the part of Whitetree, its shareholders or directors are necessary to authorize the execution and delivery of this Agreement or the Whitetree Transaction Documents. This Agreement and the other Whitetree Transaction Documents have been duly executed and delivered by Whitetree and constitute the valid and binding obligations of Whitetree, enforceable against Whitetree in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

  (b) The execution and delivery by Whitetree of this Agreement and the other Whitetree Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Amended and Restated Articles of Incorporation or Bylaws of Whitetree, (ii) conflict with, or result in any violation of or breach of any provision of the Articles of Incorporation and Bylaws any of the Whitetree Subsidiaries, (iii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any benefit under any note, mortgage, indenture, lease, contract or other agreement or obligation to which Whitetree or any of the Whitetree Subsidiaries is a party or by which Whitetree or any of the Whitetree Subsidiaries or any of their respective properties or assets may be bound, or (iv) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation or any material permit, concession, franchise or license applicable to Whitetree, any of the Whitetree Subsidiaries or any of their respective properties or assets, except in the case of (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Whitetree Material Adverse Effect.

  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (as defined in Section 11.2) is required by or with respect to Whitetree or any of the Whitetree Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing by Ascend of the Registration Statement (as defined in Section 6.2) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the filing of the California Agreement of Merger and related certificates with and by the California Secretary of State in accordance with the CGCL and the Delaware Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Whitetree Material Adverse Effect.

  Section 3.5 Financial Statements. Whitetree has delivered to Ascend copies of Whitetree's audited consolidated financial statements (balance sheet, statement of operations, statement of shareholders equity, and statement of cash flows) for the years ended September 30, 1995 and 1996 and unaudited interim consolidated financial statements as at, and for the one-month periods ended, October 31, 1996, November 30, 1996, December 31, 1996 and January 31, 1997 (collectively, the "Whitetree Financial Statements"). The Whitetree Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except for the absence of required footnotes in the interim Whitetree Financial Statements. The Whitetree Financial Statements present fairly in all material respects the financial position of Whitetree as of the respective dates and the results of Whitetree's operations and cash flows for the periods indicated, except that the interim Whitetree Financial Statements are subject to normal and recurring year-end audit adjustments which will not be material in amount. Whitetree maintains and will continue until the Effective Time to maintain a standard system of accounting established and administered in accordance with GAAP.

  Section 3.6 Absence of Undisclosed Liabilities. Neither Whitetree nor any of the Whitetree Subsidiaries has any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the balance sheet as of January 31, 1997 (the "Whitetree Balance Sheet") contained in the Whitetree Financial Statements,
(ii) liabilities specifically described in this Agreement or Section 3.6 of the Whitetree Disclosure Schedule, and (iii) normal or recurring liabilities incurred since January 31, 1997 in the ordinary course of business consistent with past practices.

  Section 3.7 Accounts Receivable. The accounts receivable shown on the Whitetree Balance Sheet arose in the ordinary course of business and have been collected or are reasonably expected to be collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in the Whitetree Balance Sheet. The accounts receivable of Whitetree arising after the date of the Whitetree Balance Sheet and before the date of this Agreement arose in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of Whitetree. None of such accounts receivable is subject to any valid and material claim of offset or recoupment or counterclaim, and Whitetree has no knowledge of any specific facts that would be likely to give rise to any such claim; no material amount of such accounts receivable is contingent upon the performance by Whitetree or any of the Whitetree Subsidiaries of any obligation; and no agreement for deduction or discount has been made with respect to any such accounts receivable.

  Section 3.8 Inventory. The inventories shown on the Whitetree Balance Sheet, or thereafter acquired by Whitetree consist of items of a quantity and quality usable or salable in the ordinary course of Whitetree's business. Since January 31, 1997, Whitetree has continued to replenish inventories in a normal and customary manner consistent with past practices. The value at which inventories are carried reflect the inventory valuation policy of Whitetree, which is consistent with its past practice and in accordance with GAAP. Due provision has been made on the books of Whitetree, consistent with past practices, to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

  Section 3.9 Absence of Certain Changes or Events. Except as set forth in
Section 3.9 of the Whitetree Disclosure Schedule, and except as reflected in the Whitetree Financial Statements, since January 31, 1997, Whitetree and the Whitetree Subsidiaries have conducted their respective businesses in the ordinary course and in a manner consistent with past practices, and have not:

    (a) suffered any event or occurrence that has had or could reasonably be expected to have a Whitetree Material Adverse Effect;

    (b) suffered any damage, destruction or loss, whether covered by insurance or not, adversely affecting its properties or business;

    (c) granted any increase in the compensation payable or to become payable by Whitetree or any of the Whitetree Subsidiaries to their respective officers or employees, except for compensation increases granted in the ordinary course of business and in a manner consistent with past practices to the non-officer employees of Whitetree and the Whitetree Subsidiaries in connection with such employees' annual performance review;

    (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares, except for purchases of stock from terminated non-officer employees in the ordinary course of business and in a manner consistent with past practices, as itemized in Section 3.9(d) of the Whitetree Disclosure Schedule;

    (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock, except for issuances made in the ordinary course of business and in a manner consistent with past practices (including issuances made upon exercises and conversions of employee stock options);

    (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

    (g) sold, leased, abandoned or otherwise disposed of any real property or machinery, equipment or other operating property except in the ordinary course of business and in a manner consistent with past practices and in an amount that is not material to Whitetree and the Whitetree Subsidiaries taken as a whole;

    (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset, except for non-exclusive licenses which were granted in the ordinary course of business and in a manner consistent with past practices and in an amount that is not material to Whitetree and the Whitetree Subsidiaries taken as a whole;

    (i) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

    (j) incurred any liability, except in the ordinary course of business and consistent with past practice and except liabilities contemplated by clauses (i) through (iii) of Section 3.6 of this Agreement;

    (k) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

    (l) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of twenty-five thousand dollars ($25,000) or in the aggregate in excess of fifty thousand dollars ($50,000);

    (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

    (n) agreed to take any action described in this Section 3.9 or which would constitute a breach of any of the representations or warranties of Whitetree contained in this Agreement; or

    (o) taken any other action that would have required the consent of Ascend pursuant to Section 5.1 of this Agreement had such action occurred after the date of this Agreement.

  Section 3.10 Taxes. As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

    (a) Whitetree has prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Whitetree or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns have been completed in all material respects in accordance with applicable law or an adequate reserve has been made for such Taxes on the Whitetree Balance Sheet.

    (b) Whitetree, as of the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 3.10(a) and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

    (c) There is no Tax deficiency outstanding or assessed against Whitetree that is not reflected as a liability on the Whitetree Balance Sheet.

    (d) Whitetree has no material liabilities for unpaid Taxes that have not been accrued for or reserved on the Whitetree Balance Sheet, whether asserted or unasserted, contingent or otherwise.

    (e) Whitetree is not a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

    (f) Section 3.10 of the Whitetree Disclosure Schedule sets forth the date or dates through which the IRS has examined the federal tax returns of Whitetree and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of Whitetree.
  Section 3.10 of the Whitetree Disclosure Schedule also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from Whitetree and lists each tax case of Whitetree currently pending in audit, at the administrative appeals level or in litigation.
  Section 3.10 of the Whitetree Disclosure Schedule further lists the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to Whitetree within the last twelve (12) months. Except as set forth in Section 3.10 of the Whitetree Disclosure Schedule, neither the IRS nor any foreign, state, local or other taxing authority has, since Whitetree's inception, examined or is in the process of examining any federal, foreign, state, local or other tax returns of Whitetree. To the knowledge of Whitetree, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on Section 3.10 of the Whitetree Disclosure Schedule.

  Section 3.11 Tangible Assets and Real Property.

  (a) Each of Whitetree and the Whitetree Subsidiaries own or lease all tangible assets and properties which are necessary for the conduct of their respective businesses as currently conducted and as currently planned to be conducted or which are reflected on the Whitetree Balance Sheet or acquired since the date of the Whitetree Balance Sheet ("Material Tangible Assets"). The Material Tangible Assets are in good operating condition and repair, except as would be expected in the ordinary course of business.

  (b) Each of Whitetree and the Whitetree Subsidiaries have good and marketable title to all Material Tangible Assets that they own, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except for liens for current taxes not yet due and payable, purchase money security interests, mechanics and other statutory liens and possible minor liens which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of Whitetree, and which have arisen in the ordinary course of business.

  (c) Assuming the due execution and delivery thereof by the other parties thereto, all leases of Material Tangible Assets to which Whitetree or any of the Whitetree Subsidiaries is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Ascend.

  (d) Neither Whitetree nor any of the Whitetree Subsidiaries owns real property. Section 3.11 of the Whitetree Disclosure Schedule sets forth a true and complete list of all real property leased by Whitetree and each of the Whitetree Subsidiaries. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies all such of real property leases have been provided to Ascend.

  Section 3.12 Intellectual Property.

  (a) Whitetree and the Whitetree Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Whitetree and the Whitetree Subsidiaries as currently conducted (all of which are referred to as the "Whitetree Intellectual Property Rights").

  (b) Section 3.12 of the Whitetree Disclosure Schedule contains an accurate and complete list of (i) all patents and patent applications and all trademarks, trade names, service marks and registered copyrights, included in the Whitetree Intellectual Property Rights, including the jurisdictions in which each such Whitetree Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all licenses, sublicenses, distribution agreements and other agreements to which Whitetree or any of the Whitetree Subsidiaries is a party and pursuant to which any person is authorized to use any Whitetree Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product of Whitetree or any of the Whitetree Subsidiaries (an "Whitetree Product") or any adaptation, translation or derivative work based on any Whitetree Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which Whitetree or any of the Whitetree Subsidiaries is a party and pursuant to which Whitetree or any of the Whitetree Subsidiaries is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property"), which is incorporated in or forms a part of any Whitetree Product, (iv) all joint development agreements to which Whitetree or any of the Whitetree Subsidiaries is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Whitetree or any of the Whitetree Subsidiaries has obtained funding for research and development activities.

  (c) Neither Whitetree nor any of the Whitetree Subsidiaries is, nor will either of them be, as a result of the execution and delivery of this Agreement or the performance of any obligation under this Agreement, in breach of any license, sublicense or other material agreement relating to the Whitetree Intellectual Property Rights or Licensed Intellectual Property.

  (d) Neither Whitetree nor any of the Whitetree Subsidiaries (i) has received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; (ii) has knowledge that the manufacturing, marketing, licensing or sale of any Whitetree Product infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iii) has knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Whitetree Intellectual Property Rights or Licensed Intellectual Property.

  (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any Whitetree Product at any stage of its development (the "Whitetree Components") were written, developed and created solely and exclusively by employees of Whitetree or the Whitetree Subsidiaries without the assistance of any third party or were created by third parties who assigned ownership of their rights with respect thereto to Whitetree by means of valid and enforceable agreements, copies of which have been provided at Whitetree's offices to Ascend. Whitetree and the Whitetree Subsidiaries have at all times used commercially reasonable efforts to treat the Whitetree Products and Whitetree Components as containing trade secrets and have not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by their release into the public domain.

  (f) Each person currently or formerly employed by Whitetree or any of the Whitetree Subsidiaries (including independent contractors, if any) that has or had access to confidential information of Whitetree or any of the Whitetree Subsidiaries has executed and delivered to Whitetree a confidentiality and non-disclosure agreement substantially in the form previously provided to Ascend. To the best of Whitetree's knowledge, neither the execution nor the delivery of any such agreement, nor the carrying on of the business of Whitetree and the Whitetree Subsidiaries as currently conducted by any such person, as an employee or independent contractor, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

  Section 3.13 Bank Accounts. Section 3.13 of the Whitetree Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Whitetree and the Whitetree Subsidiaries maintain accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

  Section 3.14 Contracts.

  (a) Except as set forth in Section 3.14 of the Whitetree Disclosure Schedule, neither Whitetree nor any of the Whitetree Subsidiaries is a party or subject to any agreement, obligation or commitment, written or oral:

    (i) that calls for any fixed and/or contingent payment or expenditure or any related series of fixed and/or contingent payments or expenditures by or to Whitetree or any of the Whitetree Subsidiaries totaling more than fifty thousand dollars ($50,000) in any calendar year;

    (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than sixty (60) days' notice and without liability, penalty or premium;

    (iii) that restricts Whitetree or any of the Whitetree Subsidiaries from carrying on anywhere in the world any portion of their respective businesses as currently conducted;

    (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

    (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

    (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

    (vii) with any distributor, original equipment manufacturer value added remarketer or other person for the distribution of any of the Whitetree Products; or

    (viii) that is otherwise material to the business, financial results of operations or prospects of Whitetree and the Whitetree Subsidiaries taken as a whole.

  (b) To the best of Whitetree's knowledge, no party to any such contract, agreement or instrument has expressed its intention to cancel, withdraw, modify or amend such contract, agreement or instrument.

  (c) Neither Whitetree nor any of the Whitetree Subsidiaries is in default under or in breach or violation of, nor is there any valid basis for any claim of default by Whitetree or any of the Whitetree Subsidiaries under, or breach or violation by Whitetree or any of the Whitetree Subsidiaries of, any contract, commitment or restriction to which Whitetree or any of the Whitetree Subsidiaries is a party or by which Whitetree or any of the Whitetree Subsidiaries or any of their respective properties or assets is bound or affected, except for such breaches, violations and claims of default as would not be reasonably likely, either individually or in the aggregate, to have a Whitetree Material Adverse Effect. To the best of Whitetree's knowledge, no other party is in default under or in breach or violation of, nor, to the best of Whitetree's knowledge, is there any valid basis for any claim of default by any other party under, or any breach or violation by any other party of, any contract, commitment, or restriction to which Whitetree or any of the Whitetree Subsidiaries is a party or by which Whitetree or any of the Whitetree Subsidiaries or any of their respective properties or assets is bound or affected, except for such breaches, violations and claims of default as would not be reasonably likely, either individually or in the aggregate, to have a Whitetree Material Adverse Effect.

  Section 3.15 Employees and Consultants. Section 3.15 of the Whitetree Disclosure Schedule contains a list of the names of all current employees and current consultants of Whitetree and the Whitetree Subsidiaries.

  Section 3.16 Labor Difficulties. Neither Whitetree nor any of the Whitetree Subsidiaries is engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against Whitetree or any of the Whitetree Subsidiaries pending, or to the best of Whitetree's knowledge threatened, before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending, or to the best of Whitetree's knowledge threatened, against Whitetree or any of the Whitetree Subsidiaries. Neither Whitetree nor any of the Whitetree Subsidiaries is now and neither entity has ever been subject to any union organizing activities. Neither Whitetree nor any of the Whitetree Subsidiaries has ever experienced any work stoppage or other labor difficulty. To the best of Whitetree's knowledge, except as set forth in Section 3.16 of the Whitetree Disclosure Schedule, no employee of Whitetree or any of the Whitetree Subsidiaries intends to leave his or her employment, whether as a result of the transactions contemplated by this Agreement or otherwise.

  Section 3.17 Trade Regulation. Neither Whitetree nor any of the Whitetree Subsidiaries has terminated its relationship with or refused to ship Whitetree Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay Whitetree or any of the Whitetree Subsidiaries in excess of twenty five thousand dollars ($25,000) over any consecutive twelve (12) month period. To the best of Whitetree's knowledge, all of the prices charged by Whitetree and the Whitetree Subsidiaries in connection with the marketing or sale of any Whitetree Products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to the best of Whitetree's knowledge, threatened against Whitetree or any of the Whitetree Subsidiaries with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to the best of Whitetree's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

  Section 3.18 Environmental Matters.

  (a) Except as set forth in Section 3.18 of the Whitetree Disclosure Schedule, no material amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, is present, as a result of the actions of Whitetree or any of the Whitetree Subsidiaries or, to the best of Whitetree's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Whitetree or any of the

Whitetree Subsidiaries has at any time owned, operated, occupied or leased. To the best of Whitetree's knowledge, no underground storage tanks are present under any property that Whitetree or any of the Whitetree Subsidiaries has at any time owned, operated, occupied or leased.

  (b) At no time has Whitetree or any of the Whitetree Subsidiaries transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, rule, regulation or treaty promulgated by any Governmental Entity (collectively, "Hazardous Materials Activities").

  (c) Whitetree and the Whitetree Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the business of Whitetree and the Whitetree Subsidiaries as such business is currently being conducted.

  (d) No action, proceeding, writ, injunction or claim is pending or, to the best of Whitetree's knowledge, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Whitetree or any of the Whitetree Subsidiaries. Neither Whitetree nor any of the Whitetree Subsidiaries is aware of any fact or circumstance which could involve Whitetree or any of the Whitetree Subsidiaries in any environmental litigation or impose upon Whitetree or any of the Whitetree Subsidiaries any liability concerning Hazardous Materials Activities that could have a Whitetree Material Adverse Effect.

  Section 3.19 Employee Benefit Plans.

  (a) Section 3.19 of the Whitetree Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iii) all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Whitetree or any trade or business (whether or not incorporated) which is a member or which is under common control with Whitetree within the meaning of Section 414 of the Code (each an "ERISA Affiliate") (together, the "Whitetree Employee Plans").

  (b) With respect to each Whitetree Employee Plan, Whitetree has made available to Ascend, a true and correct copy of (i) such Whitetree Employee Plan and (ii) each trust agreement and group annuity contract, if any, relating to such Whitetree Employee Plan.

  (c) With respect to the Whitetree Employee Plans, individually and in the aggregate, no event has occurred, and there exists no condition or set of circumstances in connection with which Whitetree could be subject to any liability, except for such conditions and circumstances as would not be reasonably likely, either individually or in the aggregate, to have a Whitetree Material Adverse Effect.

  (d) With respect to the Whitetree Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves on the financial statements or books of Whitetree.

  (e) Neither Whitetree nor any of the Whitetree Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Whitetree or any of the Whitetree Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Whitetree or any of the Whitetree Subsidiaries of the nature contemplated by this Agreement, (iii) agreement with any officer of Whitetree or any of the Whitetree Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than six months from the date hereof or for the payment of compensation in excess of $100,000 per annum, or
(iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  (f) Except as set forth in Section 3.19 of the Whitetree Disclosure Schedule, all Whitetree Employee Plans comply with and are and have been operated in accordance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Each Whitetree Employee Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

  (g) True and complete copies of each Whitetree Employee Plan, summary plan descriptions, all material communications to employees regarding any Whitetree Employee Plan, annual reports on Form 5500, and each agreement, instrument and commitment referred to herein and any related contracts, insurance policies or other agreements or documentation necessary or appropriate for the customary operation, amendment, modification or termination of any Whitetree Employee Plan, have been made available to Ascend, including a description of the material terms of any unwritten Whitetree Employee Plan. All of the foregoing are legally valid, binding, in full force and effect, and there are no defaults thereunder; and none of the rights of Whitetree or any ERISA Affiliate thereunder will be impaired by this Agreement or the consummation of the transactions contemplated hereby. The annual reports on Form 5500 made available to Ascend fully and accurately set forth the financial condition of each Whitetree Employee Plan.

  (h) Neither Whitetree nor any ERISA Affiliate, nor any officer, director, agent or employee of Whitetree or any ERISA Affiliate has made any oral or written statement regarding any Whitetree Employee Plan which could result in additional liability to Ascend, Whitetree or any ERISA Affiliate, whether direct or indirect, in excess of any current or potential liability of Whitetree or any ERISA Affiliate as of the Closing Date.

  (i) Except as required by Section 4980B of the Code, neither Whitetree nor any ERISA Affiliate has promised any former employee or other individual not employed by Whitetree or any ERISA Affiliate medical or other benefit coverage, and neither Whitetree nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical benefits, life insurance or other welfare benefits to former employees, their spouses or dependents or any other individual not employed by Whitetree or any ERISA Affiliate.

  Section 3.20 Compliance with Laws. Each of Whitetree and the Whitetree Subsidiaries has complied in all material respects with all material applicable federal, state, local and foreign statutes, laws and regulations, and is not in violation of, and has not received any notices of violation with respect to, any such statute, law or regulation, with respect to the conduct of its business or the ownership or operation of its business, including, without limitation, the federal Foreign Corrupt Practices Act and all United States statutes, laws and regulations as from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States.

  Section 3.21 Litigation. Except as set forth in Section 3.21 of the Whitetree Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, or to the best of Whitetree's knowledge, threatened, against Whitetree or any of the Whitetree Subsidiaries or any of their respective properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Whitetree or any of the Whitetree Subsidiaries or, to the best of Whitetree's knowledge, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Whitetree Material Adverse Effect.

  Section 3.22 Indemnification Claims. Section 3.22 of the Whitetree Disclosure Schedule sets forth a list of all persons who are parties to director, officer and/or employee indemnification agreements with Whitetree or any of the Whitetree Subsidiaries (the "Indemnification Agreements"). Except as set forth in Section 3.22 of the

Whitetree Disclosure Schedule, there are no outstanding claims under any of the Indemnification Agreements or under any indemnification rights granted pursuant to the Articles of Incorporation or Bylaws of Whitetree or any of the Whitetree Subsidiaries (as currently in effect); and to the best of Whitetree's knowledge, there are no facts or circumstances that either now, or with the passage of time, could reasonably be expected to provide a basis for a claim under any such Indemnification Agreement or under any indemnification rights granted pursuant to the Articles of Incorporation or Bylaws of Whitetree or any of its Subsidiaries.

  Section 3.23 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Whitetree or any of the Whitetree Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Whitetree or any of the Whitetree Subsidiaries, or the conduct of business by Whitetree or any of the Whitetree Subsidiaries as currently conducted.

  Section 3.24 Governmental Authorization. Each of Whitetree and the Whitetree Subsidiaries has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of its business as currently conducted (collectively, the "Whitetree Authorizations"), and all such Whitetree Authorizations are in full force and effect, except for such Whitetree Authorizations that, if not obtained by Whitetree, would not be reasonably likely, either individually or in the aggregate, to have a Whitetree Material Adverse Effect.

  Section 3.25 Insurance. Section 3.25 of the Whitetree Disclosure Schedule contains a list of all policies of insurance maintained by Whitetree and the Whitetree Subsidiaries. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Whitetree and the Whitetree Subsidiaries are otherwise in compliance with the terms of such policies. Whitetree has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

  Section 3.26 Payments Resulting from Mergers. Neither the consummation nor announcement of any transaction contemplated by this Agreement will (either alone or upon the occurrence of any additional or further acts or events) result in any material payment (whether of severance pay or otherwise) becoming due from Whitetree or any of the Whitetree Subsidiaries to any director, officer, employee or former employee thereof under (i) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee or any plan, agreement or understanding similar to any of the foregoing, or any "rabbi trust" or similar arrangement, or (ii) material benefit under any Whitetree Employee Plan being established or becoming accelerated, vested or payable.

  Section 3.27 Pooling of Interests. To the best of Whitetree's knowledge, except as set forth in Section 3.27 of the Whitetree Disclosure Schedule neither Whitetree nor any of the Whitetree Subsidiaries nor any of director, officer or shareholder of Whitetree or any of the Whitetree Subsidiaries has taken any action which could reasonably be expected to impair Ascend's ability to account for the Merger as a pooling of interests.

  Section 3.28 Power of Attorney. Except as set forth in Section 3.28 the Whitetree Disclosure Schedule, Whitetree has not granted to any person a power of attorney or similar authorization that is currently in effect or authority.

  Section 3.29 Certain Documents. Whitetree has furnished to Ascend, or its representatives, for its examination Whitetree's and the Whitetree Subsidiaries' minute books. The minute books of Whitetree and each of the Whitetree Subsidiaries accurately reflect in all material aspects all actions taken to this date by the shareholders, boards of directors and committees of Whitetree and the Whitetree Subsidiaries. Whitetree has used its good faith best efforts to deliver or make available to Ascend true and complete copies of all documents and information requested by Ascend in its due diligence request lists of February 4, 1997, copies of which are attached hereto as Exhibit A, other than documents and information concerning matters which are not material to the business of Whitetree and its Subsidiaries taken as a whole.

  Section 3.30 No Misrepresentation. No representation or warranty by Whitetree in this Agreement, and no statement, certificate or schedule furnished or to be furnished by or on behalf of Whitetree pursuant to this Agreement, when taken together, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF ASCEND AND SUB

  Except as set forth in the Ascend SEC Reports (as defined in Section 4.4(a)), Ascend and Sub represent and warrant to Whitetree as follows:

  Section 4.1 Organization. Each of Ascend, Sub and Ascend's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Ascend or Sub to consummate the transactions contemplated in this Agreement or on the business, assets (including intangible assets), properties, liabilities (contingent or otherwise), financial condition, operations or results of operations of Ascend taken together with its Subsidiaries as a whole (an "Ascend Material Adverse Effect"). Each of Ascend and Sub has made available to Whitetree copies of its Certificate of Incorporation and Bylaws as in effect as of the date of this Agreement.

  Section 4.2 Ascend Capital Structure.

  (a) The authorized capital stock of Ascend consists of 400,000,000 shares of Ascend Common Stock and 2,000,000 shares of preferred stock, $.001 par value ("Ascend Preferred Stock"). As of January 31, 1997: (i) 119,893,147 shares of Ascend Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) no shares of Ascend Common Stock were held in the treasury of Ascend or by Subsidiaries of Ascend; (iii) approximately 18,753,391 shares of Ascend Common Stock were reserved for future issuance pursuant to stock options granted and outstanding under Ascend's stock option plans (the "Ascend Option Plans") and rights outstanding under Ascend's employee stock purchase plan (the "Ascend Purchase Plan"). As of the date of this Agreement, none of the shares of Ascend Preferred Stock are issued and outstanding. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.001 per share ("Sub Common Stock"), of which 100 shares are issued and outstanding. All of the outstanding shares of capital stock of Sub are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Ascend free and clear of all security interests, liens, claims, pledges, agreements, limitations on Ascend's voting rights, charges or other encumbrances of any nature.

  (b) Except as set forth in Section 4.2(a), there are no equity securities of any class of Ascend, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 4.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Ascend is a party or by which it is bound obligating Ascend to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Ascend or obligating Ascend to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Ascend, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of Ascend.

  (c) The shares of Ascend Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, and nonassessable, and free of and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Ascend or any agreement to which Ascend is a party or by which it is bound.

  Section 4.3 Authority; No Conflict; Required Filings and Consents.

  (a) Ascend and Sub have all requisite corporate power and authority to enter into this Agreement and the other documents required to be executed and delivered by Ascend or Sub hereunder (collectively, the "Ascend Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Ascend Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Ascend and Sub, respectively. This Agreement and the Ascend Transaction Documents to which they are parties have been duly executed and delivered by Ascend and Sub and constitute the valid and binding obligations of Ascend and Sub, respectively, enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

  (b) The execution and delivery of this Agreement by Ascend and Sub and the other Ascend Transaction Documents do not, and the consummation of the transactions contemplated hereby or thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Ascend or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Ascend or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Ascend or Sub or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have an Ascend Material Adverse Effect.

  (c) The outstanding shares of Sub Common Stock are the only shares of Sub capital stock entitled to vote with respect to the Merger, and the approval of this Agreement by the holders of a majority of the issued and outstanding shares of Sub Common Stock is the only approval of Sub stockholders required for the consummation of the Merger, no other class vote of any series or class of Sub capital stock being required. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Ascend or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the HSR Act and, in the case of this Agreement and the transactions contemplated hereby, (ii) the filing by Ascend of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the California Agreement of Merger and related certificates with the California Secretary of State in accordance with the CGCL and the Delaware Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have an Ascend Material Adverse Effect.

  Section 4.4 SEC Filings; Financial Statements.

  (a) Ascend has filed and made available to Whitetree all forms, reports and documents required to be filed by Ascend with the SEC since December 31, 1994 other than registration statements on Form S-8 (collectively, the "Ascend SEC Reports"). The Ascend SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Ascend SEC Reports or necessary in order to make the statements in such Ascend SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Ascend's Subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Ascend SEC Reports, including any Ascend SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly presented or will present the consolidated financial position of Ascend and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not contain notes and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Ascend as of December 31, 1996 is referred to herein as the "Ascend Balance Sheet." Since September 30, 1996, there has been no change in Ascend's accounting policies except as described in the notes to Ascend's consolidated financial statements and except as required by changes to GAAP and SEC accounting principles.

  Section 4.5 Absence of Undisclosed Liabilities. Except as disclosed in writing to Whitetree or as disclosed in the Ascend SEC Reports, or as reflected in the Amber Balance Sheet, and except for liabilities in connection with the acquisitions of StonyBrook Services, Inc. and InterCon Systems Corporation, Ascend and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have an Ascend Material Adverse Effect other than (i) liabilities reflected in the Ascend Balance Sheet and (ii) normal or recurring liabilities incurred since September 30, 1996, in the ordinary course of business consistent with past practices.

  Section 4.6 Absence of Certain Changes or Events. Except as disclosed in writing to Whitetree or as disclosed in the Ascend SEC Reports, or as reflected in the Amber Balance Sheet, and except for the acquisitions of StonyBrook Services, Inc. and InterCon Systems Corporation, since September 30, 1996, Ascend has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been: (i) any Ascend Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Ascend having an Ascend Material Adverse Effect; (iii) any material change by Ascend in its accounting methods, principles or practices to which Whitetree has not previously consented in writing; (iv) any revaluation by Ascend of any of its assets having an Ascend Material Adverse Effect; or (v) any sale of a material amount of property except in the ordinary course.

  Section 4.7 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

  Section 4.8 Pooling of Interests. To the best of Ascend's knowledge, neither Ascend nor any Subsidiary of Ascend nor any director, officer or stockholder of Ascend or any Subsidiary of Ascend has taken any action which could reasonably be expected to impair Ascend's ability to account for the Merger as a pooling of interests.

  Section 4.9 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or to the best knowledge of Ascend, threatened, against Ascend or Sub which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                                   ARTICLE V

                              CONDUCT OF BUSINESS

  Section 5.1 Covenants of Whitetree. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Whitetree agrees (and shall cause each of the Whitetree Subsidiaries) to carry on its business and that of the Whitetree Subsidiaries in the usual, regular and ordinary course in substantially the same manner as previously conducted except to the extent that Ascend shall otherwise consent or request, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Whitetree shall promptly notify Ascend of any event or occurrence not in the ordinary course of business of Whitetree and any of the Whitetree Subsidiaries where such event or occurrence would result in a breach of any covenant of Whitetree set forth in this Agreement or cause any representation or warranty of Whitetree set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence; provided, however, that any failure by Whitetree to provide such notice shall not in and of itself give rise to a right in favor of Ascend to terminate this Agreement. Except as expressly contemplated by this Agreement, neither Whitetree nor any of the Whitetree Subsidiaries shall, without the prior written consent of Ascend:

    (a) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Whitetree Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

    (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

    (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for exercises and conversions of securities outstanding on the date of this Agreement and other than in the ordinary course of business consistent with past practices);

    (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than fifty thousand dollars ($50,000) and inventory purchased in the ordinary course of business consistent with past practices;

    (e) sell, lease, license or otherwise dispose of any of its properties or assets except for transactions entered into in the ordinary course of business consistent with past practice;

    (f) take any action to: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees (except for compensation increases granted in the ordinary course of business and in a manner consistent with past practices, to the non-officer employees of Whitetree and the Whitetree Subsidiaries in connection with such employees' annual performance reviews), (ii) grant any severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

    (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

    (h) except for an accounts receivable line of credit for up to $3,000,000 to be entered into with Imperial Bank, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit in the ordinary course of business consistent with past practice;

    (i) amend or propose to amend its Amended and Restated Articles of Incorporation, Articles of Incorporation or Bylaws;

    (j) incur or commit to incur any capital expenditures which individually exceeds fifty thousand dollars ($50,000), other than the existing commitments set forth in the Whitetree Disclosure Schedule;

    (k) enter into or amend any agreements pursuant to which any third party is granted exclusive marketing or manufacturing rights with respect to any Whitetree Product;

    (l) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

    (m) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of Whitetree or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

    (n) waive or release any material right or claim, except in the ordinary course of business;

    (o) initiate any litigation or arbitration proceeding;

    (p) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency;

    (q) change any of Whitetree's accounting policies and practices, except such changes as may be required in the opinion of Whitetree's management to respond to economic or market conditions or as may be required by the rules of the Institute of Certified Public Accountants or Financial Accounting Standards Board or by applicable governmental authorities;

    (r) change its personnel policies;

    (s) grant any person a power of attorney or similar authority; or

    (t) take, or agree in writing or otherwise to take, any of the actions described in subsections (a) through (s) above, or any action which is reasonably likely to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

  Section 5.2 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Ascend and Whitetree shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the other transactions contemplated hereby.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

  Section 6.1 No Solicitation.

  (a) From and after the date of this Agreement until earlier of the Effective Time or the termination of this Agreement by its terms, Whitetree shall not, directly or indirectly through any officer, director, employee, representative or agent of Whitetree or otherwise, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of all or substantially all assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Whitetree other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage or participate in negotiations or discussions concerning, or provide any information to any person or entity relating to, any Acquisition Proposal, or
(iii) agree to, enter into, accept, approve or recommend any Acquisition
Proposal.

  (b) Whitetree shall notify Ascend immediately (and no later than 24 hours) after receipt by Whitetree (or its advisors) of any Acquisition Proposal or any request for information in connection with an Acquisition Proposal or for access to the properties, books or records of Whitetree by any person or entity that informs Whitetree that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

  Section 6.2 Registration Statement; Information Statement.

  (a) Whitetree hereby covenants and agrees that the information supplied and to be supplied to Ascend by Whitetree for inclusion in the registration statement of Ascend on Form S-4 pursuant to which shares of Ascend Common Stock issued in the Merger will be registered with the SEC (the "Registration Statement") shall not contain, either at the time such information is provided to Ascend or at the time the Registration Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied and to be supplied by Whitetree for inclusion in the information statement/prospectus (the "Information Statement") to be sent to the shareholders of Whitetree in connection with the solicitation of the written consent of the shareholders of Whitetree concerning the approval of this Agreement and the Merger (the "Whitetree Shareholder Consents") shall not, on the date the Information Statement is first mailed to shareholders of Whitetree, on the date the Whitetree Shareholder Consents are required to be returned to Whitetree, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Information Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of the Whitetree Shareholder Consents which has become false or misleading. If at any time prior to the Effective Time any event relating to Whitetree, any of the Whitetree Subsidiaries or any of their respective officers, directors or affiliates should be discovered by Whitetree which should be set forth in an amendment to the Registration Statement or a supplement to the Information Statement, Whitetree shall promptly inform Ascend.

  (b) Ascend hereby covenants and agrees that the information supplied and to be supplied by Ascend for inclusion or incorporation by reference in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied and to be supplied by Ascend for inclusion or incorporation by reference in the Information

Statement shall not, on the date the Information Statement is first mailed to shareholders of Whitetree, on the date the Whitetree Shareholder Consents are required to be returned to Whitetree, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Information Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of the Whitetree Shareholder Consents which has become false or misleading. If at any time prior to the Effective Time any event relating to Ascend or any of its officers, directors or affiliates should be discovered by Ascend which should be set forth in an amendment to the Registration Statement or a supplement to the Information Statement, Ascend shall promptly inform Whitetree.

  Section 6.3 Governmental Filings. As promptly as practicable after the execution of this Agreement, Ascend shall prepare and file with the SEC the Registration Statement. Ascend shall use its best efforts to respond to any comments of the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and to cause the Prospectus contained in the Registration Statement to be mailed to Whitetree's shareholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Ascend and Whitetree shall prepare and file any other filings required under any other federal or state laws (including blue sky laws) relating to the Merger and the transactions contemplated by this Agreement, including, without limitation, under the HSR Act (the "Other Filings"). Whitetree will notify Ascend promptly of the receipt of any request for additional information under the HSR Act and will supply Ascend with copies of all correspondence between Whitetree or any of its representatives, on the one hand, and any government officials. The Registration Statement and the Other Filings shall comply in all material respects with all applicable requirements of law. As promptly as practicable after the execution of this Agreement, under the direction and subject to the review and approval of Ascend, Whitetree shall prepare and, after receiving the authorization of Ascend, distribute the Information Statement to its shareholders for the purpose of soliciting the Whitetree Shareholders. The Information Statement shall include the recommendation of the Board of Directors of Whitetree in favor of the Merger and this Agreement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement, the Information Statement or any other filing, Ascend or Whitetree, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the applicable government officials, and/or mailing to shareholders of Whitetree, such amendment or supplement.

  Section 6.4 Consents. Each of Ascend and Whitetree shall use its best efforts to obtain all necessary consents, waivers and approvals under its respective material agreements, contracts, licenses and leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

  Section 6.5 Access to Information. Upon reasonable notice, Whitetree shall afford to the officers, employees, accountants, counsel and other representatives of Ascend, reasonable access, during normal business hours during the period prior to the Effective Time, to all its and the Whitetree Subsidiaries' properties, books, contracts, commitments and records and, during such period, Whitetree shall furnish promptly to Ascend (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period from any Governmental Entity and (ii) all other information concerning the business, properties and personnel of Whitetree and each of the Whitetree Subsidiaries as Ascend may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.5 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

  Section 6.6 Legal Conditions to Merger. Each of Ascend and Whitetree will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of Ascend and Whitetree will, and will cause its Subsidiaries to, take all reasonable actions necessary (i) to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public third party, required to be obtained or made by Whitetree, Ascend or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement, (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting its ability to consummate the transactions contemplated hereby, (iii) to fulfill all conditions applicable to Ascend, Whitetree or Sub pursuant to this Agreement, and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be.

  Section 6.7 Tax-Free Reorganization. Ascend and Whitetree shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

  Section 6.8 Pooling Accounting. Each of Ascend and Whitetree agrees not to take any action and to use its best efforts to cause its respective affiliates not to take any action after the date of this Agreement that would adversely affect the ability of Ascend to treat the business combination to be effected by the Merger as a pooling of interests, and each of Ascend and Whitetree agrees to take such actions and to use its best efforts to cause its respective affiliates to take such actions as may be reasonably required to negate the impact of any past actions that would adversely impact the ability of Ascend to treat the business combination to be effected by the Merger as a pooling of interests. Whitetree shall cause its affiliates to sign and deliver to Ascend a customary "pooling letter", substantially in the form attached hereto as Exhibit B; and Ascend shall close the trading window provided for under the Ascend Insider Trading Policy not less than 30 days prior to the Closing Date and shall not reopen the trading window until such time as Ascend has published (within the meaning of Accounting Series Release No. 130, as amended, of the SEC) in an effective registration statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC, or any publicly disclosed quarterly earnings report or press release or other authorized public disclosure by Ascend, financial results covering at least 30 days of combined post-Merger operations of Ascend and Whitetree.

  Section 6.9 Affiliate Agreements. Upon the execution of this Agreement, Whitetree will provide Ascend with a list of those persons who are, in the reasonable knowledge and judgment of Whitetree, after consultation with legal counsel, "affiliates" of Whitetree, within the meaning of Rule 145 (each such person who is an "affiliate" of Whitetree within the meaning of Rule 145 is referred to herein as an "Whitetree Affiliate") promulgated under the Securities Act ("Rule 145"). Whitetree shall provide Ascend with such information and documents as Ascend shall reasonably request for purposes of reviewing such list and shall notify Ascend in writing regarding any change in the identity of such Whitetree Affiliates prior to the Closing Date. Whitetree shall use its reasonable efforts to deliver or cause to be delivered to Ascend by the date of this Agreement from each of the Whitetree Affiliates, an executed Affiliates Agreement, substantially in the form attached hereto as Exhibit C, by which each such Whitetree Affiliate agrees to comply with the applicable requirements of Rule 145 ("Affiliates Agreement"). Ascend shall be entitled to place appropriate legends on the certificates evidencing any Ascend Common Stock to be received by such Whitetree Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Ascend Common Stock, consistent with the terms of the Affiliates Agreements.

  Section 6.10 Stock Options.

  (a) At the Effective Time, each Whitetree Stock Option, whether vested or unvested, shall be, in connection with the Merger, assumed by Ascend. Each Whitetree Stock Option so assumed by Ascend under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the 1993 Plan and/or as provided in the respective option agreements governing such Whitetree Stock Option immediately prior to the Effective Time, except that (i) such Whitetree Stock Option shall be exercisable for that number of whole shares of Ascend Common Stock equal to that number of shares of Ascend Common Stock (rounded down to the nearest whole share) into which the number of shares of Whitetree Common Stock subject to such Whitetree Stock Option immediately prior to the Effective Time would be converted under
Section 2.1; (ii) the per share
exercise price for the shares of Ascend Common Stock issuable upon exercise of such assumed Whitetree Stock Option shall be equal to the (A) per share exercise price of such Whitetree Stock Option as in effect immediately prior to the Effective Time divided by (B) the Common Conversion Number (rounded up to the nearest whole cent); and (iii) in the case of any assumed Whitetree Stock Option that remains unexercised as of the termination of the Escrow Period (as defined in Section 9.2(b)), the number of shares of Ascend Common Stock issuable upon the exercise of such assumed Whitetree Stock Option shall be reduced in proportion to any reduction in the number of shares of Ascend Common Stock received by holders of the Whitetree Stock Options assumed by Ascend which are exercised prior to the Expiration Date (as defined in Section 9.2) as a result of any distribution made to Ascend pursuant to Article IX of this Agreement.

  (b) Ascend shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Ascend Common Stock to satisfy the exercise of the assumed Whitetree Stock Options in full.

  (c) It is the intention of the parties that the Whitetree Stock Options assumed by Ascend qualify after the Effective Time as incentive stock options, as defined in Section 422 of the Code, to the extent that such Whitetree Stock Options qualified as incentive stock options immediately prior to the Effective Time.

  Section 6.11 Registration. Ascend shall prepare and file with the SEC and shall use its best efforts to cause to become effective, a registration statement on Form S-8 with respect to the shares of Ascend Common Stock issuable upon exercise of the Assumed Options not later than three (3) business days after the Closing Date.

  Section 6.12 Expenses. The parties shall each pay their own legal, accounting and other similar out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. If the Merger is consummated, legal and accounting fees and expenses and other similar out-of-pocket expenses incurred by Whitetree and the Whitetree shareholders relating to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated shall be borne by the Surviving Corporation and shall be paid at the Effective Time to the person or persons designated by Whitetree. Unless otherwise agreed by Ascend, a maximum total amount of two hundred thousand dollars ($200,000) shall be borne by the Surviving Corporation and the balance, if any, shall be borne by the Whitetree shareholders; provided that the foregoing limitation shall not apply if an HSR second request is received by the parties (in which case the parties shall negotiate in good faith a mutually acceptable limitation). A schedule of all such fees and expenses to be incurred through the Closing shall be submitted to Ascend prior to the Closing.

  Section 6.13 Brokers or Finders. Each of Ascend and Whitetree represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Deutsche Morgan Grenfell, whose fees and expenses will be paid by the Surviving Corporation at the Effective Time, and each of Ascend and Whitetree agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

  Section 6.14 Employee Arrangements. Ascend shall offer, or cause the Surviving Corporation to offer, employment with the Surviving Corporation after the Closing to the employees of Whitetree who are listed in Annex 6.14 hereto. All such Whitetree employees accepting employment with the Surviving Corporation shall be eligible for the same employee benefit plans, on the same terms, as other employees of Ascend of comparable rank and length of service. In determining eligibility for benefits which depend on length of service, Ascend shall provide each such Whitetree employee with full credit for the period of such employee's service with Whitetree (other than with respect to new options, if any, granted by Ascend to such Whitetree employees). Except as set forth in this Section 6.14, the terms of employment of such Whitetree employees shall be determined by agreement of Ascend (or the Surviving Corporation, as the case may be) and each such employee.

The employees of Whitetree who are not listed on Annex 6.14 hereto will be entitled to the severance arrangement described on Annex 6.14.

  Section 6.15 Voting Agreements. Whitetree shall cause each director and officer of Whitetree and (and the affiliates thereof) to execute and deliver to Ascend, by the date of this Agreement, voting agreements and irrevocable proxies in the forms annexed hereto as Exhibit D (the "Voting Agreements"), agreeing, among other things, to vote in favor of the Merger.

  Section 6.16 Indemnification and Insurance.

  (a) Whitetree shall and, from and after the Effective Time, Ascend and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director or officer of Whitetree or any of the Whitetree Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Whitetree or any of the Whitetree Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the CGCL to indemnify its own directors and officers, as the case may be. In addition, Whitetree, Ascend and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 317(f) of the CGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Whitetree (or them and Ascend and the Surviving Corporation after the Effective Time), (ii) Whitetree (or after the Effective Time, Ascend and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Whitetree (or after the Effective Time, Ascend and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Whitetree, Ascend or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any indemnified party wishing to claim indemnification under this Section 6.16, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Whitetree, Ascend or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section
6.16 except to the extent such failure prejudices such party), and shall deliver to Whitetree (or after the Effective Time, Ascend and the Surviving Corporation) the undertaking contemplated by Section 317(f) of the CGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The obligations of the parties set forth in this Section 6.16(a) shall be in the furtherance of and not in limitation of the succeeding paragraphs of this Section 6.16.

  (b) From and after the Effective Time, the Surviving Corporation and Ascend will fulfill, assume and honor in all respects the obligations of Whitetree pursuant to Whitetree's Amended and Restated Articles of Incorporation and any indemnification agreement between Whitetree and any of Whitetree's directors and officers existing and in force as of the Effective Time.

  Section 6.17 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of Whitetree described in
Section 7.1(a), including cooperating fully with the other party, including by provision of information and making all necessary filings under the HSR Act. Ascend and Whitetree will use their reasonable best efforts to resolve any competitive issues relating to or arising under the HSR Act or any other federal or state antitrust or fair trade law raised by any Governmental Entity. If such offers are not accepted by such Governmental Entity, Ascend (with Whitetree's cooperation) shall pursue all litigation resulting from such issues. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In the event of a challenge to the transactions contemplated by this Agreement pursuant to the HSR Act, Ascend and Whitetree shall use all reasonable efforts to defeat such challenge, including by institution and defense of litigation, or to settle such challenge on terms that permit the consummation of the Merger; provided, however, that nothing herein shall require either party to agree to divest or hold separate any portion of its business or otherwise take action that could reasonably be expected to have an Material Adverse Effect on Ascend or a Material Adverse Effect on Whitetree. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

  Section 6.18 Notification of Certain Matters. Whitetree shall give prompt notice to Ascend, and Ascend and Sub shall give prompt notice to Whitetree, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur, if uncured, would be likely to cause the failure of any of the conditions set forth in Article VII of this Agreement.

                                  ARTICLE VII

                             CONDITIONS TO MERGER

  Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

    (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite votes of holders of Whitetree Capital Stock (including any requisite class votes) pursuant to the CGCL.

    (b) Governmental Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated. All authorizations, consents, orders or approvals of any Governmental Entity required to consummate the transactions contemplated by this Agreement, the absence of which would be reasonably likely to result in an Ascend Material Adverse Effect or a Whitetree Material Adverse Effect, shall have been obtained and be in effect.

    (c) Securities Requirements. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order. All permits and other authorizations required (if any) under applicable state blue sky laws for the issuance of shares of Ascend Common Stock pursuant to the Merger, shall have been obtained.

    (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Ascend's or Whitetree's conduct or operation of the business of Ascend or Whitetree after the Merger shall have been issued and be in effect, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

    (e) Tax Opinions. Ascend and Whitetree shall each have received written opinions, dated as of the Closing Date, from their respective counsel Gray Cary Ware & Freidenrich, A Professional Corporation, and Wilson Sonsini Goodrich & Rosati, in form and substance reasonably satisfactory to them to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may rely upon reasonable representations and certificates of Ascend, Sub, Whitetree and certain shareholders of Whitetree, and the parties to this Agreement agree to make, and to use reasonable efforts to cause the shareholders of Whitetree to make, such representations and deliver such certificates.

    (f) Pooling. Ascend shall have received from Ernst & Young, LLP and Whitetree shall have received from Price Waterhouse LLP, a letter, dated as of the Effective Date, confirming the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is closed and consummated in accordance with this Agreement.

  Section 7.2 Additional Conditions to Obligations of Ascend and Sub. The obligations of Ascend and Sub to effect the Merger are subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by Ascend and Sub:

    (a) Representations and Warranties. The representations and warranties of Whitetree set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and the representations and warranties contained in Section 3.12 shall be also true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement,
  (ii) in the case of the representations and warranties contained in Section 3.12, for such breaches thereof, inaccuracies therein or omissions therefrom as could not reasonably be expected to materially impair the value to Ascend of the transactions contemplated by this Agreement and
  (iii) in cases of the other representations and warranties of Whitetree contained in this Agreement, for such breaches thereof, inaccuracies therein or omissions therefrom as could not be expected, either individually or in the aggregate, to have a Whitetree Material Adverse Effect; and Ascend shall have received a certificate signed on behalf of Whitetree by an executive officer of Whitetree to such effect.

    (b) Performance of Obligations. Whitetree shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Ascend shall have received a certificate signed on behalf of Whitetree by an executive officer of Whitetree to such effect.

    (c) Ancillary Agreements and Documentation. Ascend shall have received
  (i) executed Affiliate Agreements and Pooling Letters from each of the Whitetree Affiliates; (ii) confidentiality and inventions assignment agreements signed by Maureen Lawrence, Kingston Duffie, and Kathy Hill, each in substantially the form attached hereto as Exhibit E, and each such confidentiality and inventions assignment agreement shall be in full force and effect; (iii) executed employment offer acceptance letters from each of Maureen Lawrence, Kingston Duffie, and Kathy Hill; and (iv) an update of the Securityholder List, current as of the Closing Date.

    (d) Third-Party Consents and Waivers. Whitetree shall have provided all notices to third parties, and shall have received all third-party consents or waivers, required for or in connection with the consummation of the transactions contemplated by this Agreement under any contract set forth (or required to be set forth) in Section 3.4 of the Whitetree Disclosure Schedule or to be obtained pursuant to Section 6.4, including the Master Lease Agreement dated January 1, 1994 with Comdisco.

  Section 7.3 Additional Conditions to Obligations of Whitetree. The obligation of Whitetree to effect the Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived, in writing, exclusively by Whitetree:

    (a) Representations and Warranties. The representations and warranties of Ascend and Sub set forth of this Agreement shall be true and correct in all material respects as of the date of this Agreement, except (i) for changes contemplated by this Agreement and (ii) for such breaches of, inaccuracies in or omissions from such representations and warranties as could not be expected to have an Ascend Material Adverse Effect; and Whitetree shall have received a certificate signed on behalf of Ascend by an executive officer of Ascend to such effect.

    (b) Performance Obligations. Ascend and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Whitetree shall have received a certificate signed on behalf of Ascend by an executive officer of Ascend to such effect.

    (c) Nasdaq National Market Listing. The shares of the Ascend Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

    (d) No Ascend Material Adverse Effect. No Ascend Material Adverse Effect shall have occurred, and Whitetree shall have received a certificate signed on behalf of Ascend by an executive officer of Ascend to such effect. Notwithstanding anything herein to the contrary, neither a decrease in the market price or trading volume of Ascend Common Stock nor the failure of Ascend to meet the earnings predictions of equity analysts as reflected in the First Call consensus estimate for any period ending (or for which earnings are released) after the date of this Agreement and prior to the Closing Date shall be deemed by themselves to constitute an Ascend Material Adverse Effect.

                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 8.1(b) through Section 8.1(d), by written notice by the terminating party to the other party):

    (a) by the mutual written consent of Ascend and Whitetree;

    (b) by Ascend pursuant to Section 2.1(f)(ii) or by Whitetree pursuant to
  Section 2.1(f)(i);

    (c) by either Ascend or Whitetree if the Merger shall not have been consummated by May 31, 1997; provided, however, that if the Merger shall not have been consummated due to the waiting period (or any extension thereof) under the HSR Act not having expired or been terminated, or due to an action having been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, then such date shall be extended to September 30, 1997, and provided further that the right to terminate this Agreement under this
  Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

    (d) by either Ascend or Whitetree if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Article VI of this Agreement.

  Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and of no effect, and there shall be no liability or obligation on the part of Ascend, Whitetree, Sub or their respective officers, directors, stockholders, shareholders or affiliates, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided, however, that the provisions of Article X concerning the confidentiality of certain information shall remain in full force and effect and survive any termination of this Agreement.

  Section 8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Whitetree, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval.

  Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE IX

                          ESCROW AND INDEMNIFICATION

  Section 9.1 Survival of Representations and Warranties. All of Whitetree's representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement (including, without limitation, the Whitetree Disclosure Schedule) shall survive the Merger and continue until the earlier of (i) 5:00 p.m., California time, one year following the Closing Date, (ii) the filing with the SEC of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and (iii) the release of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 (the "Expiration Date").

  Section 9.2 Escrow Arrangements.

  (a) Escrow Fund. At the Effective Time the Whitetree shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) that number of shares of Ascend Common Stock (the "Initial Escrow Amount") that is equal to their proportionate share of the Escrow Amount (which share shall not include that portion of the Escrow Amount which is allocated for contribution by holders of Whitetree Stock Options assumed by Ascend), plus a proportionate share of any additional shares as may be issued to such shareholders in respect of such shares upon any stock split, stock dividend or recapitalization effected by Ascend after the Effective Time and prior to the Expiration Date, without any act of any Whitetree shareholder. As soon as practicable after the Effective Time, the Initial Escrow Amount, without any act of any Whitetree shareholder, will be deposited with an institution designated by Ascend and reasonably acceptable to the Shareholder Agent (as defined in Section 9.2(g) below)) as escrow agent (the "Escrow Agent"). The Initial Escrow Amount, together with other shares deposited in respect of Whitetree Stock Options assumed by Ascend, shall constitute an escrow fund (the "Escrow Fund") and shall be governed by the terms set forth herein and in an escrow agreement to be entered into by and among, Ascend, the Shareholder Agent and the Escrow Agent on terms which are reasonably acceptable to Ascend and the Shareholder Agent (the "Escrow Agreement"), and at Ascend's cost and expense. The portion of the Escrow Amount contributed on behalf of each Whitetree shareholder shall be in proportion to the aggregate number of shares of Ascend Common Stock which such holder would otherwise be entitled under
Section 2.1. Upon the exercise of any Whitetree Option between the Effective Time and the Expiration Date, five percent (5%) of the shares of Ascend Common Stock issued upon such exercise shall be added and deposited to the Escrow Fund upon such exercise, and at the expiration of the

Escrow Period (as defined in Section 9.2(b)), any Whitetree Stock Options not so exercised as of the expiration of the Escrow Period shall be adjusted in accordance with Section 6.10(a)(iii). The Escrow Fund shall be the sole and exclusive remedy available to compensate Ascend and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (determined in each case, net of (i) any recoveries with respect to such amounts under existing insurance policies, (ii) tax benefits received by Ascend as a result of such items, (iii) indemnities from third parties in respect of such amounts, and (iv) in the case of amounts arising from claims by a third party, the amount of any recovery or settlement received by Ascend, Whitetree, or any of their Subsidiaries in respect of counterclaims (to the extent such counterclaims arise out of the facts giving rise to third party's claim), cross-claims, third-party complaints, or other actions for indemnification, contribution or reimbursement) (hereinafter individually a "Loss" and collectively "Losses"), incurred by Ascend, its officers, directors, or affiliates (including the Surviving Corporation) directly as a result of any inaccuracy or breach of a representation, warranty, covenant or agreement of Whitetree contained in this Agreement (as modified by the Whitetree Disclosure Schedule), or any instrument delivered pursuant to this Agreement. Ascend shall act in good faith and in a commercially reasonable manner to mitigate all Losses it may suffer. Ascend and Whitetree each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Ascend may not receive any shares from the Escrow Fund (and no adjustment shall be made pursuant to Section 6.10(a)(iii)) unless and until Officer's Certificates (as defined in Section 9.2(d) below) identifying Losses, the aggregate amount of which exceed a value of one hundred thousand dollars ($100,000), have been delivered to the Escrow Agent as provided in
Section 9.2(e); in such case, Ascend may recover from the Escrow Fund (and adjustment may be made pursuant to Section 6.10(a)(iii) with respect to) Losses to Ascend.

  (b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided, however, that on the six-month anniversary of the Closing Date, 50% of the number of shares comprising the Escrow Fund less any payments under this
Article IX made on account of any Loss shall be released from the Escrow Fund and distributed to the Whitetree shareholders and those individuals who have on or prior to the six-month anniversary of the Closing Date exercised the Whitetree Stock Options assumed by Ascend (the "Escrow Release"); and provided, further, that the Escrow Release shall not occur and the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Ascend, subject to the objection of the Shareholder Agent and the subsequent arbitration of the matter in the manner provided in Section 9.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the contemplated date of the Escrow Release or the termination of such Escrow Period, as the case may be, each as specified in an Officer's Certificate delivered to the Escrow Agent prior to the contemplated date of the Escrow Release or termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the shareholders of Whitetree the amount which is subject to the Escrow Release or at the end of the Escrow Period the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the shareholders and option holders of Whitetree pursuant to this Section 9.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

  (c) Protection of Escrow Fund.

    (i) Any shares of Ascend Common Stock or other equity securities issued or distributed by Ascend (including shares issued upon a stock split) ("New Shares") in respect of Ascend Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Ascend Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Ascend Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

    (ii) Each Whitetree shareholder and each individual who, prior to the Expiration Date, has exercised the Whitetree Stock Options assumed by Ascend shall have voting rights with respect to the shares of Ascend Common Stock contributed to the Escrow Fund by such party (and on any voting securities added to the Escrow Fund in respect of such shares of Ascend Common Stock).

  (d) Claims Upon Escrow Fund.

    (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Ascend (an "Officer's Certificate"): (A) stating that Ascend has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Loss included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of
  Section 9.2(e) hereof, deliver to Ascend out of the Escrow Fund, as promptly as practicable, shares of Ascend Common Stock held in the Escrow Fund in an amount equal to such Losses.

    (ii) For the purposes of determining the number of shares of Ascend Common Stock to be delivered to Ascend out of the Escrow Fund pursuant to
  Section 9.2(d)(i) hereof, the shares of Ascend Common Stock and the adjustment to the number of options issuable under Section 6.10(a)(iii) shall be valued at the Ascend Average Stock Price. Ascend and the Shareholder Agent shall certify such value in a certificate signed by both Ascend and the Shareholder Agent, and shall deliver such certificate to the Escrow Agent.

  (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered by Ascend to the Shareholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Ascend of any Escrow Amounts pursuant to Section 9.2(d) hereof unless the Escrow Agent shall have received written authorization from the Shareholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Ascend Common Stock from the Escrow Fund in accordance with Section 9.2(d) hereof, provided that no such payment or delivery may be made if the Shareholder Agent shall object in a written statement (the "Shareholders Agent Notice") to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent; with a copy to Ascend, prior to the expiration of such thirty (30) day period.

  (f) Resolution of Conflicts; Arbitration.

    (i) In case the Shareholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Agent and Ascend shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Agent and Ascend should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Ascend Common Stock from the Escrow Fund in accordance with the terms thereof.

    (ii) If no such agreement is reached within thirty (30) days following receipt by the Escrow Agent of the Shareholders Agent Notice, either Ascend or the Shareholder Agent may demand arbitration of the matter unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Ascend and the Shareholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 9.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

    (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo or Santa Clara Counties, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this
  Section 9.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Ascend shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Ascend less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of Whitetree as represented by the Shareholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

  (g) Shareholder Agent of the Shareholders; Power of Attorney.

    (i) At the Effective Time, and without further act of any party, Geoffrey Yang shall be appointed as agent and attorney-in-fact (the "Shareholder Agent") for each shareholder of Whitetree (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under the CGCL), for and on behalf of shareholders of Whitetree, to give and receive notices and communications, to authorize delivery to Ascend of shares of Ascend Common Stock from the Escrow Fund in satisfaction of claims by Ascend, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of Whitetree from time to time upon not less than thirty (30) days prior written notice to Ascend; provided that the Shareholder Agent may not be removed unless holders of at least a majority in an interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Shareholder Agent relating to the Escrow Fund shall constitute notice to or from each of the shareholders of Whitetree.

    (ii) The Shareholder Agent shall not be liable for any act done or omitted hereunder as Shareholder Agent while acting in good faith. The shareholders of Whitetree on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholder Agent and hold the Shareholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Agent and arising out of or in connection with the acceptance or administration of the Shareholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Agent.

  (h) Actions of the Shareholder Agent. A decision, act, consent or instruction of the Shareholder Agent relating to the Escrow Fund shall constitute a decision of all Whitetree shareholders, and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Ascend may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of each shareholder of Whitetree. In the absence of bad faith, the Escrow Agent and Ascend are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.

  (i) Third-Party Claims. In the event Ascend becomes aware of a third-party claim which Ascend believes may result in a demand against the Escrow Fund, Ascend shall notify the Shareholder Agent of such claim, and the Shareholder Agent, as representative for the shareholders of Whitetree, shall be entitled, at their expense, to participate in any defense of such claim. Ascend shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Shareholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Shareholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Shareholder Agent shall have no power or authority to object under any provision of this Article IX to the amount of any claim by Ascend against the Escrow Fund with respect to such settlement.

                                   ARTICLE X

                      CONFIDENTIALITY AND NON-DISCLOSURE

  Section 10.1 Evaluation Material. In connection with the Merger and the transactions contemplated by this Agreement, Whitetree has provided to Ascend and Ascend has provided to Whitetree (in each case the providing party is herein referred to as the "Disclosing Company" and the receiving party is herein referred to as the "Receiving Party") certain documents and information (including information in verbal, visual, written and/or electronic format) relating to the Disclosing Company's business, which are not generally available to others, and are protected by the Disclosing Company against unrestricted disclosure to others ("Evaluation Material"). Evaluation Material shall not include any document or information that (a) was known to the Receiving Company prior to the commencement of any disclosure of Evaluation Material by the Disclosing Company or its Representatives (as defined in Section 10.2) to the Receiving Company; (b) was or is independently developed by the Receiving Company without use of Evaluation Material; (c) is now or hereafter becomes available to the public other than as a consequence of a breach by the Receiving Party of its obligations under this Article X and (d) is or becomes available to the Receiving Company on a nonconfidential basis from a source (other than the Disclosing Company) which, to the best of the Receiving Company's knowledge after due inquiry, is not prohibited from disclosing such information to the Receiving Company by a legal, contractual or fiduciary obligation to the Disclosing Company.

  Section 10.2 Use of Evaluation Material. Unless and until the Merger is consummated, all Evaluation Material will be used solely for the purpose of evaluating the Merger and the transactions contemplated by this Agreement and the planning for the implementation of the Merger and such Evaluation Material shall be kept strictly confidential by the Receiving Company and those of its directors, officers, employees and advisors to whom disclosure is necessary for the performance of such evaluation and such planning (collectively referred to as the "Representatives"), it being understood that these Representatives have been or shall be informed of the confidential nature of the Evaluation Material and shall agree to be bound by the provisions of this
Article X, and to refrain from disclosing and to not disclose the Evaluation Material to any other person. Without limiting the generality of the foregoing, upon the consummation of the Merger, only Ascend shall be permitted to disclose the Evaluation Material of both Ascend and Whitetree. The Receiving Company shall cause its Representatives to observe the terms of this
Article X, and the Receiving Company shall be responsible for any breach of this Article X by any of its Representatives.

  Section 10.3 Mandatory Disclosure. In the event that the Receiving Company or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, other demand or request by a governmental agency or other application of statutes, rules and regulations under the Federal securities laws or similar process) to disclose any of the Evaluation Material, the Receiving Company shall provide the Disclosing Company with prompt prior written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or that the Disclosing Company waives compliance with the provision hereof, the Receiving Company agrees to furnish only that portion of the Evaluation Material which the Receiving Company is legally required to furnish and, where appropriate, to exercise its best efforts to obtain assurances that confidential treatment will be accorded such Evaluation Material.

  Section 10.4 Return of Evaluation Material. If a Merger is not consummated or if the Disclosing Company so requests, the Receiving Company shall promptly return to the Disclosing Company all copies of Evaluation Material in its possession or in the possession of its Representatives which consists of written or visual material, and the Receiving Company shall destroy all copies of any analyses, compilations, studies or other documents prepared by the Receiving Company or for the Receiving Company's use containing any Evaluation Material. Notwithstanding the return or destruction of the Evaluation Material, each party and its Representatives shall continue to be bound by its obligations of confidentiality and other obligations hereunder. Any destruction required pursuant to this Section 10.4 shall be certified in writing to the applicable party by an authorized officer supervising such destruction.

  Section 10.5 No Public Announcement. Except with the prior written consent of Ascend, Whitetree shall not issue any press release or other public statement with respect to the Merger, this Agreement or the other transactions contemplated hereby.

  Section 10.6 Injunctive Relief. Ascend and Whitetree understand and agree that money damages will not be a sufficient remedy for any breach of this
Article X by either party or any of their respective Representatives and that the non-breaching party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this
Article X but shall be in addition to all other remedies available at law or in equity.

                                  ARTICLE XI

                              GENERAL PROVISIONS

  Section 11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Ascend or Sub, to:

      Ascend Communications, Inc.
      One Ascend Plaza
      1701 Harbor Bay Parkway
      Alameda, CA 94502
      Attention: Robert Dahl
      Fax: (510) 769-6001

      with a copy to:

      Gray Cary Ware & Freidenrich, A Professional Corporation
      400 Hamilton Ave.
      Palo Alto, CA 94301
      Attention: Thomas W. Furlong, Esq. & Rod J. Howard, Esq.
      Fax: (415) 327-3699

    (b) if to Whitetree, to:

      Whitetree, Inc.
      1371 Shorebird Way
      Mountain View, CA 94043
      Attention: Maureen Lawrence
      Fax: (415) 855-0864
      with a copy to:

      Wilson Sonsini Goodrich & Rosati
      650 Page Mill Road
      Palo Alto, CA 94304
      Attention: Thomas C. DeFilipps, Esq.
      Fax: (415) 493-6811

    (c) if to the Shareholder Agent, to:

      Geoffrey Yang
      3000 Sand Hill Road, #2-290
      Menlo Park, CA 94025
      Fax: (415) 854-5762

      with a copy to:

      Wilson Sonsini Goodrich & Rosati
      650 Page Mill Road
      Palo Alto, CA 94304
      Attention: Thomas C. DeFilipps, Esq.
      Fax: (415) 493-6811

    (d) If to the Shareholders or Option Holders (as defined in Section 6.10 hereof) to: the address of such Holder as set forth in the stock transfer books and other applicable records of Whitetree.

  Section 11.2 Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 14, 1997. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In determining whether a Whitetree Material Adverse Effect or an Ascend Material Adverse Effect exists materiality shall be determined on the basis of the applicable party and all of its subsidiaries, taken together as a whole, and not on the basis of the party or any single Subsidiary alone; and in determining whether the breach or failure of any representation and warranty to be true, or the breach of any covenant or agreement, could reasonably be expected or would be reasonably likely to have a Whitetree Material Adverse Effect or an Ascend Material Adverse Effect, either individually or in the generate, all breaches and failures of all representations, warranties, covenants and agreements by such party in this Agreement shall be aggregated and considered. Reference to a party's "knowledge" means actual knowledge of such party and its Subsidiaries after reasonable inquiry of such party's and its Subsidiaries' directors, officers, and other management-level employees who could reasonably be expected to have knowledge of such matters. As used in this Agreement, the term "Governmental Entity" means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, official, organization, and any court or other tribunal), and the term "Subsidiary" means, with respect to any party, any corporation, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

  Section 11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  Section 11.4 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  Section 11.5 Nonsurvival of Representations, Warranties and
Agreements. Except as explicitly set forth in this Agreement, none of the representations, warranties and agreements in this Agreement or in any closing certificate delivered pursuant to this Agreement shall survive the Closing and the Effective Time.

  Section 11.6 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof (including, without limitation, that certain Letter Agreement dated February 10, 1997 and that certain Confidential Disclosure Agreement by and between Ascend and Whitetree, dated January 14, 1997).

  Section 11.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law except that the DGCL shall, to the extent applicable, govern the procedures to be taken hereunder to effect the Merger.

  Section 11.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  Section 11.9 Third Party Beneficiary. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that the persons who are shareholders of Whitetree immediately prior to the Effective Time of the Merger (and their successors and assigns) are express intended third party beneficiaries of Articles I and II, Section 6.10, Article IX, and, to the extent relevant to any of the foregoing, Article XI and as such are entitled to rely on the provisions hereof as if a party hereto.

  IN WITNESS WHEREOF, each of Ascend, Sub and Whitetree has caused this Agreement to be signed by its respective officer thereunto duly authorized, and the Shareholder Agent has signed this Agreement, as of the date first written above.

ASCEND COMMUNICATIONS, INC.               WHITETREE, INC.

     /s/ Michael Johnson                      /s/ Maureen Lawrence
By: _________________________________     By: _________________________________
Title: Controller and Chief               Title: Chief Executive Officer and
       Accounting Officer                        President

ASCEND ACQUISITION CORPORATION II         SHAREHOLDER AGENT

     /s/ Rod J. Howard                    /s/ Geoffrey Yang
By: _________________________________     _____________________________________
Title: Vice President and Assistant       Geoffrey Yang
       Secretary

                                   EXHIBIT B

                               POOLING AGREEMENT

                               February 14, 1997

Ascend Communications, Inc.
One Ascend Plaza
1701 Harbor Bay Parkway
Alameda, California 94502

Ladies and Gentlemen:

  I understand that an Agreement and Plan of Merger dated as of February 14, 1997 (the "Merger Agreement") has been entered into by and among Ascend Communications, Inc. ("Ascend"), Ascend Acquisition Corporation II ("Sub") and Whitetree, Inc. ("Whitetree"), and that the Merger Agreement provides for the merger of Sub with and into Whitetree (the "Merger"). I also understand that the Merger is intended to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board.

  I have been advised that as of the date of this Pooling Agreement I may be deemed to be an "affiliate" of Whitetree, as the term "affiliate" is used in, and for purposes of, Accounting Series Releases Nos. 130 and 135, as amended, of the Securities and Exchange Commission, although nothing contained herein should be construed as an admission of such status.

  In consideration of the mutual agreements, provisions and covenants set forth in the Merger Agreement and hereinafter in this Pooling Agreement, I represent and agree as follows:

  1. Pooling Requirements. From the date hereof until the earlier of the Effective Time of the Merger or the termination of the Merger Agreement, except as permitted below, I will not sell, transfer or otherwise dispose of, or reduce my interest in or risk relating to, any shares of Ascend Common Stock or Whitetree capital stock presently beneficially owned by me. In addition, except as permitted below, I will not (except to a revocable trust of which I or members of my immediate family are the beneficiary) sell, exchange, transfer, pledge, distribute or otherwise dispose of, or grant any option, establish any "short" or put-equivalent position with respect to, or otherwise reduce (through derivatives or otherwise) my interests in or risk relating to, any Ascend Common Stock issued to me in the Merger or otherwise beneficially owned by me until after such time as Ascend has published (within the meaning of Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission) in an effective registration statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Securities and Exchange Commission, or any publicly disclosed quarterly earnings report or press release or other authorized public disclosures by Ascend, financial results covering at least 30 days of combined post-Merger operations of Ascend and Whitetree (the "Pooling Holding Period"). Nevertheless, I understand that beginning on the date of this Agreement and ending at the expiration of the Pooling Holding Period, I will be permitted to sell, exchange, transfer, pledge, distribute or otherwise dispose of, or reduce my interest in or risk relating to, an amount of Whitetree capital stock and Ascend Common Stock not more than the de minimis amount permitted by the Securities and Exchange Commission in its rules and releases relating to pooling-of-interests accounting treatment, subject to the advance concurrence of Ascend and Whitetree and each of their independent auditors.

  2. Miscellaneous.

  (a) This Pooling Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements to be performed wholly within such state.

  (b) This Pooling Agreement shall be binding on my successors and assigns, including my heirs, executors, administrators, trustees and personal representatives.

  (c) The undersigned acknowledges, understands and agrees that the representations, warranties and covenants of the undersigned set forth above will be relied upon by both Ascend and Whitetree and their respective affiliates, legal counsel and accountants, and that substantial losses and damages may be incurred by such persons if any such representation, warranty or covenant is inaccurate or breached.

  (d) If a court of competent jurisdiction determines that any provision of this Pooling Agreement is not enforceable or enforceable only if limited in time, scope or otherwise, this Pooling Agreement shall continue in full force and effect with such provision stricken or so limited.

  (e) This Pooling Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

  (f) This Pooling Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written instrument signed by both parties.

  (g) I have carefully read this Pooling Agreement and discussed its requirements, to the extent the undersigned believed necessary, with my counsel or counsel for Whitetree.

                                          Very truly yours,

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Print Name

Accepted:

Ascend Communications, Inc.

By: _________________________________

Name: _______________________________

Title: ______________________________

Dated: February 14, 1997

                                   EXHIBIT C

                              AFFILIATE AGREEMENT

                               February 14, 1997

Ascend Communications, Inc.
One Ascend Plaza
1701 Harbor Bay Parkway
Alameda, California 94502

Ladies and Gentlemen:

  I understand that an Agreement and Plan of Merger dated as of February 14, 1997 (the "Merger Agreement") has been entered into by and among Ascend Communications, Inc. ("Ascend"), Ascend Acquisition Corporation II ("Sub") and Whitetree, Inc. ("Whitetree"), and that pursuant to the Merger Agreement, Sub will merge with and into Whitetree, Whitetree will become a wholly-owned subsidiary of Ascend and the shareholders of Whitetree will become stockholders of Ascend (the "Merger").

  I also understand that in accordance with the Agreement, the shares of Whitetree capital stock owned by the undersigned at the Effective Time (as defined in the Merger Agreement) shall be converted into shares of common stock, $0.001 par value, of Ascend ("Ascend Common Stock") in the manner and in the amounts described in the Merger Agreement.

  In consideration of the mutual agreements, provisions and covenants set forth in the Merger Agreement and hereinafter in this Affiliate Agreement, the undersigned represents and agrees as follows:

  1. Rule 145. The undersigned will not offer, sell, pledge, transfer or otherwise dispose of any of the shares of Ascend Common Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"); (ii) the undersigned shall have furnished to Ascend an opinion of counsel, satisfactory to Ascend, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act.

  2. Legends.

  (a) The undersigned understands that all certificates representing Ascend Common Stock deliverable to the undersigned pursuant to the Merger shall bear a legend substantially as follows:

  "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in the Affiliate Agreement dated as of February 14, 1997 between the holder of this certificate and Ascend Communications, Inc. ("Ascend"), and the Pooling Agreement dated as of February 14, 1997 between the holder of this certificate and Ascend, copies of which agreements may be inspected by the holder of the certificate at the offices of Ascend, One Ascend Plaza, 1701 Harbor Bay Parkway, Alameda, California 94502 or furnished by Ascend to the holder of this certificate upon written request and without charge."

  (b) The undersigned also understands that unless the transfer by the undersigned of shares of Ascend Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Ascend reserves the right to put the following legend on the certificate issue to my transferee:

  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended."

  It is understood and agreed that the legends set forth in paragraphs (a) and
(b) above shall be removed by delivery of substitute certificates without such legends if I, the undersigned, shall have delivered to Ascend a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Ascend, to the effect that such legends are not required for purposes of the Securities Act.

  Ascend, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Ascend Common Stock which are required to bear the foregoing legends.

  3. Miscellaneous.

  (a) This agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements to be performed wholly within such state.

  (b) This agreement shall be binding on the undersigned's successors and assigns, including his or her heirs, executors, administrators, trustees, and personal representatives.

  (c) The undersigned, has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with counsel for the undersigned or counsel for Whitetree. The undersigned acknowledges, understands and agrees that the representations, warranties and covenants of the undersigned set forth above will be relied upon by Ascend and Whitetree and their respective affiliates, legal counsel and accountants, and that substantial losses and damages may be incurred by such persons if any of such representations, warranties or covenants are inaccurate or breached.

  (d) If a court of competent jurisdiction determines that any provision of this Affiliate Agreement is not enforceable or enforceable only if limited in time, scope or otherwise, this Affiliate Agreement shall continue in full force and effect with such provision stricken or so limited.

  (e) This Affiliate Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document. This Affiliate Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written instrument signed by both parties.

                                          Very truly yours,

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Print Name

Accepted:

ASCEND COMMUNICATIONS, INC.

By: _________________________________

Name: _______________________________

Title: ______________________________

Dated: February 14, 1997

                                   EXHIBIT D

                               VOTING AGREEMENT

  This Voting Agreement ("Agreement") is made and entered into as of February 14, 1997 by and between Ascend Communications, Inc., a Delaware corporation ("Ascend"), and the undersigned director, executive officer, or affiliate of Whitetree, Inc., a California corporation ("Whitetree").

                                   RECITALS

  Concurrently with the execution of this Agreement, Ascend, Ascend Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of Ascent ("Sub"), and Whitetree have entered into an Agreement and Plan of Merger dated as of February 14, 1997 (the "Merger Agreement"), providing for the merger of Sub with and into Whitetree (the "Merger"), pursuant to which Whitetree will become a wholly-owned subsidiary of Ascend. The shareholder named on the signature page hereof (the "Shareholder") is the beneficial holder of record of the number and class of shares of the outstanding capital stock, of Whitetree ("Whitetree Capital Stock"), as is indicated on the final page of this Agreement (the "Shares"). In connection with the Merger, Ascend will acquire the Shareholder's entire equity interest in Whitetree and the Shareholder will receive in exchange an equity interest in Ascend. In consideration of and to induce the execution of the Merger Agreement by Ascend, the Shareholder agrees not to sell or otherwise dispose of any shares of Whitetree stock held by the Shareholder and to vote the Shares so as to facilitate consummation of the Merger as more fully described below.

  NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

  1. Agreement to Retain Shares. The Shareholder agrees not to transfer, pledge, sell, exchange or offer to transfer or sell or otherwise dispose of or encumber any of the Shares or to make any offer or agreement relative thereto at any time prior to the Expiration Date, as defined herein. The "Expiration Date" shall mean the earlier of (i) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the date on which the Merger Agreement shall be terminated pursuant to the Merger Agreement.

  2. Agreement to Vote Shares. At any meeting of the Whitetree shareholders called with respect to any of the following, and at any adjournment thereof, and on every action approval by written consent of the shareholders of Whitetree with respect to any of the following, the Shareholder shall vote the
Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter which could reasonably be expected to facilitate the Merger and
(ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement, against any merger, consolidation, share exchange, sale of securities or assets, reorganization, recapitalization or other business combination involving Whitetree and any other party (other than Ascend and its affiliates), against any liquidation, or winding up of Whitetree and against any other matter which would, or could reasonably be expected to, prohibit or discourage the Merger (each of the foregoing is referred to as an "Opposing Proposal"). The Shareholder, as the holder of voting stock of Whitetree shall be present in person or by proxy, at all meetings of shareholders of Whitetree so that all Shares are counted for the purposes of determining the presence of a quorum at such meetings. This Agreement is intended to bind the Shareholder only with respect to the specific matters set forth herein, and shall not prohibit the Shareholder from action in accordance with his fiduciary duties as an officer or director of Whitetree.

  3. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Shareholder agrees to deliver to Ascend a proxy in the form attached hereto as Annex A (the "Proxy"), which shall be irrevocable to the extent provided therein; provided that the Proxy shall be revoked upon termination of this Agreement in accordance with its terms.

  4. Additional Purchases. For purposes of this Agreement (including, without limitation, the recitals hereto), the term "Shares" shall include any shares of Whitetree capital stock which the Shareholder purchases or as to which the Shareholder otherwise acquires voting power after the execution of this Agreement and prior to the Expiration Date.

  5. Representations, Warranties and Covenants of the Shareholder. The Shareholder hereby represents, warrants and covenants to Ascend the following:

    (a) Ownership of Shares. Except as specifically described on Annex B to this Agreement (if any), the Shareholder (i) is the holder and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of stock of Whitetree other than the Shares and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement and the Proxy.

    (b) No Voting Trusts and Agreements. The Shareholder will not, and will not permit any entity under the Shareholder's control to, deposit any shares of Whitetree capital stock held by the Shareholder or such entity in a voting trust or subject any shares of Whitetree capital stock held by the Shareholder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements entered into with Ascend.

    (c) No Proxy Solicitations. The Shareholder will not, and will not permit any entity under the Shareholder's control to, (a) solicit proxies or become a participant in a "solicitation" (as such term is defined in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) initiate a shareholders' vote or action by consent of Whitetree shareholders or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Whitetree with respect to an Opposing Proposal.

  6. Representations, Warranties and Covenants of Ascend. Ascend represents, warrants and covenants to the Shareholder as follows:

    (a) Due Authorization. This Agreement has been authorized by all necessary corporate action on the part of Ascend and has been duly executed by a duly authorized officer of Ascend.

    (b) Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of Ascend. Neither the execution of this Agreement by Ascend nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Ascend is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Ascend.

  7. Additional Documents. The Shareholder and Ascend hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Ascend's legal counsel or the Shareholder, as the case may be, to carry out the intent of this Agreement.

  8. Consent and Waiver. The Shareholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Shareholder is a party or pursuant to any rights the Shareholder may have.

  9. Miscellaneous.

    (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

    (c) Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Ascend will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Ascend upon such violation, Ascend shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

    (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

      (i)if to Ascend, to

              Ascend Communications, Inc.
              One Ascend Plaza
              1701 Harbor Bay Parkway
              Alameda, CA 94502
              Attention: Mike Johnson
                   Controller & Chief Accounting Officer
              Facsimile No.: (510) 747-2638

              with a copy to:

              Gray Cary Ware & Freidenrich
              400 Hamilton Avenue
              Palo Alto, California 94301
              Attention: Rod J. Howard, Esq.
              Facsimile No.: (415) 327-3699

      (ii)if to Shareholder, to

              the address for notice set forth on the last page hereof

              with a copy to:

              Wilson Sonsini Goodrich & Rosati
              650 Page Mill Road
              Palo Alto, California 94304
              Attention: Thomas C. DeFilipps, Esq.
              Facsimile No.: (415) 496-4086

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

  (f) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California without giving effect to principles of conflicts of law.

  (g) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understanding between the parties with respect to such subject matter.

  (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

  (i) Effect of Headings. This section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

  (j) Termination. Notwithstanding anything else in this Agreement, this Agreement and the Proxy, and all obligations of the Shareholder under either of them, shall automatically terminate as of the Expiration Date.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                          ASCEND COMMUNICATIONS, INC.

                                          By: _____________________________

                                          Its: ____________________________

                                          SHAREHOLDER

                                          By: _____________________________

                                          Its: ____________________________

                                    ANNEX A

                               IRREVOCABLE PROXY

  The undersigned holder of shares of capital stock (the "Shareholder") of Whitetree, Inc., a California corporation ("Whitetree"), hereby irrevocably appoints and constitutes the members of the Board of Directors of Ascend Communications, Inc., a Delaware corporation ("Ascend"), and each of them (the "Proxyholders"), the agents and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Whitetree beneficially owned by the undersigned, which shares are listed below (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows:

  If within five business days after the commencement by Whitetree of the solicitation of shareholder written consents for the adoption and approval of the Merger Agreement (as such term is defined below), the Shareholder shall not have executed and delivered to Whitetree a duly and validly signed and dated consent adopting and approving the Merger Agreement, and upon written notice to Whitetree with a copy to Whitetree's counsel and prior to termination of this proxy, the agents and proxies named above are empowered to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Whitetree shareholders, and in every written consent in lieu of such a meeting, or otherwise,

  1. In favor of approval of the Merger (as defined in the Voting Agreement dated February 14, 1997 between the Shareholder and Ascend (the "Voting Agreement")) and that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of February 14, 1997 by and among Ascend, Ascend Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of Ascend ("Sub"), and Whitetree, and any matter that could reasonably be expected to facilitate the Merger, and

  2. Against (i) approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement, (ii) any merger, consolidation, sale of assets, reorganization or recapitalization with any other party, (iii) any liquidation, or winding up of Whitetree and (iv) any other matter which would, or could reasonably be expected to, prohibit or discourage the Merger.

The Proxyholders may not exercise this proxy on any other matter. The undersigned shareholder may vote the Shares on all such other matters.

  The proxy granted by the Shareholder to the Proxyholders hereby is granted as of the date of this Agreement in order to secure the obligations of the Shareholders set forth in Section 2 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in Whitetree to be purchased and sold pursuant the Merger Agreement. This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms.

  Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned shareholder authorizes the Proxyholders to file this proxy and any substitution with the Secretary of Whitetree and with any Inspector of Elections at any meeting of the shareholders of Whitetree.

                                     ADA-1

  This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

Dated:                       , 1997

                                 Signature of Shareholder: ____________________

                                 Print name of Shareholder: ___________________

                                 Shares beneficially owned:

                                 -------- shares of Whitetree Common Stock
                                 -------- shares of Whitetree Series A
                                 --------  Preferred Stock
                                          shares of Whitetree Series B
                                 --------  Preferred Stock
                                          shares of Whitetree Series C
                                 --------  Preferred Stock
                                          shares of Whitetree Series D
                                           Preferred Stock

                                     ADA-2

                                                                        ANNEX B

           [LETTERHEAD OF DEUTSCHE MORGAN GRENFELL TECHNOLOGY GROUP]

February 14, 1997

Board of Directors
Whitetree, Inc.
1371 Shorebird Way
Mountain View, CA 94043

Members of the Board:

  We understand that Ascend Communications, Inc. ("Ascend"), Whitetree, Inc. ("Whitetree"), and Whitetree Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Ascend, have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Whitetree. Pursuant to the Merger, Whitetree will become a wholly-owned subsidiary of Ascend and each issued and outstanding share of common stock of Whitetree (assuming the conversion of all outstanding Preferred Stock and Warrants of Whitetree into Whitetree Common Stock prior to the Effective Time of the Merger) (the "Whitetree Common Stock"), other than shares to which dissenters' rights have been perfected, shall be converted into the right to receive a fraction (the "Exchange Ratio") of a share of common stock of Ascend (the "Ascend Common Stock") pursuant to a certain formula set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of Whitetree Common Stock.

  For purposes of the opinion set forth herein, we have:

  i. analyzed certain internal financial statements and other financial and operating data concerning Whitetree prepared by the management of Whitetree;

  ii. analyzed certain financial projections relating to Whitetree prepared by the management of Whitetree;

  iii. discussed the past and current operations and financial condition and the prospects (including the projected funding requirements) of Whitetree with senior executives of Whitetree;

  iv. analyzed certain publicly available financial statements and other information of Ascend;

  v. analyzed certain financial projections relating to Ascend prepared by the management of Ascend;

  vi. discussed the past and current operations and financial condition and the prospects of Ascend with senior executives of Ascend;

  vii. analyzed the pro forma impact of the Merger on the earnings per share, consolidated capitalization and other financial ratios of Ascend;

  viii. reviewed the reported prices and trading activity for the Ascend Common Stock;

  ix. compared the financial performance of Ascend and the prices and trading activity of the Ascend Common Stock with that of certain other comparable publicly-traded companies and their securities;

  x. participated in discussions and negotiations among representatives of Whitetree and Ascend and their legal advisors;

  xi. contacted and participated in discussions with parties other than Ascend regarding a potential sale of or other business combination involving the Company;

  xii. reviewed the Merger Agreement; and

  xiii. performed such other analyses and considered such other factors as we have deemed appropriate.

  We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Ascend and Whitetree, respectively. We have been instructed by the Board of Directors of Whitetree to pursue only a sale of the Company. We are not making any judgment about and our opinion does not address the value or viability of the Company as a stand-alone, independent entity or the availability of funding to support the operations of the Company as a stand-alone, independent entity. We have not made any independent valuation or appraisal of the assets, liabilities or technology of Ascend or Whitetree, respectively, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of Whitetree in connection with this transaction and will receive a fee for our services. In the past, Deutsche Morgan Grenfell and its affiliates have provided financial advisory services for Ascend.

  It is understood that this letter is for the information of the Board of Directors of Whitetree only and may not be used for any other purpose without our prior written consent. In addition, we express no recommendation or opinion as to how the holders of Whitetree Common Stock should vote at the shareholders' meeting held in connection with the Merger.

  Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of Whitetree Common Stock.

                                          Very truly yours,

                                          DEUTSCHE MORGAN GRENFELL INC.

                                                   /s/ Ethan M. Topper
                                          By: _________________________________
                                                     Ethan M. Topper
                                                    Managing Director

                                               /s/ William J.B. Brady, III
                                          By: _________________________________
                                                 William J.B. Brady, III
                                                    Managing Director

                                                                        ANNEX C

                      CALIFORNIA GENERAL CORPORATION LAW

                                  CHAPTER 13

                              DISSENTERS' RIGHTS

(S) 1300 RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED

  a. If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation is a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

  b. As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  c. As used in this chapter, "dissenting shareholder" means the record holder of dissenting shares and includes a transferee of record.

(S) 1301 DEMAND FOR PURCHASE

  a. If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

  b. Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the cast of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  c. The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(S) 1302 ENDORSEMENT OF SHARES

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

(S) 1303 AGREED PRICE--TIME FOR PAYMENT

  a. If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  b. Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(S) 1304 DISSENTER'S ACTION TO ENFORCE PAYMENT

  a. If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  b. Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  c. On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(S) 1305 APPRAISER'S REPORT--PAYMENT--COSTS

  a. If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  b. If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  c. Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  d. Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  e. The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

(S) 1306 DISSENTING SHAREHOLDER'S STATUS AS CREDITOR

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(S) 1307 DIVIDENDS PAID AS CREDIT AGAINST PAYMENT

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(S) 1308 CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS

  Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(S) 1309 TERMINATION OF DISSENTING SHAREHOLDER STATUS

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    a. The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    b. The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    c. The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
  (i) of Section 1110 was mailed to the shareholder.

    d. The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

(S) 1310 SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(S) 1311 EXEMPT SHARES

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(S) 1312 ATTACKING VALIDITY OF REORGANIZATION OR MERGER

  a. No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof, but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  b. If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter, but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  c. If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the organization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more as to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                        ANNEX D

               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

                                WHITETREE, INC.

  The undersigned, Denise Savoie and Mario M. Rosati, hereby certify that:

  ONE: They are the duly elected Vice President and Secretary, respectively, of the corporation.

  TWO: The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

                                      I.

  The name of this corporation is Whitetree, Inc. (the "Corporation").

                                      II.

  The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     III.

  This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 31,100,000 shares. 20,000,000 shares shall be Common Stock with a par value of $0.001 per share and 11,100,000 shares shall be Preferred Stock with a par value of $0.001 per share, of which 5,500,000 shares of the Preferred Stock are designated Series A Convertible Participating Preferred Stock ("Series A Preferred"), 3,000,000 shares of the Preferred Stock are designated Series B Convertible Participating Preferred Stock ("Series B Preferred"), 1,600,000 shares of the Preferred Stock are designated Series C Convertible Participating Preferred Stock ("Series C Preferred") and 1,000,000 shares of the Preferred Stock are designated Series D Convertible Participating Preferred Stock ("Series D Preferred").

                                      IV.

  The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

A. PREFERRED STOCK

  Section 1. Dividends. The holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, non-cumulative dividends at the per annum rate of $.07, $.12, $.24 and $.54 per share, respectively, subject to declaration thereof by the Corporation's Board of Directors, together with dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and
Series D Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Preferred Stock could be converted pursuant to the provisions of Section 4 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend). No dividends may be paid on, nor may any other distribution be made upon, any shares of capital stock (other then the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) in any fiscal year in which the Corporation has not declared and paid the noncumulative dividend provided for in this Section 1 on the Preferred Stock.

  Section 2. Liquidation, Dissolution or Winding Up.

  (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each holder of outstanding shares of Preferred Stock and Common Stock shall be entitled to be paid out of the assets of the Company available for distribution to stockholders, whether such assets are capital, surplus, or earnings as follows: (i) First, the holders of the outstanding shares of Preferred Stock shall receive an amount in cash equal to $1.00 per share for each share of Series A Preferred Stock, $1.75 per share for each share of Series B Preferred Stock, $3.48 for each share of Series C Preferred Stock and $7.68 for each share of Series D Preferred Stock (adjusted appropriately for stock splits, stock dividends and the like) together with any declared but unpaid dividends to which the holders of outstanding shares of Preferred Stock are entitled pursuant to Section 1 hereof, before any payment shall be made to the holders of any class of Common Stock or of any other stock ranking on liquidation junior to the Preferred Stock; provided, however, that if, upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock and any other stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; and (ii) Second, the holders of the outstanding shares of Preferred Stock shall share ratably with the holders of the outstanding shares of Common Stock and any other capital stock of the Corporation in the distribution, in cash, of the assets of the Company remaining for distribution to stockholders, whether such assets are capital, surplus or earnings (the "Residual Assets") as if each share of Preferred Stock had been converted into the number of shares of Common Stock issuable upon the conversion of a share of Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Corporation; provided, however, that if the holders of the Preferred Stock would receive $3.00 or more per share if no distribution was made under clause
(i) and all of the assets of the Corporation were distributed pursuant to clause (ii) hereof, (taking into account the rights of holders of any other class or series of capital stock of the Company entitled to share in such distribution), then the holders of Preferred Stock shall not be entitled to any distribution under clause (i) and shall only be entitled to receive their ratable share of any distribution under clause (ii) above. Notwithstanding the foregoing, in the event that assets of the Corporation are distributed pursuant to the proviso in the immediately preceding sentence and the assets available for distribution to shareholders are less than $3.48 per share in the case of the Series C Preferred Stock and $7.68 per share in the case of the Series D Preferred Stock (treating each share of Preferred Stock as if converted into Common Stock, and adjusted appropriately for stock splits, stock dividends and the like), then the holders of Series C Preferred Stock and Series D Preferred Stock shall receive $3.48 and $7.68 (adjusted appropriately for stock splits, stock dividends and the like) for each share of Series C Preferred Stock and Series D Preferred Stock, as the case may be, and the remaining assets will be distributed in accordance with clause
(ii) above among the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock.

  (b) A consolidation or merger of the Corporation (except (i) into or with a wholly-owned subsidiary of the Corporation with requisite shareholder approval or (ii) a merger in which the beneficial owners of the Corporation's capital stock immediately prior to such transaction hold no less than fifty-one percent (51%) of the voting power in the resulting entity) or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2; provided, however, that each holder of the Preferred Stock shall have the right to elect the benefits of the provisions of Section 4(i) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.

  Section 3. Voting Power. Except as otherwise expressly provided herein or as required by law, the holder of each share of Preferred Stock shall be entitled to vote on all matters. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each share of Preferred Stock is then convertible. Except as otherwise expressly provided herein (including without limitation the provisions of Section 6 hereof) or as required by law, the holders of shares of the Preferred Stock and the Common Stock shall vote together as a single class on all matters.

  Section 4. Conversion. The holders of the Preferred Stock shall have the following conversion rights:

    (a) Voluntary Conversion. A holder of shares of Preferred Stock shall be entitled, at any time and from time to time after the date hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $1.00 per share of Common Stock for each share of Series A Preferred Stock, $1.75 per share of Common Stock for each share of Series B Preferred Stock, $3.48 per share of Common Stock for each share of Series C Preferred Stock, and $7.68 per share of Common Stock for each share of Series D Preferred Stock which prices shall be adjusted as hereinafter provided (and, as so adjusted, are each hereinafter sometimes referred to as the "Conversion Price"), with each share of Preferred Stock being valued for such purpose at $1.00 per share of Series A Preferred Stock, $1.75 per share of Series B Preferred Stock, $3.48 per share of Series C Preferred Stock and $7.68 per share of Series D Preferred Stock. If a holder of Preferred Stock elects to convert Preferred Stock at a time when there are any accrued and unpaid dividends or other amounts due on such shares, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion.

    (b) Automatic Conversion. Each share of Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible at the then effective Conversion Price
  (I) immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock of the Corporation to the public in which the proceeds received by the Corporation, net of underwriting discounts and commissions, equal or exceed $7,500,000 at a per share sale price to the public of at least $7.68 per share, as appropriately adjusted for stock dividends, stock splits and the like (a "Qualified Public Offering"), and (II) upon the vote of holders of two-thirds (2/3rds) of the then outstanding shares of Preferred Stock. If any Preferred Stock is automatically converted at a time when there are any declared and unpaid dividends or other amounts due on such shares, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion. Upon the automatic conversion of the Preferred Stock, the holders of such Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. Upon surrender of such certificates there shall be issued and delivered to such Holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, or the name of his designee, a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, together with cash in an amount equal to all dividends declared or accrued but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock converted, to and including the time of conversion.

    (c) Voluntary Conversion Procedures. Any holder of Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Preferred Stock by the Corporation, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Preferred Stock to be converted, (ii) the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Preferred Stock not to be so converted to be issued and (iii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of Preferred Stock which shall not have been converted.

    (d) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock upon a conversion of Preferred Stock into shares of Common Stock made at the option of the holder thereof pursuant to Section 4(a) hereof shall be effective as of the surrender of the certificate or certificates for the Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The issuance by the Corporation of shares of Common Stock upon a conversion of Preferred Stock into Common Stock pursuant to Section 4(b)(I) hereof shall not be deemed to be effective until immediately prior to the closing of the Qualified Public Offering. The issuance by the Corporation of shares of Common Stock upon a conversion of Preferred Stock into Common Stock pursuant to Section 4(b)(II) hereof shall be effective as of the surrender for conversion of a certificate or certificates for two thirds ( 2/3rds) of the then outstanding shares of Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

    (e) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

    (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Preferred Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Preferred Stock then outstanding provided that the shares of Common Stock so reserved shall not be reduced or affected in any manner whatsoever so long as any Preferred Stock are outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration, qualification or listing of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all Preferred Stock then outstanding and convertible into shares of Common Stock.

    (g) Adjustments to Conversion Price. The Conversion Price in effect from time to time shall be subject to adjustment as follows:

      (I) Stock Dividends Subdivisions and Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of the Common Stock, the Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 4(g)(I) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

      (II) Sale of Common Stock. In the event the Corporation shall at any time or from time to time while the Preferred Stock is outstanding issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding up to 1,858,009 shares of Common

    Stock issued to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Plan or upon the exercise of options issued pursuant to such Stock Plan (the "Excluded Shares")), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares, then, and thereafter successively upon each such issuance, sale or exchange, the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying the Conversion Price by a fraction:

        (A) the numerator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price (prior adjustment), and

        (B) the denominator of which shall be (i) the number of share of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of such additional shares of Common Stock so issued.

      (III) Sale of Options Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time while the Preferred Stock is outstanding, issue options, warrants or rights to subscribe for shares of Common Stock (other than any options for Excluded Shares granted to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Plan), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying the Conversion Price by a fraction:

        (A) the numerator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus
      (ii) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

        (B) the denominator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus
      (ii) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

      (IV) Expiration or Change in Price. If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect had such options or convertible securities provided for such changed consideration per share (determined as provided in Section 4(g)(III) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of the Conversion Price shall be made under this
    Section 4 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Conversion Price shall be disregarded if, as, and when the rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

    (h) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is herein defined), retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 as applied to such distributed securities.

    If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

    (i) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made as part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale with respect to the rights of the holders of the Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Article IV (including, without limitation, provisions for liquidation preference, voting power and adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock or securities delivered in respect of the Preferred Stock.

    Each holder of Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 4(i), shall have the option of electing treatment of his shares of Preferred Stock under either this Section 4(i) or Section 2(b) hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice shall be effective if given not later than fifteen (15) days after the date of the corporation's notice, pursuant to Section 8, with respect to such event.

    (j) Notices. In each case of an adjustment or readjustment of the Conversion Price, the Corporation will furnish each holder of Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

  Section 5. Redemption.

  (a) At the written election of any holder of Preferred Stock made not less than 30 days prior to each of September 30, 1998, 1999 and 2000, the Corporation shall call for redemption, and shall redeem from such holder not later than 30 days after whichever September shall be applicable, (i) on each of the first two such redemption dates, up to 33 1/3% of the shares of Preferred Stock held by such holder on September 30, 1998, and (ii) on the last such redemption date, up to the balance of Preferred Stock held by such holder, at a redemption price per share equal to $1.61, $1.77 and $1.95 for each share of Series A Preferred Stock; $2.60, $2.82 and $3.10 for each share of Series B Preferred Stock; $4.76, $5.17 and $5.61 for each share of Series C Preferred Stock; and $9.25, $10.36 and $11.60 for each share of Series D Preferred Stock, in the case of shares redeemed on September 30, 1998, 1999 and 2000, respectively (appropriately adjusted, in each case, to take account of any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Preferred Stock), plus an amount equal to all declared but unpaid dividends on each share of Preferred Stock to and including the time of redemption (the "Redemption Price").

  (b) If the Corporation does not have sufficient funds legally available to redeem all shares for which redemption is requested hereunder, then it shall redeem such shares on a pro-rata basis among the holders of the Preferred Stock in proportion to the shares of Preferred Stock then held by them to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. In the event that the Corporation fails to redeem shares for which redemption is requested pursuant to section 5(a), then during the period from the applicable redemption date through the date on which such shares are redeemed, the Redemption Price of such shares shall bear interest at a per annum rate of 12%; provided, however, no such interest shall be charged or accrue to the extent that redemption pursuant to this Section 5 is unlawful.

  Section 6. Restrictions and Limitations.

  (a) So long as any shares of the Preferred Stock remain outstanding, the Corporation shall not without the affirmative vote or written consent of the holders of majority in interest of the then outstanding shares of the Preferred Stock (adjusted appropriately for stock splits, stock dividends and the like):

    (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock of any class or any other capital stock of the Corporation (other than the Preferred Stock); provided, however, that this restriction shall not apply to the repurchase or redemption of shares of Common stock issued pursuant to stock repurchase agreements with the Corporation's employees under which the Corporation has the option to repurchase such Shares upon the occurrence of certain events, including the termination of employment and involuntary transfers by operation of law, so long as the repurchase price paid by the Corporation does not exceed the purchase price paid to the Corporation of such shares or the purchase is approved by unanimous vote of the Board of Directors of the Corporation;

    (ii) Authorize or issue or obligate itself to issue, any other equity security senior to or on a parity with the Preferred Stock as to liquidation preferences, redemptions, or dividend rights or with any special voting rights;

    (iii) Increase or decrease (other than by conversion as permitted hereby) the total number of authorized shares of Preferred Stock;

    (iv) Authorize any merger or consolidation of the Corporation with or into any other Corporation or entity (except into or with a wholly-owned subsidiary of the Corporation with the requisite shareholder approval), authorized the liquidation, dissolution or winding up of the Corporation, or authorize the sale of substantially all of the assets of the Corporation; or

    (v) Amend the Articles of Incorporation or By-Laws of the Corporation or take any other action or enter into any other agreements which could prohibit or conflict with the Corporation's obligations hereunder with respect to the holders of the Preferred Stock.

  Section 7. No Reissuance of Preferred Stock. No share or shares of the Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporation action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

  Section 8. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution,
(b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

  Section 9. Other Rights. Except as otherwise provided in these Articles of Incorporation, each share of Preferred Stock and each share of Common Stock shall be identical in all respects, shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

B. COMMON STOCK

  Section 1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

  Section 2. Voting Rights. Except as otherwise required by law or these Articles of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or these Articles of Incorporation, the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to the stockholders for a vote.

  Section 3. Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

  Section 4. Repurchase of Shares. In connection with repurchases by this Corporation of its Common Stock, pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

                                      V.

                             ELECTION OF DIRECTORS

  Notwithstanding anything else set forth herein:

  Section 1. Number of Directors. The authorized number of directors of the Corporation shall not be less than five (5) and not more than seven (7). The number of directors within these limits shall be fixed, and may be changed from time to time, by the board of directors or stockholders of the Corporation, in the manner provided in the Corporation's by-laws.

  Section 2. Election of Directors.

    (a) The holders of the Preferred Stock, voting as a separate class, shall be entitled to elect three (3) of the directors of the Corporation;

    (b) The holders of the Common Stock, voting as a separate class, shall be entitled to elect one (1) of the directors of the Corporation; and

    (c) The holders of the Preferred Stock and the Common Stock, voting together as a single class, shall be entitled to elect all other directors of the Corporation.

                                      VI.

  Section 1. Limitation of Directors' Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

  Section 2. Indemnification of Corporate Agents. This Corporation is authorized to indemnify its agents to the fullest extent permissible under California law. For purposes of this provision, the term "agent" has the meaning set forth in Section 317 of the California Corporations Code.

  Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.

  THREE: The foregoing amendment and restatement of the Articles of Incorporation has been approved by the Board of Directors.

  FOUR: The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment is 2,763,737 shares of Common Stock and 9,278,783 shares of Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock, voting as a separate class, and a majority of the Preferred Stock, voting as a separate class.

  We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed at Palo Alto, California on May 10, 1996.

                                                /s/ Denise Savoie
                                          -------------------------------
                                           Denise Savoie, Vice President

  We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed at Palo Alto, California on May 10, 1996.

                                                  /s/ Mario M. Rosati
                                          -------------------------------------
                                               Mario M. Rosati, Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION

  Denise Savoie and Thomas DeFilipps certify that:

  1. They are the Vice President and Secretary, respectively, of Whitetree, Inc., a California corporation (the "Corporation").

  2. Article IV.A. Section 4(g)(II) of the Amended and Restated Articles of Incorporation of the Corporation is amended to read as follows:

  "(II) Sale of Common Stock. In the event the Corporation shall at any time or from time to time while the Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding up to 2,858,009 shares of Common Stock issued to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Plan or upon the exercise of options issued pursuant to such Stock Plan (the "Excluded Shares")), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares, then, and thereafter successively upon each such issuance, sale or exchange, the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying the Conversion Price by a fraction;"

  and Article IV.A. Section 4(g)(II)(A) and (B) shall remain unchanged.

  3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors.

  4. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Common Stock of the Corporation is 2,901,505, and the total number of outstanding shares of the Preferred Stock of the Corporation is 10,275,587. The number of shares of the Common Stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. The number of shares of the Preferred Stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date: September 30, 1996

                                                    /s/ Denise Savoie
                                          -------------------------------------
                                              Denise Savoie, Vice President

                                                 /s/ Thomas C. DeFilipps
                                          -------------------------------------
                                             Thomas C. DeFilipps, Secretary

                                                                         ANNEX E



                                     BYLAWS

                                       OF

                                WHITETREE, INC.

                                   BYLAWS OF

                                WHITETREE, INC.

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
ARTICLE I--CORPORATE OFFICES........................................  E-1
  1.1  PRINCIPAL OFFICE.............................................  E-1
  1.2  OTHER OFFICES................................................  E-1
ARTICLE II--MEETINGS OF SHAREHOLDERS................................  E-1
  2.1  PLACE OF MEETINGS ...........................................  E-1
  2.2  ANNUAL MEETING...............................................  E-1
  2.3  SPECIAL MEETING..............................................  E-1
  2.4  NOTICE OF SHAREHOLDERS' MEETINGS.............................  E-2
  2.5  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.................  E-2
  2.6  QUORUM.......................................................  E-3
  2.7  ADJOURNED MEETING; NOTICE....................................  E-3
  2.8  VOTING.......................................................  E-3
  2.9  VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT............  E-4
  2.10 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING......  E-4
  2.11 RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS..  E-5
  2.12 PROXIES......................................................  E-5
  2.13 INSPECTORS OF ELECTION.......................................  E-5
ARTICLE III--DIRECTORS..............................................  E-6
  3.1  POWERS.......................................................  E-6
  3.2  NUMBER OF DIRECTORS..........................................  E-6
  3.3  ELECTION AND TERM OF OFFICE OF DIRECTORS.....................  E-6
  3.4  RESIGNATION AND VACANCIES....................................  E-7
  3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE.....................  E-7
  3.6  REGULAR MEETINGS.............................................  E-7
  3.7  SPECIAL MEETINGS; NOTICE.....................................  E-7
  3.8  QUORUM.......................................................  E-8
  3.9  WAIVER OF NOTICE.............................................  E-8
  3.10 ADJOURNMENT..................................................  E-8
  3.11 NOTICE OF ADJOURNMENT........................................  E-8
  3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING............  E-8
  3.13 FEES AND COMPENSATION OF DIRECTORS...........................  E-8
  3.14 APPROVAL OF LOANS TO OFFICERS................................  E-9
ARTICLE IV--COMMITTEES..............................................  E-9
  4.1  COMMITTEES OF DIRECTORS......................................  E-9
  4.2  MEETINGS AND ACTION OF COMMITTEES............................  E-9
ARTICLE V--OFFICERS................................................. E-10
  5.1  OFFICERS..................................................... E-10
  5.2  ELECTION OF OFFICERS......................................... E-10
  5.3  SUBORDINATE OFFICERS......................................... E-10
  5.4  REMOVAL AND RESIGNATION OF OFFICERS.......................... E-10
  5.5  VACANCIES IN OFFICES......................................... E-10
  5.6  CHAIRMAN OF THE BOARD........................................ E-10
  5.7  PRESIDENT.................................................... E-11

                                                                            PAGE
                                                                            ----
    5.8  VICE PRESIDENTS..................................................  E-11
    5.9  SECRETARY........................................................  E-11
    5.10 CHIEF FINANCIAL OFFICER..........................................  E-11
 ARTICLE VI--INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER
            AGENTS......................................................... E-12
    6.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS........................  E-12
    6.2  INDEMNIFICATION OF OTHERS........................................  E-12
    6.3  PAYMENT OF EXPENSES IN ADVANCE...................................  E-12
    6.4  INDEMNITY NOT EXCLUSIVE..........................................  E-12
    6.5  INSURANCE INDEMNIFICATION........................................  E-12
    6.6  CONFLICTS........................................................  E-13
 ARTICLE VII--RECORDS AND REPORTS.......................................... E-13
    7.1  MAINTENANCE AND INSPECTION OF SHARE REGISTER.....................  E-13
    7.2  MAINTENANCE AND INSPECTION OF BYLAWS.............................  E-13
    7.3  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS............  E-14
    7.4  INSPECTION BY DIRECTORS..........................................  E-14
    7.5  ANNUAL REPORT TO SHAREHOLDERS; WAIVER............................  E-14
    7.6  FINANCIAL STATEMENTS.............................................  E-14
    7.7  REPRESENTATION OF SHARES OF OTHER CORPORATIONS...................  E-15
 ARTICLE VIII--GENERAL MATTERS............................................. E-15
    8.1  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING............  E-15
    8.2  CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS........................  E-15
    8.3  CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED................  E-15
    8.4  CERTIFICATES FOR SHARES..........................................  E-15
    8.5  LOST CERTIFICATES................................................  E-16
    8.6  CONSTRUCTION; DEFINITIONS........................................  E-16
 ARTICLE IX--AMENDMENTS.................................................... E-16
    9.1  AMENDMENT BY SHAREHOLDERS........................................  E-16
    9.2  AMENDMENT BY DIRECTORS...........................................  E-16

                                    BYLAWS

                                      OF

                                WHITETREE, INC.

                                   ARTICLE I

                               CORPORATE OFFICES

  1.1 PRINCIPAL OFFICE

  The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside such state and the corporation has one or more business offices in such state, then the board of directors shall fix and designate a principal business office in the State of California.

  1.2 OTHER OFFICES

  The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

  2.1 PLACE OF MEETINGS

  Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

  2.2 ANNUAL MEETING

  The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of shareholders shall be held on the second Tuesday of May in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

  2.3 SPECIAL MEETING

  A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

  If a special meeting is called by any person or persons other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the

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

meeting may give the notice. Nothing contained in this paragraph of this
Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

  2.4 NOTICE OF SHAREHOLDERS' MEETINGS

  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of theses bylaws, thirty
(30)) nor more than-sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders (but subject to the provisions of the next paragraph of this Section 2.4 any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

  If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a director or indirect financial interest, pursuant to Section 310 of the Corporations Code of California (the "Code"), (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.

  2.5 MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE

  Written notice of any meeting of shareholders shall be given either (i) personally or (ii) by first-class mail or (iii) by third-class mail but only if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the code) on the record date for the shareholders' meeting, or (iv) by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

  If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

  An affidavit of the mailing or other means of giving any notice of any shareholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

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

  2.6 QUORUM

  The presence in person or by proxy of the holders of a majority of the share entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

  2.7 ADJOURNED MEETING NOTICE

  Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.6 of these bylaws.

  When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

  2.8 VOTING

  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership).

  The shareholders' vote may be by voice or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun.

  Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares which the shareholder is entitled to vote.

  If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or a vote by classes is required by the Code or by the articles of incorporation.

  At a shareholders' meeting at which directors are to be elected, a shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) if the candidates' names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled or (ii) by distributing the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative notes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

  2.9 VALIDATION OF MEETINGS: WAIVER OF NOTICE CONSENT

  The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

  Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

  2.10 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

  Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

  In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares of the class, classes or series of stock entitled to vote for the election of such director. However, a director may be elected at any time to fill any vacancy on the board of directors, provided that it was not created by removal of a director and that it has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares of the class, classes or series of stock entitled to vote for the election of such director.

  All such consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

  If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders has not been received, then the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given to those shareholders entitled to vote who have not consented in writing and shall be given in the manner specified in Section 2.5 of these bylaws. In the case of approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) indemnification of a corporate "agent," pursuant to
Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to
Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

  2.11 RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS

  For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

  If the board of directors does not so fix a record date:

    (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

    (b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

  The record date for any other purpose shall be as provided in Article VIII of these bylaws.

  2.12 PROXIES

  Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

  2.13 INSPECTORS OF ELECTION

  Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

  Such inspectors shall:

    (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

    (b) receive votes, ballots or consents;

    (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

    (d) count and tabulate all votes or consents;

    (e) determine when the polls shall close;

    (f) determine the result; and

    (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE III

                                   DIRECTORS

  3.1 POWERS

  Subject to the provisions of the Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

  3.2 NUMBER OF DIRECTORS

  The number of directors of the corporation shall be not less than four (4) nor more than seven (7). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this
Section 3.2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

  No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

  3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS

  Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Any or all of the directors may be removed without cause if the removal is approved by the holders of a majority of the outstanding shares entitled to vote with respect to such removal.

  3.4 RESIGNATION AND VACANCIES

  Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

  Vacancies in the board of directors may be filled by a majority of the remaining directors originally elected by the same series, class or classes of shares who could elect an individual to fill such vacancy on the Board of Directors, though less than a quorum, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled by only the vote of a majority of the outstanding shares entitled to vote thereon represented at a duly held meeting at which a quorum is present, or by unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

  A vacancy or vacancies in the board of directors shall be deemed to exist
(i) in the event of the death, resignation or removal of any director, (ii) if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

  The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

  3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

   Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

  3.6 REGULAR MEETINGS

  Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

  3.7 SPECIAL MEETINGS; NOTICE

  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

  Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director

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

who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

  3.8 QUORUM

  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of
Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment or committees), Section 317(e) of the Code (as to indemnification of directors), the articles of incorporation, and other applicable law.

  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

  3.9 WAIVER OF NOTICE

  Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

  3.10 ADJOURNMENT

  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

  3.11 NOTICE OF ADJOURNMENT

  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

  3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

  Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

  3.13 FEES AND COMPENSATION OF DIRECTORS

  Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be constructed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

  3.14 APPROVAL OF LOANS TO OFFICERS*

  The corporation may, upon the approval of the board of directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the board of directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (ii) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the Code) on the date of approval by the board of directors, and (iii) the approval of the board of directors is by a vote sufficient without counting the vote of any interested director or directors.

                                  ARTICLE IV

                                  COMMITTEES

  4.1 COMMITTEES OF DIRECTORS

  The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

    (a) the approval of any action which, under the Code, also requires shareholders' approval or approval of the outstanding shares;

    (b) the filling of vacancies on the board of directors or in any committee;

    (c) the fixing of compensation of the directors for serving on the board or any committee;

    (d) the amendment or repeal of these bylaws or the adoption of new bylaws;

    (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

    (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

    (g) the appointment of any other committees of the board of directors or the members of such committees.

In addition, a committee shall not have the authority of the board with respect to approval of loans to officers and indemnification of officers and directors.

  4.2 MEETINGS AND ACTION OF COMMITTEES

  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice),
Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section
3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings

--------
* This section is effective only if it has been approved by the shareholders in accordance with Section 315(b) and 152 of the Code.

of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                   OFFICERS

  5.1 OFFICERS

  The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 5.3 of these bylaws. Any number of offices may be held by the same person.

  5.2 ELECTION OF OFFICERS

  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

  5.3 SUBORDINATE OFFICERS

  The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

  5.4 REMOVAL AND RESIGNATION OF OFFICERS

  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

  Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

  5.5 VACANCIES IN OFFICES

  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

  5.6 CHAIRMAN OF THE BOARD

  The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

  5.7 PRESIDENT

  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

  5.8 VICE PRESIDENTS

  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

  5.9 SECRETARY

  The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

  The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

  The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

  5.10 CHIEF FINANCIAL OFFICER

  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

  The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

                                  ARTICLE VI

      INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

  6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article VI, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

  6.2 INDEMNIFICATION OF OTHERS

  The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article VI, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

  6.3 PAYMENT OF EXPENSES IN ADVANCE

  Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

  6.4 INDEMNITY NOT EXCLUSIVE

  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

  6.5 INSURANCE INDEMNIFICATION

  The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

  6.6 CONFLICTS

  No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

    (1) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

    (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                                  ARTICLE VII

                              RECORDS AND REPORTS

  7.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER

  The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

  A shareholder or shareholders of the corporation who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors, may (i) inspect and copy the records of shareholders' names, addresses, and shareholdings during usual business hours on five (5) days' prior written demand on the corporation, (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholders, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

  The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate.

  Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

  7.2 MAINTENANCE AND INSPECTION OF BYLAWS

  The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California the original or a copy of these bylaws as amended to date, which bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these bylaws as amended to date.

  7.3 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

  The accounting books and records and the minutes of proceedings of the shareholders, of the board of directors, and of any committee or committees of the board of directors shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

  The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

  7.4 INSPECTION BY DIRECTORS

  Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

  7.5 ANNUAL REPORT TO SHAREHOLDERS; WAIVER

  The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these bylaws for giving notice to shareholders of the corporation.

  The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement, (iii) a statement of changes in financial position for the fiscal year, and (iv) any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

  The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

  7.6 FINANCIAL STATEMENTS

  If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

  If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the corporation as of the end of that period, then the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

  The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or by the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

  7.7 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

  The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                 ARTICLE VIII

                                GENERAL MATTERS

  8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

  For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code.

  If the board of directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

  8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

  From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

  8.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED

  The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

  8.4 CERTIFICATES FOR SHARES

  A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

  8.5 LOST CERTIFICATES

  Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the; corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

  8.6 CONSTRUCTION; DEFINITIONS

  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                  ARTICLE IX

                                  AMENDMENTS

  9.1 AMENDMENT BY SHAREHOLDERS

  New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, then the authorized number of directors may be changed only by an amendment of the articles of incorporation. Any amendment of these Bylaws that affects a particular class or series of stock in a manner different from its impact on other classes or series shall require the approval of the holders of a majority of the outstanding shares of the affected class or series.

  9.2 AMENDMENT BY DIRECTORS

  Subject to the rights of the shareholders as provided in Section 9.1 of these bylaws, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the board of directors. Any amendment of these Bylaws that affects the manner in which directors are elected or removed, or vacancies in the board of directors are filled, must be approved by the shareholders.